As filed with the Securities and Exchange Commission on January 31, 2025
File No. 000-56711
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934
Stonepeak-Plus Infrastructure Fund LP
(Exact name of registrant as specified in charter)

Delaware	33-1582934
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

55 Hudson Yards 550 W 34th Street, 48th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 907-5100
(Registrant’s telephone number, including area code)

with copies to:

Jonathan Karen Deborah Gruen Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017	Rajib Chanda Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001	Kenneth E. Burdon Simpson Thacher & Bartlett LLP 855 Boylston Street, 9th Floor Boston, MA 02116

Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Class A-1a Limited Partnership Units
Class A-1b Limited Partnership Units
Class A-1c Limited Partnership Units
Class D-1 Limited Partnership Units
Class D-2 Limited Partnership Units
Class F-1 Limited Partnership Units
Class F-2 Limited Partnership Units
Class F-3 Limited Partnership Units
Class F-4 Limited Partnership Units
Class I-1 Limited Partnership Units
Class I-2 Limited Partnership Units
Class S-1 Limited Partnership Units
Class S-2 Limited Partnership Units
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

i

EXPLANATORY NOTE
Stonepeak-Plus Infrastructure Fund LP is filing this registration statement on Form 10 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.
In this Registration Statement, except where the context suggests otherwise:
•
the term “Aggregators” refers to Stonepeak-Plus Infrastructure Fund Aggregator I LP and Stonepeak-Plus Infrastructure Fund Aggregator II LP, each a Delaware limited partnership, the Master Aggregator (as defined below), and any other vehicle(s) used to aggregate the holdings of the Fund and any Parallel Funds;

•	the term “Feeder Fund” refers to Stonepeak-Plus Infrastructure Fund (TE) LP, a Delaware limited partnership;
•	the terms “Fund,” “we,” “us,” and “our” refer to Stonepeak-Plus Infrastructure Fund LP, a Delaware limited partnership;
•	the term “General Partner” refers to Stonepeak-Plus Infrastructure Fund Associates LP, a Delaware limited partnership, our general partner;
•
the term “Intermediate Entities” refers to one or more entities through which the General Partner or any of its affiliates may, in its sole discretion, cause the Fund and any Parallel Funds to hold certain investments, including (a) entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction (each, a “Corporation”), (b) one or more limited liability companies, limited partnerships or other similar entities (each, a “Lower Fund”), and (c) the Aggregators;

•	the term “Investment Advisor” refers to Stonepeak-Plus Infrastructure Fund Advisors LLC, a Delaware limited liability company our investment advisor;
•
the term “Lux Fund” refers to Stonepeak-Plus Infrastructure Fund S.A. SICAV – UCI Part II, a Luxembourg multi-compartment investment company with variable capital, available to investors primarily domiciled in countries of the European Economic Area, the United Kingdom, Switzerland, Asia and certain other jurisdictions, together with its master fund, feeder funds, parallel funds and other related entities;

•
the term “Master Aggregator” refers to Stonepeak-Plus Infrastructure Fund Master Aggregator LP, a Cayman Islands exempted limited partnership used to aggregate the holdings of the Fund and any Parallel Funds and through which the Fund expects to invest all or substantially all of its assets, and any successor vehicle thereto;

•
the term “net asset value” or “NAV” refers to, as the context requires, transactional NAV (i.e., the price at which transactions in the Fund’s Units are made) determined in accordance with the valuation policies of the Fund, as updated from time to time;

•
the term “Other Stonepeak Accounts” refers to, as the context requires, individually and collectively, any of the following: other investment funds, vehicles, separate accounts and / or other similar arrangements managed, advised or operated by the General Partner, the Investment Advisor and / or any of their respective Affiliates (as defined below) (including, for the avoidance of doubt, the Lux Fund) (other than SP+ INFRA (as defined below) and its alternative vehicles), and any successors thereto, in each case including any parallel funds, feeder funds, alternative vehicles, co-investment vehicles, additional capital vehicles and other similar vehicles relating thereto and any vehicles established by the General Partner, the Investment Advisor and / or any of their respective Affiliates to exercise their side-by-side or other general partner investment rights as set forth in their respective governing documents;

•
the term “Parallel Funds” refers to one or more parallel vehicles established by, or at the direction of, the General Partner or any Affiliate thereof to invest alongside the Fund in the Master Aggregator or any other Intermediate Entity;

•	the term “SP+ INFRA” refers to the Fund, together with any Parallel Funds, any Feeder Funds, the Aggregators, the Lower Funds and any other Intermediate Entities, collectively;

•	the term “Stonepeak” refers collectively to Stonepeak Partners LP and its subsidiaries and affiliated entities; and
•
the term “Unitholders” refers to holders of our limited partnership units (the “Units”). There are fourteen classes of Units available to Fund investors: Class A-1a (“Class A-1a” or the “Class A-1a Units”), Class A-1b (“Class A-1b” or the “Class A-1b Units”), Class A-1c (“Class A-1c” or the “Class A-1c Units”), Class D-1 (“Class D-1” or the “Class D-1 Units”), Class D-2 (“Class D-2” or the “Class D-2 Units”), Class F-1 (“Class F-1” or the “Class F-1 Units”), Class F-2 (“Class F-2” or the “Class F-2 Units”), Class F-3 (“Class F-3” or the “Class F-3 Units”), Class F-4 (“Class F-4” or the “Class F-4 Units”), Class I-1 (“Class I-1” or the “Class I-1 Units”), Class I-2 (“Class I-2” or the “Class I-2 Units”), Class S-1 (“Class S-1” or the “Class S-1 Units”), Class S-2 (“Class S-2” or the “Class S-2 Units”), and Class X (“Class X” or the “Class X Units”) (each a “Class”).

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).
This Registration Statement does not constitute an offer of SP+ INFRA or any other Stonepeak fund. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, directors, executive officers, and principal unitholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

FORWARD-LOOKING STATEMENTS; RISK FACTOR SUMMARY
This Registration Statement may contain forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “will,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Potential investors should not rely on these statements as if they were fact. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
References herein to “expertise” or any party being an “expert” are based solely on the belief of Stonepeak, are intended only to indicate proficiency as compared to an average person and in no way limit any exculpation provisions or alter any standard of care applicable to Stonepeak. Additionally, any awards, honors, or other references or rankings referred to herein with respect to Stonepeak and / or any investment professional are provided solely for informational purposes and are not intended to be, nor should they be construed or relied upon as, any indication of future performance or other future activity. Any such awards, honors, or other references or rankings may have been based on subjective criteria and may have been based on a limited universe of participants, and there are other awards, honors, or other references or rankings given to others and not received by Stonepeak and/or any investment professional of Stonepeak.
Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. A summary of the principal risk factors that make investing in our securities risky and might cause our actual results to differ is set forth below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Item 1A. Risk Factors” in this Registration Statement.
•
Although the investment professionals of Stonepeak have extensive investment experience generally, including extensive experience operating and investing for the Stonepeak Platform (as defined below), as of the date of this Registration Statement, SP+ INFRA has not commenced operations and has no operating history. Stonepeak cannot provide assurance that it will be able to successfully implement SP+ INFRA’s investment strategy, or that Investments (as defined below) made by SP+ INFRA will generate expected returns.

•	The Fund is a “blind pool” fund and thus you will not have the opportunity to evaluate our future investments before we make them.
•
We do not intend to list our Units on any securities exchange, and we do not expect a secondary market in our Units to develop. In addition, there are limits on the ownership and transferability of our Units. Further, the valuation of SP+ INFRA’s investments will be difficult, may be based on imperfect information and is subject to inherent uncertainties, and the resulting values may differ from values that would have been determined had a ready market existed for such investments, from values placed on such investments by other investors and from prices at which such investments may ultimately be sold.

•
We will implement a Unit repurchase agreement (the “Repurchase Program”), but there is no guarantee we will be able to make such repurchases. Furthermore, if we do make such repurchases, only a limited number of Units will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions. This means that SP+ INFRA will be more illiquid than other investment products or portfolios.

•	An investment in our Units is not suitable for you if you need ready access to the money you invest.
•
The purchase and repurchase price for our Units will be based on our NAV and are not based on any public trading market. While there will be independent valuations of our Direct Investments (as defined below) from time to time, the valuation of private equity investments is inherently subjective and our NAV may not accurately reflect the actual price at which our Investments could be liquidated on any given day.

•
The acquisition of Investments may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.

•
The private equity industry generally, and SP+ INFRA’s investment activities in particular, are affected by general economic and market conditions, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in tax, currency control and other applicable laws and regulations, trade barriers, technological developments and national and international political, environmental and socioeconomic circumstances. Identifying, closing and realizing attractive private equity investments that fall within SP+ INFRA’s investment mandate is highly competitive and involves a high degree of uncertainty.

•
SP+ INFRA’s Investments will focus on the infrastructure and real asset industries and may be concentrated at any time in a limited number of geographies or investments, and, as a consequence, may be more substantially affected by the unfavorable performance of even a single Investment as compared to a more diversified portfolio. In any event, diversification is not a guarantee of either a return or protection against loss in declining markets. There is no assurance that SP+ INFRA will perform well or even return capital; if certain investments perform unfavorably, SP+ INFRA would need at least one or a few of its investments to perform very well in order to achieve above-average returns. There is no assurance that this will be the case.

Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described herein in “Item 1A. Risk Factors” in this Registration Statement, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement and in our other periodic filings. The forward-looking statements speak only as of the date of this Registration Statement, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

ITEM 1.	BUSINESS
(a)	General Development of Business
Stonepeak-Plus Infrastructure Fund LP forms a part of SP+ INFRA, an investment program designed to offer eligible individuals access to Stonepeak’s infrastructure platform (the “Stonepeak Platform”). Our general partner, Stonepeak-Plus Infrastructure Fund Associates LP, a Delaware limited partnership, (previously defined as the “General Partner”) and our investment adviser, Stonepeak-Plus Infrastructure Fund Advisors LLC, a Delaware limited liability company (previously defined as the “Investment Advisor”), are Affiliates of Stonepeak. As used herein, “Affiliate” means, with respect to a person, any other person that either directly or indirectly controls, is controlled by or is under common control with the first person.
We expect to conduct a continuous private offering (the “Private Offering”) of our Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and rules thereunder). SP+ INFRA is structured as a perpetual-life strategy, with monthly, fully funded subscriptions and periodic repurchase offers, which we believe enables investors to better manage exposure to private markets asset classes, such as infrastructure and real assets.
(b)	[Reserved]
(c)	Description of Business
The Fund — Stonepeak-Plus Infrastructure Fund LP
The Fund, a limited partnership, was formed on April 29, 2024 under the laws of the State of Delaware. We are a private fund exempt from registration under Section 3(c)(7) of the 1940 Act. As of the date of this Registration Statement, we have not yet commenced investment operations and activities and, as a result, we currently do not hold any interests in any Investments (as defined below) and have not generated any revenues. See “Item 2. Financial Information —Management’s Discussion and Analysis of Financial Condition and Results of Operations” below for information. See also “—Investment Process Overview” below for information regarding the Fund’s process for identifying, evaluating and monitoring investments.
Our investment objective is to deliver strong total returns, with a focus on capital appreciation and, to a lesser extent, generate current income. There can be no assurance that SP+ INFRA will achieve its investment objective or that SP+ INFRA’s investment strategies will be successful. We will seek to achieve this investment objective by providing access to the talent and investment capabilities of the Stonepeak Platform to create an attractive portfolio of diversified alternative infrastructure and infrastructure-related investments primarily in, or alongside, the Other Stonepeak Accounts and Stonepeak.
Overview of Stonepeak and the Stonepeak Platform
Stonepeak specializes in infrastructure and real assets, investing capital on behalf of investors, including public and private pension funds, insurance companies, endowments and other large institutions from around the world looking to grow these critical assets to create value for all stakeholders.
Stonepeak invests in the infrastructure that underpins our daily lives and delivers enduring social utility – the physical assets that power homes, connect communities to the internet, feed families, enable travel, and deliver goods. It works closely with management teams, bringing growth capital, operational expertise, and technology, and innovation to portfolio companies with the aim of building better businesses and creating value for stakeholders.
Stonepeak operates globally with offices in New York, Houston, London, Hong Kong, Seoul, Singapore, Sydney, Tokyo and Abu Dhabi and has over 250 employees, including over 120 dedicated investment professionals.
As of September 30, 2024, Stonepeak had approximately $72.0 billion of assets under management.
Investment Strategies
SP+ INFRA will seek to achieve its investment objective by providing access to the talent and investment capabilities of the Stonepeak Platform to create an attractive portfolio of diversified alternative infrastructure and infrastructure-related investments primarily in, or alongside, Other Stonepeak Accounts and Stonepeak.

In managing SP+ INFRA, Stonepeak intends to remain a disciplined, value-oriented investor engaged in building portfolio companies by supporting management teams and business plans, improving operations, providing access to the Stonepeak ecosystem, and evaluating and participating in follow-on investments to support growth.
SP+ INFRA may access the Stonepeak Platform in a variety of ways, including through:
•
Direct Investments: Investments in companies and other projects, businesses and assets, directly or through one or more Intermediate Entities alongside Other Stonepeak Accounts. Direct Investments may include, without limitation, private and public investments in equity instruments, preferred equity instruments, convertible debt or equity derivative instruments, warrants, options, “PIK” (paid-in-kind) notes, mezzanine debt, senior debt and “PIPE” (private investments in public equity) transactions;

•	Secondary Investments: Secondary market purchases of existing investments in established funds, vehicles and accounts managed by Stonepeak or third-party managers; and
•
Primary Commitments: Capital commitments to investment funds managed by Stonepeak or third-party managers, as well as any capital commitments to general partner, investment advisor or other similar managing entities of Stonepeak or third-party managers.

To a lesser extent, SP+ INFRA will also invest in debt and other securities, including but not limited to loans, debt securities, public equities, interests in collateralized debt obligation and loan obligation vehicles, derivatives, money market instruments, cash and cash equivalents (“Debt and Other Securities”). Debt and Other Securities are generally expected to be liquid, and may be used to generate income, facilitate capital deployment and provide a potential source of liquidity. For the avoidance of doubt, the foregoing may include securities or loans of portfolio companies of Other Stonepeak Accounts and Stonepeak.
Each investment in Direct Investments, Secondary Investments, Primary Commitments and Debt and Other Securities is referred to as an “Investment.” SP+ INFRA may make Investments through special purpose vehicles, operating companies or platforms, joint ventures, other investment vehicles and listed companies.
SP+ INFRA will generally seek to invest and / or make capital commitments of 80% to 85% of its NAV (plus the amount of any borrowings for investment purposes) in Direct Investments, Secondary Investments and Primary Commitments, and 15% to 20% of its NAV in Debt and Other Securities.
SP+ INFRA’s Investments may vary materially from these indicative allocation ranges, including due to factors such as a large inflow of capital over a short period of time, Stonepeak’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to applicable law. Certain Investments could be characterized by the Investment Advisor, in its discretion, as Direct Investments, Secondary Investments, Primary Commitments or Debt and Other Securities depending on the terms and characteristics of such Investments.
SP+ INFRA may make Investments by investing in or alongside Other Stonepeak Accounts and Stonepeak, subject to the terms and conditions of such Other Stonepeak Account’s and Stonepeak’s governing documents. In rare instances, SP+ INFRA may acquire majority-owned interests and / or controlling interests, either through voting rights or management rights, in certain of its Direct Investments.
SP+ INFRA also intends to invest in a third-party private fund that in turn owns a minority interest in Stonepeak Partners Holdings LP, which invests directly into the firm, and Stonepeak GP Investors Holdings LP and its alternative investment vehicles, which invest directly into the general partner and other similar managing entities of multiple Other Stonepeak Accounts.
The Fund may utilize leverage, incur indebtedness and provide other credit support for any purpose, including to fund all or a portion of the capital necessary for an investment and leverage may be used more heavily in certain investment strategies, particularly during the ramp-up period. The Fund does not intend to incur indebtedness that would cause the Leverage Ratio (as defined below) to be in excess of 30% (the “Leverage Limit”); provided, that no remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an investment). The Leverage Limit may be exceeded on a temporary basis or to refinance existing borrowings.

SP+ INFRA Fund Program
The Fund, the Feeder Fund, the Aggregators, the Lower Funds and any Parallel Funds together form SP+ INFRA, a private equity investment program as a whole. Although the Fund will generally invest and divest alongside the Lux Fund through the Aggregators and other Intermediate Entities, the Lux Fund will not be considered a Parallel Fund. The Fund and the Lux Fund together form the “Fund Program.” See “Item 1A. Risk Factors—Potential Conflicts of Interest—The Lux Fund” below.
The Investment Advisor and the General Partner
The Fund expects to enter into the investment advisory agreement (the “Investment Advisory Agreement”) with Stonepeak-Plus Infrastructure Fund Advisors LLC (previously defined as the “Investment Advisor”), and a limited partnership agreement, as may be amended and restated from time to time (the “Fund LPA”), with Stonepeak-Plus Infrastructure Fund Associates LP (previously defined as the “General Partner”), pursuant to which the General Partner will manage the Fund on a day-to-day basis.
Overall responsibility for SP+ INFRA’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors with respect to our periodic reports under the Exchange Act and certain conflicts of interest. See “—The Board of Directors” and “—Fund LPA” below for further information.
The General Partner will delegate the portfolio management function regarding the Fund to the Investment Advisor. The Investment Advisor will have discretion to make Investments on behalf of the Fund.
The Investment Advisor is a Delaware limited liability company with its business address at 550 W 34th Street, 48th Floor, New York, NY 10001, United States of America. Stonepeak Partners LP is registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”). The Investment Advisor is an Affiliate of Stonepeak Partners LP and is a registered investment adviser with the SEC as a relying adviser of Stonepeak Partners LP, and the General Partner will be subject to the Advisers Act. The Investment Advisor will be responsible for initiating, structuring, and negotiating the Fund’s Investments. In addition, the Investment Advisor will actively manage each Investment to seek to maximize the value of each Investment.
Each of the Investment Advisor and General Partner is an Affiliate of Stonepeak and, as such, the Investment Advisor and General Partner have access to the broader resources of Stonepeak, subject to Stonepeak’s policies and procedures regarding the management of conflicts of interest.

SP+ INFRA Structure
The following chart shows SP+ INFRA’s current ownership structure as well as its relationship with Stonepeak.

Non-US Investors & Non-Electing US Tax-Exempt
Stonepeak-Plus Infrastructure Fund Advisors LLC (*Delaware*)
Stonepeak-Plus Infrastructure Fund Associates LP (*Delaware*)
Stonepeak-Plus Infrastructure Fund (TE) LP (the "Feeder Fund") (*Delaware*)
GP
US Taxable & Electing US Tax-Exempt Investors
Non-US Blocker
Investment Advisory Agreement
Stonepeak-Plus Infrastructure Fund LP (the "Fund") (*Delaware*)
GP
Stonepeak-Plus Infrastructure Fund S.A. SICAV - UCI Part II (the "Lux Fund") (*Luxembourg*)
Investments
Legend
Investors
Fund Entities
Lux Fund
GP and Investment Advisor
Blocker
Investments
Indirectly through aggregators, blockers and other intermediate entities
Agreement

Market Opportunity
Stonepeak believes the market opportunity for private investments presents a compelling opportunity for investors looking to maximize their investment reach and exposure. Specifically, Stonepeak believes that the global infrastructure market represents a unique combination of mission critical real assets exposure, inflation protection, and resiliency through economic cycles. Furthermore, the specific target sectors (transport & logistics, communications, energy/energy transition and, to a lesser extent, social infrastructure) are, in Stonepeak’s view, expected to each benefit from long-term tailwinds that will require significant new and refurbishment capital over the coming decades.
a.
transportation and logistics including roads and related infrastructure, port terminals, urban mass transport, on and off-street parking, operations (including fixed base operations), logistics facilities, pooled asset logistics operations, cold storage facilities and cold chain logistics operations;

b.	communications and digital infrastructure including data centers, fiber networks, consumer and / or commercial broadband telecommunication assets, and wireless communications infrastructure;
c.
energy and energy-transition infrastructure including oil and / or natural gas storage, transportation, or logistics assets, liquefied natural gas storage, transportation or liquefaction or regasification facilities, hydrogen or sustainable fuel production, transportation, or storage, power generation or energy storage assets, smart grids or energy meters, carbon capture and storage, waste to energy or waste disposal, etc.; and

d.	social infrastructure including health care and education infrastructure assets and businesses.
The Board of Directors
Overall responsibility for SP+ INFRA’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors (the “Board of Directors” or “Board”). The Board is responsible for overseeing management in the preparation of our periodic reports under the Exchange Act and in overseeing certain conflicts of interest related to Stonepeak in accordance with the provisions of the Fund LPA and any policies of the General Partner. The Board currently consists of four members, two of whom are independent of the General Partner (each an “Independent Director”), as determined by the General Partner consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or any other policy as determined by General Partner. The Independent Directors shall be unaffiliated with the General Partner, the Investment Advisor, or any of their Affiliates. The General Partner may appoint directors to the Board from time to time.
The General Partner shall have the authority to appoint directors, including one or more Independent Directors; provided, that the appointment of new Independent Directors as a result of a vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors. Commencing ninety (90) calendar days following the date on which the Fund accepts third-party investors and begins investment operations (the “Initial Closing Date”), at least one half of the Board of Directors will consist of Independent Directors. Subject to the foregoing, the General Partner shall have the right to change or replace any Independent Director for cause (as defined in the Fund LPA) and any Director other than an Independent Director with or without cause.
The Fund has an Audit Committee, which will be comprised solely of Independent Directors. The Audit Committee is responsible for selecting the Fund’s auditor and approving the Fund’s financial statements, among other matters.
Unitholders are not entitled to nominate or vote in the election of the Fund’s directors. Further, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act. See “Item 5. Directors and Executive Officers—Biographical Information” for further information regarding the members of the Board and “Item 11. Description of Registrant’s Securities to be Registered” for further information regarding the rights of Unitholders.
Although the Fund and the Lux Fund have highly overlapping portfolios, the Lux Fund will have its own Board of Directors (the “Lux Board of Directors” or the “Lux Board”), which is responsible for conducting the overall management and business affairs of the Lux Fund in accordance with the articles of association of the Lux Fund, as amended, restated or otherwise modified from time to time. The Lux Board will initially comprise Steve Mlynar, Adrienne Saunders, John Alldis and Ross Thomson. Stonepeak-Plus Infrastructure Fund Advisors LLC will act as the portfolio manager of the Lux Fund (the “Portfolio Manager”). The Lux Board will be consulted upon the occurrence of a conflict of interest that has been brought to the attention of the Portfolio Manager, as applicable, and that constitutes in the Portfolio Manager’s good faith judgement, an actual and material conflict of interest. The Lux Board will be empowered to provide advice or to waive or consent in respect of any such conflict and in certain scenarios will follow the determination of the Fund’s Board See “Item 1A. Risk Factors—The Lux Fund.”
Investment Advisory Agreement
The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement attached as an exhibit to this Registration Statement.
The Investment Advisor will provide investment advisory services to us pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, the Investment Advisor is responsible for the following:
•	originating and recommending investment opportunities, consistent with the investment objective and strategy of the Fund;
•	monitoring and evaluating our Investments;
•
analyzing and investigating potential portfolio companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including Primary and Secondary Investments in funds;

•	analyzing and investigating potential dispositions of Investments, including identification of potential acquirers and evaluations of offers made by such potential acquirers;
•	structuring of acquisitions of Investments;

•	identifying bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;
•	supervising the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;
•	monitoring the performance of portfolio companies and, where appropriate, providing advice to the management of the portfolio companies at the policy level during the life of an Investment;
•	arranging and coordinating the services of other professionals and consultants, including Stonepeak; and
•
providing us with such other services as the General Partner may, from time to time, appoint the Investment Advisor to be responsible for and perform, consistent with the terms of the Investment Advisory Agreement.

The Investment Advisor’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the management, policies and operations of the Fund shall be the ultimate responsibility of the General Partner acting pursuant to and in accordance with the Fund LPA. See “—Fund LPA” below for further information.
Compensation of the Investment Advisor and the General Partner
Management Fee
In consideration for its investment management services, the Investment Advisor will be entitled to receive a management fee (the “Management Fee”) with respect to each Class payable by the Fund (directly or indirectly through an Intermediate Entity) equal to the product of (x) the Applicable Management Fee Percentage (as specified in the table below) with respect to such Class and (y) SP+ INFRA’s aggregate NAV attributable to such Class, payable monthly, before giving effect to any accruals for the Management Fee, the Servicing Fee (as defined below), the Performance Participation Allocation (as defined below), Unit repurchases (and pending repurchases), any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity (including corporations) through which SP+ INFRA indirectly invests in an Investment (or any comparable entities of Other Stonepeak Accounts in which SP+ INFRA directly or indirectly participates) or taxes paid by any such entity during the applicable month. The Fund, the Feeder Fund and any Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee with respect to each class of Units based on its proportional interest in the Master Aggregator or other relevant Intermediate Entity(ies) with respect to such class.

Class	Applicable Management Fee Percentage
Class A-1a	0.875% per annum
Class A-1b	0.875% per annum
Class A-1c	0.875% per annum
Class D-1	1.0% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class D-2	1.25% per annum
Class S-1	1.0% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class S-2	1.25% per annum
Class I-1	1.0% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class I-2	1.25% per annum
Class F-1	0.875% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class F-2	0.75% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class F-3	0.625% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class F-4	0.875% per annum
Class X	0.0% per annum

The Investment Advisor may elect to receive the Management Fee in cash, Units and / or shares, interests or units of Intermediate Entities. If the Management Fee is paid in Units, such Units may be repurchased by the Fund at NAV at the Investment Advisor’s request and will not be subject to the volume limitations of the Repurchase Program (as defined below) or the Early Repurchase Deduction (as defined below) of the Repurchase Program.
Each Management Fee payment will, as determined in the General Partner’s sole discretion, either (i) result in a reduction of NAV of the applicable Class of Units to which such payment relates or (ii) result in a reduction in Units held by Unitholders of the applicable Class and the Fund will make a payment in the form of cash or Units of an equivalent amount to the Investment Advisor, which, in the case of a cash payment, may be invested or reinvested, as applicable, by the Investment Advisor in whole or in part in Units and/or shares, interests or units of Intermediate Entities.
Class X Units are not subject to the Management Fee.
The Management Fee payable by the Fund with respect to each Class of Units shall be reduced by an amount (the “Reduction Amount”) equal to 100% of the Fund’s pro rata share of Other Fees (as defined below) allocable to the Units in such Class (net of reasonable out-of-pocket expenses incurred by the Investment Advisor or its Affiliates (and not otherwise reimbursed) during the immediately preceding monthly period in connection with the transaction out of which such fees arose (but shall not be net of all other direct or administrative costs allocable to such fees), it being understood that the Investment Advisor or its Affiliates may seek to have all such reasonable out-of-pocket expenses and costs reimbursed or paid by the company in respect of which such expenses and costs are generated (which shall not be considered a fee for purposes of calculating the Reduction Amount)). In the event the Investment Advisor and its Affiliates have paid any Broken Deal Expenses (as defined below) allocable to Units in a relevant Class in lieu of having them paid by the Fund, then the Reduction Amount with respect to such Class for such monthly period will be decreased by the amount of such Broken Deal Expenses then or previously paid by the Investment Advisor and its Affiliates with respect to such Class to the extent that such Broken Deal Expenses have not already been applied against the Reduction Amount. The Reduction Amount with respect to any Class for each monthly period shall be applied to reduce the Management Fee payable with respect to such Class for such monthly period (but not to an amount below zero) and to the extent not so applied shall be carried forward for application against future installments of the Management Fee with respect to such Class until such Reduction Amount is fully utilized in reducing the Management Fee with respect to such Class. To the extent such excess Reduction Amount with respect to such Class remains unapplied upon either (i) the repurchase (or withdrawal) of all Units in such Class or (ii) the Fund’s final distribution of assets, the Investment Advisor or an Affiliate thereof shall retain such unapplied amount. For purposes of this paragraph, the Fund’s pro rata share of Other Fees shall be allocated among classes pro rata based on their respective percentage interests in the relevant portfolio company in respect of which such Other Fees are received.
“Other Fees” shall mean any fees earned by the Investment Advisor and its Affiliates in connection with Investments and from the Fund’s unconsummated transactions, including, but not limited to, break-up and topping fees, monitoring and directors’ fees, commitment, financing and organization fees, set-up fees, consulting fees, asset management fees, investment banking fees, closing and transaction fees, acquisition fees, divestment fees, any other fees set forth in the Fund LPA and other similar fees. For the avoidance of doubt, (i) Other Fees shall not include stock options, restricted stock grants or other compensation granted or paid by portfolio companies to (or with respect to) employees or members of the Investment Advisor or its Affiliates who serve in bona fide, non-director management capacities (or other operational capacities involving a material portion of such employee’s business time) at portfolio companies and all such amounts paid to any such persons shall be deemed to be compensation for such persons’ service in such capacities irrespective of whether such persons also serve on the board of directors or other comparable body of the applicable portfolio company unless and to the extent any such amounts are explicitly designated in writing by the portfolio company to the Fund or the Investment Advisor at the time of payment as directors’ fees payable to the Investment Advisor or its Affiliates in return for the designated board seat thereof, (ii) the Investment Advisor and its Affiliates may receive fees and/or payments from entities or vehicles other than the Fund’s portfolio companies, including from joint venture partners, co-investors and other counterparties in relation to one or more transactions otherwise involving the Fund, and such fees and/or payments shall not be considered Other Fees or be applied to reduce the Management Fees borne by Unitholders and (iii) Other Fees shall not include Subscription Fees (as defined below) and Servicing Fees. In addition, the Investment Advisor or one or more of its Affiliates have launched a capital markets and/or credit advisory function, including but not limited to a business to advise on the issuance of debt or equity and/or to participate in loan origination, syndication, placement and/or servicing of debt and/or equity securities (including for portfolio companies or entities formed to invest therein), and should any such business receive underwriting spreads or other fees of any kind with respect to any such activities, including spreads or fees

(including advisory fees) from any portfolio company of the Fund, any Other Stonepeak Account or any other investment vehicle sponsored by the General Partner, the Investment Advisor or their respective Affiliates, any such spreads or fees will not be treated as Other Fees even if paid by or on behalf of, or are otherwise derived from, portfolio companies of the Fund so long as such spreads or fees are on arm’s-length terms (it being understood that such spreads or fees shall be deemed to be on arm’s-length terms if they are paid to the Investment Advisor, the Stonepeak Broker Dealer or one or more of their respective Affiliates on the same terms as they are paid to a non-affiliated capital markets or credit advisory advisor).
“Broken Deal Expenses” shall mean all fees, costs and expenses incurred in connection with a proposed Investment that is not actually made or a proposed disposition which is not actually consummated (including, for greater certainty, any co-investors’ share of any such expenses to the extent not paid by such co-investors), including, without limitation, (w) commitment fees that become payable in connection with a proposed Investment that is not ultimately made, (x) legal, tax, administrative, accounting, advisory and consulting fees and expenses, travel and related expenses, (y) printing expenses and (z) any liquidated damages, forfeited deposits, reverse termination fees or other similar payments with respect to the acquisition of a prospective portfolio company.
The Investment Advisor and its Affiliates may receive fees (including fees of the type described in the term “Other Fees”) from companies other than SP+ INFRA’s portfolio companies and their Affiliates and those involved in SP+ INFRA’s unconsummated transactions, including in connection with a joint venture in which SP+ INFRA participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty of SP+ INFRA and/or as otherwise described in the Memorandum. The Investment Advisor and its Affiliates shall have no obligation to reduce the Management Fee in respect of such fees or share such fees in any way with SP+ INFRA or the Unitholders.
On any Management Fee calculation date and for all purposes under the Fund LPA and the Investment Advisory Agreement, any unapplied Reduction Amount with respect to any class described above shall be treated as an asset of SP+ INFRA for the purposes of calculating NAV and gross asset value (excluding, in each case to avoid double counting, any unapplied reduction for Other Fees which have been capitalized and treated as an asset for purposes of calculating NAV and gross asset value or the payment of which did not otherwise reduce NAV and gross asset value).
Notwithstanding anything to the contrary in this Registration Statement, the Investment Advisor will forgo an amount of its monthly Management Fee and / or pay, absorb, or reimburse certain expenses of the Fund, to the extent necessary so that, for the first full calendar year of the Fund’s life, the Fund’s annual Specified Expenses (as defined below) do not exceed 0.60% of the Fund’s NAV as of the end of each calendar month.
“Specified Expenses” shall mean all expenses incurred in the business of the Fund, including Organizational and Offering Expenses, with the exception of (i) the Management Fee, (ii) the Performance Participation Allocation, (iii) the Servicing Fee, (iv) any distribution fees or subscription fees payable to a distribution agent, (v) portfolio company level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated transactions, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund or any person through which the Fund invests), (viii) taxes, (ix) ordinary corporate operating expenses (including costs and expenses related to hiring, retaining, and compensating employees and officers of the Fund), (x) certain insurance costs and (xi) extraordinary expenses (as determined in the sole discretion of the Investment Advisor).
Performance Participation Allocation
The General Partner or any other entity so designated by the General Partner will be entitled to an allocation or distribution (the “Performance Participation Allocation”) by the Fund (directly or indirectly through an Intermediate Entity), (i) with respect to the first Reference Period (as defined below), promptly following the end of the year (which shall accrue on a monthly basis) and (ii) with respect to all subsequent Reference Periods, upon the end of each quarter thereafter and at the other times described below (which shall accrue on a monthly basis) in an amount equal to:
•
First, if the Total Return (as defined below) for the applicable period exceeds the sum of (i) the Hurdle Amount (as defined below) for that period and (ii) the Loss Carryforward Amount (as defined below) (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Recipient (as defined below) equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
The Fund, the Feeder Fund and any Parallel Fund will each bear (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Master Aggregator or other relevant Intermediate Entity(ies). For further information regarding the Performance Participation Allocation, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Performance Participation Allocation” below.
Fund LPA
The description below of the Fund LPA is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Fund LPA attached as an exhibit to this Registration Statement.
Stonepeak-Plus Infrastructure Fund Associates LP, a Delaware limited partnership, is our General Partner. Overall responsibility for SP+ INFRA’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors. The Board is responsible for overseeing management in the preparation of our periodic reports under the Exchange Act and in overseeing certain conflicts of interest related to Stonepeak in accordance with the provisions of the Fund LPA and any policies of the General Partner. Without limitation, and subject to the terms of the Fund LPA, the General Partner is responsible for and authorized with the following, without any approval of any Unitholder or other person:
•	the management and operation of the Fund;
•	any and all of the objects and purposes of the Fund;
•	to perform all acts and enter into and perform all contracts, other documents and tasks as it may deem necessary or advisable for the Fund;
•	selecting, approving, making and managing Investments generally, including of interests in or alongside any Other Stonepeak Accounts;
•	making all decisions concerning the investigation, evaluation, selection, monitoring, acquisition, holding and disposition of Investments;
•	directing the formulation of investment policies and strategies for the Fund; and
•
restructuring the Fund’s holdings and business operations in a manner that would separate the combined investment structure through which the Fund, any Parallel Fund and the Lux Fund jointly invest or facilitate the Fund not meeting the definition of an “investment company” as defined in Section 3(a)(1) of the 1940 Act, including, without limitation, selecting, holding and structuring the Fund’s investments to satisfy the requirements of such exclusion, substituting or transferring its general partner interest to another entity controlled by Stonepeak or its Affiliates that will serve as the Fund’s General Partner or similar governing body and / or reconstituting the Fund as a limited liability company or such other form of organization.

Additionally, the General Partner and/or any of its Affiliates may, in their sole discretion, cause the Fund to hold certain investments directly or indirectly through (i) a corporation or other entity (which may, at the election of the General Partner, be a U.S. limited liability company or other entity, including a non-U.S. entity in circumstances deemed appropriate in good faith by the General Partner) that is taxable under Subchapter C of the Code (each a “Corporation”) or (ii) one or more limited liability companies or limited partnerships or other similar entities. Management Fees and Performance Participation Allocations (each as described herein) may be paid or allocated, as applicable, in whole or in part, at the level of SP+ INFRA or any such Intermediate Entity and will generally not take into account accrued and unpaid taxes of any Intermediate Entity through which the Fund indirectly invests in an Investment or any comparable entities of any Other Stonepeak Account, or taxes paid by any such entity during the applicable period.
The General Partner and/or any of its Affiliates may, in their sole discretion, also establish one or more feeder vehicles (in addition to the Feeder Fund), to invest through the Fund to accommodate certain investors and to facilitate their indirect participation in the Fund with respect to all or a portion of their investment therein. Investors in a feeder vehicle generally will have indirect interests in the Fund on economic terms no more favorable than those of the other Unitholders that invest in the Fund. The Unitholders in a feeder vehicle (including the Feeder Fund) will indirectly bear a portion of the Management Fee paid by the Fund, but such expenses will not be duplicated at the Feeder Fund level.
Investment Process Overview
SP+ INFRA expects to benefit from an investment committee that is comprised of senior experienced investment professionals from Stonepeak including Michael Dorrell, Jack Howell, Luke Taylor, James Wyper, Anthony Borreca and Cyrus Gentry (the “Investment Committee”).
The Investment Committee process emphasizes a consensus-based approach to decision-making among the members and is the same process that Stonepeak has adopted since inception. In addition, SP+ INFRA will benefit from the breadth of the entire Stonepeak Platform, including the various acquisition, asset management, portfolio operations, finance, investor relations, and legal and compliance professionals located around the globe. These resources provide valuable real-time, proprietary market data that are expected to enable Stonepeak to identify and act on market conditions and trends more rapidly than competitors and target specific themes with conviction.
SP+ INFRA believes that Stonepeak maintains a robust allocation process in accordance with Stonepeak’s investment allocation policy that governs the allocation of transactions across all of Stonepeak’s funds. As part of such process, Stonepeak’s allocation committee (“Allocation Committee”), which consists of Michael Dorrell, Jack Howell and Luke Taylor, is responsible for assessing whether an investment opportunity fits within the investment objectives of any of Stonepeak’s funds and whether such opportunity should be presented to the relevant investment committee for such fund(s). The Allocation Committee works in close coordination with the senior finance and legal and compliance teams when allocating investment opportunities to ensure all decisions are aligned with Stonepeak’s investment allocation policy.
A.	Deal Origination
SP+ INFRA is expected to leverage the breadth of the Stonepeak Platform to invest in opportunities that originate in and alongside the Other Stonepeak Accounts. Stonepeak maintains a consistent approach to deal origination, seeking to originate opportunities that it believes present an attractive risk-adjusted return to build a portfolio of diversified alternative infrastructure and real asset-focused investments.
To accomplish this, Stonepeak focuses its efforts on opportunities that overlap strongly with what it believes to be its core areas of expertise. While Stonepeak looks to cast a wide net initially, it seeks to screen out most opportunities very early in the evaluation process, allowing Stonepeak to dig deep on a narrower set of potential investments that it believes align well with its key strengths and where there is a realistic chance of a truly differentiated approach.
This origination activity is overseen by the Investment Committee and ultimately by Stonepeak’s CEO and Co-Presidents; however, day-to-day responsibility for origination sits primarily with Stonepeak’s sector heads.
Stonepeak’s senior leaders are responsible for leading efforts within each of the target sectors of Stonepeak and encouraging involvement from top to bottom of the team (regardless of seniority) in contributing to these activities.
B.	Transaction Due Diligence and Execution
Stonepeak’s investment process is intended to screen out most deals at the early stages of review. The initial deal screening typically involves a senior member of the deal team assessing a potential opportunity to determine whether it warrants further evaluation. Should a transaction warrant further review, Stonepeak will typically execute a non-disclosure agreement and receive additional confidential information on the opportunity. Additional deal team resources may at this time be allocated to conduct preliminary desktop-level due diligence, with Stonepeak quickly determining which opportunities should be pushed further in the investment process and significantly narrowing down the universe of deals to be actively pursued.
Deals that pass the initial deal review stage are presented to Stonepeak at a weekly meeting. This is the forum in which all active potential investments are typically discussed, focusing on an overview of the transaction, likely timing, key due diligence questions, approach, and next steps. A determination of the initial interest and viability of the deal is made and, in positive instances, results in the assignment of additional team resources and / or approval of further due diligence efforts.

Once all relevant due diligence has been assembled and reviewed, the deal team will synthesize its findings in an Investment Committee Memo, along with a final view on valuation and the final proposed terms and structure of the deal. The deal team will then prepare a longer form, comprehensive paper laying out the full investment case and critical risks of the deal in addition to the full suite of commercial, technical, and legal due diligence, investment highlights and risks, and financial projections and sensitivities.
For further information regarding the Investment Committee, see “Item 5. Directors and Executive Officers—Committees—Investment Committee.”
C.	Asset Management and Portfolio Monitoring
Stonepeak believes that a hands-on approach to driving operational value-add at portfolio companies is integral to SP+ INFRA’s ability to deliver its target return. Stonepeak believes the opportunity for value-creation through operational initiatives is particularly strong for many infrastructure assets due to the insulation from competitive pressures inherent in the high barriers to entry for many such assets. In Stonepeak’s experience, many asset owners believe they can afford suboptimal operational practices without significant erosion of cash flows; however, Stonepeak believes that improved practices can often still lead to significant upside for a more diligent and hands-on owner like Stonepeak.
(i)	Stonepeak’s hands-on approach to operational value-add
In Stonepeak’s view, it brings a multi-faceted toolkit to enhance portfolio company value in partnership with the portfolio company management teams. Stonepeak believes that such value-add initiatives are critical in achieving attractive returns for investors and therefore actively seeks out investments where there are multiple potential operational levers to achieve this growth over time.
To achieve this, Stonepeak employs a collaborative, multi-pronged approach to coalesce the experience and strength of Stonepeak’s investment team, its deep group of 20+ “Operating Partners” (which are not employees or affiliates of Stonepeak and are often compensated by Stonepeak, its funds, or its portfolio companies) (each with over 15 years of experience), and, what Stonepeak believes are, top-quality management teams at each of the assets in pursuit of meaningful value-add across the portfolio companies.
Ultimate responsibility for the outcome of the investment lies with the Stonepeak deal team lead, who in turn will seek to ensure that the portfolio company has the right leadership in place, that Stonepeak has the right roster of sector-focused Operating Partners and that the relevant Operating Partner is appropriately engaged on the deal, as needed. Finally, Stonepeak seeks to ensure that each portfolio company receives the leverage and support of Stonepeak’s broader internal portfolio operations resources.
Stonepeak believes this integrated approach to portfolio management has significantly contributed to the investment results to-date across Stonepeak. These operational value-add activities vary on an asset-by-asset basis, but are largely rooted in what Stonepeak views to be its time-tested, value-add toolkit consisting of four key focus areas: (a) business development/revenue initiatives, (b) cost structure, (c) asset and platform creation, and (d) management/operational processes.
(ii)	Stonepeak’s internal operational resource teams
Capital markets team – Stonepeak has built a dedicated capital markets team to assist portfolio companies with all aspects of capital markets activity, such as new financings, repricing, customized product solutions, liability management, interest rates, hedging, and banking relationship management.
Sustainability team – Stonepeak has a dedicated sustainability team which helps portfolio companies in the development and execution of their sustainability strategies.
Corporate communications team – Stonepeak has a dedicated corporate communications team which is charged with advising on internal and external communications initiatives and serving as a resource to supplement existing company functions.
Portfolio operations team – Stonepeak’s internal portfolio operations group acts as a centralized data hub and analytics exchange, institutional knowledge repository, and operational toolbox at each deal team’s disposal across the Stonepeak Platform.

(iii)	Stonepeak’s Portfolio Monitoring Process
Upon signing or closing of a new investment, the Stonepeak deal team, in coordination with the portfolio operations team, seeks to outline clear expectations regarding onboarding and ongoing portfolio company monitoring. This includes defining the frequency, format, and information needed from portfolio company management. Stonepeak will generally arrange a series of calls between the portfolio company and Stonepeak’s deal team, legal and compliance, IT, accounting, sustainability and operations teams in order to discuss ongoing monitoring expectations and framework as well as answer any questions that the management team may have. Stonepeak then works with the portfolio companies to develop what Stonepeak believes is a repeatable reporting process which is reasonably designed to be efficient and effective in compiling information received from the management team.
D.	Exit
Stonepeak does not expect to have a pre-determined threshold for potential exits of its assets, either in terms of length of hold or a set valuation or return profile. Instead, Stonepeak seeks to constantly evaluate a variety of factors to determine how best to deliver value, including a potential partial or full exit of any given asset.
Stonepeak seeks to continuously evaluate how to optimize returns over the life of each investment. This includes balancing both potential IRRs (internal rates of return) and MOICs (multiples on invested capital), as well as delivering cash yield over the course of the investment. It also involves evaluating the risk involved in delivering these potential and projected returns to Unitholders, understanding that conditions can change quickly and that there is no guarantee that projected growth will be realized or that unforeseen adversity can be avoided.
Ultimately, this involves a judgment call by the Investment Committee based on careful consideration and dialogue with the deal team, Operating Partners, and portfolio company management. Stonepeak prefers to be opportunistic in considering potential exit opportunities, but highly judicious in moving forward towards executing a transaction.
Stonepeak seeks to maintain an opportunistic approach to assessing potential market valuations for its assets and exploring potential sales. In order to ensure this flexibility of approach, Stonepeak typically seeks control/majority positions in its investments, allowing Stonepeak to maintain discretion over the timing, terms, and valuation of any potential sale. Where Stonepeak has made non-controlling investments, it has typically sought governance rights that provide some clarity on one or more paths to exit for Stonepeak in line with its intended hold period.
E.	Investment Process for Debt and Other Securities
SP+ INFRA will invest in Debt and Other Securities, which are generally expected to be liquid, and may be used to generate income, facilitate capital deployment and provide a potential source of liquidity. SP+ INFRA may allocate its Debt and Other Securities across different asset classes and securities in order to diversify and reduce overall risk.
SP+ INFRA will pursue investments that may be liquidated promptly, and which offer potentially attractive risk-return outcomes. Where SP+ INFRA invests in infrastructure-related Debt and Other Securities, SP+ INFRA intends to focus on sub-sectors and issuer-specific situations where the Investment Advisor’s industry and credit expertise can be leveraged.
Competition
Identifying, closing and realizing attractive investments that fall within SP+ INFRA’s investment objectives is highly competitive and involves a high degree of uncertainty and will be subject to market conditions. In addition, developing and maintaining relationships with joint venture partners or management teams, on which some of SP+ INFRA’s strategy depends, is highly competitive. SP+ INFRA will be competing for Investments and potential joint venture partners with other investment funds, corporations, individuals, companies, financial institutions (such as investment and mortgage banks and pension funds), sovereign wealth funds and other investors. New competitors constantly enter the market, and in some cases existing competitors combine in a way that increases their strength in the market. Further, over the past several years, an ever-increasing number of investment funds have been formed (and many existing funds have grown in size) for the purpose of investing in assets and businesses similar to those which SP+ INFRA is targeting. Additional funds, entities or vehicles (including Other Stonepeak Accounts) with similar investment objectives have been and may be formed in the future. Some of these competitors may have more relevant experience, greater financial resources and more personnel than SP+ INFRA and Stonepeak. Such competitors may make competing offers for investment opportunities that are identified, and even after an agreement in principle has been reached with a prospective portfolio company, consummating the transaction is subject to a myriad of uncertainties, only some of which are foreseeable or within the control of SP+ INFRA. It is possible that competition for appropriate investment opportunities could increase, which may also require SP+ INFRA potentially to participate in auctions more frequently. The outcome of these auctions cannot be guaranteed, thus potentially reducing the number of investment opportunities available to SP+ INFRA and potentially adversely affecting the terms, including price, upon which Investments can be made. SP+ INFRA intends to be selective in its approach to targeting Investments, and there is no guarantee that Investments meeting SP+ INFRA’s investment criteria will be available or all of SP+ INFRA’s Investments will meet such criteria. Purchasers of the Units will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the Investments to be made by SP+ INFRA and, accordingly, will be dependent upon the judgment and ability of the General Partner and the Investment Advisor in sourcing transactions and investing and managing the capital of SP+ INFRA. Additionally, competition for investment opportunities from other investment vehicles has increased on a global scale. Private equity and other funds are making global competition increasingly intense. There can be no assurance that the addition of new sponsors to the market will not occur, and, if it does occur, could intensify this effect. Furthermore, there can be no assurance that SP+ INFRA will be able to locate, acquire, complete and exit Investments that satisfy SP+ INFRA’s rate of return or investment objectives, or realize upon their values, or that it will be able to fully invest its committed capital. In addition, Stonepeak’s investment strategies in certain Investments may depend on its ability to enter into satisfactory relationships with joint venture or operating partners. There can be no assurance that Stonepeak’s current relationship with any such partner or operator will continue (whether on currently applicable terms or otherwise) with respect to SP+ INFRA or that any relationship with other such persons will be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to SP+ INFRA.
Material Conflicts of Interest
The General Partner and Investment Advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among the Fund and Other Stonepeak Accounts, the allocation of time and attention of its investment professionals and the substantial compensation that will be paid to Stonepeak. Potential conflicts of interests may include, but are not limited to:
•
The General Partner’s Performance Participation Allocation, which creates a greater incentive for Stonepeak to make more speculative investments on behalf of SP+ INFRA or time the purchase or sale Investments in a manner motivated by the personal interest of Stonepeak personnel than if such performance-based compensation did not exist;

•	The amount of time and attention Stonepeak devotes to SP+ INFRA in order to conduct its affairs in an appropriate manner;
•	Differing interests of Other Stonepeak Accounts and their respective portfolio companies; and
•	The allocation of investment opportunities between SP+ INFRA and Other Stonepeak Accounts.
See “Item 1A. Risk Factors—Potential Conflicts of Interest” including “—Investments in and Alongside Other Stonepeak Accounts Generally,” “—Investments in Which Other Stonepeak Accounts Have a Different Principal Interest Generally,” “—Joint Investments,” “—Conflicting Fiduciary Duties to Other Stonepeak Accounts” and “Broken Deal Expenses” for more information on the conflicts of interest we may face.
Allocation of Investment Opportunities
SP+ INFRA does not have the exclusive unconditional right to any investment opportunity. Accordingly, Stonepeak is under no obligation to offer investment opportunities to SP+ INFRA and may choose to allocate all or any part of any opportunity to an Other Stonepeak Account or any business in which Stonepeak has invested, in accordance with its allocation policy. The General Partner and its Affiliates will, from time to time, be presented with investment opportunities that fall within the investment objective of SP+ INFRA and an Other Stonepeak Account now existing or to be formed in the future in accordance with the Fund LPA. Situations where an investment may be shared or allocated away from SP+ INFRA may also arise as a result of the fact that the General Partner and its Affiliates have the ability to, and are expected to, form, sponsor, and / or manage other limited partnerships or pooled investment vehicles, including funds that are for Stonepeak’s own account or managed by Stonepeak for the account of another. Such investment funds may be ancillary or accretive to, or otherwise supplement, SP+ INFRA’s investment program, including, without limitation, the establishment of securitized vehicles or trading vehicles. The investment objectives of such Other Stonepeak Accounts may be a subset of, overlap significantly with, or be more narrowly focused (e.g., focusing on one asset class, sector and / or one geographic region) than the investment objectives of SP+ INFRA, and allocations of relevant investment opportunities will be made to such Other Stonepeak Accounts on a priority basis. Moreover, Stonepeak may establish Other Stonepeak Accounts or other vehicles that would otherwise be Other Stonepeak Accounts but for the fact that the vehicles will not target multiple investments and / or are publicly-offered (e.g., a special purpose acquisition vehicle), and this is the case even though the initial target company may make additional add-on acquisitions. Such Other Stonepeak Accounts may be sponsored and managed by the General Partner or its Affiliates and may participate alongside SP+ INFRA with respect to investments within such narrower focus, limitation or shared investment objectives (which may reduce, in whole or in part, the allocation thereof to SP+ INFRA). Unitholders should expect that not all of the investment opportunities suitable for SP+ INFRA will be presented to SP+ INFRA. Investment opportunities that might otherwise fall within the investment objectives of SP+ INFRA or its strategy will be allocated to Other Stonepeak Accounts (in whole or in part). In addition, certain Other Stonepeak Accounts have investment objectives, and a history of investing in investments that are a subset of or overlap with the investment objectives of SP+ INFRA’s investment program.
It is expected that SP+ INFRA and the Lux Fund will participate in all or substantially all of their investments through a combined investment structure using shared Intermediate Entities. Subject to certain exceptions, (i) the Lux Fund will generally invest alongside the Fund in Investments on substantially the same terms as the Fund (including by means of investing in the Master Aggregator and the relevant Intermediate Entities) and (ii) the Fund and the Lux Fund will generally dispose of each such Investment at the same time and on substantially the same terms (including by the Master Aggregator and the relevant Intermediate Entities disposing of such Investment).
However, in the event that the General Partner determines to use distinct investment structures for the Fund and the Lux Fund, they will continue to have substantially similar investment objectives and strategies and will continue to have highly overlapping investment portfolios, but will not be required to generally invest and divest in each investment at the same time and on the same terms. When using distinct investment structures, investment opportunities will be allocated between the Fund and the Lux Fund in accordance with Stonepeak’s internal allocation policy on a basis that the General Partner believes in good faith to be fair and reasonable, as further described below.
Additionally, because the Fund Program invests across Stonepeak’s platform, it is expected that its investment strategy will overlap with that of Other Stonepeak Accounts that are actively investing and similarly overlap with future Other Stonepeak Accounts. Although the Fund Program may make unique investments that are not shared by Other Stonepeak Accounts outside of the Fund Program, it is expected that many investment opportunities will be shared with Other Stonepeak Accounts to the extent such opportunities fall within the investment strategy of such Other Stonepeak Accounts and the investment strategy across the Fund Program. Please see “Item 1A. Risk Factors—Potential Conflicts of Interest—Allocation of Investment Opportunities” for additional information regarding the Lux Fund.
Stonepeak generally determines the relative allocation of investment opportunities between the Fund Program and Other Stonepeak Accounts on a basis that Stonepeak believes in good faith to be fair and reasonable and consistent with Stonepeak’s allocation policy (which will be updated from time to time). However, the application of the allocation policy may result in the Fund Program not participating, or not participating to the same extent, in investment opportunities in which it would have otherwise participated, or participated to a greater extent, had the related allocations been determined without regard to such guidelines. Among the factors Stonepeak considers in making investment allocations between the Fund Program and Other Stonepeak Accounts are the following: (i) any applicable investment parameters, limitations and other terms of the Fund Program and such Other Stonepeak Accounts, (ii) the Fund Program and such Other Stonepeak Accounts having available capital with respect thereto and (iii) legal, tax, regulatory, accounting, and other considerations deemed relevant by the General Partner (including, without limitation, the specific nature, size, terms, sourcing and type of an Investment, relative investment strategies and primary investment mandates, policies, portfolio diversification concerns, contractual obligations, applicable investment limitations, relative amounts of available capital for each investment fund, source of the investment opportunity, the investment focus of each investment fund, the expected risk-return profile, the anticipated holding period, the anticipated cash yield and remaining investment periods, co-investment and co-underwriting arrangements, the extent of involvement of the respective teams of investment professionals dedicated to the Fund Program and Other Stonepeak Accounts, and other relevant considerations). Moreover, a fair and reasonable allocation methodology for purposes of the foregoing could involve the General Partner establishing a formulaic methodology (such as a pre-determined fixed split) to allocate such opportunities between the Fund Program and one or more of such Other Stonepeak Accounts, although no such formulaic allocation methodology is required. As a result, in certain circumstances, investment opportunities that fall within the Fund Program’s objectives may not be presented to or pursued by the Fund Program, and may be allocated in whole or in part to any such Other Stonepeak Accounts. See “Item 1A. Risk Factors—Potential Conflicts of Interest—Allocation of Investment Opportunities” for more information.
Leverage
The Fund may employ borrowings, provide guarantees, provide other credit support and / or incur any other indebtedness for any purpose, including to manage liquidity and to fund all or a portion of the capital necessary for an investment and / or Fund Expenses, and leverage may be used more heavily in certain investment strategies. The Fund may also borrow to satisfy repurchase requests and for any proper purpose relating to the activities of the Fund. Where the Fund borrows for purposes of satisfying repurchase requests, it will look to repay such amounts as soon as is reasonably practicable having regard to the interest of Unitholders as a whole.
The Fund will typically seek to ensure that it does not incur indebtedness through credit facilities via specialized institutions, banks or Affiliates of the Investment Advisor or other arrangements that would cause its Leverage Ratio (defined below) to exceed 30%. No remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an Investment).
For the purposes of this section:
a.
“Leverage Ratio” means: on any date of incurrence of any such indebtedness, the quotient obtained by dividing (i) Aggregate Net Leverage (as defined below) by (ii) the aggregate month-end values of the Fund’s Investments, plus the value of any other assets (such as cash on hand), as determined in accordance with the Fund’s valuation policy.

b.
“Aggregate Net Leverage” means: (i) the aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of the Fund minus (ii) cash and cash equivalents of the Fund minus, without duplication, (iii) cash used in connection with funding a deposit in advance of the closing of an investment and working capital advances.

For purposes of determining the Aggregate Net Leverage, the Investment Advisor shall use the principal amount of borrowings, and not the valuations of the Fund’s borrowings, and may, in its sole discretion, determine which securities and other instruments are deemed to be cash equivalents. For the avoidance of doubt, the Leverage Limit does not apply to (i) indebtedness incurred by an Intermediate Entity (including, for the avoidance of doubt, any other Aggregator and any Lower Fund) or portfolio company that is not recourse to the Fund, (ii) guarantees of indebtedness, (iii) “bad boy” guarantees or other credit support obligations or (iv) other related liabilities that are not recourse indebtedness for borrowed money.
The Fund may:
•
borrow money, including on a joint and several basis and / or cross-collateralized basis with any Parallel Fund, the Lux Fund, portfolio company, Intermediate Entity, alternative vehicles and / or other persons in or alongside which the Fund acquires or proposes to acquire an Investment; and / or

•
give guarantees, commitments, credit support and / or other undertakings in connection with the borrowings of the Fund, any Parallel Fund, the Lux Fund, the Feeder Fund, any portfolio company, any Intermediate Entity, any alternative vehicle and / or any other person in or alongside which the Fund acquires or proposes to acquire an Investment, in each case in connection with its investment activities, i.e., the Fund may utilize leverage.
The Fund may use leverage and incur indebtedness opportunistically and may choose to increase or decrease its leverage and indebtedness, or use different types or combinations of leveraging and borrowing instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.

The Fund may, but is not obligated to, engage in hedging transactions for the purpose of efficient portfolio management. The Investment Advisor may review the hedging policy of the Fund from time to time depending on movements and projected movements of the relevant currencies and interest rates and the availability of cost-effective hedging instruments for the Fund at the relevant time. See “Item 1A. Risk Factors—Financial Leverage” for more information on risks associated with leverage.
Term
SP+ INFRA has been established, and is expected to continue, for an indefinite period of time. As part of SP+ INFRA’s indefinite term structure, investors may request the repurchase of their Units on a quarterly basis (as further discussed below). See “—Repurchase Program” below for more information regarding repurchases.
Emerging Growth Company
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the 1933 Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Units that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our Units less attractive because we may rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash distributions declared by the General Partner on behalf of our Unitholders who do not elect to receive their distributions in cash as provided below. As a result, if the General Partner authorizes, and we declare, a cash distribution, then our Unitholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Units as described below, rather than receiving the cash distribution. Distributions on fractional Units will be credited to each participating Unitholder’s account to three decimal places. Units received through the distribution reinvestment plan will not be subject to the Early Repurchase Deduction.
No action is required on the part of a Unitholder to have his, her or its cash distribution reinvested in our Units. Unitholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription documents (other than clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan). Clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Units.
If any Unitholder initially elects not to participate, such Unitholder may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Fund, SS&C Technologies, Inc. or SS&C GIDS, Inc. (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Units will be purchased under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution.
If a Unitholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Plan Administrator five business days in advance of the first calendar day of the next month in order for a Unitholder’s termination to be effective for such month. Any transfer of Units by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred Units. If a participant elects to have its Units repurchased in full, any Units issued to the participant under the Plan subsequent to the expiration of the repurchase offer will be considered part of the participant’s prior tender, and participant’s participation in the distribution reinvestment plan will be terminated as of the last calendar day of each month (a “Valuation Date”) of the applicable repurchase offer. Any distributions to be paid to such Unitholder on or after such date will be paid in cash on the scheduled distribution payment date.
If you elect to opt out of the distribution reinvestment plan, you will receive any distributions we declare in cash. There will be no upfront Subscription Fees (as defined below) charged to you if you participate in the distribution reinvestment plan for Units received pursuant to the distribution reinvestment plan. We will pay the Plan Administrator fees under the distribution reinvestment plan. If your Units are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.
The purchase price for Units purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such Units at the time the distribution is payable. Units issued pursuant to our distribution reinvestment plan will have the same voting rights as the Units offered pursuant to this Registration Statement.
Repurchase Program
At the discretion of the General Partner, the Fund will implement the Repurchase Program in which it expects to periodically offer to repurchase up to 5% of Units outstanding (either by number of Units or aggregate NAV). Repurchase offers are expected to commence in the quarter following the quarter of the Initial Closing Date. The General Partner may amend or suspend the Repurchase Program if in its reasonable judgment it deems such action to be in the Fund’s best interest and the best interest of Unitholders, including, but not limited to, regulatory or structuring reasons or as necessary to ensure that the Fund is not subject to tax as a corporation; provided that any such suspension or material modification shall be subject to the approval of the Independent Directors. As a result, Unit repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act, but may also determine to conduct the Repurchase Program pursuant to applicable guidance or relief from the SEC staff.
Under the Repurchase Program, to the extent the Fund offers to repurchase Units in any particular quarter, the Fund expects to repurchase Units pursuant to quarterly tender offers using a purchase price equal to the NAV per Unit as of a date specified in the repurchase offer. The Fund expects that settlements of repurchases will be made promptly after the termination of the repurchase offer and may be made in the form of a short-term promissory note or cash.
In the event that the Fund determines to repurchase some but not all of the Units submitted for repurchase during any quarter, Units submitted for repurchase during such quarter will be repurchased on a pro rata basis after the Fund has repurchased all Units for which repurchase has been requested due to death, qualifying disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the Repurchase Program, as applicable. The Fund will have no obligation to repurchase Units, including if the repurchase would violate the restrictions on distributions under any applicable law or regulation. The limitations and restrictions described above may prevent the Fund from accommodating all repurchase requests made in any quarter. Any exchange of a Class of Units for an equivalent aggregate NAV of another Class of Units will not be subject to, and will not be treated as, repurchases for the calculation of, the 5% quarterly calculation on repurchases and will not be subject to the Early Repurchase Deduction. For the avoidance of doubt, if a Unitholder’s repurchase request is pro-rated in a quarterly repurchase offer, the Unitholder will remain in the distribution reinvestment plan unless such Unitholder has “opted out” of the distribution reinvestment plan.
Any repurchase request of Units that have not been outstanding for at least two years will be subject to an early repurchase deduction equal to 5% of the value of the applicable NAV of the Units being repurchased (the “Early Repurchase Deduction”) for the benefit of the Fund and therefore indirectly the investors participating in the Fund (including the Unitholders). The two-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date.
The General Partner may, from time to time, waive the Early Repurchase Deduction in its discretion, including without limitation in the case of repurchases resulting from death, qualifying disability, divorce, the rebalancing of a model portfolio sponsored by a financial intermediary, trade or operational errors and in certain other circumstances. Units received through the distribution reinvestment plan will not be subject to the Early Repurchase Deduction. In addition, Units may be sold to the Feeder Fund or Parallel Funds, primarily created to hold the Fund’s Units that in turn offer interests in the Feeder Fund or Parallel Funds to non-U.S. persons. For the Feeder Fund or Parallel Funds and similar arrangements in certain markets, the Fund may not apply the Early Repurchase Deduction to the Feeder Fund or Parallel Funds or underlying investors, often because of administrative or systems limitations.
All questions as to the applicability of the Early Repurchase Deduction to specific facts and the validity, form, eligibility (including time of receipt of required documents) of a qualification for an exemption from the Early Repurchase Deduction will be determined by the General Partner, in its sole discretion, and its determination shall be final and binding.
Employees
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the General Partner, the Investment Advisor or their affiliates pursuant to the terms of the Investment Advisory Agreement and the Fund LPA. See “Item 1(c). Description of Business—Investment Advisory Agreement” and “—Fund LPA.”
The Private Offering
The Fund expects to conduct a continuous private offering of its Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the 1940 Act and rules thereunder). Subscriptions for Units may be made on an ongoing basis, but will only be accepted as of the first calendar day of each month (a “Subscription Date”), unless the General Partner determines otherwise. For the avoidance of doubt, this Registration Statement does not constitute an offer, and an offering may only be made by the Fund’s private placement memorandum.
Reporting Obligations
We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.
We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.
From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website.
Certain U.S. Tax Considerations
The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.
This summary discusses certain U.S. federal income tax considerations relating to an investment in SP+ INFRA. This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretation, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, dealers and other investors that do not own their Units as capital assets and investors required to accelerate the recognition of any item of gross income with respect to SP+ INFRA or its investments as a result of such income being recognized on an applicable financial statement, may be subject to special rules. Tax-exempt organizations and Non-U.S. Unitholders (as defined below) are discussed separately below. The actual tax consequences of the purchase and ownership of units in SP+ INFRA will vary depending upon the investor’s circumstances.
For purposes of this discussion, a “U.S. Person” or a “U.S. Unitholder” is an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes, a corporation or an entity treated as a corporation for such purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person, and a “Non-U.S. Unitholder” is a Unitholder (other than a partnership) that is not a U.S. Person.
The Feeder Fund will be treated as a partnership for U.S. federal income tax purposes and will invest in SP+ INFRA indirectly through one or more U.S. and non-U.S. Corporations. An investment in the Feeder Fund by a Unitholder is not expected give rise to either ECI or UBTI.
If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner will generally depend upon the status of the partner in the partnership and the activities of the partnership. Partners of a partnership holding units in SP+ INFRA should consult their own tax advisors. This discussion does not constitute tax advice and is not intended to substitute for tax planning.
EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF UNITS IN SP+ INFRA.
Partnership Status. Subject to the discussion of “publicly traded partnerships” set forth below, a domestic business entity (such as the Fund and the Feeder Fund) that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for such purposes may not be respected for state or local tax purposes.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” The General Partner intends to operate each of the Fund and the Feeder Fund so that it will not be a publicly traded partnership, although no assurances can be given. Subject to the discussion of partnership audits below under “Other Matters,” an organization that is classified as a partnership for U.S. federal income tax purposes is generally not subject to U.S. federal income tax itself, although it must file an annual information return.
However, in the absence of a ruling from the U.S. Internal Revenue Service (the “IRS”) (which SP+ INFRA does not intend to obtain), there can be no assurance that the IRS will not attempt to recharacterize either the Fund or the Feeder Fund as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. If either the Fund or the Feeder Fund were determined to be taxable as a corporation, it would be taxable on its earnings at the corporate income tax rate and any distributions to the partners would be taxable as dividends to the Unitholders to the extent of the earnings and profits of the Fund or the Feeder Fund, as applicable. In any event, significant amounts of the assets of the Fund and the Feeder Fund are expected to be held through entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax. The remainder of this discussion assumes that each of the Fund and the Feeder Fund will be treated as a partnership for U.S. federal income tax purposes.
Taxation of U.S. Unitholders
Each U.S. Unitholder will be required to take into account, as described below, its distributive share of each item of SP+ INFRA’s income, gain, loss, deduction and credit for each taxable year of SP+ INFRA ending with or within the U.S. Unitholder’s taxable year. See “—Allocations of Income, Gain, Loss and Deduction” below. Generally, each item will have the same character and the same source (either U.S. or foreign), as though the U.S. Unitholder realized the item directly. U.S. Unitholders must report those items regardless of the extent to which, or whether, they receive cash distributions from SP+ INFRA for such taxable year. Moreover, SP+ INFRA may invest (directly or indirectly)

in certain securities, such as original issue discount obligations or preferred stock with repurchase or repayment premiums, or in stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company” (each as defined below), that could cause SP+ INFRA, and consequently, the U.S. Unitholders, to recognize taxable income without receiving any cash. Thus, taxable income allocated to a U.S. Unitholder may exceed cash distributions, if any, made to such Unitholder, and no assurance can be given that SP+ INFRA will be able to make cash distributions to cover such tax liabilities as they arise, in which case such Unitholder would have to satisfy tax liabilities arising from any investment in SP+ INFRA from a Unitholder’s own funds. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of units in SP+ INFRA. Investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a U.S. Unitholder to pay an interest charge on taxable income that is treated as having been deferred. If SP+ INFRA’s preparation of its return is delayed, it may be advisable for Unitholders to request extensions for filing their own income tax returns.
With respect to non-corporate Unitholders, certain dividends paid by a corporation, including certain qualified foreign corporations, may be subject to reduced rates of taxation (subject to holding period and other requirements). A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. Non-corporate Unitholders will not be eligible for reduced rates of taxation on any dividends if the payor is a “passive foreign investment company” in the taxable year in which such dividends are paid or in the preceding taxable year. Prospective Unitholders should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.
Medicare Tax. U.S. Unitholders that are individuals, estates or trusts are subject to a Medicare tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties, rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in SP+ INFRA will be included in a U.S. Unitholder’s “net investment income” subject to this Medicare tax.
Fund Distributions. Distributions of cash from SP+ INFRA to a U.S. Unitholder in any year will reduce the adjusted basis of the U.S. Unitholder’s partnership interest by the amount of such cash distribution. To the extent such distributions exceed the adjusted basis of a U.S. Unitholder’s partnership interest, such U.S. Unitholder will be treated as having recognized gain from the sale or exchange of such interest. In general, distributions (other than liquidating distributions) of property other than cash will reduce the adjusted basis (but not below zero) of a U.S. Unitholder’s partnership interest by the amount of the partnership’s adjusted basis in such property immediately before its distribution but will not result in the realization of taxable income to the Unitholder. For these purposes, a reduction in a U.S. Unitholder’s share of SP+ INFRA’s debt, including when a new Unitholder is admitted to SP+ INFRA, will result in a deemed cash distribution to the Unitholder in an amount equal to the reduction.
Basis. A U.S. Unitholder’s adjusted basis in its partnership interest is, in general, equal to the amount of cash the U.S. Unitholder has contributed to SP+ INFRA, increased by the U.S. Unitholder’s share of income and liabilities of SP+ INFRA and decreased by the U.S. Unitholder’s proportionate share of cash distributions, losses and reductions in such liabilities. Each U.S. Unitholder will (subject to certain limits discussed below) be entitled to deduct its allocable share of SP+ INFRA losses to the extent of its tax basis in its interest at the end of the tax year of SP+ INFRA in which such losses are recognized.
Allocations of Income, Gain, Loss and Deduction. Pursuant to the Fund LPA, items of SP+ INFRA’s income, gain, loss and deduction are allocated so as to take into account the varying interests of the Unitholders in SP+ INFRA. Treasury Regulations provide that allocations of items of partnership income, gain, loss, deduction or credit will be respected for tax purposes if such allocations have “substantial economic effect” or are determined to be in accordance with the partners’ interests in a partnership. SP+ INFRA believes that, for U.S. federal income tax purposes, allocations pursuant to the Fund LPA should be given effect, and the General Partner intends to prepare tax information returns based on such allocations. If the IRS were to re-determine the allocations to a particular U.S. Unitholder, such redetermination could be less favorable than the allocations set forth in the Fund LPA.

Deduction for Certain Qualified Business Income and Certain REIT Dividends. Non-corporate taxpayers may be allowed a deduction of 20% of certain domestic business income (excluding capital gains, dividend income and certain types of compensation) received from partnerships engaged in business other than specified service businesses (i.e., businesses in the fields of law, health, accounting, financial services, brokerage services, or businesses where the principal asset of the business is the reputation or skill of its employees or owners or businesses which involve the performance of services consisting of investing and investment management). A high income taxpayer’s deduction is limited to the greater of (a) 50% of its pro-rata share of W-2 wages paid by the partnership, or (b) the sum of 25% of such W-2 wages plus 2.5% of the tax basis of certain depreciable property used in the trade or business. Ordinary dividends from REITs and certain allocations from publicly traded partnerships may also benefit from the 20% deduction, without the foregoing limitations. A substantial amount of income of SP+ INFRA may not be eligible for the deduction. This deduction is set to expire after December 31, 2025.
Limitations on Deductions. While SP+ INFRA is not intended as a “tax shelter,” it is possible that losses and expenses could exceed SP+ INFRA’s income and gain in a given year. The ability of a Unitholder to deduct such a net loss from its taxable income from other sources may be subject to a number of limitations under the Code. For example, each U.S. Unitholder will not be entitled to deduct its share of SP+ INFRA’s losses in excess of its tax basis at the end of the tax year of SP+ INFRA in which such losses are recognized. Other limitations include the limitation on “tax-exempt use loss” under Section 470 of the Code, and for certain investors, such as individuals, the “at risk” rules of Section 465 of the Code and the limitations on, or for tax years beginning before January 1, 2026, disallowance of, miscellaneous itemized deductions under Section 67 of the Code, limitations on interest deductions under Section 163 of the Code and the limitations on passive activity losses of Section 469 of the Code. Because of some of those limitations, it is possible that, if SP+ INFRA has losses and income from different types of activities, certain investors may not be able to use losses from SP+ INFRA to reduce income therefrom.
Organization, Management and Syndication Expenses. In general, neither SP+ INFRA nor any Unitholder may deduct organization or syndication expenses. An election may be made by a partnership to amortize organizational expenses over a 180-month period, although SP+ INFRA does not intend to make such election. Syndication fees (which would include any sales or placement fees or commissions), however, must be capitalized and cannot be amortized or otherwise deducted. The Management Fees paid to the Investment Advisor (and similar fees paid to the investment advisers of the underlying investment funds in which SP+ INFRA holds interests) may not be deductible (or if deductible, may be subject to limitations on deductibility).
Limitations on Deduction of Business Interest. For taxable years beginning before January 1, 2026, deductions for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, or the pass-through income deduction described above, are disallowed. Business interest includes any interest on indebtedness related to a trade or business, but excludes investment interest, to which separate limitations apply.
Sale or Disposition of SP+ INFRA Units. A U.S. Unitholder that sells or otherwise disposes of an interest in SP+ INFRA in a taxable transaction generally will recognize gain or loss equal to the difference, if any, between the adjusted basis of the interest and the amount realized from the sale or disposition. The amount realized will include the Unitholder’s share of SP+ INFRA’s liabilities outstanding at the time of the sale or disposition. If the Unitholder holds the interest as a capital asset, such gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by SP+ INFRA would qualify for such treatment and will generally be long-term capital gain or loss if the Unitholder had held the interest for more than one year on the date of such sale or disposition, provided, that a capital contribution by the Unitholder within the one-year period ending on such date will cause part of such gain or loss to be short-term. In addition, if the capital contribution of a new Unitholder is distributed to the Unitholders (other than such new Unitholder), for U.S. federal income tax purposes such distributions may be treated as a taxable sale of a portion of their interests by Unitholders receiving such distributions. In the event of a sale or other transfer of an interest at any time other than the end of SP+ INFRA’s taxable year, the share of income and losses of SP+ INFRA for the year of transfer attributable to the interest transferred will be allocated for U.S. federal income tax purposes between the transferor and the transferee on an interim closing-of-the-books basis, pro rata basis, or other reasonable method determined by the General Partner reflecting the respective periods during such year that each of the transferor and the transferee owned the interest. The Code provides for an election whereby SP+ INFRA could adjust the basis of its property upon distributions of partnership property to a Unitholder and upon transfers of the Units (including by reason of death). The General Partner has the discretion to determine whether or not to implement such election.
Treatment as a Disguised Sale. Under Section 707(a) of the Code, a portion of the cash received by a U.S. Unitholder who tenders its Units pursuant to the Repurchase Program may be treated as received pursuant to a disguised sale of a portion of such U.S. Unitholder’s Units of the Fund to the extent the repurchase requests are funded by incoming subscriptions to the Lux Fund or SP+ INFRA. Pursuant to such disguised sale, a U.S. Unitholder will recognize gain or loss equal to the difference, if any, between the amount realized on the payment for the portion of such Unitholder’s tendered Units deemed sold and the Unitholder’s adjusted tax basis in such Units (see “—Basis” above). The amount realized will be measured by the portion of the cash treated as received pursuant to such disguised sale, plus the amount of the reduction in such Unitholder’s share of the Fund’s liabilities, if any, attributable to the tendered Units deemed sold. Notwithstanding the foregoing, the application of Section 707(a) of the Code and related rules to the purchase of Units properly repurchased pursuant to the Repurchase Program is complex and subject to significant uncertainty. There is no authority directly on point regarding the application of Section 707(a) of the Code and related rules to the manner in which the Fund will purchase Units from Unitholders. Accordingly, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the positions described herein. Unitholders should consult their own tax advisers regarding the consequences of participating in the Repurchase Program under Section 707(a) of the Code and related rules.
Treatment as a Distribution. To the extent payment received by a U.S. Unitholder who tenders its Units pursuant to the Repurchase Program is not treated as received pursuant to a disguised sale of Units (as described above under “—Treatment as a Disguised Sale”), such payment will generally be treated as a distribution on the remaining Units, if any, held by a tendering U.S. Unitholder. If the Fund purchases less than all of a U.S. Unitholder’s Units, then the amount of such distribution will reduce, but not below zero, such Unitholder’s adjusted tax basis in its remaining Units (see “—Basis” above). If the amount of such distribution to a U.S. Unitholder exceeds such Unitholder’s adjusted tax basis in its Units, the excess generally will be taxable to the U.S. Unitholder as though it were a gain from a sale or exchange of the U.S. Unitholder’s Units. Such gain generally will be treated as capital gain and will be long-term capital gain if the U.S. Unitholder’s holding period for our Units exceeds one year. No loss will be recognized by a U.S. Unitholder that tenders less than all of its Units pursuant to the Repurchase Program. In general, any reduction in a U.S. Unitholder’s allocable share of the Fund’s liabilities (as determined for U.S. federal income tax purposes), if any, as a result of the U.S. Unitholder’s sale of Units pursuant to the Repurchase Program would be treated as a cash payment to the U.S. Unitholder, which could increase the U.S. Unitholder’s gain under the foregoing rules, whether such gain is recognized by reason of part treatment as a disguised sale or part treatment as a distribution.
Gain or loss recognized by a U.S. Unitholder upon the disguised sale of Units generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the Units were held for more than one year as of the date of the sale. Long-term capital gains recognized by individuals and certain other non-corporate taxpayers generally are subject to U.S. federal income tax at reduced tax rates. Short-term capital gains recognized by non-corporate taxpayers, and all capital gains recognized by corporate taxpayers, generally are taxed at ordinary income rates. Capital losses are subject to a number of limitations under the Code. Each U.S. Unitholder who acquired our Units at different times and intends to tender pursuant to the Repurchase Program all or a portion of our Units within a year of the most recent purchase should consult its own tax adviser regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.
Complete Liquidation of a Unitholder’s Interest in the Fund. Notwithstanding the discussion above under “Treatment as a Disguised Sale” and “Treatment as a Distribution”, a U.S. Unitholder who, pursuant to the Repurchase Program, sells all of its Units will recognize gain or loss equal to the difference between the amount realized on the payment for such Units and the U.S. Unitholder’s adjusted tax basis in its Units immediately prior to such sale (see “—Basis” above). The amount realized will include the U.S. Unitholder’s allocable share of the Fund’s liabilities (as determined for U.S. federal income tax purposes), if any, as well as the cash paid to the U.S. Unitholder pursuant to the repurchase. Gain or loss recognized upon the sale or exchange of our Units generally will subject to the rules described above under (“—as a Disguised Sale”).

The application of the foregoing rules to U.S. Unitholders participating in the Repurchase Program is complex and subject to uncertainty. Tendering U.S. Unitholders should consult their own tax advisers regarding the application of the foregoing rules to them in light of their particular circumstances.
Foreign Tax Credit Limitations. U.S. Unitholders may be entitled to a foreign tax credit with respect to creditable foreign taxes paid on the income and gains of SP+ INFRA (or from such Unitholder’s share of income and gains of an investment fund in which SP+ INFRA holds interests). Complex rules may, however, depending on each U.S. Unitholder’s circumstances, limit the availability or use of foreign tax credits. In particular, gain recognized on the sale of a non-U.S. investment will generally be treated as U.S. source gain with respect to a U.S. Unitholder for foreign tax credit purposes and therefore a U.S. Unitholder may not be able to claim a credit for any foreign taxes imposed upon such sale unless such credit can be applied against tax due on other income treated as derived from foreign sources. Further, U.S. Unitholders will generally not be entitled to an indirect foreign tax credit with respect to foreign taxes paid by an entity in which SP+ INFRA invests that is treated as a corporation for U.S. federal income tax purposes. Capital gains realized by SP+ INFRA may be considered to be from sources within the U.S., which may effectively limit the amount of foreign tax credit allowed to the U.S. Unitholder. Certain losses arising from SP+ INFRA may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.
Non-U.S. Currency Gain or Loss. SP+ INFRA may engage in transactions involving non-U.S. currencies, including non-U.S. currency hedging transactions, and SP+ INFRA and the U.S. Unitholders may experience foreign currency gain or loss with respect to SP+ INFRA’s investments. In general, subject to certain exceptions, non-U.S. currency gain or loss is treated as ordinary income or loss. U.S. Unitholders should consult with their individual tax advisors with respect to the tax treatment of non-U.S. currency gain or loss.
Issues Relating to Foreign Corporations. U.S. Unitholders may be subject to special rules applicable to indirect investments in foreign corporations, including those discussed below.
Controlled Foreign Corporations. If a United States Person, including any U.S. Unitholder, owns actually or constructively at least 10% of the voting stock or value of a foreign corporation, such United States Person is considered a “United States Shareholder” with respect to the foreign corporation. If United States Shareholders in the aggregate own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a “controlled foreign corporation” (a “CFC”). For this purpose, each non-U.S. investment fund in which SP+ INFRA invests generally will be regarded as transparent, and SP+ INFRA will be deemed to own its proportionate share of any stock of a non-U.S. corporation that is owned directly or indirectly by such non-U.S. investment fund. If SP+ INFRA or a U.S. investment fund in which SP+ INFRA invests, as the case may be, owns an interest in a non-U.S. corporation, SP+ INFRA or such U.S. investment fund, as the case may be, will be treated as a United States Shareholder of any non-U.S. corporation in which its share ownership reaches this 10% threshold. If the corporation qualifies as a CFC at any time during the taxable year, the United States Shareholders of the CFC may be subject to current U.S. tax on certain types of income of the foreign corporation (e.g., dividends, interest, certain rents and royalties, gain from the sale of property producing such income, certain income from sales and services and certain low-taxed foreign income), regardless of cash distributions from the CFC. In addition, gain on the sale of the CFC’s stock by a United States Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend. It is possible that one or more of the foreign corporations in which SP+ INFRA invests (directly or indirectly) may be classified as CFCs and that SP+ INFRA or an investment fund in which SP+ INFRA invests may be treated as a United States Shareholder. Recently finalized regulations would allow United States Persons to look through SP+ INFRA for purposes of determining any current inclusions under the CFC rules, but would still require a portion of gain on sale to be classified in whole or in part as dividend income.
Passive Foreign Investment Companies. U.S. tax law contains special provisions dealing with “passive foreign investment companies” (“PFICs”). A PFIC is defined as any foreign corporation in which either (i) 75% or more of its gross income for the taxable year is “passive income” or (ii) 50% or more of its assets (by value) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC with respect to a U.S. shareholder, it is, subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfies either of the qualification tests in subsequent years. If SP+ INFRA were to invest in a PFIC, any gain on disposition of stock of the PFIC as well as income realized on certain “excess distributions” by the PFIC, would be treated as though realized ratably over the shorter of a U.S. Unitholder’s holding period of its Units or SP+ INFRA’s holding period for the PFIC. Such gain or income would be taxed as ordinary income. In addition, an interest charge would be imposed on the U.S. Unitholder based on the tax treated as deferred from prior years. If SP+ INFRA were to invest in a PFIC and SP+ INFRA elected to treat its interest in the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing treatment, such U.S. Unitholder would be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified fund, even if not distributed to SP+ INFRA or the Unitholders. In order to make such election, the PFIC must, among other things, supply the IRS with an information statement. If a non-U.S. portfolio entity is indirectly held by SP+ INFRA through its ownership in a U.S. investment fund in which SP+ INFRA holds interests, that U.S. investment fund (and not SP+ INFRA) must make a QEF election in order for SP+ INFRA’s U.S. Unitholders to be subject to the tax treatment described immediately above. Recently proposed U.S. Treasury Regulations would require that a U.S. Unitholder, rather than SP+ INFRA, make the QEF election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF election made by SP+ INFRA (or any U.S. alternative investment vehicle treated as a partnership for U.S. federal income tax purposes) prior to that date would continue for any U.S. Unitholder that owns an interest in a PFIC through SP+ INFRA on the date the proposed regulations are finalized. Alternatively, an election may be made in the case of certain “marketable stock” to “mark to market” the stock of a PFIC on an annual basis. Pursuant to such an election, a U.S. Unitholder would include in income each year as ordinary income the excess, if any, of the fair market value of the stock at the end of the taxable year over SP+ INFRA’s adjusted basis and will be permitted an ordinary loss deduction in respect of the excess, if any, of the adjusted basis of the stock over its fair market value at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the election). There can be no assurance that a company in which SP+ INFRA or an investment fund in which SP+ INFRA holds interests invests will not qualify as a PFIC, that a PFIC in which SP+ INFRA or an investment fund in which SP+ INFRA holds interests does invest will provide the information necessary for a QEF election to be made or that stock of a PFIC will qualify as “marketable stock.” SP+ INFRA will generally seek to avoid investing directly in PFICs in order to streamline tax reporting to investors and may instead hold such entities through U.S. Corporations.
Certain Reporting Requirements. U.S. Unitholders may be subject to substantial penalties if they fail to comply with special information reporting requirements with respect to their investments in the Fund or the Feeder Fund. In addition, United States Persons that own stock in foreign corporations, including CFCs and PFICs, are subject to special reporting requirements under the Code.
Taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible that the Fund or the Feeder Fund may engage in transactions that subject the Fund or the Feeder Fund and potentially its Unitholders to such disclosure. A Unitholder disposing of an interest in the Fund or the Feeder Fund at a taxable loss may also be subject to such disclosure.
U.S. individuals (and possibly certain entities) must file certain information with their annual U.S. federal income tax return regarding interests they hold in foreign entities or accounts worth more than $50,000 at the end of the year or more than $75,000 at any time during the year. If the General Partner were to offer a structure where U.S. Unitholders own their investment in SP+ INFRA through a non-U.S. entity, it is possible any such U.S. Unitholders would be subject to such information reporting. In addition, a separate obligation to file an annual Report of Foreign Bank and Financial Accounts (an “FBAR”) applies to any United States person who has a financial interest in, or signature or other authority over, non-U.S. financial accounts worth more than $10,000 at any time during the year. The FBAR regulations continue to reserve on the application of the FBAR rules to ownership by a United States Person of an interest in a foreign private fund entity. Depending on the nature of future guidance, if the General Partner were to offer a structure where U.S. Unitholders own their investment in SP+ INFRA through a non-U.S. entity, it is possible any such U.S. Unitholders would also be subject to the FBAR filing requirements. Potential investors should discuss the application of the above rules with their own advisers in light of their individual circumstances.
Prospective U.S. Unitholders should consult their own tax advisors regarding the above reporting requirements.
Tax-Exempt Investors. Qualified pension, profit-sharing and stock bonus plans, educational institutions and other tax-exempt entities (including private foundations as discussed below) are generally subject to U.S. federal income taxation on their “unrelated business taxable income” (“UBTI”). Subject to certain exceptions described below, UBTI is defined as the gross income derived by such a tax-exempt entity from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner), less the deductions directly connected with that trade or business. UBTI generally does not include dividends, interest, certain types of rents from real property and gain or loss derived from the sale of property (other than gain or loss derived from the sale of inventory and property sold to customers in the ordinary course of a trade or business). UBTI does include operating income from certain asset categories owned directly or through entities treated as transparent for U.S. federal income tax purposes. In addition, fee income actually received or deemed to be received by SP+ INFRA or the Unitholders (including any fee income that might be deemed to be received because, although paid to the Investment Advisor, or its Affiliates, such income results in a reduction in the Management Fee) may be treated as UBTI in certain circumstances. SP+ INFRA intends to take the position that Unitholders do not share in fee income by virtue of such a reduction in Management Fee. The IRS may take a contrary view, however. If that view were ultimately sustained, tax-exempt U.S. Unitholders could be required to pay U.S. federal income tax on that income as UBTI.
If a tax-exempt entity’s acquisition of an interest in a partnership is debt-financed, or a partnership incurs “acquisition indebtedness” that is allocated to the acquisition of a partnership investment, then UBTI may include a percentage of gross income (less the same percentage of deductions) derived from such investment regardless of whether such income would otherwise be excluded as dividends, interest, rents, gain or loss from sale of eligible property, or similar income. SP+ INFRA expects to incur debt either directly or through the investment funds in which SP+ INFRA invests, which could generate UBTI for U.S. tax-exempt Unitholders (given that generally debt incurred by a partnership is attributed to its partners). In addition, SP+ INFRA or the entities through which it invests may earn operating income that would be UBTI if earned by a U.S. tax-exempt Unitholder directly. Due to the anticipated operations of SP+ INFRA, it is possible that SP+ INFRA will incur income treated as UBTI. In addition, U.S. tax-exempt Unitholders may not be permitted to offset losses from one trade or business against the income or gain from another trade or business (even if those trades or businesses are both conducted by SP+ INFRA). Each tax-exempt investor is urged to consult with its own tax counsel as to the U.S. federal income tax consequences as a result of incurring UBTI.
In order to mitigate the incurrence of UBTI for U.S. tax-exempt investors (and ECI for Non-U.S. Unitholders), the General Partner has formed the Feeder Fund, which will be treated as a partnership for U.S. federal income tax purposes and will invest in the Fund indirectly through one or more U.S. and non-U.S. Corporations. As a result, investors that invest through the Feeder Fund will generally derive returns from such investments in the form of dividends or capital gain, which are generally excluded from UBTI so long as such investors’ acquisition of units in a Feeder Fund is not debt-financed. Moreover, debt incurred by the Fund would generally be allocated to the corporations through which the Feeder Fund invests and not to its owners. Although it is possible that the IRS could seek to disregard such corporations and apply the debt-financed property or other UBTI rules to tax-exempt investors, the Fund believes such treatment should not apply. A tax-exempt investor is not expected to incur UBTI solely by reason of an investment in the Feeder Fund.
A non-U.S. Corporation through which the Feeder Fund invests will generally be subject to the U.S. federal income tax treatment described below under “Taxation of Non-U.S. Unitholders.” Thus, gains from the sale of stock or securities generally are not subject to U.S. federal income tax and the exemption of interest income under the portfolio interest rules would apply to a non-U.S. Corporation to the extent so described below. However, dividends and effectively connected income (including gains from the sale of United States real property interest) are subject to U.S. federal income tax. Significant amounts of the assets of the Feeder Fund are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations. When determining whether to invest in Fund through the Feeder Fund, U.S. tax-exempt Unitholders (and Non-U.S. Unitholders) should consider the taxes imposed on the Feeder Fund as compared to any tax on UBTI (or ECI) that may arise from the Investments.
If a U.S. tax-exempt Unitholder is not otherwise taxable under the UBTI provisions with respect to its Units in the Feeder Fund (for example, as debt-financed income), it would not generally be subject to tax under the PFIC rules or the CFC rules. U.S. tax-exempt Unitholders should consult their own tax advisors as to the application of the above rules to their particular situations.
Certain Issues Pertaining to Private Foundations. In some instances, an investment in the Fund by a private foundation could be subject to an excise tax to the extent that it constitutes an “excess business holding” within the meaning of the Code. For example, if a private foundation (either directly or after taking into account the holdings of its disqualified persons) acquires more than 20% of the profits interest of the Fund (or 35%, if the private foundation does not directly or indirectly “control” the Fund), the private foundation may be considered to have an excess business holding unless at least 95% of the Fund’s gross income is from passive sources within the meaning of Section 4943(d)(3)(B) of the Code and the private foundation does not own, through the Fund, an excess amount of the voting stock or equivalent in any business enterprise owned by the Fund.
Private foundations should consult their own tax advisors regarding the excess business holdings provisions and all other aspects of Chapter 42 of the Code as they relate to an investment in the Fund, including the level of UBTI that a private foundation may generate as a result of an investment in the Fund. Private foundations should consult their own tax advisors regarding the tax consequences of an investment in the Fund.
Certain tax-exempt investors may be subject to an excise tax if the Fund engages in a “prohibited tax shelter transaction” or a “subsequently listed transaction” within the meaning of Section 4965 of the Code. In addition, if the Fund engages in a “prohibited tax shelter transaction,” tax-exempt investors may be subject to substantial penalties if they fail to comply with special disclosure requirements and managers of such tax-exempt investors may also be subject to substantial penalties. Although the Fund does not expect to engage in any such transaction, the rules are subject to interpretation and therefore there can be no assurance that the rules of Section 4965 of the Code will not apply to a tax-exempt Unitholder. Tax-exempt Unitholders should consult their own tax advisors regarding these rules.
Taxation of Non-U.S. Unitholders
General. Investments made by the Fund in the United States may constitute a U.S. trade or business. In general, in that event, Non-U.S. Unitholders would themselves be considered engaged in a trade or business in the United States through a permanent establishment. Thus, Non-U.S. Unitholders that invest in the Fund directly or through an entity that is transparent for U.S. federal income tax purposes should be aware that the Fund’s income and gain from (as well as gain on the sale of Units in the Fund that is attributable to) U.S. Investments may be treated as effectively connected with the conduct of a U.S. trade or business through a permanent establishment and thus be subject to U.S. federal income tax (and possibly state and local income tax), even though such investor has no other contact with the United States. In addition, it is likely that one or more investment funds that the Fund holds interests in are engaged in a U.S. trade or business. Any U.S. trade or business income allocated to the Fund by such investment funds will be allocated to the Unitholders.
To the extent the Fund or an investment fund the Fund holds interests in is engaged in a U.S. trade or business for U.S. federal income tax purposes, the Fund would be required to withhold and pay over to the U.S. tax authorities a percentage equal to the highest applicable U.S. tax rate of each Non-U.S. Unitholder’s distributive share of Fund’s income that is effectively connected with such trade or business, and each Non-U.S. Unitholder would be required to file U.S. tax returns and pay U.S. tax on its share of the Fund’s net effectively connected income. In such a case, all or a portion of the gain on the disposition (including by repurchase) by a Non-U.S. Unitholder of its interests may be taxed as effectively connected income to the extent such gain is attributable to assets of the Fund that generate effectively connected income. Furthermore, the transferee of an interest in a partnership engaged in a U.S. trade or business may also be required to withhold up to 10% of the amount realized (and the partnership would be required to withhold from future distributions to the transferee if the transferee fails to properly withhold). In addition, a Unitholder which is a non-U.S. corporation may also be subject to an additional branch profits tax of 30% on its share of the Fund’s effectively connected earnings and profits, adjusted as provided by law (subject to reduction by any applicable tax treaty).
Further, it is likely that the Fund will recognize gain from the sale of assets that are United States real property interests. Regardless of whether the Fund’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Unitholders (other than certain qualified foreign pension funds and entities wholly owned by qualified foreign pension funds) are taxed on the gain derived from the dispositions of U.S. real property interests (including gain allocated to a Non-U.S. Unitholder upon a sale of such property interests by the Fund). A U.S. real property interest includes an interest in a U.S. real property holding corporation. Under FIRPTA, Non-U.S. Unitholders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss. As a result, Non-U.S. Unitholders that receive income allocations from the sale of a U.S. real property interest may be required to file a U.S. federal income tax return and may be subject to U.S. federal income tax at regular U.S. rates on a sale, exchange, or other disposition of such U.S. real property interest. Generally with respect to gain attributable to the Fund’s sale of a U.S. real property interest that is allocated to a Non-U.S. Unitholder, the

Fund will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Unitholder based on the status of such Non-U.S. Unitholder. As a result, a Unitholder which is a non-U.S. corporation may bear significant U.S. tax. Also, gain attributable to the Fund’s sale of a U.S. real property interest may be subject to a 30% branch profits tax (as discussed above).
Each Non-U.S. Unitholder is expected to participate in the Fund through the Feeder Fund, as defined above. Such Feeder Fund will invest in the Fund through one or more Corporations, which will be subject to corporate income tax and branch profits tax on ECI, and dividend withholding on non-ECI, as applicable. Significant amounts of the assets of the Feeder Fund are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations including any income that is effectively connected with a U.S. trade or business (including the sale of a U.S. real property interest) that is allocated to a non-U.S. Corporation through which the Feeder Fund invests. Consequently, an investment through a Feeder Fund will not reduce the U.S. federal income tax liability associated with an investment in the Fund but it is expected to reduce the administrative burdens associated with filing U.S. tax returns with respect to such an investment.
In general, neither the Fund nor the Non-U.S. Unitholders who are not themselves engaged in a U.S. trade or business (or deemed to be engaged in a U.S. trade or business through an investment fund in which the Fund holds interests) will be subject to any U.S. tax with respect to gains from the sale of stock or debt securities held for investment, provided that such gains are not effectively connected to the conduct of a U.S. trade or business by the Fund. However, a non-resident individual present in the U.S. for 183 or more days in the taxable year of the sale, calculated by taking account a portion of the days such individual was present in the United States in the preceding two years, would be taxed by the U.S. on any such gain if either (a) such individual’s tax home for U.S. federal income tax purposes is in the U.S., or (b) the gain is attributable to an office or other fixed place of business maintained in the U.S. by such individual. In addition, special rules would apply to dispositions of “United States real property interests” which include stock in a U.S. corporation 50% or more of the assets of which consist of U.S. real property. Special rules may also apply in the case of non-U.S. investors: (i) that have an office or fixed place of business in the U.S.; or (ii) that are former citizens of the U.S., CFCs, PFICs and corporations which accumulate earnings to avoid U.S. federal income tax. Such persons are urged to consult their U.S. tax advisors before investing in the Fund.
The Fund will make investments that generate U.S. source interest or dividends. The Fund would not generally be required to withhold tax on portfolio interest income. Portfolio interest generally includes (with certain exceptions) interest paid on registered obligations with respect to which the beneficial owner provides a statement that it is not a United States Person. The portfolio interest exemption is not available with respect to interest paid to a 10% shareholder of the issuer of the indebtedness and is subject to certain other limitations. In addition, certain types of “contingent interest” (generally, interest the amount of which is determined by the receipts, sales, cash flow, income or profits of the debtor or a related person, or by dividends or partnership distributions made by the debtor or related person) are excluded from portfolio interest income. The Fund would be required to withhold at the rate of 30% on U.S. source interest (other than portfolio interest), dividends and certain other U.S. source income, including certain dividend equivalent amounts governed by Section 871(m) of the Code. A Non-U.S. Unitholder who is resident for tax purposes in a country with respect to which the U.S. has an income tax treaty may be eligible for a reduced rate of withholding in respect of U.S. source dividend and interest income pursuant to such treaty.
Other Matters
Indemnity; Reserves. Each Unitholder will be required to indemnify the Fund for any withholding or other tax obligations imposed on the Fund with respect to such Unitholder. The Fund may reserve certain amounts otherwise distributable to Unitholders in light of such potential obligations. The amount of any taxes paid by the Fund or entities in which the Fund holds a direct or indirect interest and amounts withheld for taxes will be treated as distributions to such Unitholder to the extent determined by the General Partner to be appropriate.
Partnership Representative. The General Partner will act as or appoint the “partnership representative” of the Fund and the Feeder Fund, with the authority, subject to certain restrictions, to act on behalf of the Fund and the Feeder Fund in connection with any administrative or judicial review of items of the Fund’s income, gain, loss, deduction or credit of the Fund and the Feeder Fund, as applicable.
U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under such alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If the Fund or the Feeder Fund is able to and in fact elects this alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.
There can be no assurance that the Fund or the Feeder Fund will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If the Fund or the Feeder Fund does not or is not able to make such an election, then (1) the then-current Unitholders, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had the Fund or the Feeder Fund elected the alternative procedure, and (2) a given Unitholder may indirectly bear taxes attributable to income allocable to other Unitholders or former Unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such Unitholder’s ownership of units in the Fund or the Feeder Fund. Accordingly, it is possible that a Unitholder will bear tax liabilities unrelated to its ownership of units in the Fund or the Feeder Fund. Amounts available for distribution to the Unitholders may be reduced as a result of the Fund’s obligations to pay any taxes associated with an adjustment.
The partnership representative of the Fund or the Feeder Fund will be the only person with the authority to act on behalf the Fund with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, the Fund, the Feeder Fund and each Unitholder will be bound by the actions taken by the partnership representative on behalf of the Fund or the Feeder Fund, as applicable during any audit or litigation proceeding concerning U.S. federal income taxes.
Prospective investors should consult their own tax advisors regarding all aspects of these rules as they affect their particular circumstances.
A tax return preparer may not sign a return without itself incurring a penalty unless either in its view each position taken on such return is more likely than not to be sustained if challenged by the IRS or such position is separately disclosed on the return. The Fund may adopt positions that require such disclosure, which may increase the likelihood the IRS will examine the Fund’s tax returns, or may forego otherwise valid reporting positions to avoid such disclosure, which may increase the tax payable by a Unitholder.
Taxes in Other Jurisdictions. In addition to U.S. federal income tax consequences, prospective investors should consider potential U.S. state and local and non-U.S. tax consequences of an investment in the Fund in the state or locality in which they are a resident for tax purposes. A Unitholder may be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in jurisdictions in which the Fund or the investment funds in which the Fund holds interests operate. Income or gains from investments held by the Fund or investment funds in which the Fund holds interests may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable treaties. Unitholders that wish to claim the benefit of an applicable income tax treaty may be required to submit information to tax authorities in such jurisdictions. Potential investors should consult their own tax advisors regarding the U.S. state and local and non-U.S. tax consequences of an investment in the Fund.
FATCA. FATCA requires all entities in a broadly defined class of foreign financial institutions (“FFIs”) to comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments, and requires non-U.S. entities which are not FFIs to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to certain U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under current regulations; however, the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding on these payments is not set to apply until two years after the publication of final regulations defining “foreign passthru payment” in the Federal Register. In general, a non-U.S. entity in which the Feeder Fund invests and certain non-U.S. entities in which the Fund may invest, are expected to be considered FFIs. The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS, or, if subject to an IGA, register with the IRS and comply with the reporting regime of the IGA and any implementing legislation enacted hereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of the reported information with the IRS. In the event FFIs are unable to do comply with the preceding reporting requirements, certain payments made to FFIs may be subject to a U.S. withholding tax, which would reduce the cash available to investors in the Fund. These reporting requirements may apply to investors who are FFIs, or to underlying funds in which the Fund invests, and Stonepeak will have no control over whether any underlying fund complies with the reporting regime. Such withheld amounts that are allocable to a Unitholder may, in accordance with the Fund LPA, be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. Prospective investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.
Certain Proposed United States Federal Income Tax Legislation. A number of items of legislation are currently proposed, or have been proposed in the past, that could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Feeder Fund. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. Prospective investors should consult their own tax advisors regarding proposed legislation.
Certain ERISA Considerations
The following is a summary of certain considerations associated with an investment in the Fund by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) “plans” described in Section 4975 of the Code that are subject to Section 4975 of the Code (including, without limitation, individual retirement accounts and “Keogh” plans), (iii) plans, accounts and other arrangements that are subject to the provisions of any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”), and (iv) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii), (iii) and (iv) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).
General Fiduciary Matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA which are subject to Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code to which Section 4975 of the Code applies (including “Keogh” plans and individual retirement account (“IRA”)), and (c) entities whose underlying assets are considered to include plan assets are by reason of such an employee benefit plan’s or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In considering an investment in the Fund of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in the Fund, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if the General Partner, the Investment Advisor or any of their respective Affiliates is a fiduciary with respect to such assets of the Plan. Each prospective investor that is or is acting on behalf of any Plan must independently determine that the Units are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Other Plan Laws, and the facts and circumstances of each investing Plan.
Prohibited Transaction Issues. Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code. The acquisition and / or ownership of Units by a Benefit Plan Investor with respect to which the Fund is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under

Section 406 of ERISA and / or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of investments in the Fund. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Units in reliance on these or any other exemption should carefully review the exemption in consultation with its counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Under ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest in such entity and an undivided interest in each of the underlying assets of the entity unless it is established either that (i) less than 25% of the total value of each class of equity interests in the entity is held by Benefit Plan Investors (the “25% Test”) or (ii) the entity is an “operating company,” (each within the meaning of the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any Affiliates thereof. Thus, absent satisfaction of another exception under ERISA, if 25% or more of the total value of any class of equity interests of the Fund were held by Benefit Plan Investors, an undivided interest in each of the underlying assets of the Fund would be deemed to be “plan assets” of any Benefit Plan Investor that invested in the Fund.
Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a Venture Capital Operating Company (“VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.
The Fund will not be an investment company under the 1940 Act. Accordingly, to the extent the Fund does not qualify as a VCOC, the Fund intends to rely on the “publicly offered security” exception or another exception to holding “plan assets” within the meaning of the Plan Asset Regulations, such as the 25% Test, however no assurance can be given in this regard. The Fund currently does not intend to permit Benefit Plan Investors to hold any Class A-1b, Class A-1c, Class F-1, Class F-2, Class F-3 or Class F-4 Units.
Plan Asset Consequences. If the Fund were deemed to be “plan assets” of one or more Benefit Plan Investors within the meaning of the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner, the Investment Advisor and / or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the General Partner. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. Under the Fund LPA, the General Partner will have the power to take certain actions to avoid having the assets of the Fund characterized as “plan assets,” including, without limitation, the right to cause a Unitholder that is a benefit plan investor to withdraw from the Fund and / or the Feeder Fund. While the General Partner and the Fund do not expect that the General Partner will need to exercise such power, neither the General Partner nor the Fund can give any assurance that such power will not be exercised.
The Units issued by the Feeder Fund are not expected to qualify as “publicly-offered securities” and it is possible that the Feeder Fund may not satisfy the 25% Test, in which case the assets of the Feeder Fund will constitute “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code or applicable Other Plan Laws. The Feeder Fund is intended to be structured as an intermediate vehicle for purposes of an investment in the Fund with limited discretion with respect to the investment, management and disposition of assets of Feeder Fund. In this regard, when investing in the Fund through the Feeder Fund, each Unitholder will, by making a capital contribution to the Feeder Fund, be deemed to (i) direct the General Partner in its capacity as a general partner of the Feeder Fund to the amount of such capital contribution in the Fund and acknowledge that during any period when the underlying assets of the Feeder Fund are deemed to constitute “plan assets” for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Other Plan Law, the General Partner of the Feeder Fund will act as a custodian with respect to the assets of the Feeder Fund but is not intended to be a fiduciary with respect to the Feeder Fund for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law, (ii) represent that such capital contribution, and the transactions contemplated by such direction, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation of any applicable Other Plan Law and (iii) acknowledge and agree that during any period when the underlying assets of the Feeder Fund are deemed to constitute “plan assets” subject to Title I of ERISA, in satisfaction of any “indicia of ownership” requirements, the general partner of the Feeder Fund will, or will cause an Affiliate of the general partner to, hold the counterpart of the signature page of the Feeder Fund LPA in the United States. However, there can be no assurance that the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code or applicable Other Plan Law will not be applicable to activities of the Feeder Fund.
Other Plans. Certain Plans, such as governmental plans, non-electing church plans, and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest in Units. Accordingly, each Plan, including governmental and foreign plans, considering an investment in our Units should consult with their legal advisors regarding their proposed investment in our Units.
Representation. By acceptance of any Units, each Unitholder will be deemed to have represented and warranted that either (i) it is not, and it is not investing on behalf of, any Plan or (ii) the purchase and holding of our Units by such Unitholder will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or similar violation under any applicable Other Plan Laws.
Independent Fiduciaries with Financial Expertise. This Registration Statement and the Fund LPA do not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The General Partner, Investment Advisor and their respective Affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in Units on account of the fees and other compensation they expect to receive (as the case may be) from the Fund and their other relationships with the Fund as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law) with respect to the Plan’s investment in the Units who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Units and any related transactions.
Reporting of Indirect Compensation. Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Servicing Fee, the Management Fee and the Performance Participation Allocation, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the Fund or the Feeder Fund. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans such as governmental and non-U.S. plans may contain fiduciary and responsibility and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.
Each Plan fiduciary should consult its legal advisor concerning the potential consequences under ERISA, the Code and any applicable Other Plan Law before making an investment in the Fund directly or indirectly through the Feeder Fund.

ITEM 1A	RISK FACTORS
Risk Factors
The purchase of units in SP+ INFRA involves a high degree of risk that should be considered before making any investment. There can be no assurance that SP+ INFRA’s investment objectives will be achieved or that an investor will receive a return of the amount it invested. The possibility of partial or total loss of capital will exist and Unitholders must be prepared to bear capital losses that could result from investments. An investor should only invest in SP+ INFRA as a part of an overall investment strategy and only if the investor is able to withstand a total loss of its investment. The following considerations, among others, should be carefully evaluated before making an investment in SP+ INFRA, however, they should not be seen as an exhaustive list of potential risks or conflicts. Additional risks and uncertainties not currently known to SP+ INFRA, or that have not been noted in this Registration Statement, also may have a negative or adverse effect, which could be material, on the performance of SP+ INFRA and the value of the Units. The order in which the risks are presented below is not intended to provide an indication of the likelihood of their occurrence or of their magnitude or significance. Prospective investors are urged to review this Registration Statement carefully and in its entirety and consult with their professional advisors before investing in the Units.
Because SP+ INFRA may invest in and / or alongside certain Other Stonepeak Accounts (which, for all purposes of “Item 1A. Risk Factors”, include Stonepeak proprietary vehicles), the risk factors described herein may apply to SP+ INFRA’s Direct Investments, Secondary Investments and Primary Commitments in and / or alongside Other Stonepeak Accounts and all references to SP+ INFRA shall include references to the relevant Other Stonepeak Accounts alongside and through which SP+ INFRA may invest, as the context so requires. Additionally, many of the risk factors described herein will be applicable in connection with investments made by third-party investment funds and third-party managers in which SP+ INFRA may participate, even if such investments are not specifically discussed in such risk factors. Capitalized terms used but not defined in “Item 1A. Risk Factors” have the meanings given to such terms elsewhere in this Registration Statement.
Risks and potential conflicts of interest include, but are not limited to, the following:
MARKET CONDITIONS
Syndication/Warehousing of Pre-Identified Investments. Stonepeak expects that Stonepeak or Other Stonepeak Accounts will, directly or indirectly, in whole or in part, transfer for cash or contribute in-kind to SP+ INFRA or any Intermediate Entities certain pre-identified investments. Such pre-identified investments may be transferred or contributed at any time after the first Subscription Date of SP+INFRA.
In the event that either Stonepeak or an Other Stonepeak Account is not successful in transferring or contributing a pre-identified investment to SP+ INFRA or an Intermediate Entity, in whole or in part, SP+ INFRA may consequently hold a greater concentration of certain Investments than initially was intended, which could make SP+ INFRA more susceptible to fluctuations in value resulting from adverse economic and / or business conditions with respect thereto. In addition, SP+ INFRA may not be able to raise sufficient funds to purchase all of the pre-identified investments. In that case, the General Partner may determine to acquire some but not all of the assets held by Stonepeak or an Other Stonepeak Account and there is no guarantee that such acquired assets SP+ INFRA accepts will ultimately be the best performing assets of those available. Alternatively, if SP+ INFRA is not able to raise sufficient funds to purchase all or a significant portion of the pre-identified investments, the General Partner may contribute such pre-identified investments to SP+ INFRA in exchange for Class X Units, in which case the General Partner and its Affiliates will have a relatively greater percentage of SP+ INFRA as compared to third-party Unitholders.
The General Partner is also permitted to borrow funds, including from affiliates of the General Partner, in order to purchase pre-identified investments, as well as to, among other things, make, acquire, hold, finance (and refinance) other Investments. The General Partner will determine in its sole discretion the appropriate time, method and order in which SP+ INFRA will be required to pay, re-pay or reimburse the General Partner and its affiliates for any such loan(s) (and interest thereon). Because any loans provided to SP+ INFRA continue to accrue interest for so long as they are outstanding, the General Partner will be incentivized to keep such amounts outstanding for an extended period of time. Any loans extended by the General Partner and its affiliates to SP+ INFRA will not be subject to the limitations on borrowings set forth in the Fund LPA.

Highly Competitive Market for Investment Opportunities; Operators and Other Partners. Identifying, closing and realizing attractive investments that fall within SP+ INFRA’s investment objectives is highly competitive and involves a high degree of uncertainty and will be subject to market conditions. In addition, developing and maintaining relationships with joint venture partners or management teams, on which some of SP+ INFRA’s strategy depends, is highly competitive. A failure by Stonepeak to identify attractive investment opportunities, develop new relationships and maintain existing relationships with joint venture partners and other industry participants would adversely impact SP+ INFRA. SP+ INFRA will be competing for Investments and potential joint venture partners with other investment funds, corporations, individuals, companies, financial institutions (such as investment and mortgage banks and pension funds), sovereign wealth funds and other investors. New competitors constantly enter the market, and in some cases existing competitors may combine in a way that increases their strength in the market. Further, over the past several years, an ever-increasing number of investment funds have been formed (and many existing funds have grown in size) for the purpose of investing in assets and businesses similar to those which SP+ INFRA is targeting. Additional funds, entities or vehicles (including Other Stonepeak Accounts) with similar investment objectives have been and may be formed in the future. Some of these competitors may have more relevant experience, greater financial resources and more personnel than SP+ INFRA and Stonepeak. Such competitors may make competing offers for investment opportunities that are identified, and even after an agreement in principle has been reached with a prospective portfolio company, consummating the transaction is subject to a myriad of uncertainties, only some of which are foreseeable or within the control of SP+ INFRA. It is possible that competition for appropriate investment opportunities could increase, which may also require SP+ INFRA potentially to participate in auctions more frequently. The outcome of these auctions cannot be guaranteed, thus potentially reducing the number of investment opportunities available to SP+ INFRA and potentially adversely affecting the terms, including price, upon which Investments can be made. SP+ INFRA intends to be selective in its approach to targeting Investments, and there is no guarantee that Investments meeting SP+ INFRA’s investment criteria will be available or all of SP+ INFRA’s Investments will meet such criteria. Purchasers of the Units will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the Investments to be made by SP+ INFRA and, accordingly, will be dependent upon the judgment and ability of the General Partner and the Investment Advisor in sourcing transactions and investing and managing the capital of SP+ INFRA. Additionally, competition for investment opportunities from other investment vehicles has increased on a global scale. Private equity and other funds are making global competition increasingly intense. There can be no assurance that the addition of new sponsors to the market will not occur, and, if it does occur, could intensify this effect. Furthermore, there can be no assurance that SP+ INFRA will be able to locate, acquire, complete and exit Investments that satisfy SP+ INFRA’s rate of return or investment objectives, or realize upon their values, or that it will be able to fully invest its committed capital. In addition, Stonepeak’s investment strategies in certain Investments may depend on its ability to enter into satisfactory relationships with joint venture or operating partners. There can be no assurance that Stonepeak’s current relationship with any such partner or operator will continue (whether on currently applicable terms or otherwise) with respect to SP+ INFRA or that any relationship with other such persons will be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to SP+ INFRA.
Uncertain Geopolitical Events. International and / or local geopolitical events are likely to influence the issuers of, and markets for, instruments traded by SP+ INFRA, including ongoing wars in the Ukraine and middle-east. Such geopolitical events, including, without limitation, war, national referenda, political elections, international violent and non-violent conflicts, terrorist attacks, humanitarian political movements and reactions to national and international emergencies, can affect monetary policy, fiscal policy, international relations, currency valuations, legal systems and regulatory regimes, among numerous other things, in ways that could impact SP+ INFRA and / or its ability to operate and / or pursue its investment strategy.
General Economic and Market Conditions. The private equity industry generally, and SP+ INFRA’s investment activities in particular, are affected by general economic and market conditions, as well as a number of other economic factors that are likewise outside of Stonepeak’s control, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in tax, currency control and other applicable laws and regulations (including laws and rates relating to the taxation of SP+ INFRA’s Investments), trade barriers, consumer spending patterns, general economic and market conditions and activity (such as consumer spending patterns), technological developments and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations), foreign ownership restrictions and global pandemics. Market disruptions in a single country could cause a worsening of conditions on a regional and even global level. General fluctuations in the market price of securities and interest rates or a worsening of general economic and market conditions would likely affect the level and volatility of securities prices and the liquidity of SP+ INFRA’s Investments, which could impair SP+ INFRA’s profitability, result in losses and impact the Unitholders’ investment returns. Stonepeak’s financial condition may be adversely affected by a significant general economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Stonepeak’s business and operations and thereby could impact SP+ INFRA. A depression, recession, slowdown and / or sustained slowdown in the global economy or one or more regional markets (or any particular segment thereof) or a weakening of credit markets (including a perceived increase in counterparty default risk) or an adverse development in prevailing market trends or consumer spending patterns would have a pronounced impact on the General Partner, the Investment Advisor, SP+ INFRA and its portfolio companies (which would likely be exacerbated by the presence of leverage in a particular portfolio company’s capital structure) and could adversely affect their profitability, creditworthiness and ability to execute on their business plans, sell assets, satisfy existing obligations, make and realize Investments successfully, originate or refinance credit or draw on existing financings and commitments (including, in the case of SP+ INFRA, commitments from Unitholders), which in turn may have an adverse impact on the business and operations of SP+ INFRA.
Recent volatility in the global financial markets and political systems of certain countries may have adverse spill-over effects into the global financial markets generally and U.S. markets in particular. Moreover, a recession, slowdown and / or sustained downturn in the global economies (or any particular segment thereof) or weakening of credit markets will adversely affect SP+ INFRA’s profitability, impede the ability of SP+ INFRA’s portfolio companies to perform under or refinance their existing obligations, and impair SP+ INFRA’s ability to effectively exit Investments on favorable terms. In addition, there exists material uncertainty in the global banking markets (particularly as a result of the recent failures of Silicon Valley Bank and Signature Bank), and there can be no assurance that other banks (including banks with which Stonepeak, SP+ INFRA or its portfolio companies have business relationships) will not suffer adverse effects. Any of the foregoing events could result in substantial or total losses to SP+ INFRA in respect of certain Investments, which losses will likely be exacerbated by the presence of leverage in a particular portfolio company’s capital structure. Stonepeak itself could also be affected by difficult conditions in the capital markets and any overall weakening of the financial services industry in particular or of the U.S. and / or global economies generally.
Prospective investors should note that performance and other numerical information contained in this Registration Statement, including without limitation, market data, have not been updated through the date on the cover. For example, Stonepeak believes that certain market data and information is likely to have recently changed from that included herein, but is not yet available.
Financial Market Fluctuations; Availability of Financing. Declines or volatility in financial markets, including the securities and derivatives markets, would adversely affect the value of SP+ INFRA’s Investments. Certain assets may be vulnerable to local, national and worldwide economic cycles. This could affect the cash flow from portfolio companies as well as the prices at which SP+ INFRA purchases or sells its Investments. Instability and volatility in interest rates and the securities or debt markets may also increase the risks inherent in SP+ INFRA’s investments. A significant market fluctuation often decreases tolerance for counterparty risks, which can negatively impact financial institutions, even causing their failure as occurred in the most recent global economic downturn. SP+ INFRA and its portfolio companies are expected to regularly seek to obtain new debt and refinance existing debt, including in the liquid debt markets, and significant declines in pricing of debt securities or increases in interest rates, or other disruptions in the credit markets, would make it difficult to carry on normal financing activities, such as obtaining committed debt financing for acquisitions, bridge financings or permanent financings. Tightening of loan underwriting standards, which often occurs during market disruptions, can have a negative impact including through reduction of permitted leverage levels and increased requirements for borrower quality. SP+ INFRA’s ability to generate attractive investment returns will be adversely affected by any worsening of financing terms and availability. In the event that SP+ INFRA is unable to obtain debt financing for potential acquisitions or can only obtain debt at an increased interest rate or on unfavorable terms, SP+ INFRA may have difficulty completing otherwise profitable acquisitions or may generate profits that are lower than would otherwise be the case, either of which could lead to a decrease in the investment income earned.
Inflation Risk. Inflation and rapid fluctuations in inflation rates have had in the past and may in the future have negative effects on economies and financial markets, particularly in emerging economies. For example, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, certain countries have imposed and may continue to impose wage and price controls or otherwise intervene in the economy, and certain central banks have raised and may continue to raise interest rates. Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed, and similar governmental efforts could be taken in the future to curb inflation and could have similar effects. Certain countries, including the U.S., have recently seen increased levels of inflation and there can be no assurance that inflation will not become a more serious problem in the future and have an adverse impact on SP+ INFRA’s returns. SP+ INFRA’s portfolio companies may have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangement. As inflation rises, a portfolio company may earn more revenue but may incur higher expenses. As inflation declines, a portfolio company may not be able to reduce expenses commensurate with any resulting reduction in revenue. Certain businesses may rely on concessions to mitigate the inflation risk to cash flows through escalation provisions linked to the inflation rate. While these provisions may protect against certain risks, they do not protect against the risk of a rise in real interest rates, which is likely to create higher financing costs and may reduce the amount of levered, after-tax cash flow generated by an Investment. There can be no assurance that continued and more wide-spread inflation in the U.S. and / or other economies will not become a serious problem in the future and have an adverse impact on SP+ INFRA’s Investments and returns.
Interest Rate Risks. Changes in interest rates may adversely affect SP+ INFRA’s underlying Investments and changes in the general level of interest rates can affect SP+ INFRA’s income by affecting the spread between the income on its assets and the expense of its interest-bearing liabilities, as well as, among other things, the value of its interest-earning assets, the capitalization rate at which its assets are valued in the market and its ability to realize gains from the sale of assets. Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements and other factors beyond the control of the General Partner or the Investment Advisor. Any deterioration of the global debt markets, any possible future failures of financial services companies and / or a significant rise in market perception of counterparty default risk, interest rates and / or taxes may adversely affect SP+ INFRA’s ability to generate attractive risk-adjusted investment returns. In order to seek to reduce the interest rate risk inherent in SP+ INFRA’s underlying investments and capital structure, SP+ INFRA may enter into interest rate transactions, including but not limited to interest rate swaps and caps. For instance, interest rate swaps involve the exchange by SP+ INFRA with a counterparty of fixed-rate payments for floating rate payments; the payment obligations would be based on the notional amount of the swap. In an interest rate cap, SP+ INFRA would pay a premium to the counterparty to the interest rate cap and, to the extent that a specified variable rate index exceeds a predetermined fixed rate, would receive from the counterparty payments of the difference based on the notional amount of such cap. Depending on the state of interest rates in general, SP+ INFRA’s use of interest rate transactions could enhance or harm the overall performance of SP+ INFRA.
Recent Developments in the Banking Sector. Events involving limited liquidity, defaults, non-performance of contractual obligations, or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or that affect the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and could in the future lead to market-wide liquidity problems. Notably, recent bank closures in the United States and Europe have caused uncertainty for financial services companies and fear of instability in the global financial system generally. Recent developments, such as UBS Group AG’s acquisition of Credit Suisse Group AG and JPMorgan Chase Bank’s assumption of all of First Republic Bank’s deposits and substantially all of its assets, and any similar future developments can be expected to also have other implications for broader economic and monetary policy, including interest rate policy, and could impact the financial condition of banks and other financial institutions globally. In addition, certain financial institutions – in particular, smaller and / or regional banks but also certain global systemically important banks – have experienced volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or will withdraw in the future, significant sums from their accounts at these institutions. Notwithstanding intervention by U.S. governmental agencies to stabilize the banking sector and to protect the uninsured depositors of banks that have recently closed, there is no guarantee that the uninsured depositors of a financial institution that closes (which depositors could include SP+ INFRA and / or its portfolio companies) will be made whole or, even if made whole, that such deposits will become available for withdrawal in short order. There is a risk that other banks, or other financial institutions, will be similarly impacted, and it is uncertain what steps (if any) financial regulators and central banks would take in such circumstances. As a consequence, for example, SP+ INFRA and / or its portfolio companies could be delayed or prevented from accessing money, making any required payments under their own debt or other contractual obligations (including making payroll obligations) or pursuing key strategic initiatives. In addition, such bank failures or instability could affect, in certain circumstances, the ability of both affiliated and unaffiliated joint venture partners, lenders, co-lenders, syndicate lenders or other parties to undertake and / or execute transactions with SP+ INFRA, which in turn would result in fewer investment opportunities being made available to SP+ INFRA, result in shortfalls or defaults under existing investments, or impact SP+ INFRA’s ability to provide additional follow-on support to portfolio companies. In addition, in the event that a financial institution that provides credit facilities and / or other financing to a Fund or its portfolio companies closes or experiences distress, there can be no assurance that such financial institution will honor its obligations or that SP+ INFRA or such portfolio company will be able to secure replacement financing or capabilities at all or on similar terms and / or in a timely manner. See also “—Custody and Banking Risks” herein. Uncertainty caused by recent bank failures – and general concern regarding the financial health and outlook for other financial institutions – could have an overall negative effect on banking systems and financial markets generally. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and / or adversely affect SP+ INFRA, its portfolio company or their respective financial performance.
Custody and Banking Risks. SP+ INFRA will maintain funds with one or more banks or other depository institutions (“Banking Institutions”), which include U.S. and non-U.S. Banking Institutions, and SP+ INFRA will enter into credit facilities or have other financial relationships with Banking Institutions. The distress, impairment or failure of one or more Banking Institutions with whom SP+ INFRA, its portfolio companies and / or Stonepeak transact could inhibit the ability of SP+ INFRA or its portfolio companies to access depository accounts or lines of credit at all or in a timely manner. In such cases, it is possible that SP+ INFRA would be forced to delay or forgo investments when it is not desirable to do so, resulting in lower performance for SP+ INFRA. In the event of such a failure of a Banking Institution where SP+ INFRA or one or more of its portfolio companies holds depository accounts, access to such accounts could be restricted and U.S. Federal Deposit Insurance Corporation (“FDIC”) protection will generally not be available for balances in excess of amounts insured by the FDIC (and similar considerations could apply to Banking Institutions in other jurisdictions not subject to FDIC protection). In such instances, it is possible that SP+ INFRA and its affected portfolio companies would not recover such excess, uninsured amounts and instead, would only have an unsecured claim against the Banking Institution and participate pro rata with other unsecured creditors in the residual value of the Banking Institution’s assets. The loss of amounts maintained with a Banking Institution or the inability to access such amounts for a period of time, even if ultimately recovered, could be materially adverse to SP+ INFRA or its portfolio companies. In addition, Stonepeak will not always be able to identify all potential solvency or stress concerns with respect to a Banking Institution or to transfer assets from one bank to another in a timely manner in the event a Banking Institution comes under stress or fails.
Additionally, there can be no assurances that SP+ INFRA or its portfolio companies will establish banking relationships with multiple financial institutions. SP+ INFRA and its portfolio companies are expected to be subject to contractual obligations to maintain all or a portion of their respective assets with a particular bank (including, without limitation, in connection with a credit facility or other financing transaction). Moreover, the Advisers Act custody rule generally prohibits Stonepeak from transferring SP+ INFRA’s funds to an account of Stonepeak or its related persons. Circumstances could arise where such a bank shows signs of distress or impairment and Stonepeak and portfolio companies would need to decide between (1) moving assets to another bank in breach of such contractual obligations or to an account of Stonepeak or its related persons in potential violation of the Advisers Act custody rule (thereby exposing the Stonepeak client or portfolio companies to breach of contract liability and / or regulatory risk), on the one hand, and (2) honoring the contractual obligations and adhering to the Advisers Act custody rule but running the risk of losing the assets, on the other hand. Either decision could have a material adverse effect on SP+ INFRA or portfolio companies.
Epidemics / Pandemics. Countries have been susceptible to epidemics, which may be designated as pandemics by world health authorities, which most recently included the novel and highly contagious form of coronavirus (“COVID-19”). The outbreak of such epidemics, together with any resulting restrictions on travel or quarantines imposed, has had and could continue to have a negative impact on the economy and business activity globally (including in the countries in which SP+ INFRA invests), and therefore adversely affect the performance of SP+ INFRA’s Investments and SP+ INFRA’s ability to achieve its investment objectives. Furthermore, the rapid development of epidemics or pandemics could preclude prediction as to the ultimate adverse impact on economic and market conditions, and, as a result, presents material uncertainty and risk with respect to SP+ INFRA, the performance of its Investments or operations. See also “—Force Majeure Risk” and “—Coronavirus and Public Health Emergencies” below.
Coronavirus and Public Health Emergencies. From 2020 to 2022, in response to the COVID-19 pandemic, many countries instituted quarantine restrictions and took other measures to limit the spread of the virus. This resulted in labor shortages and disruption of supply chains and contributed to prolonged disruption of the global economy. It is difficult to predict the extent to which the ripple effects of the COVID-19 pandemic will continue to be felt and adversely affect SP+ INFRA’s investments. In addition, a widespread reoccurrence of COVID-19 (including any new or variant outbreaks) or another pandemic or global health crisis could increase the possibility of periods of increased restrictions on business operations, labor shortages and disruption of supply chains, which could have a significant adverse impact on SP+ INFRA’s and portfolio companies’ business, financial condition, results of operations, liquidity and prospective investments and exacerbate many of the other risks discussed in this “Risk Factors” section.
In the event of another pandemic or global health crisis like the COVID-19 pandemic, SP+ INFRA’s portfolio companies could experience decreased revenues and earnings, which could adversely impact Stonepeak’s ability to realize value from such Investments and in turn reduce SP+ INFRA’s performance. Investments in certain sectors, including hospitality, location-based entertainment, retail, travel, leisure and events, office and residential, and in certain geographies could be particularly negatively impacted, as was the case during the COVID-19 pandemic. Portfolio companies could also face increased credit and liquidity risk due to volatility in financial markets, reduced revenue streams and limited access or higher cost of financing, which could result in potential impairment of SP+ INFRA’s Investments. In the event of significant credit market contraction as a result of a pandemic or similar global health crisis, SP+ INFRA could be limited in its ability to sell assets at attractive prices or in a timely manner in order to avoid losses and margin calls from credit providers.
A pandemic or global health crisis can be expected to also pose enhanced operational risks. For example, Stonepeak’s employees could become sick or otherwise unable to perform their duties for an extended period, and extended public health restrictions and remote working arrangements can be expected to impact employee morale, integration of new employees and preservation of Stonepeak’s culture. Remote working environments could also be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Moreover, Stonepeak’s third-party service providers could be impacted by an inability to perform due to pandemic-related restrictions or by failures of, or attacks on, their technology platforms. Additionally, restrictions on immigration and processing of visas and other work permits could affect the work force of SP+ INFRA’s portfolio companies, some of which rely on foreign talent as an important part of their work force, which could have a material adverse impact on their ability to implement their business plans.
As a result of a public health emergency like the COVID-19 pandemic, Stonepeak has determined in the past, and may in the future determine, in its discretion, that it is most effective and / or efficient to use private air and / or charter travel due to travel restrictions and / or health and safety considerations, including to and from locations where Stonepeak’s personnel are currently living (even if different than where Stonepeak has historically had offices). The cost of such private air or charter travel will be a Fund Expense, capped at the cost of first-class commercial airfare for such route to the extent there is such a commercial flight reasonably available for such route (with any excess above the cost of first-class commercial airfare to be borne by Stonepeak). Stonepeak may also determine to use alternative methods, including the use of technology, when sourcing and conducting diligence on potential portfolio companies and monitoring existing portfolio companies.
Investments Outside the United States Generally. SP+ INFRA will make Investments in jurisdictions outside of the U.S. The legal systems of some countries lack transparency or could limit the protections available to foreign investors. Investments in non-U.S. securities and instruments involve certain factors not typically associated with investing in U.S. securities or instruments, including risks relating to: (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which SP+ INFRA’s non-U.S. Investments are denominated, fluctuations and costs associated with conversion of investment principal and income from one currency into another; (ii) exposure to fluctuations in interest rates payable with respect to the instruments in which SP+ INFRA invests; (iii) differences in conventions relating to documentation, settlement, corporate actions, shareholder rights and other matters; (iv) differences between U.S. and foreign securities markets, including potentially higher price volatility, different interest rates and relative illiquidity of some markets; (v) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (vi) certain economic, social and political risks, including potential exchange-control regulations, potential restrictions on non-U.S. investment by U.S. firms and repatriation of capital, the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (vii) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such Investments; (viii) differing and potentially less well developed or well-tested corporate and intellectual property laws, including those regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties, investor protections and intellectual property owner protections; (ix) higher rates of inflation; (x) differences in the legal and regulatory environment or enhanced legal and regulatory compliance, including potential currency control regulations, and potential restrictions on investment and repatriation of capital; (xi) political hostility to investments by foreign or private equity investors; and (xii) less publicly available information.
Additionally, the legal systems of some non-U.S. countries lack transparency or could limit the protections available to foreign investors, and SP+ INFRA’s investments may be subject to nationalization and confiscation without fair compensation. For example, SP+ INFRA may not enjoy rights comparable to those of shareholders of companies organized in the United States, Europe, or other developed countries, and remedies available for any violation of those rights (and any additional shareholder rights that might be created in such company’s constitution or by-laws or by contract) may not be as favorable as those available under the laws of other jurisdictions, and if SP+ INFRA obtains a judgment in a court outside such country, it may be difficult to enforce such judgment in the country where the company is located. Furthermore, political and social instability in the countries in which SP+ INFRA may invest could adversely affect SP+ INFRA’s investments in such countries. Such instability could result from, among other things, popular unrest associated with demands for improved political, economic, and social conditions and popular unrest in opposition to government policies that facilitate direct foreign investment. Governments of certain of these countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In addition, in some countries there is greater acceptance than in the United States of government involvement in commercial activities, and corruption. SP+ INFRA generally does not intend to obtain political risk insurance. Accordingly, government actions in the future could have a significant effect on economic conditions in such countries, which could affect private sector companies and the returns on investments. Exchange control regulations, expropriation, confiscatory taxation, nationalization, restrictions on repatriation of capital, renunciation of foreign debt, political, economic or social instability, or other economic or political developments could adversely affect the assets of SP+ INFRA held in a particular country.
Furthermore, portfolio companies located outside the U.S. may be involved in restructurings, bankruptcy proceedings or reorganizations that are not subject to laws and regulations that are similar to the U.S. Bankruptcy Code (the “Bankruptcy Code”) and the rights of debtors or creditors afforded in U.S. jurisdictions. To the extent such non-U.S. laws and regulations do not provide SP+ INFRA with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, SP+ INFRA’s Investments in any such portfolio company may be adversely affected.
The effectiveness of the judicial systems in countries in which SP+ INFRA may invest varies; consequently, SP+ INFRA may find it difficult to effectively protect its interests or pursue claims in the courts of countries with less developed legal systems or commercial markets, as compared to the U.S. or other developed countries. The lack of sophistication and consistency with respect to foreclosure, bankruptcy, corporate reorganization or creditors’ rights in certain countries in which SP+ INFRA invests, as compared with the U.S., may adversely impact SP+ INFRA’s ability to achieve its investment objectives.
In particular, foreign investments in certain countries, through certain investment routes, are subject to regulations that set out valuation guidelines for the sale and purchase of shares and other securities which could restrict the foreign investor’s ability to earn agreed investment returns. Acquisition of voting rights, equity shares, or control of certain listed companies beyond certain specified thresholds could require the acquirer to make an open offer to purchase the shares of other existing shareholders subject to and in accordance with applicable regulations. Certain types of mergers and amalgamations of companies may require sanction of the appropriate courts/tribunals thus causing delays and uncertainty to completing transactions. The restricted ability on foreign investors to directly hold assets in such jurisdictions could decrease SP+ INFRA’s flexibility in structuring transactions, increase costs, and foreclose otherwise advantageous investment opportunities.

While Stonepeak intends, where deemed appropriate, to manage SP+ INFRA in a manner that will minimize exposure to the foregoing risks, there can be no assurance that adverse developments with respect to such risks will not adversely affect the assets of SP+ INFRA that are in or subject to the laws of those countries or the value or realization of SP+ INFRA’s Investments.
Economic, Political and Social Risks. Certain countries and regions have in the past, and may in the future, experience religious, political and social instability that could adversely affect SP+ INFRA’s Investments in such countries and regions. Such instability could result from, among other things, popular unrest associated with demands for improved political, economic, or social conditions or government policies. Governments of many countries have exercised and continue to exercise substantial influence over many aspects of the private sector, and certain industries may be subject to significant government regulation. There can be no assurance that these government measures, as well as other economic, social or political unrest in the future will not have a material adverse effect on the financial conditions and results of operations of portfolio companies. Additionally, exchange control regulations, expropriation, confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, nationalization, restrictions on foreign capital inflows, repatriation of investment income or capital, renunciation of foreign debt, political, economic or social instability, or other economic or political developments could adversely affect the assets of SP+ INFRA. Additionally, the availability of attractive investment opportunities for SP+ INFRA is expected to depend in part on governments in certain countries continuing to liberalize their policies regarding foreign investment and, in some cases, to further encourage private sector initiatives. In addition, while SP+ INFRA is not focusing on these types of investments, countries may be in the initial stages of their industrial development and have a lower per capita gross national product or a low income economy as compared to the more developed economies. Markets for portfolio companies in such countries are not as developed and may be less liquid than markets in more developed countries. Portfolio companies domiciled in emerging market countries may be subject to potentially higher risks as compared to the average among investments in more developed countries. In particular, emerging market countries may have been disproportionately impacted by COVID-19 and the related consequences thereof, and are expected to be similarly vulnerable to other global phenomena, including future epidemics or pandemics (see “—Weather and Climatological Risks” and “—Force Majeure Risk” for additional information). Additionally, SP+ INFRA may be less influential than other market participants in jurisdictions where it or Stonepeak does not have a significant presence. See also “—U.K. Withdrawal from the E.U.” below.
Global Developments and their Impact on Asian Economies. Many countries in Asia are heavily dependent upon international trade, and the U.S. and Europe remain important export markets for many economies in the region. Consequently, countries in the region may be adversely impacted by economic and political developments in other parts of the world, particularly in the case of significant contractions and weakening in demand in primary export markets or enactment of trade barriers by key trading partners. The global financial crisis in 2009 caused significant dislocations, illiquidity and volatility in the wider global credit and financial markets, including markets in Asia. While the volatility of global financial markets has largely subsided, there are rising political tensions within the region and globally, leaders in the U.S. and several European nations have risen to power on protectionist economic policies, and there are growing doubts about the future of global free trade. There can be no certainty that economies in the region may not be impacted by future shocks to the global economy. The U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries. In addition, the U.S. government has recently imposed tariffs on certain foreign goods, including steel and aluminium, and has indicated a willingness to impose tariffs on imports of other products. Related to this action, certain foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods, and have indicated a willingness to impose additional tariffs on U.S. products. Global trade disruption, together with future downturns in the global economy, significant introductions of trade barriers and bilateral trade frictions between the region’s major trading partners and the U.S. and key export markets in Europe could adversely affect the financial performance of SP+ INFRA and SP+ INFRA could lose both invested capital and anticipated profits from the affected Investments.
There can be no assurances that conditions globally will not worsen and / or adversely affect one or more of SP+ INFRA’s portfolio companies, its access to capital or leverage or key markets, or its overall performance. The Fund’s investment strategies and the availability of opportunities satisfying SP+ INFRA’s risk-adjusted return parameters rely in part on the continuation of certain trends and conditions observed in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by SP+ INFRA will prove correct and actual events and circumstances may vary significantly.
Chinese Growth Slowdown; Chinese Economy. China is the largest trading partner for many countries in the Asia Pacific region, including Australia and Korea. The Chinese government has in recent years implemented a number of measures to control the rate of economic growth, including by adjusting interest rates and deposit reserve ratios for commercial banks, and through other measures designed to both tighten and loosen credit and liquidity. While the Chinese government started easing its monetary policy in 2015, there have been signs of continuing economic slowdown in China. A further slowing of China’s GDP growth rate could have a systemic impact throughout the region. Furthermore, in response to China’s slowing GDP growth rates that began in 2011, the Chinese government has implemented stimulus measures, but the overall impact of such measures remains uncertain. In addition, Chinese stock markets experienced high levels of volatility. This volatility has worried investors about the precipitating negative effects on the Chinese economy. A reduction, or even contraction in China’s GDP growth, could have spillover effects in many countries in the Asia Pacific region. These spillover effects could have a material negative impact on the ability of SP+ INFRA to source and execute new investment opportunities and could cause impairment or losses in its investment portfolio.
Russian Invasion of Ukraine. On February 24, 2022, Russian troops began a full-scale invasion of Ukraine and, as of the date of this Registration Statement, the countries remain in active armed conflict. Around the same time, the United States, the United Kingdom, the European Union, and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russia-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus, as well as a number of Russian oligarchs. Additional sanctions, export controls, and other measures continue to be adopted as the conflict continues. Russia’s invasion of Ukraine, the resulting displacement of persons both within Ukraine and to neighboring countries and the increasing international sanctions could have a negative impact on the economy and business activity globally (including in the countries in which SP+ INFRA invests), and therefore could adversely affect the performance of SP+ INFRA’s investments. Furthermore, given the ongoing nature of the conflict between the two nations and its ongoing escalation (such as Russia’s recent decision to place its nuclear forces on high alert and the possibility of significant cyberwarfare against military and civilian targets globally), it is difficult to predict the conflict’s ultimate impact on global economic and market conditions, and, as a result, the situation presents material uncertainty and risk with respect to SP+ INFRA and the performance of its investments or operations, and the ability of SP+ INFRA to achieve its investment objectives. Furthermore, if after subscribing to SP+ INFRA an investor is included on a list of prohibited entities and individuals maintained by a relevant regulatory and / or government entity including the Office of Foreign Assets Control or under similar European Union and United Kingdom regulations or under Cayman Islands law, and are not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the United States, United Nations, E.U. or, U.K. or the Cayman Islands, SP+ INFRA may be required to cease any further dealings with the investor’s interest in SP+ INFRA or freeze any dealings with the interests or accounts of the investor (e.g., by prohibiting payments by or to the investor or restricting or suspending dealings with the interests or accounts) or freeze the assets of SP+ INFRA until such sanctions are lifted or a license is sought under applicable law to continue dealings. For the avoidance of doubt, the General Partner has the sole discretion to determine the remedy if an investor is included on a Sanctions List (as defined below) and is under no obligation to seek a license to continue dealing with such investor. Sanctions imposed on Russia and certain Ukraine territories in response to the crisis in Ukraine are complex, frequently changing, and increasing in number, and they may impose additional prohibitions or compliance obligations on Stonepeak and although Stonepeak and its Affiliates expend significant effort to comply with the sanctions regimes in the countries where it operates, one of these rules could be violated by SP+ INFRA activities or investors, which would adversely affect SP+ INFRA.
October 7th Attacks on Israel; Aftermath. On October 7th, 2023, Hamas (an organization which governs Gaza, and which has been designated as a terrorist organization by the United States, the United Kingdom, the European Union, Australia and other nations), committed a terrorist attack within Israel (the “October 7th Attacks”). As of the date of this Registration Statement, Israel and Hamas remain in active armed conflict. The ongoing conflict and rapidly evolving measures in response could have a negative impact on the economy and business activity globally (including in countries in which SP+ INFRA invests), and therefore could adversely affect the performance of the Investments. The severity and duration of the conflict and its future impact on global economic and market conditions

(including, for example, oil prices) are impossible to predict, and as a result, present material uncertainty and risk with respect to SP+ INFRA and the performance of its Investments and operations, and the ability of SP+ INFRA to achieve its investment objectives. For example, the armed conflict may expand and may ultimately more actively involve the United States, Lebanon (and / or Hezbollah), Syria, Iran and / or other countries or terrorist organizations, any of which may exacerbate the risks described above. Similar risks exist to the extent that any portfolio company, service providers, vendor or certain other parties have material operations or assets in the Middle East, or the immediate surrounding areas. The United States has announced sanctions and other measures against Hamas-related persons and organizations in response to the October 7th Attacks, and the United States (and / or other countries) may announce further sanctions related to the ongoing conflict in the future. Risks related to sanctions described elsewhere herein (including “—Economic Sanctions and Anti-Bribery Considerations” and “—Russian Invasion of Ukraine”) apply to such sanctions as well. (See also “—Terrorist Activities” below.)
Regional Risk; Interdependence of Markets. Economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. The market and the economy of a particular country in which SP+ INFRA invests are influenced by economic and market conditions in other countries in the same region or elsewhere in the world. For example, concerns about the fiscal stability and growth prospects of certain European countries in the last economic downturn had a negative impact on most economies of the Eurozone and global markets. A repeat of either of these crises or the occurrence of similar crises in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally. See also “—U.K. Withdrawal from the E.U.” below.
Benchmark Reform and the Impact on LIBOR and other IBORs. The London inter-bank offered rate (“LIBOR”) and other inter-bank lending rates and indices (such rates and indices which are deemed to be benchmark rates together with LIBOR, the “Benchmark Rates”) and as of December 31, 2021, certain Benchmark Rates (all seven Euro and Swiss franc LIBOR tenors, overnight, one-week, two-month and 12-month sterling LIBOR, spot next, one-week, two-month and 12-month yen LIBOR, and one-week and two-month U.S. dollar LIBOR) have been permanently discontinued. Publication of the overnight and 12-month U.S. dollar LIBOR settings permanently ceased immediately after June 30, 2023. The U.S. federal banking agencies have issued guidance strongly encouraging banking organizations to cease using U.S. dollar LIBOR as a reference rate in new contracts. It is uncertain whether or for how long LIBOR will continue to be viewed as an acceptable market benchmark, what rate or rates could become accepted alternatives to LIBOR, or what effect any such changes could have on the financial markets for LIBOR-linked financial instruments. Similar statements have been made by regulators with respect to the other Interbank Offered Rates (each, an “IBOR”). Regulators and market participants are working to develop successor rates and transition mechanisms to amend existing instruments and contracts to replace the IBORs with a new rate. For example, the Alternative Reference Rate Committee, a private-sector working group convened by the Federal Reserve Board and the Federal Reserve Bank of New York to identify alternative reference rates for LIBOR (the “ARRC”), and the International Swaps and Derivatives Association, Inc., a global trade association representing leading participants in the derivatives industry (“ISDA”), have taken significant steps toward the development of consensus-based fallbacks and alternatives to LIBOR, which appear constructive for end-users. In particular, the ARRC has published recommended fallback language for new issuances of several LIBOR-linked products. The ARRC fallback recommendations are intended to minimize disruptions when LIBOR is permanently discontinued or is no longer representative. In addition, ISDA has amended certain of its standard derivatives documentation to implement fallbacks for certain key IBORs and has published an ISDA protocol to facilitate amendments to existing derivatives documentation. The ISDA fallbacks will apply if the relevant IBOR is permanently discontinued or is determined to be no longer representative, based on defined triggers. There can be no assurance, however, that the alternative rates and fallbacks will be broadly adopted and / or effective at preventing or mitigating disruption as a result of the transition. The termination of LIBOR and IBORs could present other risks to SP+ INFRA. It is not possible at this point to identify those risks exhaustively but, in addition to the risks outlined above, they include the risk that an acceptable transition mechanism might not be found or might not be suitable for SP+ INFRA. Moreover, any alternative reference rate and any pricing adjustments required in connection with the transition from LIBOR or an IBOR could impose costs on, or might not be suitable for, SP+ INFRA, resulting in costs incurred to close out positions and enter into replacement trades. SP+ INFRA could undertake transactions in instruments that are valued using LIBOR rates or rates of an IBOR or enter into contracts that determine payment obligations by reference to LIBOR or an IBOR. Until their discontinuance, SP+ INFRA could continue to invest in instruments that reference LIBOR or IBORs.

In addition, as part of the transition to a replacement benchmark, parties could seek to adjust the spreads relative to such benchmarks in underlying contractual arrangements. It is not possible to predict the effect of any such changes, any establishment of alternative reference rates, or other reforms to the Benchmark Rates that could be enacted in the United States, United Kingdom or elsewhere.
It should also be noted that the interest rates applicable to cash equivalents held by SP+ INFRA could be fixed or floating and are generally expected to be lower than the interest rates on the investments. Accordingly, changes in the level of any applicable floating rate index or the holding of significant assets in the form of cash equivalents could adversely affect the ability of SP+ INFRA to make debt service payments on the aggregate outstanding amount of indebtedness.
SOFR Risk. SOFR is a relatively new index rate calculated based on short-term repurchase agreements backed by U.S. Treasury Instruments. While LIBOR was an unsecured rate, SOFR is a secured rate. SOFR, unlike LIBOR, reflects actual market transactions. Accordingly, SOFR is not the economic equivalent of LIBOR. Consequently, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, monetary policy, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
Additionally, because SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, SP+ INFRA will have no control over its determination, calculation, or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of SP+ INFRA. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR-linked floating rate instruments and the trading prices of such instruments. Additionally, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates. Although occasional, increased daily volatility in SOFR would not necessarily lead to more volatile interest payments, the return on and value of SOFR-linked floating rate instruments may fluctuate more than floating rate instruments that are linked to less volatile rates. All of the foregoing risks may affect the performance of the applicable bonds and loans in which SP+ INFRA invests, which in turn may adversely affect the performance of SP+ INFRA.
Alternative Benchmark Rate Risk. As stated above, some of the bonds and loans held by SP+ INFRA may have floating interest rates based on alternative benchmark rates other than SOFR. Such alternative benchmark rates, like SOFR, may not have been widely used by market participants until relatively recently, and may still not be widely used, and they may not perform exactly the same as LIBOR because they are calculated and administered differently. Generally, the use of alternative benchmark rates (including SOFR) may (i) cause the value of the interest rate on such bonds and loans to be uncertain or to be lower or more volatile than it would otherwise be, (ii) result in uncertainty as to the functioning, liquidity or value of such bonds and loans, and / or (iii) involve actions of regulators or rate administrators that may adversely affect certain markets or contracts underlying such bonds and loans. All of the foregoing could adversely affect the return on and value of the related floating rate instruments in which SP+ INFRA invests.
Asset Manager in Certain Jurisdictions. Certain local regulatory controls and tax considerations may cause SP+ INFRA to appoint one or more third parties to manage some or all of SP+ INFRA’s Investments in certain jurisdictions. Although typically Stonepeak oversees the operations of SP+ INFRA’s Investments, such third parties will be delegated responsibilities and may have influence over the affairs and operations of the applicable Investments. The costs and expenses of any such third party will be borne by SP+ INFRA and will not offset Management Fees.
Trade Dispute with China. Political leaders in the U.S. and certain European nations have been elected on protectionist platforms, fueling doubts about the future of global free trade. The U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has recently imposed tariffs on certain foreign goods, including steel and aluminum, and has more recently implemented export controls with regard to U.S. computer chip sales in China. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. In April 2018, the U.S. government began imposing tariffs on Chinese imports. In addition, on June 3, 2021, President Biden issued an Executive Order on Addressing the Threat from Securities Investments that Finance Certain Companies of the

People’s Republic of China, which amends Executive Order 13959 issued by former President Trump and prohibits the purchase or sale of any publicly traded securities, or any publicly traded securities that are derivative of such securities or are designed to provide investment exposure to such securities, of identified Chinese companies. China, in turn, retaliated with its own tariffs on U.S. imports. Although the re-election of former President Trump creates uncertainty regarding the positions of, and the types of policies that will be adopted by, the United States and other nations regarding international trade going forward, it should be noted that global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of SP+ INFRA and its Investments. As time goes on, it can be expected that the U.S. and / or China may threaten, and possibly implement, additional tariffs on goods and services from each respective country. Although the U.S. and China have signed the Phase I Economic and Trade Agreement relating to the trade disputes between U.S. and China, there are still ongoing trade disputes, which have already had, and if they remain unresolved, could lead to additional adverse economic effects on global markets, and may negatively affect SP+ INFRA’s Investments. In addition, a continued trade dispute between the U.S. and China would be an ongoing source of instability, potentially resulting in significant currency fluctuations and / or have other adverse effects on international markets, international trade agreements and / or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise), which could present similar and / or additional potential risks and consequences for SP+ INFRA and its Investments. While this dispute has already had negative economic consequences on the U.S. markets, such as recently implemented export controls with regard to U.S. computer chip sales in China, there could be additional significant impacts on the industries in which SP+ INFRA participates, the jurisdiction of SP+ INFRA’s portfolio companies and / or other adverse impacts on SP+ INFRA and its investments. In addition, trade disputes may develop between other countries, which may have similar or more pronounced risks and consequences for SP+ INFRA or its investments.
U.K. Withdrawal from the E.U. The U.K. formally left the E.U. on January 31, 2020. There followed an implementation period, during which E.U. law continued to apply in the U.K. and the U.K. maintained its E.U. single market access rights and E.U. customs union membership. The implementation period expired on December 31, 2020. Consequently, the U.K. has become a third country vis-à-vis the E.U., without access to the single market or membership of the E.U. customs union.
On December 30, 2020, the U.K. and the E.U. signed a trade and cooperation agreement (the “TCA”) to govern their ongoing relationship. The TCA was officially ratified by the U.K. Parliament on December 30, 2020 and by the E.U. Parliament and Council on April 29, 2021. It is anticipated that further details of the relationship between the U.K. and the E.U. will continue to be negotiated even now that the TCA has been formally ratified.
Over time, U.K. regulated firms and other U.K. businesses could be adversely affected by the terms of the TCA, as compared with the position prior to the expiration of the implementation period on December 31, 2020. For example, the TCA introduces new customs checks, as well as new restrictions on the provision of cross-border services and on the free movement of employees. These changes have the potential to materially impair the profitability of a business, and to require it to adapt or even relocate.
Investors should also be aware of the ongoing disagreements between the U.K. government and the E.U. regarding the Northern Ireland Protocol (“NIP”). The NIP is part of the arrangements put in place as part of the TCA to address cross-border trade in goods between Great Britain, Northern Ireland and the E.U. The U.K. government has subsequently raised concerns as to the manner in which the NIP has been interpreted and implemented and has indicated it could take action to suspend and / or override aspects of the NIP. The European Commission has stated it would take retaliatory measures in response to U.K. government actions.
Although it is probable that any adverse effects flowing from the U.K.’s withdrawal from the E.U. will principally affect the U.K. (and those having an economic interest in, or connected to, the U.K.), given the size and global significance of the U.K.’s economy, the effect of the U.K.’s withdrawal from the E.U. is also likely to be an ongoing source of instability for the E.U. (and countries outside the E.U.), produce significant currency fluctuations, and / or have other adverse effects on international markets, international trade agreements and / or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise).
The withdrawal of the U.K. from the E.U. could therefore adversely affect SP+ INFRA and its portfolio companies. In addition, the withdrawal of the U.K. from the E.U. could have a further destabilizing effect if any other member states were to consider withdrawing from the E.U., presenting similar and / or additional potential risks and consequences to SP+ INFRA and its portfolio companies.

Environmental, Social and Governance Matters. Stonepeak has established an environmental, social and governance (“ESG”) framework, which it and the General Partner intend to apply to SP+ INFRA’s investment portfolio, consistent with and subject to its fiduciary duties and applicable legal, regulatory or contractual requirements. Depending on the investment, ESG factors including greenhouse gas (“GHG”) emissions, energy management, community relations, worker health and safety, environmental compliance and business ethics and transparency, could have a material effect on the return and risk profile of the investment. The act of selecting and evaluating material ESG factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by the General Partner or a third-party ESG advisor will reflect the beliefs or values, internal policies or preferred practices of any particular investor or other asset managers, or that it will reflect market trends. Considering ESG factors when evaluating an investment may, to the extent material risks associated with an investment are identified, cause the General Partner not to make an investment that it would have otherwise made, or to make a different management decision with respect to an investment than it would have made in the absence of such consideration, which carries the risk that SP+ INFRA may perform differently than investment funds that do not take such ESG factors into account. Additionally, ESG factors are only some of the many factors that the General Partner expects to consider in making an investment. Although Stonepeak considers the application of its ESG framework to be an opportunity to enhance or protect the performance of its investments over the long-term, while also promoting specified environmental or social characteristics, Stonepeak cannot guarantee that its ESG program, which depends in part on qualitative judgments, will positively impact the financial, climate or ESG-related performance of any individual investment or SP+ INFRA as a whole. Similarly, to the extent the General Partner or a third-party ESG advisor engages with portfolio investments on ESG-related practices and potential enhancements thereto, there is no guarantee that such engagements will improve the financial or ESG-related performance of the investment. Successful engagement efforts on the part of the General Partner or a third-party ESG advisor will depend on the General Partner’s skill in properly identifying and analyzing material ESG and other factors and their value, and there can be no assurance that the strategy or techniques employed will be successful.
The materiality of ESG risks and potential impacts on an individual asset and on a portfolio as a whole depends on many factors, including the relevant industry, location, asset class and investment style. ESG factors, issues, objectives, goals and considerations may apply differently to each instance and with respect to each investment held, or proposed to be made, by SP+ INFRA, and will vary greatly based on numerous criteria, including, but not limited to, location, industry, investment strategy, and issuer-specific and investment-specific characteristics. In evaluating a prospective investment, the General Partner often depends upon information and data provided by the entity or obtained via third-party reporting or advisors, which may be incomplete or inaccurate and could cause the General Partner to incorrectly identify, prioritize, assess or analyze the entity’s ESG practices and / or related risks and opportunities. The General Partner does not intend to independently verify all of the ESG information reported by investments of SP+ INFRA, and may decide in its discretion not to utilize, report on, or consider certain information provided by such investments. To the extent that Stonepeak or the General Partner provides reports of material ESG issues to investors beyond what may be required by various applicable laws or regulations, such reports will be based on Stonepeak’s, the General Partner’s or applicable investment management team’s sole and subjective determination of whether and how to report on any material ESG issue in respect of an investment and the General Partner makes no representations that all material ESG issues will or should be discussed in such reports.
In addition, Stonepeak’s ESG framework, and associated procedures and practices, is expected to change over time. Stonepeak in certain circumstances could determine in its discretion that it is not feasible or practical to implement or complete certain of its ESG initiatives based on cost, timing or other considerations. It is also possible that market dynamics or other factors will make it impractical, inadvisable or impossible for the General Partner to adhere to all elements of SP+ INFRA’s investment strategy, including with respect to ESG risk and opportunity management and impact, whether with respect to one or more individual investments or to SP+ INFRA’s investments generally.
Further, ESG integration and responsible investing practices as a whole are evolving rapidly and there are different principles, frameworks, methodologies and tracking tools being implemented by asset managers, and Stonepeak’s adoption of and adherence to such principles, frameworks, methodologies and tools may vary over time. For example, Stonepeak’s ESG framework does not represent a universally recognized standard for assessing ESG considerations. Stonepeak is currently a signatory to the United Nations’ Principles for Responsible Investment (UNPRI) and offers reporting consistent with recommendations of the Task Force on Climate-related Financial

Disclosures. These initiatives may not align with the approach used by other asset managers or preferred by prospective investors or with future market trends. There is no guarantee that Stonepeak will remain a signatory, supporter or member of these initiatives or other similar industry frameworks.
Finally, there is also growing regulatory interest, particularly in the U.S., U.K., and E.U. (which may be looked to as models in growth markets), in improving transparency around how asset managers define and measure ESG performance, in order to allow investors to validate and better understand sustainability claims. For example, on May 25, 2022, the SEC proposed amendments to rules and reporting forms concerning ESG factors, which rules are not in final form and therefore cannot be determined as to how they may affect SP+ INFRA. California has recently passed new laws requiring ESG-related disclosure, including requiring disclosure of Scope 1, 2 and 3 greenhouse gas emissions, the application of which to entities such as SP+ INFRA are not yet clear, pending additional legislative activity and agency rulemaking. There may also be an increase in related enforcement through efforts such as those of the SEC’s Climate and ESG Enforcement Task Force, established in March 2021. Stonepeak’s ESG program and the General Partner could become subject to additional regulation and / or risk of regulatory scrutiny in the future, and the General Partner cannot guarantee that its current approach (including the ESG policy) or SP+ INFRA’s investments will meet future regulatory requirements, reporting frameworks or best practices, increasing the risk of related enforcement. Compliance with new requirements can be expected to lead to increased management burdens and costs.
Increasing Scrutiny of ESG Matters. Stonepeak and its Affiliates are subject to increasing scrutiny from regulators, elected officials, investors and other stakeholders with respect to ESG matters, which may adversely impact the ability of SP+ INFRA to raise capital from certain investors, constrain capital deployment opportunities for SP+ INFRA and impact Stonepeak’s brand and reputation. With respect to the alternative asset management industry, in recent years, certain investors, including public pension funds, have placed increasing importance on the impacts of investments made by the private funds to which they commit capital, including with respect to climate change and diversity, among other aspects of ESG.
On the other hand, anti-ESG sentiment has also gained momentum across the U.S., with more than a dozen states having enacted or proposed “anti-ESG” policies, legislation or issued related legal opinions. For example, (i) boycott bills in certain states target financial institutions that are perceived as “boycotting” or “discriminating against” companies in certain industries (e.g., energy and mining) and prohibit state entities from doing business with such institutions and / or investing the state’s assets (including pension plan assets) through such institutions, and (ii) ESG investment prohibitions in certain states require that relevant state entities or managers/administrators of state investments make investments based solely on “pecuniary factors.” If investors subject to such legislation viewed SP+ INFRA’s or Stonepeak’s ESG considerations as being in contradiction of such “anti-ESG” policies, legislation or legal opinions, such investors may not invest in SP+ INFRA and Stonepeak’s ability to maintain the size of its funds could be impaired. Alternatively, such investors may seek confirmation that Stonepeak’s ESG practices are consistent with such state requirements as a condition to their investment in SP+ INFRA. The General Partner expects to consider relevant ESG factors as applicable and appropriate in furtherance of maximizing financial returns and the investment objectives of SP+ INFRA, and may rely on the diligence and other information prepared by Stonepeak internally as well as by potential counterparties and other third parties generally and without regard to whether particular ESG factors may have been considered in such material’s preparation.
Accordingly, the General Partner is expected to be subject to competing demands from different investors and other stakeholder groups with divergent views on ESG matters, including the role of ESG factors in the investment process. This divergence increases the risk that any action or lack thereof with respect to ESG matters will be perceived negatively by at least some potential stakeholders and could adversely impact Stonepeak’s reputation. If Stonepeak and its Affiliates do not successfully manage ESG-related expectations across the varied interests of its stakeholders, including existing or potential investors, SP+ INFRA’s ability to access and deploy capital may be adversely impacted. In addition, a failure to successfully manage ESG-related expectations may negatively impact Stonepeak’s business, erode stakeholder trust and constrain investment opportunities. See also “—Environmental, Social and Governance Matters.”
Terrorist Activities. Terrorist attacks (including cyber sabotage or similar attacks) in major global cities, including the October 7th Attacks and the subsequent military response by Israel, could materially and adversely affect international financial markets and local economies alike. Any terrorist attacks, including biological or chemical warfare or cyber sabotage or similar attacks, that occur at or near significant strategic assets of SP+ INFRA’s Investments having a national or regional profile would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage. As a result of global events similar to those described above and continued terrorism concerns, insurers significantly reduced the amount of insurance coverage available for liability to persons other than employees for claims resulting from acts of terrorism, war or similar events. In the current environment, there is a risk that one or more of SP+ INFRA’s assets will be directly or indirectly affected by a terrorist attack, including biological or chemical warfare or cyber sabotage or similar attacks, and premier, high-profile assets in 24-hour urban markets may be particularly attractive targets. Such an attack could have a variety of adverse consequences for SP+ INFRA, including risks and costs related to the destruction of property, inability to use one or more assets for their intended uses for an extended period, decline in rents achievable or asset values, injury or loss of life and litigation related to the attack. Such risks may or may not be insurable at rates that the General Partner deems sensible at all times and as a result, SP+ INFRA may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all. Recourse to SP+ INFRA’s service providers and other counterparties in the event of losses may be limited, and such losses may be borne by SP+ INFRA. See also “—Availability of Insurance Against Certain Catastrophic Losses” below.
Natural Disasters. Certain regions in which SP+ INFRA may invest or conduct activities related to Investments are susceptible to natural disasters and disease outbreaks that could have a severe impact on the value of, and even destroy, assets in those regions. Health or other government regulations adopted in response to natural calamities may require temporary closure of corporate and governmental offices upon a disaster, which would severely disrupt SP+ INFRA’s operations in the affected area. Catastrophic losses may either be uninsurable or insurable at such high rates as to make coverage impracticable. If a major uninsured loss were to occur with respect to any of SP+ INFRA’s Investments, SP+ INFRA could lose both invested capital and anticipated profits. See also “—Force Majeure Risk” below.
Corruption Risk. Corruption can result in significant economic losses due to fraud, theft and waste. Moreover, corruption can corrode critical public institutions, such as the courts, law enforcement and public pension administration, thereby undermining property rights, public confidence and social stability. As a result, corruption dramatically increases the systemic risks that may exist in some of the jurisdictions in which SP+ INFRA may invest. Corruption scandals are common and likely to remain so going forward. Regulatory agency counterparties might have the right to terminate an agreement relating to a portfolio company or asset where management, any related third-party management company, operator or any of their affiliates has committed bribery, corruption or another fraudulent act in connection with the investment by SP+ INFRA in such portfolio company. Most capital put toward such an investment will not be compensated in these circumstances. SP+ INFRA and prospective investors in SP+ INFRA are thus exposed to the increased costs and risks of corruption (which may include reputational risk for SP+ INFRA and / or the Unitholders) in the jurisdictions in which SP+ INFRA may invest, and there can be no assurance that any reform efforts will have a meaningful effect during the term of SP+ INFRA.
Privatization. SP+ INFRA may invest in state-owned enterprises or assets that have been or will be transferred from government to private ownership. It is impossible to predict whether any further privatizations will take place or what the terms or effects of such privatizations may be. There can be no assurance that any privatizations will be undertaken or, if undertaken, will be successfully completed or completed on favorable terms. There can also be no assurance that, if a privatization is undertaken on a private placement basis, SP+ INFRA will have the opportunity to participate in the investing consortium. Furthermore, if SP+ INFRA has the opportunity to participate in a privatization, it is possible the privatization could be re-examined subsequently by local or international regulatory bodies, exposing SP+ INFRA to criticism or investigation. Investors should be aware that changes in governments or economic factors could result in a change in a country’s policies on privatization. Should these policies change in the future, it is possible that governments may determine to return projects and companies to state ownership. In such a situation, the level of compensation that would be provided to the owners of the private companies concerned cannot be accurately predicted, but could be substantially less than the amount invested in such companies.
Unionization. Certain portfolio companies and / or their service providers, agents, or other counterparties may have a unionized work force or relationships with individuals who are otherwise covered by a collective bargaining agreement, which could subject any such entity’s activities and labor relations matters to complex laws and regulations relating thereto, and additional risk of litigation. Moreover, a portfolio company’s operations and profitability could suffer if there are labor relations problems with respect to its workforce or the workforce of any of its service providers, agents or other counterparties. Upon the expiration of any of such collective bargaining agreements, a portfolio company or any of its service providers, agents or other counterparties may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities (or at that of any service provider, agent or other counterparty) could have a material adverse effect on its business, results of operations and financial condition. Additionally, any such problems may bring scrutiny and attention to SP+ INFRA itself, which could adversely affect SP+ INFRA’s ability to implement its investment objectives.
Foreign Investment Controls. Foreign investment in securities of companies in certain of the countries where SP+ INFRA could from time to time invest is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment above certain ownership levels or in certain assets, asset classes or sectors of the country’s economy and increase the costs and expenses of SP+ INFRA. SP+ INFRA may utilize investment structures to comply with such restrictions, but there can be no assurance that a foreign government will not challenge the validity of these structures or change laws in a way that reduces their effectiveness, imposes additional governmental approvals, restricts or prohibits SP+ INFRA’s Investments or taxes or restricts or otherwise prohibits repatriation of proceeds. These restrictions or controls may limit the potential universe of buyers of an asset, thereby reducing the demand for assets SP+ INFRA seeks to sell. For example, the Committee on Foreign Investment in the U.S. may determine a foreign entity cannot buy an asset being sold by SP+ INFRA in the U.S. Such securities may also be subject to brokerage taxes levied by governments, which has the effect of increasing the cost of such investment and reducing the realized gain or increasing the realized loss on such securities at the time of sale. Changes in such regulations during SP+ INFRA’s existing ownership of such investment can result in substantial losses, for example, if SP+ INFRA is forced to sell at an unattractive price and / or if the regulations themselves result in an impairment of asset value. While the General Partner generally seeks to negotiate for protections that have the potential to mitigate the foreseeable or known risks, there is no guarantee that it will seek, or will be successful in securing, such protections. There can be no assurance that more restrictive regulations will not be adopted in the future. Moreover, while the General Partner and the Investment Advisor believe their investment structures will not subject SP+ INFRA’s Investments to the most prohibitive of foreign investment and repatriation restrictions, there can be no assurances that authorities will agree that such investment structures do not trigger such restrictions, or that the law will not change such that additional governmental approvals are required, SP+ INFRA’s Investments are restricted or prohibited, or repatriation of proceeds are taxed, restricted or otherwise prohibited. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales by foreign investors and foreign currency. For example, certain governments have in the past, and may in the future, impose controls and / or procedural requirements on the convertibility of their currencies into foreign currencies and the remittance of currency from such countries to other jurisdictions in certain circumstances (including controls based on the category of remittance to be made, e.g., current account items such as payments to suppliers for imports, labor, services, and payments of interest on foreign exchange loans and capital account-related payments, such as the repayment of bank loans denominated in foreign currencies or direct investment). Accordingly, deteriorations in a country’s balance of payments or a number of other circumstances could cause governments to impose temporary restrictions on capital remittances abroad. SP+ INFRA could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital interests and dividends paid on securities or other assets held by SP+ INFRA, and income on such securities or other assets or gains from the disposition of such securities or other assets may be subject to withholding taxes imposed by certain countries that SP+ INFRA may invest in or other jurisdictions.
CFIUS and Similar Non-U.S. Regulatory Regimes. The actions of the Committee on Foreign Investment in the United States (“CFIUS”), an inter-agency committee authorized to review transactions that could result in control of a U.S. business (including a U.S. branch or subsidiary of a company domiciled outside of the United States) by a foreign person, under the Foreign Investment Risk Review Modernization Act, could impact certain types of non-controlling investments in the U.S. if the U.S. business is involved in critical technologies or critical infrastructure or that collects and stores sensitive personal data of U.S. citizens, as well as acquisitions of real estate and leaseholds near U.S. military or other sensitive government facilities. CFIUS could recommend that the President block such transactions, or CFIUS could impose conditions on such transactions, certain of which could materially and adversely affect SP+ INFRA’s ability to execute its investment strategy. Additionally, CFIUS, or any non-U.S. equivalents thereof could seek to impose limitations on one or more such Investments that could prevent SP+ INFRA from maintaining or pursuing investment opportunities that SP+ INFRA otherwise would have maintained or pursued, which could adversely affect the performance of SP+ INFRA’s investment in such portfolio investments and thus the performance of SP+ INFRA. The outcome of CFIUS’s process could be difficult to predict, and there is no guarantee that, if applicable to a portfolio company, the decisions of CFIUS would not adversely impact SP+ INFRA’s investment in such entity.
Foreign Capital Controls. Countries may require government approval for contributions of foreign capital to the country and distributions of investment income or capital out of the country. Countries may also place limitations on holding their currency abroad. Countries can change capital controls to increase or decrease overall levels of foreign direct investment or currency pricing, to manage the country’s balance of payments and for a number of other reasons outside the control of Stonepeak. SP+ INFRA could be adversely affected by delays in, or a refusal to grant, any required governmental approval for payment of dividends and repatriation of capital interests.
Legal Framework and Corporate Governance. Because the integrity and independence of the judicial systems in some of the countries in which SP+ INFRA invests varies, SP+ INFRA may have difficulty in successfully pursuing claims in the courts of such countries. For example, it is more difficult to enforce contracts in some countries, especially against governmental entities, which could materially and adversely affect revenues and earnings of SP+ INFRA or its portfolio companies. If counterparties repudiate contracts or default on their obligations, there may not be adequate remedies available. Furthermore, to the extent SP+ INFRA or a portfolio company obtains a judgment in a country with a strong judiciary but is required to seek its enforcement in the courts of a country with a weak judiciary, there can be no assurance that SP+ INFRA or such portfolio company will be able to enforce the judgment.
Certain markets do not have well-developed shareholder rights, which could adversely affect SP+ INFRA’s minority investments. In these markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. Any regulatory supervision which is in place may be subject to manipulation or control. Legislation to safeguard the rights of private ownership may not exist in certain areas. In certain cases, the laws and regulations governing investments in financial instruments may not exist or may be subject to inconsistent or arbitrary interpretation.
Accounting, Disclosure and Regulatory Standards. Accounting, financial, auditing and other reporting standards, practices and disclosure requirements that are not equivalent to U.S. GAAP, may differ in fundamental ways. Accordingly, information available to SP+ INFRA that is not consistent with U.S. GAAP including both general economic and commercial information and information concerning specific Investments, may be less reliable and less detailed than information available in more financially sophisticated countries, which could adversely impact, among other things, Stonepeak’s due diligence and reporting activities. Assets and profits appearing on the financial statements of a company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP. Even for financial statements prepared in accordance with U.S. GAAP, the accounting entries and adjustments may not reflect economic reality and actual value.
Furthermore, for a company that keeps accounting records in a currency other than U.S. dollars, inflation accounting rules in certain markets require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data of prospective investments may be materially affected by restatements for inflation and may not accurately reflect actual value. Accordingly, SP+ INFRA’s ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.
Bankruptcy. SP+ INFRA will, both directly and through certain Investments, be a borrower, and SP+ INFRA could be a creditor through debt or other structured Investments held by it. Bankruptcy laws may delay the ability of SP+ INFRA to realize on collateral for debt held by it, or may adversely affect the priority of debt through equitable subordination and other rules. In addition, a borrower may be involved in restructurings, insolvency proceedings or reorganizations under the Bankruptcy Code and the laws and regulations of one or more jurisdictions that may or may not be similar to the Bankruptcy Code. Certain non-U.S. bankruptcy laws and regulations may provide inferior protections to creditors than U.S. bankruptcy laws and regulations. U.S. and certain non-U.S. bankruptcy laws may result in a restructuring of debt without the creditor’s consent under the “cramdown” provisions of applicable bankruptcy laws and may result in a discharge of all or part of a debt Investment held by

SP+ INFRA without payment to SP+ INFRA. On the other hand, SP+ INFRA as a borrower may be adversely affected by bankruptcy or other similar proceedings initiated against it or a portfolio company; SP+ INFRA may not be able to restructure its own debt and instead be forced to sell assets to repay debt, including at inopportune moments, due to laws that afford creditors rights.
RISKS RELATING TO INVESTMENTS
Nature of Infrastructure Investments Generally. Investment in infrastructure assets involves many relatively unique and acute risks. Project revenues can be affected by a number of factors including economic and market conditions, political events, competition, regulation and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of infrastructure assets may adversely affect the overall profitability of an Investment or related project. Events outside the control of a portfolio company, such as political action, governmental regulation, demographic changes, economic conditions, pandemics, increasing fuel prices, government macroeconomic policies, political events, toll rates, social stability, competition from untolled or other forms of transportation, natural disasters (such as fire, floods, earthquakes and typhoons), changes in weather, changes in demand for products or services, bankruptcy or financial difficulty of a major customer and acts of war or terrorism and other unforeseen circumstances and incidents could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining or restoring infrastructure facilities. In turn, this may impair a portfolio company’s ability to repay its debt, make distributions to SP+ INFRA or even result in termination of an applicable concession or other agreement. As a general matter, the operation and maintenance of infrastructure assets or businesses involve various risks and are subject to substantial regulation (as described below), many of which may not be under the control of the owner / operator, including labor issues, failure of technology to perform as anticipated, structural failures and accidents and the need to comply with the directives of government authorities. Although portfolio companies may maintain insurance to protect against certain risks, where available on reasonable commercial terms (such as business interruption insurance that is intended to offset loss of revenues during an operational interruption), such insurance is subject to customary deductibles and coverage limits and may not be sufficient to recoup all of a portfolio company’s losses. Furthermore, once infrastructure assets of a portfolio company become operational, they may face competition from other infrastructure assets in the vicinity of the assets they operate, the presence of which depends in part on governmental plans and policies.
Governmental and Regulatory Risks Generally. Infrastructure investments are subject to substantial government regulation and governments have considerable discretion to implement regulations that could affect the business of infrastructure investing. In many instances, the operation or acquisition of infrastructure assets involves an ongoing commitment to or from a governmental agency, and the operation of infrastructure assets often relies on government permits, licenses, concessions, leases or contracts. The nature of these obligations and dependencies exposes the owners of infrastructure assets to a higher level of regulatory control than typically imposed on other businesses, resulting in government entities having significant influence over such owners and companies.
Regulatory agencies might impose conditions on the construction, operations and activities of an infrastructure security, property or other asset as a condition to granting their approval or to satisfy regulatory requirements, including requirements that such assets remain managed by the General Partner, SP+ INFRA or their Affiliates, which could limit the ability of SP+ INFRA to dispose of portfolio companies at opportune times.
Where a portfolio company holds a concession or lease from the government, the concession or lease may restrict the portfolio company’s ability to operate the business in a way that maximizes cash flows and profitability. The lease or concession may also contain clauses more favorable to the government counterparty than a typical commercial contract. For instance, the lease or concession may enable the government to terminate the lease or concession in certain circumstances without requiring payment of adequate compensation.
In addition, governmental entities may exercise their discretion to change or increase regulation of the operations of portfolio companies or to implement laws, regulations or policies affecting their operations, separate from any contractual rights that the government counterparties may have, in a manner that causes delays or adversely affects the operation of the business of such portfolio companies and / or SP+ INFRA’s ability to effectively achieve its investment objectives. For example, additional or unanticipated regulatory approvals, including, without limitation, renewals, extensions, transfers, assignments, reissuances, or similar actions, could be required to acquire infrastructure assets, and additional approvals could become applicable in the future due to, among other reasons, a change in applicable laws and regulations, or a change in the relevant portfolio company’s customer base. See also “—Certain Restrictions on Ownership” below.

In addition, since many portfolio companies will provide basic, everyday services and face limited competition, regulatory agencies could be influenced by political considerations and could make decisions that adversely affect a portfolio company’s business. Certain types of infrastructure assets are very much in the “public eye” and politically sensitive, and as a result SP+ INFRA’s activities could attract an undesirable level of publicity. Additionally, pressure groups and lobbyists could induce regulatory agency action to the detriment of SP+ INFRA as the owner of the relevant portfolio company or asset. There can be no assurance that the relevant government will not legislate, impose regulations, or change applicable laws, or act contrary to the law in a way that would materially and adversely affect the business of a portfolio company. The profitability of certain types of investments might be materially dependent on government subsidies being maintained (for example, government programs encouraging the development of certain technologies such as solar and wind power generation). Reductions or eliminations of such subsidies would likely have a material adverse impact on relevant investments by SP+ INFRA.
Regulatory Approvals / Consents. SP+ INFRA may not receive the initial regulatory approval or license needed to acquire or otherwise operate an Investment, including after substantial costs have been incurred pursuing such Investment. Additional or unanticipated regulatory approvals, including, without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, may be required to acquire or operate infrastructure assets, and additional approvals may become applicable in the future due to a change in laws and regulations, a change in the portfolio company’s customer(s), change in investor composition in SP+ INFRA or for other reasons. Furthermore, permits or special rulings may be required on taxation, financial and regulatory related issues. Additionally, a portfolio company could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. There can be no assurance that a portfolio company will be able to (i) obtain all required regulatory approvals that it does not yet have or that it may require in the future, (ii) obtain any necessary modifications to existing regulatory approvals or (iii) maintain required regulatory approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility or sales to third parties or could result in additional costs to a portfolio company and SP+ INFRA. In addition, to the extent SP+ INFRA determines to make a follow-on investment into a portfolio company, SP+ INFRA may be required to obtain separate and / or additional regulatory approvals in respect of such follow-on investment, which may be different or more stringent than the initial approvals obtained in respect of such portfolio company. In such scenario, SP+ INFRA’s participation in such follow-on investment may be delayed or otherwise adversely affected.
A portfolio company’s operations may rely on government licenses, concessions, leases or contracts that are generally complex and may result in a dispute over interpretation or enforceability. Even though most permits and licenses are obtained prior to the commencement of full project operations, many of these licenses and permits are required to be maintained over the project’s life. If a portfolio company fails to comply with these regulations or contractual obligations, it could be subject to monetary penalties or SP+ INFRA may lose its right to operate the affected portfolio company, or both.
Governments and other regulators may impose conditions on the operations and activities of portfolio companies as a condition to granting its approval or to satisfy regulatory requirements. These conditions, which may be statutory in nature or may be tailored to a particular project. Where a portfolio company is the sole or predominant service provider in its service area and provides services that are essential to the community, it may be subject to rate regulation that will determine the prices it may charge. It may be subject to unfavorable price determinations that may be final with no right of appeal or that, despite a right of appeal, could result in its profits being negatively affected. In addition, such conditions may also limit or provide a disincentive for portfolio companies to invest in competing industries or to acquire anticompetitive market power in a particular market. The relevant governmental agency may impose conditions of ongoing ownership or equivalent restrictions on SP+ INFRA in respect of the underlying infrastructure assets. This may include a requirement and / or restriction that may limit the ability of SP+ INFRA to dispose of Investments at opportune times or require that such assets remain managed by Stonepeak.
Public Demand and Usage Risk. Demand, usage and throughput risk can affect the performance of infrastructure assets. Demand, usage and throughput depend on, and may be affected by, a wide variety of factors, such as demographic changes, economic conditions, fuel prices, government macroeconomic policies, tolls, tariffs, other usage or throughput-related fees, social stability, political or local opposition, technical obsolescence, competition from untolled or other forms of transportation, acts of God, war, terrorism, changes in demand for products or services, slower than projected construction progress and adverse weather conditions. SP+ INFRA may invest in portfolio companies that derive substantially all of their revenues from tolls, tariffs or other usage-related fees. Users of the applicable service may react negatively to any adjustments to the applicable rates, or public pressure may cause a government or agency to challenge such rates. In addition, adverse public opinion, or lobbying efforts by specific interest groups, could result in government pressure to reduce rates or to forego planned rate increases. If public pressure or government action forces a portfolio company to restrict its rate increases or reduce their rates, and it is not able to secure adequate compensation to restore the economic balance of the relevant concession agreement, SP+ INFRA or the applicable portfolio company’s business, financial condition and results of operations. To the extent that SP+ INFRA’s assumptions regarding demand, usage and throughput prove incorrect, returns to SP+ INFRA could be adversely affected. Some investments may be subject to seasonal variations, including greater revenues and profitability during different seasons of the year. Accordingly, SP+ INFRA’s or the applicable portfolio company’s operating results for any particular investment in any particular quarter may not be indicative of the results that can be expected for such investment throughout the entire year.
Operations and Maintenance Risk. As a general matter, the operation and maintenance of infrastructure assets involve significant capital expenditures and various risks, many of which may not be under the control of the owner / operator, including labor issues, political or local opposition, failure of technology to perform as anticipated, technical obsolescence, increasing fuel prices, structural failures and accidents, environment related issues, counterparty non-performance and the need to comply with the directives of government authorities. Optional or mandatory improvements, upgrades or rehabilitation of infrastructure assets may cause delays or result in closures or other disruptions subjecting the Investment to various risks including lower revenues. The operations of infrastructure projects are exposed to unplanned interruptions caused by significant catastrophic events, such as cyclones, earthquakes, landslides, floods, explosions, fires, terrorist attacks, major plant breakdowns, pipeline or electricity line ruptures or other disasters. Operational disruption, as well as supply disruption, could adversely impact the cash flows available from these assets. In addition, the cost of repairing or replacing damaged assets could be considerable. Repeated or prolonged interruption may result in permanent loss of customers, substantial litigation or penalties for regulatory or contractual non-compliance. Moreover, any loss from such events may not be recoverable under relevant insurance policies. Business interruption insurance is not always available, or economic, to protect the business from these risks.
Impediments to Electricity Generation. The amount, timing, and cost of generating electricity from renewable energy resources may not meet expectations and may vary significantly from period to period. Unfavorable solar or wind conditions, or other energy resources replenished by a natural process, may cause project facilities to not meet anticipated generation levels or the rated capacity of its generation assets. The intermittent nature of renewable energy resources and the irregular generation levels may adversely affect SP+ INFRA’s results from operations and cash flows from renewable energy investments. While SP+ INFRA may in certain circumstances seek environmental and meteorological assessments conducted by independent meteorological consultants using site specific and long-term reference data, there are risks that actual experience may differ materially from expectations and that models and forecasts do not accurately reflect actual conditions that may exist in the future.
Solar Power. SP+ INFRA may make investments in portfolio companies that will be engaged in solar power generation and power transmission. The development and construction of solar power plants can require long periods of time and substantial initial capital investments, and there are significant risks related to the development of solar power plants, including high initial capital expenditure costs to develop and construct functional power plant facilities and the related need for construction capital, the availability of favorable government tax and other incentives, the high cost and potential regulatory and technical difficulties in integrating into new markets, an often limited or unstable marketplace, competition from other sources of electric power, regulatory difficulties including obtaining necessary permits, difficulties in negotiating power purchase agreements with potential customers, educating the market regarding the reliability and benefits of solar energy products and services, costs associated with environmental regulatory compliance and competing with other solar energy companies and utilities.
Wind Power. SP+ INFRA is expected to make investments in portfolio companies that will be engaged in the development and operation of wind farms. The development of a wind farm can require substantial initial capital investments, and there are significant risks related to the development of wind farms, including the availability of favorable government tax and other incentives; the high cost and potential regulatory and technical difficulties in integrating into new markets; an often limited or unstable marketplace; competition from other sources of electric power and other wind farms; regulatory difficulties including obtaining necessary permits; difficulties in negotiating satisfactory turbine supply, engineering and construction agreements and with respect to connecting to the existing electricity transmission network; difficulties in negotiating power purchase agreements with potential customers, educating the market regarding the reliability and benefits of wind energy products and services; and costs associated with environmental regulatory compliance.
The performance of wind farms is dependent upon meteorological and atmospheric conditions that fluctuate over time. If the wind or solar conditions are unfavorable or below estimates, then the electricity production may be substantially below the investment team’s expectations. Insufficient electricity production may trigger a contractual breach of or financial penalty under a Power Purchase Agreement (“PPA”) or ultimately cause a default in the project-level finance arrangements. See also “—Power Purchase Agreement Risk” below. Operating results for projects vary significantly from period to period. Wind and solar energy projects require natural resource conditions that are found in limited geographic areas and, within these areas, at particular sites. A key part of the investment team’s investment decision-making process is to estimate the power production of the project, which includes an evaluation of the resource levels at the site in the context of the equipment that will be used at that site. Actual wind or solar conditions, however, may not conform to projected data in these studies and may be affected by variations in weather patterns, including any potential impact of climate change. Therefore, the electricity generated by SP+ INFRA’s projects may not meet expected production levels or the rated capacity of the turbines or solar panels that comprise such projects, which could adversely affect SP+ INFRA’s performance. The amount of electricity generated by a wind farm depends upon many factors in addition to the quality of the wind resources, including but not limited to turbine performance, aerodynamic losses resulting from wear on the wind turbine, degradation of other components, icing or soiling of the blades and the number of times an individual turbine or an entire wind farm may need to be shut down for maintenance or to avoid damage due to extreme weather conditions. In addition, conditions on the electrical transmission network can impact the amount of energy a wind farm can deliver to the network. Wind farms may be located in remote areas with limited transmission networks where intense competition exists for access to, and use of capacity on, the existing transmission facilities. Electricity transmission lines may experience unplanned outages due to system failures, accidents and severe weather conditions, or planned outages due to repair and maintenance, construction work and other reasons beyond SP+ INFRA’s control. As electricity generated from wind farms is generally not stored and must be transmitted or used once it is generated, some of the wind turbines of a wind farm may be turned off during such period when electricity is unable to be transmitted due to grid congestion or other grid constraints. Such events could reduce the actual net power generation of such wind farms. In addition, a number of other factors may further decrease electricity output, including wind speed or wind direction or other severe weather conditions. As a result, SP+ INFRA’s portfolio companies may experience significant financial losses from the inefficient electricity outputs.
Transportation and Storage Risks. There are a variety of hazards and operating risks inherent to the transportation, relocation and storage of equipment, raw materials, waste materials and other hazardous, radioactive and explosive materials, such as leaks, releases, explosions, mechanical problems and damage caused by portfolio companies and / or third parties. Additional risks to vessels include adverse sea conditions, capsizing, grounding and navigation errors. These risks could result in serious injury and loss of human life, significant damage to property and natural resources, environmental pollution and impairment of operations, any of which also could result in substantial financial losses. For assets located near populated areas, including residential areas, commercial business centers, industrial sites and other public gathering areas, the level of damage resulting from these risks may be greater. Failure of a portfolio company to properly handle, transport or dispose of these materials or otherwise conduct its operations in accordance with applicable environmental laws may negatively impact the revenues and cash flows of a portfolio company and expose the portfolio company to substantial liability for administrative, civil and criminal penalties, cleanup and site restoration costs and liability associated with releases of such materials, damages to natural resources and other damages, as well as potentially impair its ability to conduct operations. In addition, losses in excess of a portfolio company’s insurance coverage could have an adverse effect on its business, financial condition and results of operations.
Technology May Become Obsolete. The renewable energy industry is subject to continual technological innovation. Renewable energy products and services interact with a variety of hardware and software technology systems and devices. An Investment may be required to implement new technologies or adapt existing technologies in response to changing market conditions, customer preferences, industry standards or inability to secure necessary intellectual property licenses, which could require significant capital expenditures. It is also possible that one or more of a portfolio company’s competitors could develop a significant technological advantage that allows them to provide additional or superior products or services, or to lower their price for similar products or services, that could put an

Investment at a competitive disadvantage. The inability to adapt to changing technologies, market conditions or customer preferences in a timely manner could have a material adverse effect on SP+ INFRA’s investment strategy, business, financial condition, cash flows or results of operations.
Difficulties with Energy Storage. The widespread deployment of energy storage technologies is still a nascent market. Market rules and structures to compensate energy storage projects for the provision of grid services, load shift, transmission and distribution deferral and defrayal, among other potential sources of value, may not provide sufficient revenue relative to cover the cost of investment.
Growth in the energy storage market is highly dependent on a continued decline in battery prices as batteries represent the largest component of system cost. Any disruption in the supply of batteries resulting in higher than expected battery pricing or stagnation in the level of price declines for batteries could result in slower than expected growth in SP+ INFRA’s target markets and, as a result, could have a material adverse effect on Investments. The financial performance of SP+ INFRA will depend on the maturation of the energy storage market and the ability of SP+ INFRA to defray costs associated with energy storage investments.
Further, many energy storage products make use of lithium-ion batteries, which have been observed in certain applications, such as automotive applications, to catch fire or vent smoke and flame. Such events have raised concerns, and future events may lead to additional concerns, about the safety of lithium-ion batteries. Negative public perceptions regarding the suitability of lithium-ion batteries for energy storage applications or any future incident involving lithium-ion batteries, even if such incident does not involve an Investment or relate to an application other than energy storage, could negatively impact the continued adoption of energy storage products and have a material adverse impact on Investments.
Catastrophe Risk. The operations of renewable energy portfolio companies are subject to many hazards inherent in the transporting, processing, storing, refining, distributing, mining or marketing a wide range of natural resources such as natural gas, natural gas liquids, crude oil, coal, minerals, refined petroleum products or other hydrocarbons, or in the exploring, managing or producing of such commodities, including: damage to pipelines, storage tanks or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, blowouts, cratering, uncontrollable flows of oil, natural gas or well fluids, fires and other natural disasters or by acts of terrorism, inadvertent damage from construction and farm equipment, leaks of natural gas, natural gas liquids, crude oil, refined petroleum products or other hydrocarbons; and fires and explosions. Any offshore sea-based operations of Investments will be subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions. These risks could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in the curtailment or suspension of their related operations. There can be no assurance that each of SP+ INFRA’s portfolio companies will be fully insured against all risks inherent to their businesses. If a significant accident or event occurs that is not fully insured, it could adversely affect a portfolio company’s operations and financial condition. SP+ INFRA may seek to maintain insurance coverage for the operations of its Investments, but insurance coverage for environmental damages that occur over time or insurance coverage for the full potential liability that could be caused by sudden environmental damages may not be available at a reasonable cost, and SP+ INFRA is likely to be subject to liability or may lose substantial portions of its properties in the event of certain environmental damages.
Project Development Risks. Development of renewable energy projects anticipated by the General Partner may occur more slowly, be more costly than expected or may never occur, due to various unforeseen circumstances, including, without limitation, failure to secure a PPA, failure to secure an interconnection agreement, regulatory and permitting delays, unforeseen costs related to compliance or remediation efforts, political opposition, delays in securities sites, environmental issues, strikes, and mechanical and other technical failures. Additionally, lack of available infrastructure or equipment, such as wind energy turbines, solar photovoltaic panels, construction cranes or other critical development resources, may greatly delay or halt the development of renewable energy projects.
Construction and Operation Risks. SP+ INFRA is expected to make investments in portfolio companies that could include both existing assets or businesses and in “Greenfield” assets and other assets and businesses that require significant capital expenditure to bring such investments to fully commissioned and / or cash-flowing status or to otherwise optimize such investment’s operational capabilities. SP+ INFRA will rely on operators who construct, maintain and operate renewable energy assets and businesses, including, without limitation, any “Greenfield” assets. Operators are subject to substantial construction and operating risks and liabilities, the occurrence of which could have a material adverse effect on investment returns. Such risks and liabilities include, but are not limited to: (i) construction risks, including the risk of substantial delay or increase in cost due to political opposition, regulatory and permitting delays, delays in procuring sites, strikes, disputes, environmental issues, force majeure or failure of third parties to perform in a timely manner their contractual financial or other commitments; (ii) unusual or unexpected geologic conditions, equipment malfunctions, accidents, delays in the availability of equipment, spare part shortages, adverse weather conditions, pollution and other similar risks; (iii) risk of failing to meet design specifications; (iv) risk that transmission lines are inadequate or unavailable to carry electricity from renewable energy projects; (v) damage to installations and equipment caused by storms or unexpected mechanical failures; (vi) risk that the resource relied upon to produce electricity is not regularly available; (vii) risks associated with holding direct or indirect interests in undeveloped land or underdeveloped real property; and (viii) other events discussed in “—Force Majeure Risk” herein that are beyond the control of the General Partner and SP+ INFRA. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of construction activities once undertaken, any of which could have an adverse effect on SP+ INFRA. Construction costs may exceed estimates for various reasons, including inaccurate engineering and planning, labor and building material costs in excess of expectations and unanticipated problems with project start-up. Delays in project completion can result in an increase in total project construction costs through higher capitalized interest charges and additional labor and material expenses and, consequently, an increase in debt service costs and insufficient funds to complete construction. Delays may also result in an adverse effect on the scheduled flow of project revenues necessary to cover the scheduled operations phase debt service costs, lost opportunities, increased operations and maintenance expenses and damage payments for late delivery. Investments under development or Investments acquired to be developed may receive little or no cash flow from the date of acquisition through the date of completion of development and may experience operating deficits after the date of completion. In addition, market conditions may change during the course of development that make such development less attractive than at the time it was commenced. In addition, there are risks inherent in the construction work that may give rise to claims or demands against a portfolio company from time to time.
Fluctuations in Supply and Demand. Prices of, or demand for, electricity may fall, reducing revenues from renewable energy investments generating electricity and therefore adversely affecting SP+ INFRA. Changes in the supply of electricity may also adversely impact investment returns. Factors that may affect supply, demand and price include: technological advances affecting electricity consumption, weather conditions, and the price of electricity in general and the price and availability of alternative energy sources, production tax rates and fiscal policies.
Anticipated Demand May Not Materialize. Certain U.S. and non-U.S. companies have made non-binding commitments as part of the “RE100” and other similar organizations to increase demand for renewable energy by committing to use greater amounts of renewable energy. While the success of such campaigns suggests that demand for renewable energy is growing, and will continue to grow, there is a risk that such demand will not materialize amongst the affiliated companies, or customers. The non-binding nature of the commitments means that if the cost of energy becomes too expensive, the companies are not required to purchase the committed amounts. In addition, certain governments have passed legislations that commits to increasing the use of renewable energy, such as California’s SB 100. However, there can be no assurance that such commitments will materialize due to changing political climate and priorities. Furthermore, if renewable energy becomes too expensive for the general market, demand from other public and private entities for renewable energy may not materialize.
Volatility of Commodity Prices. The performance of certain of SP+ INFRA’s Investments will be substantially dependent upon prevailing prices of power, oil, natural gas, natural gas liquids, coal, metals and other commodities and the differential between prices of specific commodities that are a primary factor in the profitability of certain conversion activities such as petroleum refining (“crack spread”) and power generation (“spark spread”). For example, the operation and cash flows of SP+ INFRA’s Investment may depend, in some cases to a significant extent, upon prevailing or improving market prices for energy and other commodities. As energy derived from traditional fossil fuels becomes more expensive, the value of renewable energy resources should increase as well. Conversely, if new oil or coal deposits are found, or, if the cost of producing energy from these sources decreases significantly for other reasons, the demand for renewable energy resources may decrease. Commodity prices have been, and are likely to continue to be, volatile and subject to wide fluctuations in response to uncertain market factors that are beyond the control of SP+ INFRA, the General Partner and the Investment Advisor, including (i) relatively minor changes in the supply of and demand for such commodities; (ii) market uncertainty and the condition of various economies (including interest rates, levels of economic activity, the price of securities and the participation by other investors in the financial markets); (iii) political conditions in international commodity producing regions; (iv) the extent of domestic production and importation of oil, natural gas, natural gas liquids, coal or metals in certain relevant markets; (v) the foreign supply of oil, natural gas and metals; (vi) the price of foreign imports; (vii) the price and availability of alternative fuels; (viii) the level of consumer demand; (ix) the price of steel and the outlook for steel production; (x) weather conditions; (xi) the competitive position of energy-related commodities as compared with other energy sources; (xii) the industry-wide refining or processing capacity for energy-related commodities; (xiii) weather conditions; (xiv) the effect of U.S. and non-U.S. federal, state and local regulation on the production, transportation and sale of commodities; (xv) breakthrough technologies (such as hydrofracking and other methodologies to extract shale oils, improved storage or clean coal technologies) or government subsidies, tax credits or other support that allow alternative fuel generation projects to produce more reliable electric energy or lower the cost of such production compared to natural gas fueled electric generation projects; (xvi) with respect to the price of oil, actions of the Organization of Petroleum Exporting Countries (“OPEC”), including in reaction to political developments, international conflicts and regional strife, and other large petroleum exporting countries that are not a member of OPEC, such as Russia; (xvii) the expected consumption of coking coal in steel production; (xviii) the amount and character of excess electric generating capacity in the market area; (xix) terrorist acts; (xx) overall economic conditions; (xxi) the strength of the U.S. dollar relative to other currencies; (xxii) terrorist acts and the impact of military and other action; and (xxiii) a variety of additional factors that are beyond the control of Stonepeak or SP+ INFRA. These factors are expected to affect the level and volatility of commodities prices and the liquidity of SP+ INFRA’s Investments, as evidenced by recent oil price shocks resulting from disputes among members of OPEC in connection with the COVID-19 pandemic, which could impair SP+ INFRA’s performance or result in losses, potentially materially. For example, volatile oil, natural gas and natural gas liquids prices make it difficult to estimate the value of developed properties that are the subject of financing and often cause disruption in the market for oil, natural gas and natural gas liquids developed properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisition and development and exploitation project financings. Although SP+ INFRA intends to partially mitigate commodity risk through long term power sales contracts with parties that it deems to be creditworthy and that have fixed capacity payments and pass through certain variable costs such as fuel and change-in-law costs to the power purchasers, there can be no assurances that SP+ INFRA will be able to enter into contracts covering any or all of each project’s electrical output and the term of such contracts are likely to vary leaving open commodity risk at the end of such contract terms.
Changing Regulatory Environment. The renewable energy industry is subject to extensive and changing environmental and other governmental regulation, which could adversely affect investment returns. For example, certain U.S. states have adopted renewable portfolio standards, which are state statutory provisions that require electric utilities to generate specific amounts of electricity from renewable energy sources, and certain other countries have adopted similar mechanisms and initiatives. Such statutes, laws, rules, regulations and initiatives could be amended or eliminated resulting in a decreased demand for renewable energy which could adversely affect the levels of revenue projected at the time an investment was made by SP+ INFRA. Continued deregulation of the broader energy industry at the local, national or international level could disrupt the demand for renewable energy or cause a decline in the revenue received from renewable energy investments. Alternatively, the cost of complying with changing environmental and safety laws may increase that could likewise adversely affect the levels of revenue projected at the time an investment was made by SP+ INFRA.
Risks Associated with Fixed-Price Contracts. Most renewable energy projects operate under fixed price contracts. The availability of long-term, fixed-price contracts for the major cost and revenue components of a project may be unavailable, which in turn may result in these projects not being built or being built on less favorable terms. Those renewable energy projects that operate without a fixed-price contract and sell electricity at market rates will be subject to price and demand fluctuations. A decline in prices and a lower demand may adversely affect the levels of revenue projected at the time the investment was made by SP+ INFRA.
Effects of Ongoing Changes in the Utility Industry. SP+ INFRA may make certain Investments in utility industries. In many regions, the market dynamics of the utility industry may change, primarily in wholesale markets, as a result of consumer demands, technological advances, greater availability of natural gas and other factors. As a result, additional significant competitors could become active in parts of the utility industry. In addition, utility asset owners may find it increasingly difficult to negotiate long-term procurement or sales agreements with counterparties, which may affect SP+ INFRA’s profitability and financial stability. To the extent competitive pressures increase and the pricing and sale of products assume more characteristics of a commodity business, the economics of the projects into which SP+ INFRA may invest may come under increasing pressure. If restructuring of the utility industry is reversed, discontinued, delayed or modified, this could have an adverse effect on the portfolio companies into which SP+ INFRA may invest.
Electricity generation and related infrastructure investments may be subject to extensive energy laws and regulations where portfolio companies are located. Changes in applicable energy laws or regulations, or in the interpretations or administration of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines.
Under the Federal Power Act (the “FPA”), the Federal Energy Regulatory Commission regulates wholesale sales of electricity and the transmission of electricity in interstate commerce by “public utilities” as defined under the FPA and places constraints on the conduct of their business, including, among other things, rate and corporate regulation including ownership and disposition of jurisdictional assets. In addition, state public utility commissions in U.S. states (“PUCs”) have historically had broad authority to regulate both the rates charged by, and the financial activities of, electric utilities that sell electricity at retail and other public utilities that provide utility service to the public such as water utilities and telecommunication service providers, and a number of other matters relating to electric and other public utilities. State laws may also impose certain regulatory and reporting requirements on other owners and operators of generation facilities and other public utilities. Independent power producers are considered to be public utilities in some states and are subject to varying degrees of regulation by PUCs, ranging from a requirement to obtain a “certificate of public convenience and necessity” to regulation of organizational, accounting, financial and other corporate matters. States may assert jurisdiction over the location and construction of electric generating facilities and other public utility facilities, and in certain situations, over the issuance of securities and the sale or other transfer of assets by these facilities. State jurisdictional natural gas transportation and storage rates are also frequently subject to regulation by local PUCs. Similar regulation may also apply in other non-U.S. jurisdictions where Investments are made.
Further, recent technological progress in pollution control equipment for coal-fired generation plants may make it feasible for utilities to continue to operate those plants under newly mandated clean air regulations. Coal is plentiful in many countries, including the U.S., and continued use of coal in electric generation facilities may apply pressure to the value of renewable power assets.
Digital Infrastructure Investments. Investment in digital infrastructure assets involves many relatively unique and acute risks. Project revenues can be affected by a number of factors including economic and market conditions, political events, competition, regulation and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of digital infrastructure assets may adversely affect the overall profitability of an Investment or related project. Events outside the control of a portfolio company, such as political action, governmental regulation, demographic changes, economic conditions, government macroeconomic policies, political events, social instability, natural disasters (such as fire, floods, earthquakes, hurricanes, and typhoons), changes in weather, changes in demand for products or services, bankruptcy or financial difficulty of a major customer, acts of war or terrorism and other unforeseen circumstances and incidents could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining or restoring digital infrastructure facilities. In turn, this may impair a portfolio company’s ability to repay its debt, make distributions to SP+ INFRA or even result in termination of an applicable concession or other agreement. As a general matter, the operation and maintenance of digital infrastructure assets or businesses involve various risks and are subject to substantial regulation, many of which may not be under the control of the owner/operator, including labor issues, failure of technology to perform as anticipated, structural failures and accidents and the need to comply with the directives of government authorities. Furthermore, once digital infrastructure assets of a portfolio company become operational, they may face competition from other digital infrastructure assets in the vicinity of the assets they operate, the presence of which depends in part on governmental plans and policies.
Market Overbuilding Risk. Although the General Partner expects to undertake a detailed market supply and demand forecast for each market as part of the deal underwriting process, the high returns on capital typically associated with the digital infrastructure segment may create the impetus for competing fiber, data center, tower and small cells networks to be built within or adjacent to SP+ INFRA’s Investments. This could potentially impact pricing and renewal rates in specific markets.

Health and Safety Risk. The employees and staff of infrastructure assets and businesses are exposed to health and safety risks that could result in death, permanent disability or other serious injury that may disrupt the operations of Investments, lead to economic loss, litigation or penalties for regulatory or contractual non-compliance, and may also adversely impact the reputation of Investments, SP+ INFRA and its Unitholders. Moreover, any loss from such events may not be recoverable under relevant insurance policies.
Effects of Ongoing Changes in the Electric Industry. SP+ INFRA’s investments in renewable energy assets will be directly and indirectly affected by changes in the electric utility industries. For much of its history, the power sector, and particularly the utility industry within this broader sector, was characterized by institutional stability and predictability of financial performance. The advent of deregulation, privatization, technological change and market volatility has created a much less stable sector with substantially greater variability of company performance in developed markets as well as emerging markets, where these changes are much more recent. There can be no assurance that the pace or direction of the change will be in accord with the expectations of Stonepeak, nor that the industry changes will benefit Investments made by SP+ INFRA. Investing in power facilities and related assets is subject to a variety of risks, not all of which can be foreseen or quantified, including operating, economic, environmental, commercial, regulatory, political and financial risks. In many regions, the electric utility industry is experiencing increasing competitive pressures, especially in wholesale markets, as a result of consumer demands, technological advances, greater availability of natural gas and other factors. The industry is also impacted by an increase in environmental regulations and standards that may result in the retirement of fossil fuel plants that are not in compliance which may benefit renewable power. If there is a lowering of these standards and / or delays in enforcement, it could negatively impact renewable power projects and / or the growth of renewable power.
In response to such changes, federal, state, local and international government regulators have enacted or are considering enacting regulations designed to ensure that transmission service is provided on a non-discriminatory and just and reasonable basis in order to provide for more transparency in the operation of the transmission grid and to cover transmission siting and interconnection. In addition, internal policies and regulations promulgated by electricity producers will have an impact on the market for renewable power products. Customer purchase of or further investment in renewable energy sources could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for renewable power products.
Such changes may also have significant impacts on solar and wind generation. A number of countries are considering or implementing methods to introduce and promote competition in the sale of electricity. To the extent, competitive pressures increase and the pricing and sale of electricity assume more characteristics of a commodity business, the economics of independent power generation projects into which SP+ INFRA may invest may come under increasing pressure. Power market deregulation is fueling not only the current trend toward consolidation among utilities but also the disaggregation of many vertically integrated utilities into separate generation, transmission and distribution businesses. As a result, additional significant competitors could become active in the independent power industry. In addition, independent power producers, including those with projects into which SP+ INFRA may invest, may find it increasingly difficult to negotiate PPAs with solvent utilities, which may affect the profitability and financial stability of independent power projects.
There can be no assurance that (i) existing regulations applicable to electric utility companies will not be revised or reinterpreted; (ii) new laws and regulations will not be adopted or become applicable to electric utility companies; (iii) the technology and equipment selected by such companies to comply with current and future regulatory requirements will meet such requirements; (iv) such companies’ business and financial conditions will not be materially and adversely affected by such future changes in or reinterpretation of, laws and regulations (including the possible loss of exemptions from laws and regulations) or any failure to comply with such current and future laws and regulations; or (v) regulatory agencies or other third parties will not bring enforcement actions or litigation in which they disagree with regulatory decisions made by other regulatory agencies.
Competition from Fossil Fuels and Other Conventional Energy Resources. The performance of certain projects of a portfolio company may be dependent upon the prevailing prices of natural gas and coal. As energy derived from fossil fuels becomes more expensive, the value of renewable and alternative energy and renewable and alternative energy technologies should increase as well. Plentiful and relatively cheap natural gas may keep power prices at historically low levels for some period of time. Regulation of natural gas fracking, gas exports, or a broader domestic use of natural gas could cause the price of natural gas to increase, lessening the competitive price pressure on renewable energy. However, if natural gas prices stay at current levels, energy from most renewable energy projects will be relatively more expensive unless government subsidies continue or the cost or producing energy from renewable resources decreases significantly.
Recent technological progress in pollution control equipment for coal-fired generation plants may make it feasible for utilities to continue to operate those plants under newly mandated clean air regulations. Coal is plentiful in the U.S. and continued use of coal in electric generation facilities will also apply pressure to the value of renewable and alternative energy.
Risks Associated with Government Contracts. To the extent that SP+ INFRA invests in a portfolio company which relies on contracts negotiated with governmental authorities, there is a risk that these authorities may not honor their obligations under the agreement, especially over the long term. The leases, concessions or other agreements may be more favorable to the governmental authority than a typical commercial contract and may restrict the portfolio company’s ability to operate in a way that maximizes cash flows and profitability. Governments typically have considerable discretion in implementing regulations that could impact these businesses, may be influenced by political (rather than just economic) considerations and may make decisions that adversely affect SP+ INFRA’s investments.
Environmental Risk. Infrastructure assets may be subject to numerous statutes, rules, and regulations relating to environmental protection, and international, national and local environmental laws and regulation affect the operations of infrastructure projects. SP+ INFRA may invest in portfolio companies that are subject to changing and increasingly stringent environmental and health and safety laws, regulations, and permit requirements, and there can be no guarantee that all costs and risks regarding compliance with, or liability under, environmental laws and regulations can be identified. Violations of such requirements may result in administrative, civil and / or criminal enforcement proceedings, penalties and other liabilities including claims and litigation from third parties who may be affected, curtailment or shutdown of operations, revocation or non-renewal of permits, loss of contracts, and reputational impacts. Standards are set by these laws and regulations regarding certain aspects of health, safety and environmental quality, and they provide for penalties and other liabilities for the violation of such standards and establish, in certain circumstances, joint and several obligations to remediate and rehabilitate current and former facilities and locations where operations are, or were, conducted or where materials were disposed of. In particular, the oil and gas industry sometimes causes environmental hazards, such as oil spills, natural gas leaks and ruptures, discharges of petroleum products and hazardous substances and historic disposal activities. Clean-up liabilities can arise under environmental laws and regulations, including on a strict, joint and several basis, which presents a risk of a portfolio company paying for more than its fair share of clean-up costs associated with a contaminated property. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on portfolio companies or potential investments. Required expenditures for environmental compliance have adversely impacted investment returns in a number of segments of the industry. Certain industries will continue to face considerable oversight from environmental regulatory authorities and significant influence from non-governmental organizations and special interest groups. Compliance with such current or future environmental requirements does not ensure that the operations of the portfolio companies will not cause injury to the environment or to people under all circumstances or that the portfolio companies will not be required to incur additional unforeseen environmental expenditures. Moreover, failure to comply with any such requirements could have a detrimental impact on the financial performance of infrastructure projects. There can be no assurance that portfolio companies will at all times comply with all applicable environmental laws, regulations and permit requirements. Past practices or future operations of portfolio companies could also result in material personal injury or property damage claims. Any noncompliance with these laws and regulations could subject SP+ INFRA and its properties to material penalties or other liabilities. Under certain circumstances, environmental authorities and other parties may seek to impose personal liability on the limited partners of a Fund (such as SP+ INFRA) subject to environmental liability.
In addition, ordinary operation or the occurrence of an accident with respect to an infrastructure asset could cause major environmental damage, which may result in significant financial distress to such asset if not covered by insurance, and, even if covered by insurance, may have a detrimental effect on the applicable portfolio company and / or SP+ INFRA, resulting from adverse publicity related to such an incident and other similar consequences. There is the possibility of existing or future environmental contamination, including soil and ground water contamination, as a result of the spillage of hazardous materials or other pollutants. Under various environmental statutes, rules and regulations of the appropriate jurisdiction, a current or previous owner or operator of real property may be liable for non-compliance with applicable environmental and health and safety requirements and for the costs of investigation, monitoring, removal or remediation of hazardous materials. These laws often impose liability whether or not the owner or operator knew of or was responsible for, the presence of hazardous materials. The presence of these hazardous materials on a property could also result in personal injury, property damage or similar claims by private parties. In addition, persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of these materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by that person.
Furthermore, SP+ INFRA may be exposed to claims and losses arising from known, undisclosed or unknown environmental contamination from pollutants or other hazardous materials, or health or occupational safety matters. Under laws in many jurisdictions similar to the Comprehensive Environmental Response, Compensation and Liability Act in the U.S., liability for environmental contamination may be without regard to fault or causation and in many situations may be joint and several, so that a liable party may be exposed to the entire liability involved; and such liability may arise not only from currently owned or operated properties but former properties of entities that are the subject of Investments, and other properties impacted by such contamination, exposing SP+ INFRA’s Investments to material liabilities for costs of investigating and remediating contaminated properties, and for damages to natural resources. SP+ INFRA could also suffer losses if reserves or insurance proceeds or indemnities prove inadequate to cover any such matters. Under the laws, rules and regulations of various jurisdictions, an owner of an asset can be liable for the costs of removal or remediation of certain hazardous or toxic substances, including asbestos, on or in the asset. Liability can be joint and several, which can result in a party being held liable without regard to whether the party knew of, or was responsible for, the contamination. The presence of environmental contamination on a property, whether known or latent, also could result in personal injury to persons removing or who are otherwise exposed to such materials, as well as contamination and damage to other property, which could give rise to liability to third parties. In the event that SP+ INFRA has an indemnity from a third-party purporting to cover any such liability, there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises or when recovery is sought under the indemnity. Insurance for such matters may not be available, especially for known or suspected conditions, and even if insurance coverage is in place, any proceeds may prove inadequate to cover the losses involved. SP+ INFRA may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its Investments. Community and environmental groups may protest the development or operation of infrastructure assets which may induce government action to the detriment of SP+ INFRA. Some of the most onerous environmental requirements regulate air emissions of pollutants and greenhouse gases; these requirements may particularly affect companies in the energy sector.
The cost to perform any remediation, and the cost to defend against any related claims, could exceed the value of the relevant investment. In such cases, governmental authorities and others may seek to require SP+ INFRA to satisfy the claims from other assets and Investments and, depending on the circumstances, could prevail. The existence of contamination, the process of investigating and / or remediating contamination, and / or the failure to properly remediate contamination may adversely affect the owner’s ability to develop, use or sell the asset or to borrow funds using such asset as collateral and may result in fines and other sanctions. SP+ INFRA may have an indemnity from a third party purporting to cover these liabilities, but there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.
Climate Change Risk. While the General Partner sees economic opportunities in climate change and carbon reduction, global climate change is widely considered to be a significant threat to the global economy. SP+ INFRA’s Investments may face risks from the physical effects of climate change, such as risks posed by increasing frequency or severity of extreme weather events and rising sea levels and temperatures. Also, the performance of certain renewable energy assets, such as solar power generators, wind turbines, and hydropower assets, is dependent on weather conditions, which could shift as a result of global climate change. The General Partner cannot rule out the possibility that climate risks, including changes in weather and climate patterns, could result in unanticipated delays or expenses and, under certain circumstances, could prevent completion of investment activities once undertaken, any of which could have a material adverse effect on an Investment or SP+ INFRA.
Additionally, as consensus builds that global warming is a significant threat, initiatives seeking to address climate change through regulation of greenhouse gas emissions have been adopted by, are pending or have been proposed before international and regional regulatory authorities around the world. More specifically, the Paris Agreement and other initiatives by international, federal, state and local policymakers and regulatory authorities as well as private actors seeking to reduce or mitigate the effects of greenhouse gas emissions may expose certain assets to so-called “transition risks” in addition to physical risks, such as: (i) political and policy risks (e.g., changing regulatory incentives and legal requirements, including with respect to greenhouse gas emissions, that could result in increased costs or changes in business operations); (ii) regulatory and litigation risks (e.g., changing legal requirements that could result in increased permitting and compliance costs, changes in business operations, or the discontinuance of certain operations, and litigation seeking monetary or injunctive relief related to climate impacts); (iii) technology and market risks (e.g., declining market for products and services seen as greenhouse gas intensive or less effective than alternatives in reducing greenhouse gas emissions) and (iv) reputational risks (e.g., risks tied to changing customer or community perceptions of an asset’s relative contribution to greenhouse gas emissions).
Many industries (e.g., electrical power, mining, manufacturing, transportation and insurance) face various climate change risks, many of which could conceivably materially impact such industries. Such risks include (i) regulatory/litigation risk (e.g., changing legal requirements that could result in increased permitting and compliance costs, changes in business operations, the discontinuance of certain operations and related litigation); (ii) market risk (e.g., declining market for products and services seen as greenhouse gas intensive); and (iii) physical risk (e.g., risks to plants or property owned, operated or insured by a company posed by rising sea levels, increased frequency or severity of storms, drought and other physical occurrences attributable to climate change). These risks could result in unanticipated delays or expenses, especially for electricity, and, under certain circumstances, could prevent completion of investment activities once undertaken, any of which could have an adverse effect on SP+ INFRA.
As noted above, various governments have in the past and are expected to continue to provide subsidies for “green” energy technologies, such as solar, wind, bio-fuel, geothermal, hydrogen and other non-fossil fuel based energy sources, with the goal of reducing carbon emissions in an effort to mitigate the impacts of anthropogenic climate change. Even with potentially large public and private investment in these technologies, it is possible that “green” energy technologies will be unable to be deployed at a scale sufficient to meet growing global energy demand, or even existing energy demand. Moreover, these technologies require significant changes to existing infrastructure in order to provide for a level of energy security and reliability comparable to existing fossil fuel-based energy generation technologies. The cost of upgrading infrastructure for this purpose, or energy disruptions if such infrastructure upgrades are not successfully completed, could result in significant disruptions to local, regional or national economies.
Given SP+ INFRA’s investment objective, SP+ INFRA is expected to invest in portfolio companies that are heavily involved in alleviating the effects of climate change. The business success of any such portfolio company will likely be inextricably tied to its ability to mitigate the effects of climate change, which could be challenging or unattainable. Furthermore, the standards (if any) set by climate authorities, including the Intergovernmental Panel on Climate Change, to determine what outcomes need to be achieved in order to timely mitigate the effect of climate change is constantly evolving. Therefore, Stonepeak’s climate framework might need to evolve over time, and there can be no guarantee that SP+ INFRA will achieve its investment objectives as described herein.
High Capital Costs. Energy projects, including those which focus on renewable energy sources, typically involve relatively high levels of up-front capital investment which involves a certain degree of risk. The return on investment in renewable energy companies with high capital costs may not be achieved. If technologies underlying renewable energy projects prove unsuitable for widespread commercial deployment or if demand for such resources or products fails to develop sufficiently, the business of SP+ INFRA may be adversely affected.
Waste Management Risks. The waste management industry is subject to extensive and evolving federal, state or provincial and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the U.S. Environmental Protection Agency (“EPA”), Environment Canada and various other federal, state, provincial and local environmental, zoning, transportation, land use, health and safety agencies. Many of these agencies regularly examine a portfolio company’s operations to monitor compliance with these laws and regulations and have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations. There has been an increase in both the amount of government regulation and the number of enforcement actions being brought by regulatory entities against operations in the waste services industry. There are significant capital expenditures in connection with environmental protection measures, including compliance with federal, state or provincial and local rules. There are costs associated with siting, design, permitting, operations, monitoring, site maintenance, corrective actions, financial assurance and facility closure and post-closure obligations. The acquisition, development or expansion of a waste management or disposal facility or transfer station involves considerable time, effort and cost to obtain or maintain required permits and approvals. There are no assurances that the portfolio company will be able to obtain or maintain required governmental approvals. Once obtained, operating permits are subject to renewal, modification, suspension or revocation by the issuing agency. Compliance with current regulations and future requirements may require significant capital and operating expenditures. Advancements in disposal alternatives may adversely affect a portfolio company engaged in waste management.
Development Risk. Successful development of new or expansion projects may require the involvement of a broad and diverse group of stakeholders who will either directly influence or potentially be capable of influencing the nature and outcome of the project. Such characteristics may include, without limitation, political or local opposition, receipt of regulatory approvals or permits, site or land procurement, environment-related issues, construction risks and delays, labor disputes, counterparty non-performance, project feasibility assessment and dealings with and reliance on third-party consultants. When making an Investment, value may be ascribed to potential development projects that do not achieve successful implementation, potentially resulting in lower than expected returns to SP+ INFRA.
Implementation of Business Plans and Growth Initiatives; New Regulatory Developments. In certain cases, the performance of SP+ INFRA’s Investments will be dependent upon Stonepeak’s ability to successfully implement and execute its business plans and growth initiatives. There can be no assurance that Stonepeak will be able to successfully implement any such business plans or that investors will receive any capital appreciation or current cash yield with respect to SP+ INFRA’s Investments.
In addition, changes beyond Stonepeak’s control, including adverse regulatory changes affecting the infrastructure industry generally or SP+ INFRA’s Investments in particular and / or any changes in the pricing of commodities and / or general supply and demand levels relating to infrastructure assets may adversely affect Stonepeak’s ability to implement its business plans and achieve capital appreciation and / or current cash yield and / may have an adverse impact on the value of SP+ INFRA’s Investments.
Interest Groups and Legal Risk. Infrastructure assets, businesses and projects often involve a significant impact on local communities and the surrounding environment. It is not uncommon for infrastructure assets to be exposed to a variety of legal risks including, but not limited to, legal action from special interest groups. For example, interest groups may use legal processes to seek to impede particular projects to which they are opposed.
Certain Restrictions on Ownership. Current laws in various jurisdictions give heads of state the authority to condition, restrict or block acquisitions by foreign persons of local entities if that acquisition threatens to impair national security. In addition, many jurisdictions restrict foreign investment in infrastructure assets by placing limitations on foreign equity investment, implementing screening, or approval mechanisms and restricting the employment of foreigners as key personnel. These U.S. and foreign laws could limit SP+ INFRA’s ability to invest in some entities or impose burdensome notification requirements, operational restrictions or delays in pursuing and consummating transactions.
Technical Risk. Investments in the infrastructure industry may be subject to technical risks, including the risk of mechanical breakdown, spare parts shortages, failure to perform according to design specifications and other unanticipated events that adversely affect operations. While SP+ INFRA intends to seek Investments in which creditworthy and appropriately bonded and insured third parties bear much of these risks, there can be no assurance that any or all such risks can be mitigated or that such parties, if present, will perform their obligations.
Investments in the Transportation Sector. SP+ INFRA expects to make investments in infrastructure opportunities relating to the transportation sector, which may include investments relating to airports, toll roads, bridges and tunnels, port terminals, railroads, municipal transport, parking facilities and other public or private transportation-related infrastructure investments. SP+ INFRA’s ability to make attractive transportation-related infrastructure investments may be subject to a variety of considerations, including general supply / demand trends, overall economic development and growth in the jurisdictions in which SP+ INFRA may make investments, general market conditions, socioeconomic changes and changes relating to governmental spending and related policies. Any adverse or unexpected changes in such conditions, such as the current economic downturn, could adversely affect SP+ INFRA’s ability to consummate attractive transportation-related infrastructure investments and / or the performance of any Investments in the transportation sector.

In the future, the relevant government bodies may seek to limit a portfolio company’s ability to increase, or may seek to reduce, toll rates or fares outside the scope of the respective concession agreements, as a result of factors such as general economic conditions, negative consumer perceptions of increases in toll rates or fares, the prevailing rate of inflation, traffic volume and public sentiment about prevailing toll rates or fares.
Investments in the Energy Sector. The operations of energy companies are subject to many risks inherent in the transporting, processing, storing, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, coal, refined petroleum products or other hydrocarbons, or in the exploring, managing or producing of such commodities, including, without limitation, damage to pipelines, storage tanks or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters or by acts of terrorism; inadvertent damage from construction and farm equipment; leaks of natural gas, natural gas liquids, crude oil, refined petroleum products or other hydrocarbons; and fires and explosions. These risks could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in the curtailment or suspension of their related operations, any and all of which could result in lower than expected returns to SP+ INFRA. Prospective investors should further note that such risks are particularly acute in the current environment due to, among other things, disruptions in the global supply chain, economic downturn and global travel restrictions.
Energy and Natural Resources Regulatory Risk. The energy and natural resource sectors are subject to comprehensive laws and regulations. Present, as well as future, statutes and regulations could cause additional expenditures, decreased revenues, restrictions and delays that could materially and adversely affect SP+ INFRA’s Investments and the prospects of SP+ INFRA. There can be no assurance that (i) existing regulations applicable to Investments generally or portfolio companies will not be revised or reinterpreted; (ii) new laws and regulations will not be adopted or become applicable to portfolio companies; (iii) the technology, equipment, processes and procedures selected by portfolio companies to comply with current and future regulatory requirements will meet such requirements; (iv) such portfolio companies’ businesses and financial conditions will not be materially and adversely affected by such future changes in, or reinterpretation of, laws and regulations (including the possible loss of exemptions from laws and regulations) or any failure to comply with such current and future laws and regulations; or (v) regulatory agencies or other third parties will not bring enforcement actions in which they disagree with regulatory decisions made by other regulatory agencies. In addition, in many instances, the operation or acquisition of energy infrastructure assets may involve an ongoing commitment to or from a government agency. The nature of these obligations exposes the owners of infrastructure investments to a higher level of regulatory control than typically imposed on other businesses. See also “—Regulatory Approvals / Consents” above.
Statutory and regulatory changes or judicial or administrative interpretations of existing laws, rules and regulations that impose more comprehensive or stringent requirements could make it unfeasible or economically disadvantageous for SP+ INFRA to invest in a jurisdiction where a project or portfolio company is located or operates may make the continued operation of such project or company unfeasible or economically disadvantageous and any expenditures made to date with respect to such Investment may be wholly or partially written off. The location of a project or portfolio company may also be subject to government exercise of eminent domain power, expropriation or similar events. Similarly, regulatory differences between jurisdictions where a project or portfolio company is located or operates may make the commencement and / or continued operation of a project or company in a particular jurisdiction less feasible and / or less profitable than projects in other jurisdictions. The inability of SP+ INFRA and / or the portfolio companies to obtain and maintain regulatory permits or right-of-way or rental agreements on acceptable terms could adversely impact SP+ INFRA and / or the portfolio companies, including by impeding their ability to complete construction projects on time, on budget or at all. Any of these factors could significantly increase the regulatory-related compliance and other expenses incurred with respect to Investments and could significantly reduce or entirely eliminate any potential revenues generated by one or more of the Investments, which could materially and adversely affect returns to SP+ INFRA.
There can be no assurance that (i) existing regulations applicable to Investments generally or the portfolio companies will not be revised or reinterpreted; (ii) new laws and regulations will not be adopted or become applicable to portfolio companies; (iii) the technology, equipment, processes and procedures selected by portfolio companies to comply with current and future regulatory requirements will meet such requirements; (iv) such portfolio companies’ business and financial conditions will not be materially and adversely affected by such future changes in, or reinterpretation of, laws and regulations (including the possible loss of exemptions from laws and regulations) or any failure to comply with such current and future laws and regulations; or (v) regulatory agencies or other third parties will not bring enforcement actions in which they disagree with regulatory decisions made by other regulatory agencies.
Political and Societal Challenges. Large-scale infrastructure projects may be particularly susceptible to political and societal challenges, which may, in turn, affect a project’s ability to receive, renew or maintain required permits or approvals and may result in increased compliance costs, the need for additional capital expenditures or a suspension of project operations. For example, proposals to site a particular infrastructure project, such as a bridge, airport or energy plant, or engage in activities relating to a project, such as drilling activities in a particular location, may be challenged by a number of parties, including non-governmental organizations and special interest groups based on alleged security concerns, disturbances to natural habitats for wildlife and adverse aesthetic impacts. Concerns can also arise regarding some of the techniques used in the extraction of natural resources relating to an infrastructure project, such as the extraction of shale gas in order to enhance recovery, such as the use of natural gas hydraulic fracturing (also known as “fracking”), which may require governmental permits or approvals and which have recently been the subject of heightened environmental concerns and public opposition in some jurisdictions.
Renewable Energy Regulatory Support. Investments in renewable energy and related businesses and / or assets currently enjoy support from national, state and local governments and regulatory agencies designed to finance or support the financing development thereof, such as the U.S. federal investment tax credit and federal production tax credit, U.S. Department of the Treasury grants, various renewable and alternative portfolio standard requirements enacted by several states, renewable energy credits and state-level utility programs, such as system benefits charge and customer choice programs. Similar support, initiatives and arrangements exist in non-U.S. jurisdictions as well, in particular the E.U. Non-U.S. jurisdictions may have more variable views on policies regarding renewable energy (and, for example, may be more willing or likely to abandon initiatives regarding renewable energy in favor of more carbon-intensive forms of traditional energy generation). The combined effect of these programs is to subsidize in part the development, ownership and operation of renewable energy projects, particularly in an environment where the low cost of fossil fuel may otherwise make the cost of producing energy from renewable sources uneconomic. The operation and financial performance of any renewable energy Investment may be significantly dependent on governmental policies and regulatory frameworks that support renewable energy sources. There can be no assurance that government support for renewable energy will continue, that favorable legislation will pass or that the electricity produced by the renewable energy Investments will continue to qualify for support through applicable renewable portfolio standards programs. The elimination of, or reduction in, government policies that support renewable energy could have a material adverse effect on a renewable energy Investment’s financial condition or results of operation. To the extent any tax credits, other favorable tax treatment or other forms of support for renewable energy are changed, SP+ INFRA’s renewable energy Investments may be negatively impacted.
Changes in Public Attitude. As mentioned above, in a number of SP+ INFRA’s target markets, the renewable energy sector currently relies upon specific regulatory support to provide preferential treatment. Such support has been legislated in a number of countries based upon the desire to increase electricity generation from renewable energy sources due to the need to ensure the security of energy supply, particularly in the context of depleting natural resources and political instability in certain regions, in some cases in order to meet binding renewable energy targets and to reflect increasing public and political concerns about climate change and environmental sustainability.
A change in public attitude to renewable energy may result in an increase in security and regulatory risks to operating in the renewable energy sectors, for example due to a resentment of the cost burden created by renewable energy production relative to alternative conventional energy sources, to the appearance or environmental impact of wind or solar energy projects or to the benefits to certain investor groups, perceived to be granted at the cost of the public. SP+ INFRA cannot guarantee that changes in public attitude will not result in a loss of actual or perceived value of investments.
Uncertainty of Renewable Energy Market. The market for renewable energy assets and businesses continues to evolve rapidly. Diverse factors, including the cost-effectiveness, performance and reliability of renewable energy technology, changes in weather and climate and availability of government subsidies and incentives, as well as the potential for unforeseeable disruptive technology and innovations, present potential challenges to investments in renewable assets. Renewable resources (e.g., wind, solar, hydro, geothermal) are inherently variable. Variability may arise from site-specific factors, daily and seasonal trends, long-term impact of climatic factors, or other changes to the surrounding environment. Variations in renewable resource levels impact the amount of electricity generated, and therefore cash flow generated, by renewable energy investments. Renewable power generation sources currently benefit from various incentives in the form of feed-in-tariffs, rebates, tax credits, Renewable Portfolio Standard regulations and other incentives. The reduction, elimination or expiration of government subsidies and economic incentives could adversely affect the cash flows and value of a particular portfolio investment, the flow of potential future investment opportunities and the value of any platform in the sector. In addition, the development and operation of renewable assets may at times be subject to public opposition. For example, with respect to the development and operation of wind projects, public concerns and objections often center around the noise generated by wind turbines and the impact such turbines have on wildlife. While public opposition is usually of greatest concern during the development stage of renewable assets, continued opposition could have an impact on ongoing operations.
Investments in the Communications Sector. SP+ INFRA expects to make infrastructure-related investments in the communications sector (including but not limited to telecommunications, wireless, and media) or in other businesses that are dependent on the demand for mobile and internet infrastructure, including data centers, macro cell towers, fiber networks and small cell networks. Investment opportunities in the communications sector are driven largely by consumer demand, technological advances and improvements in data collection and storage. Changes in the development and proliferation of new technologies (including improvements in the efficiency, architecture, and design of wireless or cloud networks), data transmission and / or consumer demand, as well as changes in the prevailing global economy, may adversely affect SP+ INFRA’s ability to identify and consummate attractive infrastructure-related investments in the communications sector. The communications industry is subject to risks of adverse government regulation. Among other things, SP+ INFRA’s investments in communications companies could require SP+ INFRA or its portfolio companies to disclose information about SP+ INFRA and its investors. Additionally, SP+ INFRA’s investments in communications companies could subject SP+ INFRA and its investors to restrictions on their ability to make investments in other communications companies. Such regulation and legislation are subject to the political process and have been in flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the business of SP+ INFRA’s portfolio companies will not be adversely affected by future legislation, new regulation or deregulation. In addition, competitive pressures within the communications-related industries are intense, and the securities of such portfolio companies can be subject to significant price volatility. Because the communications-related industries are also subject to rapid and significant changes in technology, portfolio companies in these industries could face competition from technologies being developed or to be developed in the future by other entities, which could render such companies’ products and services obsolete.
Weather and Climatological Risks. Certain infrastructure and energy companies, and regions in which SP+ INFRA may invest or conduct activities, may be particularly sensitive to weather and climate conditions. For example, solar power generators rely on the frequency and intensity of sunlight, wind turbines rely on the frequency and intensity of the wind, and companies focused on biomass rely on the production of crops, which can be adversely affected by droughts and other weather conditions. Furthermore, climate change may cause more extreme weather conditions and increased volatility in seasonal temperatures. Extreme weather conditions can interfere with operations and increase operating costs, and damage resulting from extreme weather may not be fully insured.
Power Purchase Agreement Risk. Portfolio companies may enter into PPAs. Payments by power purchasers to such companies pursuant to their respective PPAs may provide the majority of such companies’ cash flows. There can be no assurance that any or all of the power purchasers will fulfill their obligations under their PPAs or that a power purchaser will not become bankrupt or that upon any such bankruptcy its obligations under its respective PPA will not be rejected by a bankruptcy trustee. There are additional risks relating to the PPAs, including the occurrence of events beyond the control of a power purchaser that may excuse it from its obligation to accept and pay for delivery of energy generated by a company. Subject to the terms of each applicable PPA, such events may include, but are not limited to (i) a system emergency, transmission failure, adverse weather conditions or labor disputes, (ii) under certain PPAs, an extended force majeure event that may give rise to a termination right by a power purchaser under such PPA, and (iii) under certain PPAs, an extended failure to deliver minimum quantities of energy or meet minimum mechanical availability levels (due to lack of wind, interconnection arrangements or otherwise) that could entitle the power purchaser to claim and receive damages or, in some cases, terminate the PPA or reduce the contract price payable for energy under the PPA. The failure of a power purchaser to fulfill its obligations under any PPA or the termination of any PPA may have a material adverse effect on an Investment.

In some instances, a PPA may also need to be renewed / replaced prior to SP+ INFRA exiting the Investment. If a portfolio company is not able to enter into a new PPA, or if it is not able to enter into one on terms that are at least as favorable as the prior PPA, it will have a material adverse effect on the value of an Investment. The duration and value of PPAs, as well as the effect of futures and / or merchant power markets, will have a significant impact on the viability of any Investment.
Interconnection and Delivery Risk. Investments may deliver energy to its off-takers by interconnecting to the transmission network and may have interconnection agreements in place to do so. In order to be connected to a transmission network, an Investment may be required to meet certain technical specifications. If an Investment does not meet, or ceases to comply with, these specifications, such Investment may incur liabilities and penalties, including disconnection from the network. An Investment also faces the risk that its ability to deliver energy consistent with expectations could become constrained due to failure of the interconnection provider to complete any necessary system upgrades within the timeframe contemplated. Additionally, due to the way interconnection lines are managed, the required system upgrade costs are not yet fully known and it is possible these costs could be higher than anticipated. In addition, pursuant to interconnection agreements, the transmission owners and / or operators may retain the right to interrupt or curtail transmission deliveries as required in order to maintain the reliability of the transmission network. As such, Investments may face curtailment of output due to system congestion, outages, technical incidents or other circumstances impacting transmission network operations, and transmission owners and / or operators may fail to meet contracted obligations or terminate affected contracts. Any such curtailment of output could adversely affect the revenues of an Investment. Transmission owners also will not usually compensate electricity generators, including Investments, for lost income due to any congestion, network outages or other technical incidents. In addition, if an Investment fails to meet the milestones in the interconnection process, such Investment may lose its position in the transmission planning queue, which may result in significant increased cost and delay.
Documentation and Other Legal Risk. In addition to the matters described above in “—Power Purchase Agreement Risk” regarding PPAs, renewable energy projects are also typically governed by other complex legal agreements. As a result, there is a higher risk of dispute over interpretation or enforceability of the agreements. It is not uncommon for renewable energy assets to be exposed to a variety of other legal risks including, but not limited to, legal action from special interest groups. Interest groups may use legal processes to seek to impede particular projects to which they are opposed. See “—Political and Societal Challenges” above.
Equipment Risks. The generation and transmission of electricity requires the use of expensive and complicated equipment. While SP+ INFRA will in the ordinary course cause its portfolio companies to implement maintenance programs, generating plants are subject to unplanned outages because of equipment failure. If such an equipment failure occurs while SP+ INFRA or one of its portfolio companies is party to a PPA, SP+ INFRA or its relevant portfolio company may be subject to financial penalties to its customers or may be required either to produce replacement power from potentially more expensive units or purchase power from others at unpredictable and potentially higher cost in order to supply its customers and perform its contractual agreements. Any of these results could increase costs materially and adversely affect the amount of funds available for distribution to the Unitholders. These factors, as well as weather, interest rates, economic conditions, fuel availability and prices, price volatility of fuel and other commodities and transportation availability and costs are largely beyond the control of SP+ INFRA, but may have a material adverse effect on SP+ INFRA’s earnings, cash flows and financial position.
In addition, the wind turbines, solar panels, solar trackers and other equipment used in renewable energy projects are still evolving and, as a result, much of the equipment being used has not undergone extensive field testing over a period of years to determine its long-term costs of operation or its durability. Manufacturing and delivery of the equipment as well as its timely installation may also be difficult due to rapidly changing product designs and general manufacturing issues. Also, as with any equipment purchase, the purchaser is subject to the risk that the equipment, software or processes may be protected intellectual property of third parties, which may subject a portfolio company to the risk of being unable to use the equipment as well as paying damages for its prior use. Each of these risks could result in late delivery or project underperformance. If the project is not delivered on time, at required productivity and capacity levels, not only will there be a drop in revenues, but PPA or financing commitments may not be met, leading to project failure. To protect against these risks, equipment suppliers or balance of plant contractors typically provide a guaranty of timely completion and a two-to-ten year (sometimes longer) equipment performance warranty. These warranties typically protect project owners against equipment capacity and efficiency shortfalls while they are effective. In most cases, however, the investment period in a project will extend beyond the warranty period.

Furthermore, some equipment manufacturers or contractors may not be sufficiently capitalized to enable them to respond to all customer claims, especially serial defect warranty claims. As competition among equipment suppliers continues to drive down the cost of some wind turbines and solar panels, there is a risk that some equipment manufacturers may be unable to honor their warranty claims. In the context of financing, projects are typically exposed to vendor credit, as a credit event around a key vendor is often a financing event of default. A defect in vendor credit may also lead to a violation of financing. In the event of a failure of any equipment after the end of the warranty period (or during the warranty period if the supplier or contractor does not have the ability to respond), a portfolio company may incur significant costs to keep the project operational or lose the project.
Rate Regulation. Infrastructure assets may be subject to rate regulation by government agencies because of their unique position as the sole or predominant provider of services that are essential to the community. As a result, portfolio companies might be subject to unfavorable price regulation by government agencies, which could adversely affect the overall profitability of any particular infrastructure project subject to such rate regulation. For instance, some portfolio companies may derive substantially all their revenues from collecting tolls from vehicles using roads, tunnels or bridges or from fares relating to subways or other forms of public transportation.
Toll rates are typically set by the relevant concession company and the relevant government entity. Adverse public opinion, socioeconomic changes and / or lobbying efforts by specific interest groups, could result in governmental pressure on Investments to reduce their toll rates, forego planned rate increases and / or exempt certain classes of users from tolls. In the future, the relevant government bodies may seek to limit SP+ INFRA’s ability to increase, or may seek to reduce, toll rates or fares outside the scope of the respective concession agreements, as a result of factors such as general economic conditions, negative consumer perceptions of increases in toll rates or fares, the prevailing rate of inflation, traffic volume and public sentiment about prevailing toll rates or fares. If public pressure and / or government action forces Investments to restrict their toll rate increases or reduce their toll rates, and they are not able to secure adequate compensation to restore the economic balance of the relevant concession agreement, SP+ INFRA’s business, financial condition and results of operations could be materially and adversely affected. Furthermore, Stonepeak cannot guarantee that governmental entities with which Investments have concession agreements will not try to exempt certain vehicle types from tolls or negotiate lower toll rates.
Portfolio companies may be subject to rate regulation that determines or limits the prices it may charge, particularly if the portfolio company is the sole or predominant service provider in its service area or provides services that are essential to the community. In addition, portfolio companies may be subject to unfavorable price determinations that may be final with no right of appeal or that, despite a right of appeal, could result in its profits being negatively affected and Investments not meeting initial return expectations.
Governmental Budgetary Constraints; Reforms. The success of public infrastructure projects is often dependent on governmental funding or subsidies. Governments typically have considerable discretion in determining the amount of funding or subsidies to allocate to such public infrastructure projects. Lack of governmental funding or subsidies due to governmental budgetary constraints could adversely impact the overall development and availability of public infrastructure projects, result in privatization of certain types of assets and / or otherwise result in an increase in competition among other providers of capital (e.g., private infrastructure investors) for such infrastructure assets, which may make it more difficult for SP+ INFRA to effectively consummate investments in or relating to such infrastructure projects. Despite ongoing underinvestment in infrastructure in target geographies, the government may elect not to fund such underinvestment with private capital. Alternatively, SP+ INFRA’s success will also be driven in part, by its ability to source and invest in private infrastructure projects. The availability of such private infrastructure projects may be highly dependent on governmental determinations to continue with, or implement, announced reforms regarding the means by which infrastructure construction is regulated or financed. As such, there can be no assurance that such private infrastructure projects will be available for investment on terms which SP+ INFRA deems favorable.
Shipping Investments. SP+ INFRA may make Investments in the shipping sector, which may include investments in shipping assets, and other public or private shipping-related investments. The ability of SP+ INFRA to make attractive shipping-related investments may be subject to a variety of considerations, including general supply / demand trends, overall economic development and growth, general market conditions, socioeconomic changes and changes relating to governmental spending and related policies. Any adverse or unexpected changes in such conditions could adversely affect SP+ INFRA’s ability to consummate attractive shipping-related investments and / or the performance of any underlying portfolio companies in the shipping sector.

Risks Associated with Aircraft Leases. SP+ INFRA could participate in platform arrangements and other contractual arrangements relating to aircraft leasing. The airline industry is cyclical and highly competitive. Airlines and related companies (including airports) were significantly and materially affected by COVID-19 and could be affected by political or economic instability, terrorist activities, changes in national policy, competitive pressures on certain air carriers, fuel prices and shortages, labor stoppages, insurance costs, recessions, further world health issues and other political or economic events adversely affecting world or regional trading. The airline industry is highly sensitive to general economic trends and any downturn in the global economy or in the relevant local economy could further adversely affect results of operations and financial conditions. Any such negative impact on the airline industry could increase the risk of any airline defaulting on the terms of any aircraft lease investment made by SP+ INFRA and the ability of SP+ INFRA to source alternative airline operators to assume the obligations under such leases, which could adversely impact the performance of such investments. Similar considerations apply with respect to platform arrangements and other contractual arrangements relating to similar assets, such as ship leasing.
New Technology Risks. Recent technological, scientific and other innovations have disrupted numerous established industries and those with incumbent power in them. As technological, scientific and other innovation continues to advance rapidly, it could impact one or more of SP+ INFRA’s strategies. For example, there are currently many market participants including a number of companies and scientific research institutions seeking to develop disruptive technologies designed to reduce dependence upon large-scale fossil fuel generation. In the event that a disruptive technology in the energy industry is successfully developed and implemented, certain of SP+ INFRA’s Investments, in the energy sector, for example, could be adversely affected. While investments made by other funds may benefit from such technologies, there can be no assurance that technology innovation will not favor investments and / or assets of a type not held by SP+ INFRA, which would competitively disadvantage SP+ INFRA and possibly drive down the value of its assets. Moreover, given the pace of innovation in recent years, the impact on a particular Investment may not have been foreseeable at the time SP+ INFRA made such Investment and may adversely impact SP+ INFRA and / or its portfolio companies. Furthermore, the General Partner could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to loss.
Contract Revenues. Part of a portfolio company’s projected revenues and cash flows may be fully or partially recurring and / or under contract. However, there are no guarantees that any of the contractual revenues will materialize as projected. Should any of the customers or counterparties fail to pay their contractual obligations, significant revenues could cease and become irreplaceable. This would adversely affect the profitability of the portfolio company.
Engaged Investor. Activist investors may seek certain changes at a portfolio company, such as selling assets or subsidiaries, increasing dividends or share buy-backs, changing management and / or executives, changing business practices and / or other matters. If an activist investor tries to effect significant change at a portfolio company, successfully or unsuccessfully, such activism may have an adverse effect on the Investment or SP+ INFRA’s equity or other investments therein or otherwise impact SP+ INFRA’s investment objectives with respect to such issuer.
Real Estate Risks Generally. Some or all of SP+ INFRA’s Investments will be subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. Deterioration of real estate fundamentals generally, and in the U.S. and Canada in particular, would negatively impact the performance of SP+ INFRA. These risks include, but are not limited to, those associated with the burdens of ownership of real property, general and local economic conditions, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in asset values, changes in the appeal of assets to tenants, changes in supply of and demand for competing assets in an area (as a result, for instance, of overbuilding), fluctuations in the average occupancy, operating income and room rates for hotel assets, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of investments difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, and the availability of mortgage funds, which may render the sale or refinancing of investments difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy or political climate that depress travel activity, environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war and other factors that are beyond the control of the General Partner. In addition, in acquiring an asset or stock, SP+ INFRA may agree to lock-out provisions that materially restrict it from selling that asset or stock for a period of time or that impose other restrictions, such as a limitation on the amount of debt that can be placed on that asset. There can be no assurance that there will be a ready market for the resale of Investments. Illiquidity may result from the absence of an established market for Investments or a disruption in the market.
Real Estate Title. Disputes over ownership of land sometimes occur. In certain jurisdictions including the U.S., title insurance is readily available to cover this risk, though typical exclusions from policies may render them ineffective in certain cases. In countries where title insurance is not readily available, or where SP+ INFRA does not obtain it, SP+ INFRA could rely on opinions of title from lawyers or other professionals, which may prove inaccurate. Furthermore, in some jurisdictions, certain social groups may have claims against property that otherwise appears to be properly entitled in the real estate registries, which may encumber title of property acquired by SP+ INFRA or its portfolio companies. In other jurisdictions, the real estate registry commonly does not reflect the true holder of the real estate title, which complicates title research and may result in title problems. Finally, in some jurisdictions, a purchase of real property can be attacked as not meeting “true sale” requirements and recharacterized as secured financing in the event the seller becomes insolvent. If any of these events occurs in relation to any of SP+ INFRA’s interests or properties, SP+ INFRA could lose value or certain of its rights in relation thereto.
Impact of Market Conditions on Commercial Real Estate Generally. In addition to general economic conditions, as described herein under “—General Economic and Market Conditions” the commercial real estate markets in which SP+ INFRA operates are also affected by a number of specific conditions, such as planning, environmental, leasing, tax and other real estate-related laws and regulations, prevailing rental rates, prospective rental growth, occupancy rates, lease lengths, tenant creditworthiness and solvency, and benchmark investment yields and spreads that apply to commercial real estate. Adverse general economic and market conditions, such as those that prevailed during the most recent global economic downturn, could have a material adverse effect on commercial real estate assets, including by decreasing demand for commercial real estate, reducing rental income, decreasing occupancy rates, causing tenants to terminate leases early or enter bankruptcy proceedings, and decreasing the value of real estate assets generally. Declines in rental income on real estate as a result of negative market conditions would not necessarily be accompanied by a decline in significant expenses associated with holding real estate, such as real estate taxes, utility rates, insurance rates, and renovation and maintenance costs. This mismatch would accentuate the impact of a negative market event.
Local Real Estate Market Conditions. The success of each real estate Investment may depend upon the performance of the local real estate markets where the portfolio companies operate and / or the assets are located. Local real estate markets can decline for any of a number of reasons, including but not limited to, population decline, poor regional economic performance, excess development leading to oversupply, local government policies and heightened taxes. No assurance can be given that the local real estate markets in which SP+ INFRA invests or the portfolio companies operate will improve, or remain constant, over the term of SP+ INFRA. Market conditions can deteriorate due to factors outside the foresight or control of the General Partner. Actual or perceived trends in real estate markets do not guarantee, predict or forecast future events, which may differ significantly from those implied by such trends.
Nature of Debt Securities. SP+ INFRA is expected to invest in debt securities. The debt securities in which SP+ INFRA invests may include secured or unsecured debt, which could be subordinated to senior indebtedness, all or a significant portion of which may be secured. Senior creditors will have significant influence, which may exceed the influence of SP+ INFRA or portfolio companies in certain scenarios. In addition, the debt securities in which SP+ INFRA invests may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligations and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. SP+ INFRA’s Investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by SP+ INFRA earlier than expected, thereby depriving SP+ INFRA of its expected return. In addition, depending on fluctuations of the equity markets and other factors, warrants and other equity securities obtained in connection with a debt financing may become worthless. In addition, the market for selling debt may not be as liquid as the market for selling equity securities, which may impair the ability of SP+ INFRA to sell the investment at the opportune time. Such debt investments may be in debt which is subordinate to other outstanding indebtedness of a company, which exacerbates the risk that the value of the Investment will be impaired if the company does not perform. If the debt investment is in an issuer in which

SP+ INFRA or an Other Stonepeak Account holds an equity investment, there is a risk that such debt investment could be subjected to equitable subordination or recharacterization, either of which would potentially impair the value materially. Finally, one of the fundamental risks associated with SP+ INFRA’s debt investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. Debt investments may take different forms, including loans to one or more of SP+ INFRA’s portfolio companies on an unsecured basis. The fact that payments are contracted or regulated does not imply that there is no risk of default. SP+ INFRA’s return to the Unitholders would be adversely impacted if an issuer of debt securities in which SP+ INFRA invests becomes unable to make such payments when due.
Lastly, the debt instruments in which SP+ INFRA may invest may have been rated by internationally recognized rating organizations. In general, the credit ratings of these organizations represent the opinions of such agencies as to the quality of investments that they rate and are not a guarantee of quality. Such agencies may change their method of valuation of, and the ratings of, securities held by SP+ INFRA at any time. A credit rating is not a recommendation to buy, sell or hold assets and may be subject to revision or withdrawal at any time by the assigning rating agency. In the event that a rating assigned to any corporate debt obligation is lowered for any reason, no party is obligated to provide any additional support or credit enhancement with respect to such corporate debt obligation. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value; therefore, ratings may not fully reflect the true risks of an Investment. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an obligor’s current financial condition may be better or worse than a rating indicates. Consequently, credit ratings of any corporate debt obligation are only a preliminary indicator of investment quality as of a point in time, and not a guarantee of investment quality as of that point in time or any future point in time. Rating changes, including but not limited to reductions or withdrawals, may occur for any number of reasons. The changes may affect one or more assets at a single time or within a short period of time, and such changes can have a material adverse effect upon the corporate debt obligation.
The below sets forth some, but not all, risks that may arise should SP+ INFRA make an investment in a debt instrument or security.
•
Senior Secured Loans Risk. When SP+ INFRA makes a senior secured loan to a portfolio company, it generally shall take a security interest in the available assets of the portfolio company, which should mitigate the risk that SP+ INFRA will not be repaid. However, there is a risk that the collateral securing SP+ INFRA’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, SP+ INFRA’s lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that SP+ INFRA will receive principal and interest payments according to the loan’s terms, or at all, or that SP+ INFRA will be able to collect on the loan should it be forced to enforce its remedies.

•
Second-Lien, or Other Subordinated Loans or Debt Risk. SP+ INFRA may acquire and / or originate second-lien or other subordinated loans. In the event of a loss of value of the underlying assets that collateralize the loans, the subordinate portions of the loans may suffer a loss prior to the more senior portions suffering a loss. If a borrower defaults and lacks sufficient assets to satisfy SP+ INFRA’s loan, SP+ INFRA may suffer a loss of principal or interest. If a borrower declares bankruptcy, SP+ INFRA may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of SP+ INFRA’s loans may be subordinate to other debt of the borrower. As a result, if a borrower defaults on SP+ INFRA’s loan or on debt senior to SP+ INFRA’s loan, or in the event of the bankruptcy of a borrower, SP+ INFRA’s loan will be satisfied only after all senior debt is paid in full. SP+ INFRA’s ability to amend the terms of SP+ INFRA’s loans, assign SP+ INFRA’s loans, accept prepayments, exercise SP+ INFRA’s remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings relating to borrowers may be limited by intercreditor arrangements if debt senior to SP+ INFRA’s loans exists.

•
Unsecured Loans or Debt. SP+ INFRA may invest in unsecured loans which are not secured by collateral. In the event of default on an unsecured loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for an unsecured holder and therefore result in a loss of investment to SP+ INFRA. Because unsecured loans are lower in priority of payment to secured loans, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans generally have greater price volatility than secured loans and may be less liquid.
•
Sub-investment Grade and Unrated Debt Obligations Risk. SP+ INFRA may invest in sub-investment grade debt obligations, which can include senior secured, second-lien and mezzanine loans, high-yield bonds, “PIK” (paid-in-kind) notes, CLO equity and junior, unsecured, equity and quasi-equity instruments. SP+ INFRA may invest in other circumstances on an opportunistic basis. Investments in the sub-investment grade categories are subject to greater risk of loss of principal and interest than higher-rated securities and may be considered to be predominantly speculative with respect to the obligor’s capacity to pay interest and repay principal. They may also be considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with non-investment grade securities, the yields and prices of such securities may fluctuate more than those for higher-rated securities. The market for non-investment grade securities may be smaller and less active than that for higher-rated securities, which may adversely affect the prices at which these securities can be sold and result in losses to SP+ INFRA, which, in turn, could have a material adverse effect on the performance of SP+ INFRA, and, by extension, SP+ INFRA’s business, financial condition, results of operations and the value of the Units.

In addition, SP+ INFRA may invest in debt obligations which may be unrated by a recognized credit rating agency, which may be subject to greater risk of loss of principal and interest than higher-rated debt obligations or debt obligations which rank behind other outstanding securities and obligations of the obligor, all or a significant portion of which may be secured on substantially all of that obligor’s assets. SP+ INFRA may also invest in debt obligations which are not protected by financial covenants or limitations on additional indebtedness. In addition, evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Any of these factors could have a material adverse effect on the performance of SP+ INFRA, and, by extension, SP+ INFRA’s business, financial condition, results of operations and the value of the Units.
To the extent that SP+ INFRA invests in sub-investment grade investments that are also stressed or distressed then the risks discussed above are heightened.
•
Unitranche Loan Risk. Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans, and may rank junior to other debt instruments issued by the portfolio company. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity.

•
Unfunded Loans. SP+ INFRA’s investments may include loan commitments that are unfunded at the time of investment. A loan commitment is a written agreement in which the lender commits itself to make a loan or loans up to a specified amount within a specified time period. The loan commitment sets out the terms and conditions of the lender’s obligation to make the loans. The portion of the amount committed by a lender under a loan commitment that the borrower has not drawn down is referred to as “unfunded”. A lender typically is obligated to advance the unfunded amount of a loan commitment at the borrower’s request, subject to certain conditions regarding the creditworthiness of the borrower. Borrowers with deteriorating creditworthiness may continue to satisfy their contractual conditions and therefore be eligible to borrow at times when the lender might prefer not to lend. In addition, a lender may have assumptions as to when a company in which SP+ INFRA invests may draw on an unfunded loan commitment when the lender enters into the commitment. If the borrower does not draw down as expected, the commitment may not prove as attractive an investment as originally anticipated. Further, any failure to advance requested funds to a company in which SP+ INFRA invests could result in possible assertions of offsets against amounts previously lent.

•
Cov-lite Loans. SP+ INFRA’s investments may include “cov-lite” loans. “Cov-lite” loans typically do not obligate the obligor to comply with financial covenants that would be applicable during reporting periods.

Investments comprised of “cov-lite” loans may expose SP+ INFRA to different risks, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with other loans. In addition, the lack of such financial covenants may make it more difficult to trigger a default in respect of such loans.
•
Mezzanine Debt Risk. SP+ INFRA’s potential mezzanine debt investments will generally be subordinated to senior secured loans and will generally be unsecured or have a subordinated secured interest. This may result in an above average amount of risk and volatility or a loss of principal. These investments may involve additional risks that could adversely affect investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject SP+ INFRA and Unitholders to non-cash income. Since SP+ INFRA will not receive cash prior to the maturity of some of its mezzanine debt investments, such investments may be of greater risk than cash-paying loans.

•
Interest Rate Risk. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

•
Credit Risk. Performance and investor yield on the Units may be affected by the default or perceived credit impairment of investments made by SP+ INFRA and by general or sector specific credit spread widening. Credit risks associated with the investments include (among others): (i) the possibility that earnings of the obligor may be insufficient to meet its debt service obligations; (ii) the obligor’s assets declining in value; and (iii) the declining creditworthiness, default and potential for insolvency of the obligor during periods of rising interest rates and economic downturn. An economic downturn and / or rising interest rates could severely disrupt the market for the investments and adversely affect the value of the investments and the ability of the obligors thereof to repay principal and interest. In turn, this could have a material adverse effect on the performance of SP+ INFRA, and, by extension, SP+ INFRA’s business, financial condition, results of operations and the value of the Units. In the event of a default by a borrower, SP+ INFRA will bear a risk of loss of principal and accrued interest on that investment. Any such investment may become defaulted for a variety of reasons, including non-payment of principal or interest, as well as breaches of contractual covenants. A defaulted investment may become subject to workout negotiations or may be restructured by, for example, reducing the interest rate, a write-down of the principal, and / or changes to its terms and conditions. Any such process may be extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery on the defaulted investment. In addition, significant costs might be imposed on the lender, further affecting the value of the investment. The liquidity in such defaulted investments may also be limited and, where a defaulted investment is sold, it is unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest owed on that investment. This would have a material adverse effect on the value of SP+ INFRA’s portfolio, and, by extension, SP+ INFRA’s business, financial condition, results of operations and the value of the Units. In the case of secured loans, restructuring can be an expensive and lengthy process which could have a material negative effect on SP+ INFRA’s anticipated return on the restructured loan. By way of example, it would not be unusual for any costs of enforcement to be paid out in full before the repayment of interest and principal. This would substantially reduce SP+ INFRA’s anticipated return on the restructured loan.

•
Prepayment Risk. The terms of loans in which SP+ INFRA invests may permit the borrowers to voluntarily prepay loans at any time, either with no or a nominal prepayment premium. This prepayment right could result in the borrower repaying the principal on an obligation held by SP+ INFRA earlier than expected. This may happen when there is a decline in interest rates or when the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt. The yield of SP+ INFRA’s investment assets may be affected by the rate of prepayments differing from the General Partner’s expectations. Assuming an improvement in the credit market conditions, early repayments of the debt held by SP+ INFRA could increase. To the extent early prepayments increase, they may have a material adverse effect on SP+ INFRA’s investment objectives and profits. In addition, if SP+ INFRA is unable to reinvest the proceeds of such prepayments received in investments expected to be as profitable, the proceeds generated by SP+ INFRA will decline as compared to the General Partner’s expectations.
•
Strategy Risk. Strategy risk is associated with the failure or deterioration of an investment strategy such that most or all investment managers employing that strategy suffer losses. Strategy specific losses may result from excessive concentration by multiple market participants in the same investment or general economic or other events that adversely affect particular strategies (for example, the disruption of historical pricing relationships). Furthermore, an imbalance of supply and demand favoring borrowers could result in yield compression, higher leverage and less favorable terms to the detriment of all investors in the relevant asset class. The strategy employed by SP+ INFRA is speculative and therefore there is substantial risk of loss in the event of such a failure or deterioration in the financial markets. SP+ INFRA’s success will depend, in part, on the ability of the General Partner and its Affiliates to originate loans on advantageous terms. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies is very high. There is no assurance that the General Partner will correctly evaluate the value of the assets collateralizing SP+ INFRA’s loans or the prospects for successful repayment or a successful reorganization or similar action. As a result, SP+ INFRA’s investment strategy may fail, and it may be difficult for the General Partner to amend SP+ INFRA’s investment strategy quickly or at all should certain market factors appear, which may have a material adverse effect on the performance of SP+ INFRA, and, by extension, SP+ INFRA’s business, financial condition or results of operations and the value of the Units.

•
Underlying Borrower/Issuer Risk. Portfolio companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a portfolio company or a counterparty to SP+ INFRA or a portfolio company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a portfolio company of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more companies or its assets, could result in a loss to SP+ INFRA, including if its investment in such issuer is cancelled, unwound or acquired (which could be without what SP+ INFRA considers to be adequate compensation). To the extent SP+ INFRA is exposed to investments in issuers that as a group are exposed to such force majeure events, the risks and potential losses to SP+ INFRA are enhanced.

•
Credit Ratings are Not a Guarantee of Quality. Credit ratings of assets represent the rating agencies’ opinions regarding their credit quality and are not a guarantee of quality. A credit rating is not a recommendation to buy, sell or hold assets and may be subject to revision or withdrawal at any time by the assigning rating agency. In the event that a rating assigned to any corporate debt obligation is lowered for any reason, no party is obligated to provide any additional support or credit enhancement with respect to such corporate debt obligation. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value; therefore, ratings may not fully reflect the true risks of an investment. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an obligor’s current financial condition may be better or worse than a rating indicates. Consequently, credit ratings of any corporate debt obligation should be used only as a preliminary indicator of investment quality and should not be considered a completely reliable indicator of investment quality. Rating reductions or withdrawals may occur for any number of reasons and may affect numerous assets at a single time or within a short period of time, with material adverse effects upon the corporate debt obligation. It is possible that many credit ratings of assets included in or similar to the corporate debt obligation will be subject to significant or severe adjustments downward.

•
Speculative Nature of Investments in Stressed or Distressed Debt. SP+ INFRA may invest in stressed or distressed debt securities and instruments. Investments in stressed and distressed debt securities and instruments are inherently speculative and are subject to a high degree of risk. Companies experiencing financial distress are often those operating at a loss or with substantial variations in operating results from period to period. Companies experiencing financial distress may be involved in insolvency proceedings and have the need for substantial additional capital to support continued operations or to improve their financial condition and may have very high amounts of leverage. Distressed companies may have further inability to service their debt obligations during an economic downturn or periods of rising interest rates, may not have access to more traditional methods of financing and may be unable to repay debt by refinancing.
The value of stressed and distressed debt securities and instruments tends to be more volatile and may have an increased price sensitivity to changing interest rates and adverse economic and business developments than other securities and instruments. Stressed and distressed debt securities and instruments are often more sensitive to company-specific developments and changes in economic conditions than other securities and instruments. Furthermore, stressed and distressed debt securities and instruments are often unsecured and may be subordinated to senior debt.
•
Defaulted Securities. SP+ INFRA may invest in the securities of companies involved in bankruptcy proceedings, reorganizations and financial restructurings, and that are facing significant debt maturities, and may have a more active participation in the affairs of the issuer than is generally assumed by investors. This may subject SP+ INFRA to litigation risks or prevent SP+ INFRA from disposing of securities. In any reorganization or liquidation proceeding relating to a company in which SP+ INFRA invests, SP+ INFRA may lose its entire investment, may be required to accept cash or securities with a value less than SP+ INFRA’s original investment and / or may be required to accept payment over an extended period of time. In a bankruptcy or other proceeding, SP+ INFRA as a creditor may be unable to enforce its rights in any collateral or may have its security interest in any collateral challenged, disallowed or subordinated to the claims of other creditors.

TYPES OF INVESTMENTS
Platform Investments. From time to time, SP+ INFRA and / or the Other Stonepeak Accounts may recruit a management team or other third party (including, without limitation, another private equity firm, sponsor or consortium), or establish a joint venture or other arrangement with any of the foregoing, to pursue a new “platform” opportunity expected to lead to the formation of a future portfolio company. In other cases, SP+ INFRA and / or the Other Stonepeak Accounts may form a new Investment and recruit a management team or other third party (including, without limitation, another private equity firm, sponsor or consortium), or establish a joint venture or other arrangement with any of the foregoing, to build the portfolio company through acquisitions and organic growth. In both cases, SP+ INFRA and / or the Other Stonepeak Accounts will bear the expenses of the management team (or other third party) or portfolio company, as the case may be, including any overhead expenses, employee compensation, diligence expenses or other related expenses in connection with backing the management team (or other third party) or building out the platform company (whether by SP+ INFRA directly or by Stonepeak and may include amounts agreed to prior to the initial closing of SP+ INFRA). Such expenses may be borne directly by SP+ INFRA as Fund expenses (or Broken Deal Expenses, if applicable) or indirectly as SP+ INFRA bears the start-up and ongoing expenses of the newly formed platform portfolio company. In certain cases the services provided by a management team (or other third party) may overlap with the services provided by the Investment Advisor to SP+ INFRA. The compensation of management of a platform portfolio company (or other third party performing services with respect to such platform portfolio company) may include interests in the profits of the portfolio company, including profits realized in connection with the disposition of an asset and such management team may invest in the portfolio company simultaneously with or following SP+ INFRA’s investment. Such compensation may not be included in the periodic reporting or other information delivered to all Unitholders. Although a platform portfolio company may be controlled by SP+ INFRA, members of a management team (or such other third party) will not be treated as Affiliates of the General Partner for purposes of the Fund LPA. Accordingly, none of the expenses described above will offset the Management Fee.
In addition, platform investments may be expected to require additional financing to satisfy their working capital requirements or acquisition strategies. For example, some portfolio companies are expected to require several rounds of capital infusions and such additional financings may be invested based on valuations that differ materially. The amount of such additional financing needed will depend upon the maturity and objectives of the particular portfolio company. Each such round of financing (whether from SP+ INFRA or other investors) is typically intended to provide a portfolio company with enough capital to reach the next major corporate milestone. If the funds provided are not sufficient, a portfolio company may have to raise additional capital at a price unfavorable to the existing investors, including SP+ INFRA, or may suffer material adverse consequences if it fails to obtain the capital. Subsequent rounds of financing in “platform” portfolio companies to which SP+ INFRA provided initial financing could be provided in whole or in part by co-investors and / or Other Stonepeak Accounts that did not participate in previous rounds of financing rather than by SP+ INFRA to the extent Stonepeak determines such allocation is appropriate, which would dilute SP+ INFRA’s ownership of such portfolio company. See also “—Allocation of Investment Opportunities” herein. In addition, SP+ INFRA may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such portfolio company in order to preserve SP+ INFRA’s proportionate ownership when a subsequent financing is planned, or to protect SP+ INFRA’s investment when such portfolio company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of SP+ INFRA or any portfolio company. There can be no assurance that SP+ INFRA or any portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source when needed.
Additionally, related portfolio companies may be managed together (including, for example, the use of the same third-party manager(s) or service provider(s)) or otherwise operated as part of the same “platform”, combined and / or otherwise sold together as a part of a single transaction or series of related transactions. Such arrangements may result in SP+ INFRA’s interests in any such investments being subject to dilution and may give rise to other significant risks and conflicts of interest and there can be no assurance that SP+ INFRA will not be adversely affected by such arrangements. For example, SP+ INFRA, any such platform entities and other vehicles or entities in which one or more Affiliates of Stonepeak hold an interest (including Other Stonepeak Accounts and their Affiliates) may engage in activities that compete with those of SP+ INFRA and otherwise make investments of a type that would be suitable for the same. In addition, in the pursuit of any such “platform” strategy will likely be time-consuming, complex, costly and subject to unforeseen risks and obstacles, and there can be no assurance that any such “platform” strategy will achieve the originally anticipated results or reach the scale originally anticipates, and SP+ INFRA will nevertheless bear the costs related thereto. Such activities may result in allocations of investment opportunities to any such “platform” entities, permanent capital vehicles, accounts or other entities controlled by or in which an Affiliate of Stonepeak holds an interest and consequently may result in SP+ INFRA not participating (and / or not participating to the same extent) in certain investment opportunities in which it would have otherwise participated.
Sourced Investments. From time to time, SP+ INFRA is expected to be presented with an investment opportunity that has been sourced exclusively by a third-party equity investor and that SP+ INFRA wishes to pursue as part of a consortium alongside such investor or on its own. In the case where SP+ INFRA does elect to pursue any such investment, SP+ INFRA may pay a closing fee as compensation to such equity investor in consideration for the opportunity to either join the consortium or make the investment and may also reimburse certain expenses of such equity investor, as approved by SP+ INFRA. The compensation of any such equity investor may include interests in the profits of the acquired portfolio company, including profits realized in connection with the disposition of an asset. Although any such company acquired pursuant to the foregoing arrangement may be controlled by SP+ INFRA, any such third-party equity investor will not be treated as Affiliates of the General Partner for purposes of the Fund LPA. Accordingly, none of the expenses described above will offset the Management Fee.
Non-Controlling Investments; Investments and Joint Ventures with Third Parties. SP+ INFRA is expected to primarily hold a non-controlling interest in Investments and, therefore, will have a limited ability to protect its position in such Investments. SP+ INFRA will not have any governance rights with respect to any investments held through or alongside the Other Stonepeak Accounts or in the general partners / advisors thereof and will be relying on the management skill of Stonepeak as sponsor and / or adviser of the respective Other Stonepeak Accounts. Although it is expected that appropriate rights will be sought to protect SP+ INFRA’s interests as a condition of investing where appropriate given the nature and size of the applicable investment, there can be no assurance that such rights will be available or that such rights will provide sufficient protection of SP+ INFRA’s rights. In such cases, SP+ INFRA will typically rely significantly on the existing management, board of directors and other owners of such Investments, who may not be affiliated with SP+ INFRA and whose interests may conflict with the interests of SP+ INFRA. These risks remain relevant for minority investments even where there is a control orientation or significant influence.
SP+ INFRA is also expected to co-invest with Other Stonepeak Accounts, other Affiliates of Stonepeak and / or third parties (or affiliated managers or other persons, including other funds, vehicles and / or accounts managed thereby) as partners, consortium sponsors or co-venturers (“Joint Venture Partners”) with respect to specified investments or categories of investments through Funds, joint ventures, consortiums, investment platforms, or other similar arrangements (“JV Arrangements”), thereby acquiring jointly-controlled or non-controlling interests in certain Investments. JV Arrangements could be designed to share risk in the underlying investments with Joint Venture Partners or involve SP+ INFRA taking on greater risk with an expected greater return or reducing its risk with a corresponding reduction in the expected rate of return. Such JV Arrangements could involve risks in connection with such third-party involvement, including the possibility that such other Joint Venture Partner may have financial, legal or regulatory difficulties, resulting in a negative impact on such JV Arrangements, may have economic or business interests or goals which are inconsistent with those of SP+ INFRA, or may be in a position to take (or block) action in a manner contrary to SP+ INFRA’s investment objectives, (including the timing and nature of any exit) or the increased possibility of default (which SP+ INFRA may be required to make up) by, diminished liquidity or insolvency of, the third party due to a sustained or general economic downturn. In addition, SP+ INFRA may in certain circumstances be liable for the actions of its Joint Venture Partners. In those circumstances where such Joint Venture Partners involve a management group, such third parties may receive compensation arrangements relating to such JV Arrangements, including incentive compensation arrangements and / or other fees, in each case which compensation will not offset Management Fees. Furthermore, such Joint Venture Partners to JV Arrangements may provide services (such as asset management oversight services) similar to, and overlapping with, services provided by Stonepeak to SP+ INFRA, Other Stonepeak Accounts or their respective portfolio companies, and, notwithstanding the foregoing, fees attributable to such services will not offset Management Fees or otherwise be allocated to, or shared with, the Unitholders.
Additional conflicts would arise if a Joint Venture Partner is related to Stonepeak in any way, such as an investor in, lender to, a shareholder of, or a service provider to Stonepeak, SP+ INFRA, Other Stonepeak Accounts, or their respective portfolio companies, or any Affiliate, personnel, officer or agent of any of the foregoing.
Limited Governance Rights. SP+ INFRA is expected to participate in investments where it will not have meaningful governance rights in respect of the underlying portfolio company, including, without limitation, the indirect investments made alongside Other Stonepeak Accounts, and as a result of the nature of the security in which SP+ INFRA is investing (e.g., debt investments other than convertible notes) or the fact that SP+ INFRA will hold only a minority equity position in the portfolio company. In such circumstances, where SP+ INFRA has limited or no governance rights, SP+ INFRA’s ability to influence the success of the portfolio company may be significantly limited. In such instances, SP+ INFRA will be significantly reliant on the existing management and board of directors of such companies, which may include representation of Other Stonepeak Accounts that hold equity investments in the portfolio company or other financial investors with whom SP+ INFRA is not affiliated, any of whose interests may conflict with the interests of SP+ INFRA. These risks are relevant for minority investments even where Stonepeak’s investment does have certain control features or where Stonepeak does have significant influence.
Control Position Risk. It is possible that SP+ INFRA could make some Investments that allow SP+ INFRA to acquire control or exercise influence over management and the strategic direction of a portfolio company. The exercise of control over a company imposes additional risks of liability for environmental damages, social and governance issues, workplace accidents, failure to supervise management and other types of liability to which the limited liability characteristic of business operations generally may be ignored. Liabilities of portfolio companies, including those related to activities that occurred prior to SP+ INFRA’s investment therein, could have an adverse impact on SP+ INFRA. The exercise of control over an Investment could expose the assets of SP+ INFRA to claims by the relevant portfolio company, its shareholders and its creditors. While the General Partner intends to manage SP+ INFRA in a manner that will minimize the exposure of these risks, the possibility of successful claims cannot be precluded.
Preferred Equity. SP+ INFRA is permitted to invest in preferred equity interests which generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans. In the event of a bankruptcy, liquidation, reorganization or other winding-up with respect to an issuer in which SP+ INFRA holds a preferred equity interest, SP+ INFRA is expected to bear a risk of lost principal, in whole or in part, as such interests are generally not secured.
Investment in Restructurings. SP+ INFRA may make investments in restructurings that involve portfolio companies that are experiencing or are expected to experience financial difficulties. These financial difficulties may never be overcome and may expose SP+ INFRA to loss or cause such portfolio companies to become subject to bankruptcy proceedings, which in turn would cause greater potential legal exposure including to potential litigation against any such company and / or its officers and directors, which would contribute to increased expenses in the nature of defense costs or otherwise. Such investments could, in certain circumstances, subject SP+ INFRA to certain additional potential liabilities that may exceed the value of SP+ INFRA’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor to obtain an inequitable benefit may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to SP+ INFRA and distributions by SP+ INFRA to the Unitholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by local statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or recharacterize investments made in the form of debt as equity contributions.
Public Company Holdings. SP+ INFRA’s investment portfolio is expected to contain securities issued by publicly held companies. Such Investments may subject SP+ INFRA to risks that differ in type or degree from those involved with Investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of SP+ INFRA to dispose of such securities at certain times, increased likelihood of shareholder litigation against such companies’ board members (which may include members of the Stonepeak team) and increased costs associated with each of the aforementioned risks.
SP+ INFRA may be unable to obtain financial covenants or other contractual governance rights. Moreover, SP+ INFRA may not have the same access to information in connection with investments in public securities, both before and after making the investment, as compared to privately negotiated investments. Furthermore, SP+ INFRA may be limited in its ability to make investments, and to sell existing investments, in public securities if the General Partner or Other Stonepeak Accounts have material, non-public information regarding the issuer or as a result of other policies or requirements. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods. Additionally, and notwithstanding the foregoing, the privately negotiated investments contemplated by SP+ INFRA’s investment objectives may comprise only a small component of a larger investment in publicly traded securities.
Investments in PIPES. SP+ INFRA can be expected to be involved in private investment in public equities (“PIPEs”) or private financing of public companies. PIPE transactions may involve the sale of equity-like securities of an already public company. In a PIPE transaction, SP+ INFRA may bear the price risk from the time of pricing until the time of closing. In addition, SP+ INFRA may have to commit to purchase a specified number of shares at a fixed price, with the closing conditioned upon, among other things, the SEC preparedness to declare effective a resale registration statement covering the resale, from time to time, of the shares sold in the private financing. In addition, since SP+ INFRA may take large ownership positions as part of PIPE transactions, even after the securities are saleable, it may take a significant period of time for them to be sold or distributed in an orderly manner during which time profit could have otherwise been realized or loss avoided and, in some cases, SP+ INFRA may be prohibited by securities laws or by contract from selling such public company securities for a period of time.
Future Investment Techniques and Instruments. Subject to the terms of the Fund LPA and applicable law, SP+ INFRA may employ new investment techniques or invest in new instruments that the General Partner and / or the Investment Advisor believes will help achieve SP+ INFRA’s investment objectives, whether or not such investment techniques or instruments are specifically described herein. Such investment techniques or instruments may entail risks not described herein. New investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to SP+ INFRA. In addition, any new investment technique or instrument developed by the General Partner and applied to SP+ INFRA may be more speculative than earlier investment techniques or instruments and may involve material and unanticipated risks.
Risks of Multi-Step Acquisitions. In the event SP+ INFRA chooses to affect a transaction by means of a multi-step acquisition (such as a first-step cash tender offer or stock purchase followed by a merger), there can be no assurance that the remainder of the relevant investment can be successfully consummated. This could result in SP+ INFRA having only partial control over the investment or partial access to its cash flow to service debt incurred in connection with the acquisition.
Toehold Investments and Certain Investments in Publicly Traded Securities. SP+ INFRA can be expected to accumulate minority positions in the outstanding voting stock, or securities convertible into the voting stock, of potential portfolio companies or otherwise accumulate positions in debt securities of potential portfolio companies, with the intention of accumulating a sufficient position to enable SP+ INFRA to influence the activities of the portfolio companies. While SP+ INFRA would typically seek to achieve such accumulation through open market purchases, registered tender offers, negotiated transactions or private placements, it could be unable to accumulate a sufficiently large position in a target company to execute the investment strategy formulated in respect of that company. In such circumstances, SP+ INFRA might dispose of its position in the target company within a short time of acquiring it. There can be no assurance that the price at which SP+ INFRA can sell such securities will not have declined since the time of acquisition; this outcome could be made more likely where the securities of the target companies are thinly traded and SP+ INFRA’s position is substantial, as a result of which its disposal would likely depress the market price for such securities.
Disclosure to Unitholders of each of SP+ INFRA’s investments in publicly traded securities might not be advisable in light of SP+ INFRA’s investment objectives and could, in fact, be counterproductive to SP+ INFRA’s ability to execute on its investment objectives. Accordingly, the General Partner is permitted to exclude from reports to the Unitholders information regarding its investment activity in publicly traded securities if it determines that disclosure is not at such time commercially practicable or in the interests of SP+ INFRA.
Investments through Offshore Holding Companies. SP+ INFRA can be expected to invest in portfolio companies operating in a particular country indirectly through holding companies organized outside of such country. Government regulation in the country may, however, restrict the ability of the portfolio companies to pay dividends or make other payments to a foreign holding company. Additionally, any transfer of funds from a holding company to its operating subsidiary, either as a shareholder loan or as an increase in equity capital, may be subject to registration with or approval by government authorities in such country. Such restrictions could materially and adversely limit the ability of any foreign holding company in which SP+ INFRA invests to grow, make investments or acquisitions that could be beneficial to its businesses, pay dividends, or otherwise fund and conduct its business.
Custodial Risk. One or more banks or broker-dealers will act as custodians for certain assets of SP+ INFRA. Custodians could provide certain clearing services, including prime brokerage, margin financing or other financing facilities in addition to custodial functions. If a custodian were to become insolvent, SP+ INFRA would, in respect of financial assets credited to securities accounts and held in street name, have only rights in common with other customers of the custodian and would not have ownership of, or rights with respect to, any specific financial assets maintained by the custodian. If any custodian were to have insufficient financial assets to satisfy all of its customers and its secured creditors, SP+ INFRA could suffer losses. Furthermore, if SP+ INFRA uses a broker-dealer as a custodian (or prime broker), the bankruptcy of such custodian might have a greater adverse effect on SP+ INFRA than would be the case if SP+ INFRA used a bank as custodian. This is because, subject to certain limitations, a broker generally has the ability to loan, pledge, and rehypothecate the securities in its customers’ accounts, as is typical market practice, and therefore may have insufficient assets to meet all of its obligations to “customers” in the event of insolvency of the broker-dealer. Even if a custodian has sufficient assets to meet all “customer” claims, there may be a substantial delay in proceedings against a custodian and the assets of SP+ INFRA could become substantially impaired during such proceedings. With respect to assets held with custodians outside of the United States, SP+ INFRA’s assets could be subject to laws and regulations that are less favorable to SP+ INFRA than those of the United States (including with respect to the priority of any claims that SP+ INFRA may have upon a bankruptcy, insolvency or liquidation of any custodian, which may result in SP+ INFRA being an unsecured creditor of such custodian rather than having a priority “customer” claim). Placement of a custodian in bankruptcy or similar proceeding outside of the United States would likely result in a great deal of uncertainty as to the status of assets or the ultimate recovery, if any, of such assets held by such custodian. If the custodian or its depositary were to be rendered unavailable, for example as a result of a prolonged business disruption event, as has happened in the past, the Investment Advisor is required to make alternate custodial arrangements, which may prove to be less secure and present greater risk to the safety of the security than had there been no such disruption.
There can be no assurances that SP+ INFRA or its portfolio companies will establish banking relationships with multiple financial institutions. SP+ INFRA and its portfolio companies are expected to be subject to contractual obligations to maintain all or a portion of their respective assets with a particular bank (including, without limitation, in connection with a credit facility or other financing transaction). Moreover, the Custody Rule generally prohibits the General Partner from transferring Fund funds to an account of the General Partner or its Affiliates and related persons. Circumstances could arise where such a bank shows signs of distress or impairment and Stonepeak and portfolio companies would need to decide between (1) moving assets to another bank in breach of such contractual obligations or to an account of the General Partner or its Affiliates and related persons in potential violation of the

Advisers Act custody rule (thereby exposing SP+ INFRA or its portfolio companies to breach of contract liability and / or regulatory risk), on the one hand, and (2) honoring the contractual obligations and adhering to the Advisers Act custody rule but running the risk of losing the assets, on the other hand. Either decision could have a material adverse effect on SP+ INFRA or its portfolio companies.
The General Partner has the authority and power to appoint one or more independent representatives to act as agent for SP+ INFRA (and the Unitholders) for purposes of Rule 206(4)-2 (the “Custody Rule”) of the Advisers Act and the Unitholders hereby expressly consent to any such appointment. The independent representative will have the power to (among other things) receive delivery of any custodial statements, account statements, Fund financial statements, notices and / or any other information required to be provided to the Unitholders in order to comply with the Custody Rule or any other requirement under the Advisers Act or any rule or regulation thereunder, review any such information provided to it, and take any other action the independent representative, the General Partner or the Investment Advisor determine to be necessary or appropriate to comply with the Custody Rule or the Advisers Act. As a result, the Unitholders will not separately receive, any such statements or other information.
Investments in Fund Managers and Pooled Investment Vehicles. Stonepeak expects to invest in one or more third-party investment vehicles (“Third-Party Pooled Investment Vehicles”) that are managed by third-party investment managers (“Third Party Fund Managers”), including a Third-Party Pooled Investment Vehicle that invests into Stonepeak. Although not expected to be a large portion of the investment strategy, SP+ INFRA may also invest in Third-Party Fund Managers that manage Third-Party Pooled Investment Vehicles focused on infrastructure and certain other types of asset classes. The infrastructure asset class comprises a wide-range of strategies and investment types, and the infrastructure oriented investment strategies pursued by Third-Party Fund Managers and Third-Party Pooled Investment Vehicles are expected to vary. There are many investment-related risks associated with such types of investments which could impair the performance and value of our Investments. See “—Investments in Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles” herein.
Multiple Levels of Fees and Expense. In addition to the direct expenses and management costs borne by SP+ INFRA, SP+ INFRA may also bear its pro-rata share of certain expenses and management costs incurred directly or indirectly by Other Stonepeak Accounts, Stonepeak, Third-Party Pooled Investment Vehicles and Third-Party Fund Managers in which SP+ INFRA invests. This would result in more expenses being borne (indirectly) by Unitholders than if the Unitholders were able to invest directly in the Other Stonepeak Accounts, Stonepeak, Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles. SP+ INFRA may pay or otherwise bear carried interest, management fees and/or other incentive compensation in connection with Secondary Investments in Third-Party Pooled Investment Vehicles. SP+ INFRA will not be reimbursed for any such fees paid to the managers of underlying funds in respect of such Secondary Investments (i.e., there will be “double fees” involved in making such investments which would not arise if the Unitholder were to invest in the underlying fund directly, because the Investment Advisor and its affiliates will receive fees with respect to the management of SP+ INFRA, on the one hand, and the underlying fund manager will receive additional fees with respect to the management of such underlying fund, on the other hand), which will increase the amount of expenses borne by SP+ INFRA (and indirectly by Unitholders) and reduce returns. With respect to Primary Commitments to and Secondary Investments in Other Stonepeak Accounts, SP+ INFRA will not pay or otherwise bear carried interest, management fees or other incentive compensation in connection with its investments in such Other Stonepeak Accounts except in limited circumstances, in which case such carried interest, management fees or other incentive compensation paid will be rebated dollar-for-dollar.
SP+ INFRA will indirectly bear other expenses in connection with an Investment in or alongside an Other Stonepeak Account, including any investment-related expenses and expenses paid to affiliates of Stonepeak, administrative expenses and other fund expenses as applicable to such Other Stonepeak Account and Stonepeak (to the extent applicable). These various levels of costs and expenses will be charged whether or not SP+ INFRA performance generates positive returns. As a result, SP+ INFRA, and indirectly the Unitholders, will bear multiple levels of expenses, which in the aggregate would exceed the expenses which would typically be incurred by an investment in a single fund investment, and which would offset profits. In addition, because of the fees and expenses payable by SP+ INFRA pursuant to such Investments, its returns on such Investments will be lower than the returns to a direct investor in the Other Stonepeak Accounts and/or Third-Party Pooled Investment Vehicles. Such returns will be further diminished to the extent SP+ INFRA is also charged management fees and/or bears carried interest or other similar performance-based compensation in connection with its Secondary Investments in Third-Party Pooled Investment Vehicles managed by a Third-Party Fund Manager.

PORTFOLIO COMPANY RISKS
Risks Relating to Due Diligence of and Conduct at Portfolio Companies. Before making Investments, the General Partner and / or the Investment Advisor will conduct due diligence that they deem reasonable and appropriate based on the facts and circumstances known at that time. Due diligence may entail, among other factors, evaluation of important and complex business, financial, tax, accounting, environmental, social governance, technical, cyber, real property and legal issues. When conducting due diligence and making an assessment regarding an Investment, the General Partner and / or the Investment Advisor will rely on the resources available to it, including information provided by the target of the Investment and, in some circumstances, third-party investigations. However, representations made by a counterparty could be inaccurate, and third-party investigations may not uncover all risks. As a result, due diligence investigations that the General Partner and / or the Investment Advisor carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, especially when there is a compressed diligence timeframe and / or heightened competition for investment, where there may be limited publicly available information with respect to a particular company or its executives, where because of the size or other aspects of an investment limited information is made available to SP+ INFRA by the prospective portfolio company, or in circumstances where all or a portion of such due diligence is conducted remotely. In particular, there can be no assurance that Stonepeak will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence investigation or during its efforts to monitor a portfolio company on an ongoing basis or that any risk management procedures implemented by Stonepeak will be adequate. The risk could be further exacerbated by the impact of any future pandemics and / or lockdowns, which may cause commercial disruption on a global scale and disrupt the manner in which due diligence investigations have historically been conducted. Moreover, such an investigation will not necessarily result in the Investment being successful. These risks remain relevant on an ongoing basis once an investment has been made in a portfolio company as the General Partner and /or the Investment Advisor will continue to rely on the accuracy of information provided by such portfolio company for purposes of monitoring and valuing such portfolio company. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this Registration Statement, will achieve their desired effect, and potential investors should regard an investment in SP+ INFRA as being speculative and having a high degree of risk. Conduct occurring at portfolio companies, even activities that occurred prior to SP+ INFRA’s investment therein, could have an adverse impact (financial or otherwise) on SP+ INFRA.
An additional concern is the possibility of material misrepresentation or omission on the part of the portfolio company or the seller. Such inaccuracy or incompleteness may adversely affect the value of SP+ INFRA’s Investments in such portfolio company. The General Partner and / or the Investment Advisor will rely upon the accuracy and completeness of representations made by the portfolio company and / or their former owners in the due diligence process to the extent reasonable when it makes its investments, but cannot guarantee such accuracy or completeness of any such representation. SP+ INFRA may elect to obtain a representations and warranties insurance policy that may provide protection to SP+ INFRA in the event of losses arising from the inaccuracy or incompleteness of any such representation. However, there is no guarantee that SP+ INFRA would be able to obtain recovery under any such insurance policy, or that such recovery will be sufficient. In addition, in a transaction where SP+ INFRA has obtained such a policy, recourse to the former owners of a portfolio company may be severely limited or even eliminated, and recovery under such policy may effectively be the sole source of recovery for SP+ INFRA in such circumstance. Under certain circumstances, payments to SP+ INFRA may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.
Trade Errors. A trade error is generally defined as an error in the placement, execution, or settlement of a trade for a client, whether by Stonepeak or a third party. Trade errors are evaluated on a case-by-case basis. Trade errors might include, for example, failure to recognize the existence of one or more financial instruments held by SP+ INFRA (resulting in, among other things, duplicative transactions that have an unintended economic effect on SP+ INFRA), keystroke errors that occur when entering trades into an electronic system, typographical or drafting errors related to derivatives contracts or similar or other agreements or other errors that Stonepeak, in its discretion, designates as a trade error.
Investors should assume that trade errors will occur; however, Stonepeak, SP+ INFRA, the General Partner and their respective Affiliates will not be responsible for any losses resulting from any trade errors made by Stonepeak or a third party in respect of investments made by SP+ INFRA or any Other Stonepeak Account, except to the extent such parties are liable pursuant to the governing documents of SP+ INFRA or such Other Stonepeak Account, including as a result of bad faith, willful misconduct or gross negligence.

From time to time, Stonepeak could elect to voluntarily reimburse SP+ INFRA for losses suffered as a result of certain trade errors. However, investors should not expect that a reimbursement to SP+ INFRA in respect of a trade error will ever take place, and, in evaluating SP+ INFRA, no decisions should be made in reliance on the expectation of such reimbursements. Any decision to reimburse is not precedential and should not create the expectation of any reimbursement in the future. Stonepeak will be biased when determining whether losses resulting from a trade error are required to be borne by SP+ INFRA. Generally, in determining whether Stonepeak committed fraud, willful misconduct or gross negligence, the General Partner will evaluate and consider, among other things, the adequacy of the supervisory procedures in place to prevent such errors from recurring with any frequency.
Where relevant in connection with any trade error, Stonepeak will evaluate the merits of potential claims for damage against brokers and counterparties who are at fault and, to the extent practicable, could seek to recover losses from those parties. Stonepeak could, however, choose to forego pursuing claims against brokers and counterparties on behalf of SP+ INFRA for any reason, including, but not limited to, the cost of pursuing claims relative to the likely amount of any recovery and the maintenance of its business relationships with brokers and counterparties. Stonepeak’s own execution and operational staff could be solely or partly responsible for errors in placing, processing, and settling trades that result in losses to SP+ INFRA.
Misconduct Risks. Misconduct by employees of the General Partner, portfolio companies, portfolio company employees or by service providers to SP+ INFRA and / or their respective Affiliates could cause significant losses to SP+ INFRA. Such misconduct could include, among other things, entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting SP+ INFRA’s business prospects or future marketing activities, and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption and / or financial losses to SP+ INFRA. The General Partner and / or the Investment Advisor has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that the General Partner and / or the Investment Advisor will be able to identify or prevent such misconduct.
Litigation. In connection with ordinary course investing activities, Stonepeak, SP+ INFRA and their respective Affiliates as well as SP+ INFRA’s portfolio companies may become involved in litigation, including as a party or non-party or in a governmental and / or regulatory inquiries, investigations and / or proceedings either as a plaintiff or defendant. There can be no assurance that any such litigation, investigation, inquiry or proceeding, once begun, would be resolved in favor of Stonepeak, SP+ INFRA and / or such portfolio company (as applicable). Any such litigation could be prolonged and expensive. In addition, it is by no means unusual for participants in reorganizations or other transactions to use the threat of, as well as actual, litigation as a negotiating technique. The expense of researching and gathering information in respect of any discovery requests or potential litigation (which may include consultants, investigators, experts, electronic discovery vendors and other advisors, in addition to legal costs and costs in responding to subpoenas for documents and / or testimony, and which in the aggregate may be substantial), defending against claims by third parties and paying any amounts pursuant to settlements or judgments generally would be borne by SP+ INFRA and would reduce net assets. In addition, from time to time past or current partners, members, employees and managers of Stonepeak may disagree with Stonepeak and / or its management over terms related to separation or other issues. If not resolved, such disputes could lead to litigation or arbitration, which could be costly, distracting and / or time consuming for Stonepeak. It should be noted that the General Partner may causes SP+ INFRA to purchase insurance for SP+ INFRA, the General Partner, the Investment Advisor, and their employees, agents, and representatives, but there can be no assurance that such insurance will cover any or all liabilities. Insurance premiums may increase as a result of any claims made in connection with a litigation.
Charitable Contributions and Political Activities. To the extent permitted by applicable law, the General Partner may, from time to time, cause SP+ INFRA and / or its portfolio companies to make contributions to charitable initiatives or other non-profit organizations that the General Partner believes could, directly or indirectly, enhance the value of SP+ INFRA’s portfolio companies or otherwise serve a business purpose for, or be beneficial to, SP+ INFRA’s portfolio companies. Such contributions could be designed to benefit employees of a portfolio company or the community in which a property is located or in which the portfolio company operates. In certain instances, such charitable initiatives could be sponsored by, affiliated with or related to current or former employees of Stonepeak, operating partners, joint venture partners, portfolio company management teams and / or other persons or organizations associated with Stonepeak, SP+ INFRA or SP+ INFRA’s portfolio companies. These relationships could influence the General Partner in deciding whether to cause SP+ INFRA or its portfolio companies to make charitable contributions. Further, such charitable contributions by SP+ INFRA or its portfolio companies could supplement or replace charitable contributions that Stonepeak would have otherwise made. Also, in certain instances, the General Partner may, from time to time, select a lender and / or service provider to SP+ INFRA or its portfolio companies based, in part, on the charitable initiatives of such lender or service provider where the General Partner believes such charitable initiatives could, directly or indirectly, enhance the value of SP+ INFRA’s portfolio companies or otherwise serve a business purpose for, or be beneficial to, SP+ INFRA’s portfolio companies, and even where the economic terms of such loan or service arrangement are otherwise less favorable than the terms offered by another lender or service provider that does not engage in such charitable initiatives.
A portfolio company may, in the ordinary course of its business, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities in U.S. and / or non-U.S. jurisdictions with the intent of furthering its business interests or otherwise. Portfolio companies are not considered Affiliates of Stonepeak under the Fund LPA, and therefore such activities are not subject to relevant policies of Stonepeak and may be undertaken by a portfolio company without the knowledge or direction of Stonepeak. In other circumstances, there may be initiatives where such activities are coordinated by Stonepeak for the benefit of certain portfolio companies. The interests advanced by a portfolio company through such activities may, in certain circumstances, not align with or be adverse to the interests of other portfolio companies, SP+ INFRA and / or the Unitholders. The costs of such activities may be allocated among those portfolio companies (and borne indirectly by the Unitholders). While the costs of such activities will typically be borne by the portfolio company undertaking such activities, such activities may also directly or indirectly benefit other portfolio companies, Other Stonepeak Accounts and / or Stonepeak. There can be no assurance that any such activities will be successful in advancing the interests of a portfolio company or otherwise benefit such portfolio company or SP+ INFRA.
Any such charitable or political contributions made by SP+ INFRA or its portfolio companies, as applicable, which could reduce SP+ INFRA’s returns in respect of the relevant portfolio company, will not be shared with SP+ INFRA or offset against the Management Fees payable or Performance Participation Allocation allocable to the General Partner (or its Affiliates) in respect of SP+ INFRA. There can be no assurance that any such activities will actually be beneficial to or enhance the value of SP+ INFRA or its portfolio companies, or that the General Partner will be able to resolve any associated conflict of interest in favor of SP+ INFRA.
Asset-Level Management; Reliance on Third-Party Professionals. The day-to-day operations of each Investment will be the responsibility of the Investment’s management team. Although the General Partner and / or the Investment Advisor intend to acquire portfolio companies with strong management teams or build strong management teams at each of them, there can be no assurance that the management team of any portfolio company will operate in accordance with Stonepeak’s expectations. Moreover, portfolio companies can lose employees, as notwithstanding general unemployment levels or developments within a particular industry, the market for high-performing executive talent is highly competitive. In connection with attracting and retaining strong management teams (including as a result of the foregoing), portfolio companies may enter into customized arrangements with one or more members of their management teams, including low- or zero-interest loans, unconventional incentive compensation or compensation in-kind. SP+ INFRA may in appropriate circumstances fund the capital necessary for such arrangements or separately enter into such arrangement directly with management team members. There can be no assurance that portfolio companies will be able to attract, develop, integrate and retain suitable management team members over the life of SP+ INFRA and, as a result, such investment and SP+ INFRA may be adversely affected thereby. The amount of time spent by management teams on their portfolio companies will also be important, and in that respect it is noted that management teams of one portfolio company can be expected from time to time to assist with sourcing and / or management functions of other portfolio companies (including portfolio companies of Other Stonepeak Accounts).
Furthermore, consultants, legal advisors, appraisers, accountants, investment banks and other third parties will be involved in the due diligence process and the ongoing operation of SP+ INFRA and its portfolio companies to varying degrees. Moreover, in negotiating and structuring transactions with counterparties (such as investment banks, financial intermediaries, and other service providers) of SP+ INFRA or portfolio companies, the General Partner and / or Investment Advisor will generally not seek to maximize terms as if such transaction was taking place in isolation – it will be free to consider relationship, reputational and market considerations, which can in some circumstances result in a cost to SP+ INFRA. For example, certain asset management finance, administrative and other similar functions, such as data entry relating to a portfolio company, may be outsourced to a third party or affiliated service provider whose fees and expenses will be borne by such portfolio company or SP+ INFRA and will not offset the Management Fee. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to Stonepeak’s reduced control over the functions that are outsourced. Stonepeak however, is expected to conduct limited independent due diligence solely for the benefit of SP+ INFRA. As such, SP+ INFRA’s due diligence will depend in part on the due diligence that Stonepeak conducts for the benefit of Other Stonepeak Accounts, which due diligence investigation is not expected to take into account the interests of SP+ INFRA or the Unitholders in any particular investment or prospective investment. Stonepeak does not intend to modify its due diligence procedures as a result of SP+ INFRA’s participation or expected participation in any investment. In addition, if Stonepeak is unable to timely engage third-party providers, its ability to evaluate and acquire more complex targets could be adversely affected. See also “—Portfolio Company Relationships; Transactions with Portfolio Companies; Investments Alongside Portfolio Companies” below.
Access to Information from Portfolio Companies. Stonepeak may not always receive full information from portfolio companies because certain of this information may be considered proprietary by a portfolio company. A portfolio company’s use of proprietary investment strategies that are not fully disclosed to Stonepeak may involve risks under some market conditions that are not anticipated by Stonepeak. Furthermore, this lack of access to information may make it more difficult for Stonepeak to select and evaluate portfolio companies.
Outsourcing. Stonepeak will outsource to third parties many of the services performed for SP+ INFRA and / or its portfolio companies, including services (such as administrative, legal, accounting, investment diligence (including sourcing), modeling and ongoing monitoring, tax or other related services) that can be or historically have been performed in-house by Stonepeak and its personnel. The fees, costs and expenses of such third-party service providers will be borne by SP+ INFRA as Fund Expenses, even if Stonepeak would have borne such amounts (or a portion of such amounts) if such services had been performed in-house (which, for the avoidance of doubt, would be in addition to any fees borne by SP+ INFRA as Fund Expenses for similar services performed by Stonepeak in-house in lieu of or alongside (and / or to supplement or monitor) such third parties, subject to the terms of the Fund LPA).
The decision to engage a third-party service provider and the terms (including economic terms) of such engagement will be made by the General Partner or the Investment Advisor in its discretion, taking into account such factors as it deems relevant under the circumstances. Certain third-party service providers and / or their employees will dedicate substantially all of their business time to SP+ INFRA, Other Stonepeak Accounts and / or their respective portfolio companies, while others will have other clients. In certain cases, third-party service providers and / or their employees (including part- or full-time secondees to Stonepeak) may spend some or all of their time at Stonepeak offices, have dedicated office space at Stonepeak, have Stonepeak-related e-mail addresses, receive administrative support from Stonepeak personnel or participate in meetings and events for Stonepeak personnel, even though they are not Stonepeak employees or Affiliates. Stonepeak will have an incentive to outsource services to third parties due to a number of factors, including because the fees, costs and expenses of such service providers will be borne by SP+ INFRA as Fund Expenses (with no reduction or offset to Management Fees) and retaining third parties will reduce Stonepeak’s internal overhead and compensation and benefit costs for employees who would otherwise perform such services in-house. Such incentives likely exist even with respect to services where internal overhead and compensation and benefit are chargeable to SP+ INFRA. The involvement of third-party service providers may present a number of risks due to Stonepeak’s reduced control over the functions that are outsourced. In some cases, third-party service providers are permitted to delegate all or a portion of their responsibilities relating to SP+ INFRA and / or its portfolio companies to other third parties (including their Affiliates). Any such delegation could further reduce Stonepeak’s control over the outsourced functions, and Stonepeak would lack direct oversight over the party to whom the responsibilities are delegated.
A third-party service provider could face conflicts of interest in carrying out its responsibilities relating to SP+ INFRA and / or its portfolio companies, including (without limitation) in relation to the delegation of such responsibilities to other parties and the allocation of time, attention and resources to Stonepeak as compared to its other clients. Third-party service providers could have incentives to carry out their responsibilities in a manner that does not advance the interests of SP+ INFRA and often have no fiduciary obligation to act in the best interest of Stonepeak or SP+ INFRA. Stonepeak has limited visibility into what conflicts of interest a third-party service provider might face and the extent to which any such conflicts impact the service provider’s decision-making.
There can be no assurances that Stonepeak will be able to identify, prevent or mitigate the risks of engaging third-party service providers. SP+ INFRA may suffer adverse consequences from actions, errors or failures to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them. Outsourcing and in-house services may not occur uniformly for all Stonepeak managed vehicles and accounts and, accordingly, certain costs may be incurred by (or allocated to) SP+ INFRA through the use of third-party (or internal) service providers that are not incurred by (or allocated to) Other Stonepeak Accounts.
Unavailability of Personnel; Independent Contractors. Infrastructure and energy companies and infrastructure- and energy-related projects rely on qualified and experienced field personnel, engineers and other specialized professionals. In addition, independent contractors and subcontractors typically are used in operations in the infrastructure and energy industries to perform various operational tasks. Demand for such personnel and contractors may exceed supply, resulting in increased costs or lack of availability of key personnel and contractors. Disruptions of operations or increased costs also can occur as a result of disputes with, or a shortage of, personnel and contractors with particular capabilities. Additionally, the General Partner and the Investment Advisor will not have the same control over portfolio company personnel and contractors as they may have over their own employees, and there is a risk that such portfolio company personnel and contractors will not operate in accordance with their own safety standards or other policies. Any of the foregoing circumstances could have a material adverse effect on SP+ INFRA’s portfolio companies, and ultimately SP+ INFRA’s investment returns.
Risks in Effecting Operating Improvements. In some cases, the success of SP+ INFRA’s investment strategy will depend, in part, on the ability of SP+ INFRA to restructure and effect improvements in the operations of a portfolio company. The activity of identifying and implementing restructuring programs and operating improvements at portfolio companies entails a high degree of uncertainty. For example, cooperation of employees, consultants and other stakeholders required to make improvements could be difficult to obtain, or those employees, consultants and stakeholders may not be effective at making changes. Furthermore, technology that Stonepeak expects to aid improvements may not be as effective or easily implemented as anticipated. In addition, executing operational improvements may divert the attention of key personnel and disrupt normal business. For these and other reasons, there can be no assurance that SP+ INFRA will be able to successfully identify and implement restructuring programs and improvements.
Expedited Transactions. Investment analyses and decisions by Stonepeak may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities (such as where SP+ INFRA is making a small minority investment and / or where the window of opportunity is short and the demand by other investors is high). In such circumstances, there may be a shorter due diligence process, a smaller Stonepeak deal team and / or a less formal investment committee process than another investment under different circumstances might entail. As such, the information available to the General Partner and / or the Investment Advisor at the time of making an investment decision may be limited, and Stonepeak may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the General Partner and / or the Investment Advisor may rely upon independent consultants or attorneys in connection with their evaluation of prospective investments. There can be no assurance that these consultants will accurately evaluate such investments. Therefore, no assurance can be given that Stonepeak will have knowledge of all circumstances that may adversely affect an investment at the time the investment decision is made, and SP+ INFRA may make investments which it would not have made if more extensive due diligence had been undertaken. Limitations on the ability to conduct diligence of an investment opportunity could ultimately adversely affect the outcome of the Investment.
Portfolio Company Liabilities. Liabilities of portfolio companies, including those related to activities that occurred prior to SP+ INFRA’s investment therein, could have an adverse impact on SP+ INFRA. For example, the European Commission held a fund liable as a result of a former portfolio company that engaged in anticompetitive cartel activities on the basis that the fund had exercised decisive influence over the former portfolio company. This precedent illustrates the risk that even if private equity funds are only involved in the high level strategy and commercial policy of their portfolio companies, it does not exclude them from potential liability in the context of certain courts and / or regulators. Similarly, various jurisdictions permit certain classes of creditors and government authorities to make claims (including, by way of example only, environmental, consumer protection, antitrust and pension and labor law matters and liabilities) against shareholders of a company if the company does not have resources to pay out the claim. SP+ INFRA could, as a result, become liable for certain classes of claims against its portfolio companies. Finally, it is possible that creditors of portfolio companies owned by Other Stonepeak Accounts may seek to make certain claims (including, by way of example only, environmental, consumer protection and pension / labor law matters and liabilities) against SP+ INFRA due to its common control relationship with Other Stonepeak Accounts. The laws of certain jurisdictions provide not only for carve-outs from limited liability protection for a portfolio company that has incurred certain liabilities, but also for recourse to assets of other entities under common control with, or that are part of the same economic group as, such company. For example, if a portfolio company of SP+ INFRA or an Other Stonepeak Account is subject to bankruptcy or insolvency proceedings in a jurisdiction and is found to have liabilities under the local consumer protection laws, the laws of that jurisdiction may permit authorities or creditors to file a lien on, or to otherwise have recourse to, assets held by entities under common control or that form part of the same economic group, potentially including portfolio companies of SP+ INFRA.
SP+ INFRA is Subject to Risks in Using Administrators and other Agents. SP+ INFRA depends on the services of custodians, administrators and other agents to carry out certain securities transactions and administrative services for it. The terms of SP+ INFRA’s contracts with third parties surrounding securities transactions may be customized and complex, and may occur in markets or relate to products that are not subject to regulatory oversight. In the event of the insolvency of a custodian, SP+ INFRA may not be able to recover equivalent assets in full as it will rank among the custodian’s unsecured creditors in relation to assets which the custodian borrows, lends or otherwise uses. The costs for such providers are expected to be borne by SP+ INFRA and could be substantial in the aggregate, thereby adversely affecting SP+ INFRA’s overall returns.
Risks from Operations of Other Portfolio Companies. Other Stonepeak Accounts have made, and SP+ INFRA and Other Stonepeak Accounts will make, investments in portfolio companies that have operations and assets in many jurisdictions around the world. It is possible that the activities of one portfolio company may have adverse consequences on one or more other portfolio companies (including SP+ INFRA’s portfolio companies), even in cases where the portfolio companies are held by Other Stonepeak Accounts and have no other connection to each other. For example, a violation of a rule by a portfolio company of an Other Stonepeak Account could prevent SP+ INFRA or one of its portfolio companies from obtaining a permit, or have other adverse consequences. Similarly, a portfolio company of an Other Stonepeak Account may be subject to law or regulation that limits the operations of its Affiliates, which may be construed to include SP+ INFRA and its portfolio companies. For example, the acquisition of or operations of a portfolio company of an Other Stonepeak Account may require SP+ INFRA or a portfolio company to divest certain assets or businesses or to cease servicing certain clients (particularly government clients).
Risks of Less-Established Companies. SP+ INFRA may invest in smaller, less-established or start-up enterprises, assets or projects. Investments in such entities may involve greater risks than are generally associated with investments in more established entities. To the extent there is any public market for the securities or instruments held by SP+ INFRA with respect to such enterprises, such securities or instruments may be subject to more abrupt and erratic market price movements than those of larger, more established companies. Less-established companies or enterprises tend to have lower capitalizations and fewer resources, and, therefore, often are more vulnerable to financial failure. Such companies or enterprises also may have shorter or no operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In addition, less-mature or start-up enterprises could be deemed to be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which SP+ INFRA invests, SP+ INFRA may suffer a partial or total loss of capital invested in that company. There can be no assurance that any such losses will be offset by gains (if any) realized on SP+ INFRA’s other assets.
Disposition of Investments. Stonepeak ordinarily expects that SP+ INFRA will generally sell or otherwise dispose of an Investment in a manner that is concurrent with the sale or disposition by the relevant Other Stonepeak Account, if applicable, of a like proportion of its investment in such portfolio company and on the same terms and conditions as a sale or disposition of such investment by such Other Stonepeak Account, subject in each case to legal, tax, political, national security, regulatory or other similar considerations, in each case in view of the best interests of SP+ INFRA. However, SP+ INFRA is under no obligation to cause SP+ INFRA to so divest, or if it does divest, to do so in the same manner as the Other Stonepeak Accounts (for example, but without limitation, SP+ INFRA would likely choose to sell securities for cash at a time when an Other Stonepeak Account is distributing securities in kind, for administrative ease among other reasons, or SP+ INFRA may continue to hold an investment while an Other Stonepeak Account is selling its interest in a Continuation Transaction). To the extent an Other Stonepeak Account divests of all or a portion of an Investment prior to SP+ INFRA, SP+ INFRA’s investment in the portfolio company may be adversely affected, for example but without limitation, because the General Partner may lose governance rights in respect of the portfolio company as a result of such Other Stonepeak Account’s sale or SP+ INFRA may hold a minority position that is difficult to sell on favorable terms or at all.
A non-lockstep disposition may arise in the event an Other Stonepeak Account’s holdings of a portfolio company form part of the security package for an asset-based financing (particularly where SP+ INFRA’s holdings are not similarly pledged). In such case, the lenders for any such financing may have rights to foreclose on such Other Stonepeak Account’s holdings of the portfolio company and subsequently sell such holdings to third parties in order to remedy any breach under the documents governing the asset-based financing or to repay any loan thereunder in full. While Stonepeak intends to take steps to avoid any such foreclosure, there can be no assurance Stonepeak will be in a position to avoid such foreclosure or any measures that Stonepeak takes in that regard will be successful. Conversely, the lenders under any such financing may also have the ability to “drag” SP+ INFRA’s interests in such portfolio company in the case of any foreclosure sale, whereupon SP+ INFRA may be required to exit its investment in such portfolio company at an inopportune time or on suboptimal terms.
CAPITAL REQUIREMENTS
Additional Capital. Certain assets, especially those in a development phase or “platform” phase, may be expected to require additional financing to satisfy their working capital requirements or acquisition strategies. For example, some portfolio companies could require several rounds of capital infusion. The amount of such additional financing needed will depend upon the maturity and objectives of the particular portfolio company. Each such round of financing (whether from SP+ INFRA or other investors) is typically intended to provide a portfolio company with enough capital to reach the next major corporate milestone. If the funds provided are not sufficient, a company may have to raise additional capital at a price unfavorable to the existing investors, including SP+ INFRA, or may suffer material adverse consequences if it fails to obtain the capital. Subsequent rounds of financing in “platform” portfolio companies to which SP+ INFRA provided initial financing could be provided in whole or in part by co-investors and / or Other Stonepeak Accounts that did not participate in previous rounds of financing rather than by SP+ INFRA to the extent Stonepeak determines such allocation is appropriate, which would dilute SP+ INFRA’s ownership of such portfolio company. In addition, SP+ INFRA may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial Investment in such company in order to preserve SP+ INFRA’s proportionate ownership when a subsequent financing is planned, or to protect SP+ INFRA’s Investment when such portfolio company’s performance does not meet expectations. The availability of capital is generally a function of market conditions that are beyond the control of SP+ INFRA or any portfolio company. There can be no assurance that SP+ INFRA or any portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to provide sufficient additional capital with respect to an Investment could adversely affect the performance of SP+ INFRA. In addition, the pursuit of any such “platform” strategy will likely be time-consuming, complex, costly and subject to unforeseen risks and obstacles, and there can be no assurance that any such “platform” strategy will achieve the originally anticipated results or reach the scale originally anticipated, and SP+ INFRA will nevertheless bear the costs related thereto.
Adequacy of Reserves; Participation in Follow-On Investments. As is customary in the industry, SP+ INFRA may establish reserves, including for estimated accrued expenses, follow-on investments, Management Fees, pending or anticipated liabilities, investments, claims and contingencies relating to SP+ INFRA. Estimating the appropriate amount of such reserves is difficult and inadequate or excessive reserves could impair the investment returns to Unitholders. If SP+ INFRA’s reserves are inadequate and there are insufficient additional subscriptions or other cash is unavailable, SP+ INFRA may be unable to take advantage of attractive investment opportunities or protect its existing investments. In these circumstances, the General Partner may allocate such opportunities to Other Stonepeak Accounts, which, in the case of further investments in existing portfolio companies could result in SP+ INFRA being subject to dilution and may give rise to other significant risks and conflicts of interest. SP+ INFRA may to the contrary be obligated to bear a larger share of any follow-on opportunity, where Other Stonepeak Accounts (including co-investment vehicles thereof) ultimately do not participate to such follow-on opportunity (including, without limitation, as a result of investment limitations or portfolio structuring considerations with respect to such vehicles or where such co-investment vehicles have insufficient capital available to invest pro rata in such follow-on opportunity, in each case, as determined in good faith by their respective general partners). There can be no assurance that SP+ INFRA will not be adversely affected by such allocations. By contrast, if reserves are excessive, SP+ INFRA may not be able to fully deploy its capital in investments, resulting in lower returns to Unitholders on their total committed capital. Further the allocation of investment opportunities among SP+ INFRA and Other Stonepeak Account may depend, in part, on their respective reserves at the time of allocating the opportunity, possibly resulting in different investment allocations if any such reserves are inadequate or excessive. For example, if the reserves of any Other Stonepeak Account that participated alongside SP+ INFRA in an investment are inadequate and unused capital commitments to such Other Stonepeak Account or other cash is unavailable, such Other Stonepeak Account may be unable to participate in follow-on investments related thereto, and SP+ INFRA may participate to a greater extent than it would have otherwise. Certain committed and other co-investment funds may also not participate in follow-on investments without an agreement by the relevant investors to increase their capital commitments thereto, which would be made in their discretion (for more information regarding how investments will be allocated between SP+ INFRA and the Other Stonepeak Accounts (including the Lux Fund), please see “—Allocation of Investment Opportunities”).
Deployment of Capital. In light of SP+ INFRA’s continuous offering in relation to its investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, if SP+ INFRA has difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time it receives net proceeds from the sale of Units in this offering or any private offering and the time SP+ INFRA invests the net proceeds. SP+ INFRA may also from time to time hold cash or liquid investments pending deployment into Investments, which cash holdings may at times be significant, particularly at times when SP+ INFRA is receiving high amounts of offering proceeds and / or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of Unitholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the Management Fee.
In the event SP+ INFRA is unable to find suitable investments such cash or liquid investments may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for Unitholders’ investment in SP+ INFRA to realize its full potential return and could adversely affect SP+ INFRA’s ability to pay regular distributions of cash flow from operations to Unitholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into Investments will generate significant interest, and Unitholders should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event SP+ INFRA fails to timely invest the net proceeds of sales of Units or does not deploy sufficient capital to meet its targeted leverage, SP+ INFRA’s results of operations and financial condition may be adversely affected.
Sourcing and Payment of Distributions. SP+ INFRA has not established a minimum distribution payment level, and SP+ INFRA’s ability to make distributions to its Unitholders may be adversely affected by a number of factors, including the risk factors described in this Registration Statement. As of the date of this Registration Statement, SP+ INFRA has no track record and may not generate sufficient income to make distributions to SP+ INFRA’s Unitholders. The General Partner will make determinations regarding distributions based upon, among other factors, SP+ INFRA’s financial performance, debt service obligations, debt covenants, tax requirements and capital expenditure requirements. Among the factors that could impair SP+ INFRA’s ability to make distributions to its Unitholders are:
•	SP+ INFRA’s inability to invest the proceeds from sales of Units on a timely basis;
•	SP+ INFRA’s inability to realize attractive risk-adjusted returns on its Investments;
•	high levels of expenses or reduced revenues that reduce SP+ INFRA’s cash flow or non-cash earnings; and
•	defaults in SP+ INFRA’s investment portfolio or decreases in the value of its Investments.
As a result, SP+ INFRA may not be able to make distributions to its Unitholders at any time in the future, and the level of any distributions SP+ INFRA does make to Unitholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
SP+ INFRA may not generate sufficient cash flow from operations to fully fund distributions to Unitholders, particularly during the early stages of SP+ INFRA’s operations. Therefore, SP+ INFRA may fund distributions to its Unitholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of Units). The extent to which SP+ INFRA pays distributions from sources other than cash flow from operations will depend on various factors, including the extent to which the Investment Advisor elects to receive its Management Fee in Units and the General Partner elects to receive distributions on its Performance Participation Allocation in Units, how quickly SP+ INFRA invests the proceeds from this and any future offering and the performance of its Investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of the offering will result in SP+ INFRA having less funds available to acquire Investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact SP+ INFRA’s ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in SP+ INFRA on a percentage basis and may impact the value of your investment especially if SP+ INFRA sells these securities at prices less than the price you paid for your Units.

SP+ INFRA may be required to continue to fund SP+ INFRA’s regular distributions from a combination of some of these sources if SP+ INFRA’s Investments fail to perform, if expenses are greater than SP+ INFRA’s revenues or due to numerous other factors. SP+ INFRA has not established a limit on the amount of its distributions that may be paid from any of these sources.
To the extent SP+ INFRA borrows funds to pay distributions, it would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact SP+ INFRA’s ability to pay distributions in future periods, decrease SP+ INFRA’s NAV, decrease the amount of cash SP+ INFRA has available for operations and new investments and adversely impact the value of its investment.
SP+ INFRA may also defer operating expenses or pay expenses (including the fees of the Investment Advisor or distributions to the Recipient) with Units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect SP+ INFRA’s operations and reduce the future return on a Unitholder’s investment. SP+ INFRA may repurchase Units from the Investment Advisor or the Recipient shortly after issuing such units or Units as compensation. The payment of expenses in Units will dilute a Unitholder’s ownership interest in SP+ INFRA’s portfolio of assets. There is no guarantee any of SP+ INFRA’s operating expenses will be deferred and the Investment Advisor and the Recipient are under no obligation to receive future fees or distributions in Units and may elect to receive such amounts in cash.
In-Kind Remuneration to the Investment Advisor and / or the General Partner. The Investment Advisor or the General Partner may choose to receive Units in lieu of certain fees or distributions. Repurchases of Units (i) from the Investment Advisor paid to the Investment Advisor as Management Fees are not subject to quarterly volume limitations or the Early Repurchase Deduction and (ii) from the Recipient distributed to the Recipient with respect to its Performance Participation Allocation are subject to the quarterly volume limitations of the Repurchase Program but not the Early Repurchase Deduction.
Electronic Delivery of Certain Documents. Pursuant to the Fund LPA, each Unitholder will consent to electronic delivery (including email or posting on Stonepeak’s intranet website or other internet service in accordance with the Fund LPA) of (i) any notices or communications required or contemplated to be delivered to the Unitholder by the General Partner and its Affiliates, pursuant to applicable law or regulation (including, without limitation, the Exchange Act and the U.S. Gramm-Leach-Bliley Act of 1999, as amended), at the option of the person making such delivery and (ii) any notices, requests, demands or consents or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to the Unitholders under the Fund LPA or under any other agreement that may be applicable to a Unitholder’s investment in SP+ INFRA. There are certain risks (e.g., slow downloading time and system outages) associated with electronic delivery. Moreover, the General Partner cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from any computer viruses or related problems that may be associated with the use of an internet based system.
LEVERAGE
Volatility of Credit Markets May Affect Ability to Finance and Consummate Investments. The volatility of the global credit markets could make it more difficult to obtain favorable financing or re-financings for SP+ INFRA’s investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, volatility of the global debt markets become extreme, interest rates rise and investor demand for high-yield debt and senior bank debt declines. These trends result in reduced willingness by investment banks and other lenders to finance or refinance private equity investments and could lead to deterioration of available terms. SP+ INFRA’s ability to generate attractive investment returns for its Unitholders will be adversely affected to the extent SP+ INFRA is unable to obtain favorable financing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the global economies, which could restrict the ability of SP+ INFRA to sell or liquidate investments at favorable times or for favorable prices or otherwise may have an adverse impact on the business and operations of SP+ INFRA.
Bridge Financings. SP+ INFRA or Stonepeak may lend to portfolio companies or in connection with Investments therein on an unsecured basis (which may initially be intended on a short-term basis but may become a long-term basis as more fully described below) or otherwise invest in portfolio companies in anticipation of a future issuance of equity or long-term debt securities or other refinancing, syndication or liquidity event. It can be expected that SP+ INFRA will make loans to portfolio companies where such portfolio companies require an infusion of cash for various reasons, including, but not limited to, capital expenditures. In some situations, SP+ INFRA expects to make a short-term loan or otherwise invest on an interim basis in certain portfolio companies. Once repaid (including through a refinancing), bridge financings generally will not be treated as having been invested by SP+ INFRA in the applicable portfolio companies. While any such short-term loan (or bridge financing) could be converted into a more permanent, long-term security, it is entirely possible for reasons not always in SP+ INFRA’s control, such long-term securities issuance or other refinancing or syndication may not occur and such short-term loans (or bridge financings) may remain outstanding for long periods of time. Similarly, expected sources of cash to repay loans at the borrower may not become available. In such events, the interest rate on such loans or the terms of such interim investments may not adequately reflect the risk associated with the position taken by SP+ INFRA and may result in a greater concentration to a particular company and sector than anticipated.
Financial Leverage. SP+ INFRA intends to utilize leverage to finance the operations of SP+ INFRA and its portfolio companies, make investments and for other purposes (including to enhance returns and provide financing for co-investors prior to permanent financing being established). The use of leverage involves a high degree of financial risk and will increase SP+ INFRA’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of SP+ INFRA’s Investments. Although borrowings by SP+ INFRA and its portfolio companies have the potential to enhance overall returns, they will further diminish returns (or increase losses on capital) to the extent overall returns on investments are less than SP+ INFRA’s cost of funds. This leverage may also subject SP+ INFRA’s Investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. Leverage at a portfolio company level may impair portfolio companies’ ability to finance their future operations and capital needs. Moreover, any rise in interest rates may significantly increase a portfolio company’s interest expense, causing losses and / or the inability to service its debt obligations. If a portfolio company cannot generate adequate cash flow to meet debt obligations, SP+ INFRA may suffer a partial or total loss of capital invested in the portfolio company or may elect or be required to make additional capital contributions in support of such portfolio company to enable it to meet such obligations, thereby reducing the available capital to SP+ INFRA for the purpose of making new or supporting other existing Investments. In such an environment, the sourcing and execution of transactions for SP+ INFRA, whether on a proprietary basis or otherwise, would become more challenging. In addition, the amount of leverage used to finance an Investment may fluctuate over the life of an Investment.
The General Partner may also obtain leverage at the Fund and / or Intermediate Entity level. The Fund expects to incur and / or cause the Intermediate Entities to incur indebtedness and / or provide guarantees or other credit support arrangements, including for the purposes of guaranteeing portfolio company obligations, paying Fund Expenses, Management Fees and Organizational and Offering Expenses, to make, hold or dispose of Investments, or otherwise in connection with SP+ INFRA activities and / or for any proper purpose related to the activities of SP+ INFRA, providing funds for distribution to Unitholders, providing funds to satisfy repurchase requests and to provide financing to the extent necessary to consummate the purchase of Investments prior to the completion of permanent debt financing therefor or prior to the receipt of capital contributions or distributions. The General Partner could be incentivized to borrow (whether from a net asset value credit facility, SP+ INFRA or otherwise) for distributions, resulting in the General Partner receiving its Performance Participation Allocation earlier than it otherwise would. Such borrowings also increase the Fund’s leverage without any corresponding acquisition of assets. Fund and / or Intermediate Entity borrowings and guarantees may be deal-by-deal or on a portfolio basis, and may be on a joint, several, joint and several or cross-collateralized basis (which may be on an investment-by-investment or portfolio-wide basis) with any Parallel Funds, other Intermediate Entities, co-investment vehicles, Other Stonepeak Accounts, joint venture partners and managers of such joint venture partners or any other person. Such arrangements will not necessarily impose joint and several obligations on such other persons that mirror the obligations of the Fund (e.g., the Fund may provide credit enhancement to other persons, whereas such other persons may not provide such enhancement). The interest expense of any such borrowings will generally be allocated among the Fund and such other persons or funds pro rata (and therefore indirectly to the Unitholders pro rata) based on principal amount outstanding. Furthermore, in the case of indebtedness on a joint and several or cross-collateralized basis, the Fund could be required to contribute amounts in excess of its pro rata share of the indebtedness, including additional capital to make up for any shortfall if the other joint and several obligors are unable to repay their pro rata share of such indebtedness. The Fund could lose its interests in performing Investments in the event such performing Investments are cross-collateralized with poorly performing or non-performing Investments of the Fund and / or assets of such other persons. The Fund may also be obligated in some circumstances to reimburse co-investors for their losses resulting from cross-collateralization of their investments with assets of the Fund that are in default. Depending on the terms of the cross-collateralization and the performance of the underlying assets, it is possible that the Fund may ultimately bear a disproportionate share of the risk arising from any guarantees, borrowings or credit support that are incurred on a cross-collateralized or joint basis with any Other Stonepeak Account (including the Lux Fund or any co-investment vehicle) but the Fund will not receive compensation for bearing such risks for such Other Stonepeak Account. Further, to the extent a borrowing, guarantee or other credit support is incurred by the Fund on a cross-collateralized and / or joint and several basis with a Parallel Fund or any Other Stonepeak Account (including the Lux Fund or any co-investment vehicle), such Parallel Fund or Other Stonepeak Account may have limited or no remaining unused capital commitments to fund its pro rata share of such borrowing, guarantee or credit support, in which case the Fund could be obligated to contribute more than its pro rata share, or may be required to advance payment on behalf of such Parallel Fund or such Other Stonepeak Account, potentially for an unspecified period or even without the ability to receive any reimbursement from such Parallel Fund or such Other Stonepeak Account. Borrowings under any such facilities (and expenses related thereto) may initially be made with respect to an investment opportunity based on preliminary allocations are subject change and may not take into account investment limitations. The Fund may also be obligated in some circumstances to reimburse Parallel Funds, co-investors or Other Stonepeak Accounts for their losses resulting from cross-collateralization of their investments with assets of the Fund that are in default. Notwithstanding that an obligation (including a guarantee) of the Fund may be joint and several and / or cross-collateralized with obligations of other investment funds, vehicles and / or accounts as described above (including any Parallel Funds and any Other Stonepeak Accounts), only the Fund’s pro rata share of such obligation (as determined by the General Partner and not taking into account the joint and several aspect of such obligations) will be counted toward the Fund’s Leverage Ratio. Although the General Partner will seek to use leverage in a manner it believes is appropriate, the use of leverage involves a high degree of financial risk.
By executing a subscription document with respect to SP+ INFRA, Unitholders will be deemed to have acknowledged and consented to the General Partner or any affiliate thereof causing SP+ INFRA to enter into one or more credit facilities or other similar Fund-level and / or Intermediate Entity-level borrowing or other leverage arrangements.
The aggregate amount of indebtedness incurred by the Fund is subject to certain limits (as more fully set forth in “—Leverage” in this Item 1A). These limits do not include leverage on Investments (including Investments in or alongside Other Stonepeak Accounts), even though leverage at such entities could increase the risk of loss on such Investments. The limits also do not apply to (i) guarantees of indebtedness (whether by the Fund, any Parallel Fund, any Feeder Fund, the Master Aggregator, any Intermediate Entity or any other special purpose vehicles or holding entities formed by SP+ INFRA to make, hold or provide financing for one or more Investments), even though the Fund or any of the above persons may be obligated to fully fund such guarantees, (ii) “bad boy” guarantees or other credit support obligations and (iii) other related liabilities that are not indebtedness for borrowed money. For the avoidance of doubt, the limits do not apply to any equity commitment letters or obligations under cross-collateralization arrangements with respect to the primary obligations of another person as described below. Furthermore, indebtedness incurred by persons other than the Fund (including the Master Aggregator, the Lower Funds, other Intermediate Entities or other special purpose vehicles or holding entities formed by SP+ INFRA to make, hold or provide financing for one or more Investments) and that is not recourse to the Fund does not count towards such limits and will not otherwise be considered recourse indebtedness of the Fund, even if such indebtedness is recourse to the Master Aggregator, the Lower Funds, any other Intermediate Entities or any such other special purpose vehicles or holding entities. The leverage limits do not apply to indebtedness incurred in connection with any hedging (or other similar) activities of SP+ INFRA. There can be no assurance that the limits described above are appropriate in all circumstances and would not expose SP+ INFRA to financial risks.
Stonepeak may organize portfolio vehicles or other subsidiary entities (“Bond Financing Entities”) for the purpose of providing SP+ INFRA with access to the unsecured bond market in Europe. If an investment held by any Bond Financing Entity organized in connection with a bond financing program for SP+ INFRA were to be unable to service or repay its pro-rata share of such bond financing, the Fund could be required to fund the shortfall. In addition, such bond financing may be on a joint and several basis (which may be on an investment-by-investment or portfolio wide basis) with Parallel Funds, co-investment vehicles or Other Stonepeak Accounts, and, as such, there is a risk that the Fund could be required to contribute amounts in excess of its pro-rata share of such financing, including additional capital (a) to make up for any shortfall if the Parallel Funds, co-investment vehicles or Other

Stonepeak Accounts are unable to service or repay their pro-rata share of such financing or (b) to reimburse such Parallel Funds, co-investment vehicles or Other Stonepeak Accounts for proceeds that would have been distributed to such investors but instead are used to service or repay such Bond Financing Entity financing relating to investments in which such entities do not participate.
Moreover, in connection with one or more credit facilities entered into by SP+ INFRA, distributions to the Unitholders may be subordinated to payments required in connection with any indebtedness contemplated thereby. Such borrowings or other indebtedness may limit the Unitholders’ ability to use their units in SP+ INFRA as collateral for other indebtedness. If SP+ INFRA defaults on indebtedness secured by an Investment, the lender may foreclose, resulting in a loss of the entire Investment.
The use of leverage by portfolio companies involves a higher degree of financial risk than companies that do not employ this strategy. SP+ INFRA’s portfolio companies are expected to incur varying degrees of leverage, as a result of which recessions, pandemics, operating problems and other general business and economic risks (as well as particular risks associated with investing in technology companies described above) would likely have a more pronounced effect on the profitability or survival of such companies (see “—Coronavirus and Public Health Emergencies” for additional considerations in this regard). In addition, this leverage could accelerate and magnify declines in the value of the investments in the leveraged portfolio companies in a down market. Moreover, any rise in interest rates may significantly increase a portfolio company’s interest expense, causing losses and / or the inability to service debt levels. Lenders or other holders of debt senior to the debt positions held by SP+ INFRA may be entitled to a preferred cash flow prior to SP+ INFRA receiving a return on certain Investments. In the event a portfolio company is unable to generate sufficient cash flow to meet the principal and interest payments on indebtedness senior to that of debt or equity held by SP+ INFRA or where there is a breach of a performance covenant, SP+ INFRA may suffer a partial or total loss of capital invested in the portfolio company. In certain situations, more than one investment purchased by SP+ INFRA with the use of leverage may be held with the same bank, custodian or dealer.
With respect to the portfolio companies of SP+ INFRA, multiple leveraged investments may be linked and used to “cross-collateralize” the borrowings. In the event that such investments are “cross-collateralized,” SP+ INFRA could experience concurrent liquidation on multiple investments to satisfy its borrowing obligations, and an adverse event or condition at or with respect to one portfolio company could negatively affect and / or cause a loss of a different investment that would not otherwise be subject to such adverse event or condition. To the extent the entities or parties entering into a joint or cross-collateralized borrowing arrangement are portfolio companies or Intermediate Entities, such borrowings will not be subject to the leverage limits by the Fund that are set forth in the Fund LPA so long as such borrowings are not recourse to the Fund, even if such borrowing arrangement is guaranteed by the Fund.
In the event that SP+ INFRA uses a borrowing facility that is collateralized by certain or all of the Fund’s or any Parallel Fund’s investments, each of the Fund’s Unitholders, including those that have no interest in certain Investments, would nevertheless be exposed to risks associated with the Fund’s and such Parallel Fund’s interest in such Investments. For example, in the event that the value of such Investment were to meaningfully deteriorate, there could be a margin call on SP+ INFRA’s facility, in response to the decrease in the collateral value. A decline in the value of such Investment could also result in increased costs of borrowing for SP+ INFRA as a whole. Unitholders may also have an interest in certain Investments that is disproportionate to their exposure to leverage through cross-collateralization on other Investments.
Without limiting the generality of the foregoing, SP+ INFRA, any Intermediate Entity or any person through which any of the foregoing entities invest may enter into an asset-backed credit facility. Such debt exposes SP+ INFRA and such entities to refinancing, recourse and other risks. With respect to any asset-backed facility entered into by SP+ INFRA, a decrease in the market value of SP+ INFRA’s Investments would increase the effective amount of leverage and could result in the possibility of a violation of certain financial covenants pursuant to which SP+ INFRA must either repay the borrowed funds to the lender, which could cause SP+ INFRA to suffer foreclosure or forced liquidation of the pledged assets. Liquidation of SP+ INFRA’s Investments at an inopportune time in order to satisfy such financial covenants could adversely impact the performance of SP+ INFRA and could, if the value of its Investments had declined significantly, cause SP+ INFRA to lose all or a substantial amount of its capital. Moreover, if additional capital were required to satisfy such financial covenants, such capital would effectively reduce the amount of capital available for other Investments and could adversely affect the diversification of SP+ INFRA’s portfolio. In the event of a sudden, precipitous drop in the value of SP+ INFRA’s assets, SP+ INFRA might not be able to dispose of assets quickly enough to pay off its debt, resulting in a foreclosure or other total loss of some or all of the pledged assets. Fund-level debt facilities typically include other covenants such as, but not limited to, covenants against SP+ INFRA incurring or being in default under other recourse debt, including certain Fund guarantees of asset-level debt, which, if triggered, could cause adverse consequences to SP+ INFRA if it is unable to cure or otherwise mitigate such breach.
The General Partner or any affiliate thereof is permitted under the Fund LPA to provide a loan or make advances to SP+ INFRA or any person through which SP+ INFRA invests for any purpose, including to fund all or any portion of an Investment (and any related fees and expenses), which loans or advances shall accrue interest comparable to that received by a third party in an arm’s length transaction. Any such loans or advances will not be subject to the Leverage Ratio or any other limitation on borrowings set forth in the Fund LPA. The General Partner will determine in its sole discretion the appropriate time, method and order in which SP+ INFRA will be required to pay, re-pay or reimburse the General Partner and its affiliates for any loans and interest thereon. Because such loans continue to accrue interest for so long as they are outstanding, the General Partner will be incentivized to keep such loans outstanding for an extended period of time.
Tax-exempt investors should note that use of leverage by SP+ INFRA may create UBTI and should refer to the discussion of “Item 1(c). Description of Business—Certain U.S. Tax Considerations—Tax-Exempt Investors”.
Cross-Guarantees and Cross-Collateralization. In certain circumstances, the Fund, any persons through which the Fund invests and / or the Fund’s portfolio companies can be expected to enter into cross-collateralization or cross-guarantee or similar arrangements (including with respect to Asset Pools) with any Parallel Funds, Other Stonepeak Accounts (including the Lux Fund and co-investors), any persons through which such Parallel Funds and Other Stonepeak Accounts (including the Lux Fund) invest and such Parallel Funds’ and such Other Stonepeak Accounts’ (including the Lux Fund) respective portfolio companies or other persons, particularly in circumstances in which better financing terms are available through such arrangements, or where the assets of each portfolio company or person are similar in nature. It is often better (or commercially required) for a counterparty to view the various entities as one single “Stonepeak” party and therefore appropriate for these obligations to be addressed among Parallel Funds and Other Stonepeak Accounts (including the Lux Fund) by way of a back-to-back or reimbursement-type agreement. While cross-collateralization of Investments may enable SP+ INFRA to obtain more favorable terms in respect of certain indebtedness across certain Investments on a modest scale, any cross-collateralization with any Parallel Fund or any Other Stonepeak Account (including the Lux Fund) could result in the Fund losing its interests in otherwise performing investments or other assets due to poorly performing or non-performing investments or other assets of Parallel Funds or Other Stonepeak Accounts (including the Lux Fund) in the collateral pool or such persons otherwise defaulting on their obligations under the terms of such arrangements (and, for the avoidance of doubt, the Fund’s obligations under such cross-collateralization arrangements are expected to apply to investments in which the Fund has not participated). SP+ INFRA can, in certain circumstances, be exposed to risks associated with borrowings or other indebtedness of Parallel Funds and Other Stonepeak Accounts (including the Lux Fund) when such other entities are not in turn exposed to risks associated with the Fund’s borrowing for a similar purpose if, for example, such other entities or the partners thereof are excused from cross-collateralizing certain partnership expenses, management fees or other obligations of the Fund, any Parallel Funds and Other Stonepeak Accounts (including the Lux Fund). Through cross-collateralization, the Fund may nevertheless be indirectly exposed to risks associated with leverage on fees, expenses and / or other obligations of SP+ INFRA. See also “—Liability Arising From Transactions Entered into Alongside Stonepeak and / or Other Stonepeak Accounts” herein.
Similarly, the Fund will from time to time enter into cross-guarantee, cross-collateralization and joint and several arrangements with one or more co-investment vehicles, either with respect to a single Investment or across multiple Investments. Because co-investors typically have little or no unfunded capital commitments to fund their pro rata share of the relevant borrowing, guarantee or credit support obligation, the Fund will be liable for the full amount of the relevant obligation, and as a result may be obligated to contribute more than its pro rata share of such obligation or to advance payment on behalf of any such co-investment vehicle. It is not expected that the Fund will be compensated for the foregoing, notwithstanding that such co-investors’ are “free-riding” at the expense of the Fund, potentially for an extended or indefinite period of time. While the Fund will seek to enter into back-to-back or similar reimbursement agreements with any applicable co-investment vehicles to ensure that each participating vehicle ultimately bears its pro rata share of any such obligation, the Fund’s recourse may be limited to limited unfunded capital commitments and / or the applicable co-investment vehicle’s interest in the relevant Investment with respect to which the Fund’s obligation arose, which may have been triggered by performance issues.

A counterparty, lender or other unaffiliated participant in a transaction could require or desire that it face only one holding vehicle, special purpose vehicle or portfolio company of the Fund, any Parallel Fund or Other Stonepeak Account (including the Lux Fund and any co-investment vehicle), even though multiple holdings vehicles, special purpose vehicles or portfolio companies of the Fund, any Parallel Fund and Other Stonepeak Accounts (including the Lux Fund) benefit from the lender or other arrangement. This will typically result in (i) the person facing the counterparty, lender or other unaffiliated participant being solely liable with respect to the entire obligation, and therefore being required to contribute amounts in respect of the shortfall attributable to other holding vehicles, special purpose vehicles or portfolio companies and (ii) holding vehicles, special purpose vehicles or portfolio companies of the Fund, any Parallel Fund and Other Stonepeak Accounts (including the Lux Fund) being jointly and severally liable for the full amount of the obligation, liable on a cross-collateralized basis or liable for an equity cushion (which cushion amount may vary depending upon the type of financing or refinancing (e.g., cushions for refinancings may be smaller)). The holding vehicles, special purpose vehicles and portfolio companies of the Fund, any Parallel Fund and Other Stonepeak Accounts (including the Lux Fund) benefiting from a financing or other arrangement can be expected to enter into a back-to-back or other similar reimbursement arrangements whereby each agrees that no holding vehicle, special purpose vehicle or portfolio company bears more than its pro rata portion of the debt and related obligations. It is not expected that the holding vehicles, special purpose vehicles or portfolio companies would be compensated (or provide compensation to other holding vehicles, special purpose vehicles or other persons) for being primarily liable, or jointly liable, for other persons’ pro rata share of any financing. See also “—Financial Leverage” above.
Securitizations; Back Leverage; Holding Vehicles. SP+ INFRA may securitize or otherwise restructure or repackage some or all of its Investments and / or other assets on an individual or cross-collateralized basis with other Investments and / or assets held by SP+ INFRA and / or Other Stonepeak Accounts and the General Partner may otherwise structure or package some or all Investments and / or assets held by Other Stonepeak Accounts in holding vehicles as described herein, unrelated to any financing arrangements, but which will nevertheless give rise to similar risks. See “—Asset Pooling” herein. This would typically involve creating one or more investment vehicles, contributing assets to such vehicle or a related entity (or making investments directly or indirectly through such vehicle), and issuing debt or preferred equity interests in such entity or having such entity make borrowings or incur other indebtedness on a non-recourse or limited-recourse basis to purchasers or lenders, as the case may be, or engaging in such transactions with existing holding or other investment vehicles. To the extent such arrangements are entered into by any such vehicle or entity (and not the Fund itself), such arrangements will not be subject to the limits on borrowings or other indebtedness (or any limits on issuing additional interests) by the Fund that are set forth in this Registration Statement. In connection with the foregoing, distributions from one Investment may be used to pay interest and / or principal (or the equivalent amounts regarding preferred securities).
If SP+ INFRA were to utilize one or more of such investment vehicles for any such purpose, each of the Unitholders, including those that have no (or different) interest in certain Investments, would nevertheless be exposed to risks associated with SP+ INFRA’s interest in such Investments and / or other assets. For example, in the event that the value of such investment were to meaningfully deteriorate, there could be a margin call on SP+ INFRA’s facility, in response to the decrease in the collateral value. A decline in the value of such investment could also result in increased costs of borrowing for SP+ INFRA as a whole. The Unitholders and/or SP+ INFRA could also have an interest in certain Investments that is disproportionate to their exposure to leverage through cross-collateralization on other Investments. Similar circumstances could arise in a situation where SP+ INFRA and a co-invest vehicle participate in borrowings that experience a margin call, and the co-invest vehicle’s investors already have funded their full commitments to such vehicle and accordingly have the option (and not the obligation) to fund additional amounts or otherwise be diluted by SP+ INFRA and / or Other Stonepeak Accounts. In addition, if certain Unitholders and / or SP+ INFRA are excused or excluded from or otherwise do not participate in an investment, through cross-collateralization, such Unitholders or SP+ INFRA, as the case may be, may nevertheless be indirectly exposed to risks associated with leverage on investments made by SP+ INFRA or Other Stonepeak Accounts in which such Unitholders and / or SP+ INFRA is not invested and distributions from unrelated investments may be used to satisfy obligations with respect to such investment, in which case the Unitholders may receive such proceeds later than they otherwise would have, in a reduced amount, or not at all. In addition, SP+ INFRA would depend on distributions from an investment vehicle’s assets out of its earnings and cash flows to enable SP+ INFRA to make distributions to its Unitholders. The ability of such an investment vehicle to make distributions will be subject to various limitations, including the terms and covenants of the debt/preferred equity it incurs. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict SP+ INFRA’s ability, as the holder of an investment vehicle’s common equity interests, to receive cash flow from these investments. There is no assurance any such performance tests will be satisfied. Also, an investment vehicle may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or be required to use all or a portion of its cash flows to pay outstanding obligations to credit parties. As a result, there may be a lag, which could be significant, between the repayment or other realization from, and the distribution of cash out of, such an investment vehicle, or cash flow may be completely restricted for the life of the relevant investment vehicle. To the extent any such investment vehicle defaults in its obligations to any credit parties, such credit parties may be entitled to foreclose on any collateral pledged by the applicable investment vehicle(s) and / or otherwise exercise rights and remedies as a creditor against the assets of any such investment vehicle(s), which could result in a loss of all or a part of SP+ INFRA’s interest in any applicable investment and / or distributions therefrom.
SP+ INFRA expects that the terms of the financing that any investment vehicles enter into will generally provide that the principal amount of assets must exceed the principal balance or market value of the related debt/preferred equity by a certain amount, commonly referred to as “over-collateralization.” SP+ INFRA anticipates that the financing terms may provide that, if certain delinquencies and / or losses exceed specified levels, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Failure to obtain favorable terms with regard to over-collateralization may materially and adversely affect the liquidity of SP+ INFRA. If assets held by such investment vehicles fail to perform as anticipated, their over-collateralization or other credit enhancement expenses may increase, resulting in a reduction in income and cash flow to SP+ INFRA from these investment vehicles.
In addition, a decline in the quality of assets in an investment vehicle due to poor operating results of the relevant issuer, declines in the value of collateral (whether due to poor operating results or economic conditions), among other things, may force an investment vehicle to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to SP+ INFRA for distribution to the Unitholders, or in certain cases a margin call or mandatory prepayment may be triggered by such perceived decrease in value which may require a large amount of funding (either from separate borrowing proceeds or capital contributions) on short notice.
The use of margin borrowings results in certain additional risks to SP+ INFRA. See “—Preferred Financing; Margin Loans.”
The equity interests that SP+ INFRA will hold in such an investment vehicle will not be secured by the assets of such investment vehicle, and SP+ INFRA will rank behind all known or unknown creditors and other stakeholders, whether secured or unsecured, of the investment vehicle. To the extent that any losses are incurred by the investment vehicle in respect of any collateral, such losses will be borne first by SP+ INFRA as owner of common equity interests.
Asset Pooling. SP+ INFRA may pool certain or all Investments with one or more Other Stonepeak Accounts (any such pool, an “Asset Pool”), including for the purposes of obtaining leverage or other financing, or seeking a full or partial exit from one or more Investments including through securitization. In such circumstances an Asset Pool may be managed or controlled by the General Partner or any of its Affiliates (or Other Stonepeak Account) and securities or other interests in the Asset Pool will be owned by SP+ INFRA and other affiliated funds. The consummation of any such transaction will generally not require the consent of the Board of Directors or the Unitholders and will involve the exercise of the General Partner’s and its Affiliates’ discretion with respect to a number of material matters, which may give rise to actual or potential conflicts. For example, in connection with such transactions, the General Partner will have broad discretion to determine whether and to what extent such a transaction constitutes a disposition of the contributed assets under the terms of the Fund LPA, to determine the proportionate interest of SP+ INFRA and the Other Stonepeak Account in the Asset Pool (or particular classes or tranches of securities or others interests in the Asset Pool), which will require the General Partner and its Affiliates to determine the relative value of assets contributed to the Asset Pool and value of securities or interests (or particular classes or tranches thereof) issued by the Asset Pool, and to determine how interests in or proceeds from the Asset Pool are attributed to those Unitholders that participated in such contributed assets, each of which may have a material impact on Unitholders’ returns in respect of such Investments or SP+ INFRA more generally. In making these determinations the General Partner and its Affiliates may, but are not required to, engage or seek the advice of any third-party independent expert, however even if such advice was sought, valuing such assets and interests and, therefore, the value of SP+ INFRA’s interest in, or proceeds received from, any Asset Pool, will be subjective. SP+ INFRA will generally be exposed to the performance of all assets in an Asset Pool and those Investments contributed to the Asset Pool by Other Stonepeak Accounts may not perform as well as those Investments contributed by SP+ INFRA. Accordingly, the returns of SP+ INFRA in respect of Investments contributed by it may be lower than if they had not been contributed to the Asset Pool. The receipt, use and recontribution by such Asset Pools of any such proceeds shall not be considered distributions received by, or contributions made by, the Fund or the Unitholders for purposes of the Fund LPA and may result in higher or lower reported returns than if such proceeds had otherwise been distributed (or deemed distributed) to SP+ INFRA or the Unitholders. See also “—Securitizations; Back Leverage; Holding Vehicles” herein.
Credit Support. SP+ INFRA may be required to make contingent funding commitments or guarantees to its portfolio companies or other vehicles or entities in or alongside which SP+ INFRA invests (including co-investment vehicles) and / or to otherwise provide other credit support arrangements as part of its investment activity. Such credit support may take the form of a recourse or non-recourse guarantee, a letter of credit or other forms of promise to provide funding. Such credit support may result in fees, expenses and interest costs to SP+ INFRA (including in amounts greater than SP+ INFRA’s pro rata share and that are attributable to Other Stonepeak Accounts, vehicles and / or accounts to which SP+ INFRA provides such credit support, such as co-investors), which could adversely impact the results of SP+ INFRA.
“Bad Boy” Guarantees. Certain projects may be structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. It is expected that the financing arrangements with respect to SP+ INFRA’s investments generally may require “bad boy” guarantees from SP+ INFRA and in the event that such a guarantee is called, SP+ INFRA’s assets could be adversely affected. Moreover, SP+ INFRA’s “bad boy” guarantees could apply to actions of the joint venture partners associated with SP+ INFRA’s investments. While the General Partner expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to SP+ INFRA under such guarantees. SP+ INFRA may provide “bad boy” guarantees on behalf of a Parallel Fund or co-investment vehicle. SP+ INFRA may in certain circumstances, but shall not be required to, receive a fee or other consideration for providing guarantees for the benefit of a Parallel Fund, Intermediate Entity or co-investment vehicle. Any such fees or other consideration may not be shared with such Parallel Fund, Intermediate Entity or co-investment vehicle.
Preferred Financing; Margin Loans. In addition to secured financing arrangements, although not expected, SP+ INFRA may in the future employ preferred financing arrangements or margin loans with respect to some or all of the investments of SP+ INFRA. In such arrangements, a third party typically provides cash liquidity in exchange for the right to receive a return of such amount plus a preferred return thereon prior to the return of any additional proceeds to SP+ INFRA. Such arrangements could be employed to provide for additional capital for investments by SP+ INFRA. These arrangements could result in SP+ INFRA receiving a lower overall return of distributions than it would otherwise have received if, for example, an investment is held for a long period of time, resulting in a compounding preferred return in favor of the third party financing provider, or where the proceeds of the financing are reinvested in investments that do not perform as well as the original investments that were subject to the financing arrangement. Such secured financing arrangements will not be subject to the limitations on borrowings set forth in the Fund LPA.
In general, the use of short-term margin borrowings results in certain additional risks to SP+ INFRA. For example, should the securities pledged to brokers to secure SP+ INFRA’s margin accounts decline in value, SP+ INFRA could be subject to a “margin call,” pursuant to which SP+ INFRA must either deposit additional funds or securities with the broker, or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden drop in the value of SP+ INFRA’s assets, SP+ INFRA might not be able to liquidate assets quickly enough to satisfy its margin requirements, or may be required to sell assets at such reduced values.
SP+ INFRA may be subject to margin calls in connection with its derivative transactions that are subject to variation margin requirements. The dynamic nature of the margin models utilized by the clearinghouses and the fact that the margin models might be changed at any time could subject to SP+ INFRA to an unexpected increase in collateral obligations to clearinghouses during a volatile market environment, which could have a detrimental effect on SP+ INFRA. Clearinghouses may also limit collateral that they will accept to cash, U.S. treasuries and, in some cases, other highly rated sovereign and private debt instruments, which in certain circumstances would require SP+ INFRA to borrow eligible securities from a dealer to meet margin calls and would raise the costs of cleared trades to SP+ INFRA.
To the extent a margin loan is entered into on behalf of both SP+ INFRA and a co-investment vehicle on a cross-collateralized basis, in the event of a margin call, SP+ INFRA and / or such co-investment vehicle may be obligated to contribute additional capital in connection with the investment in order to avoid a default on the margin loan. Because co-investment vehicles frequently have limited or no remaining unused capital commitments, co-investors may have an option (but not an obligation) to increase their capital commitment to fund their share of such margin call, and in the event that one or more co-investors decline to do so, SP+ INFRA is expected to be liable for such amounts. Because margin calls are most likely to occur at times when the underlying investment has declined in value, the likelihood that co-investors elect not to fund their share of such margin call is greater than in the case of ordinary course follow-on investments, and SP+ INFRA’s exposure to further decreases in value of the related investment may be higher as a result.
Equity Commitment Arrangements. SP+ INFRA will, from time to time, enter into equity commitment arrangements whereby, subject to any applicable documentation, it agrees that upon the closing of a transaction with respect to a potential portfolio company, it will purchase securities in a transaction. Furthermore, in certain instances SP+ INFRA will also enter into (a) limited guarantee arrangements whereby, subject to any applicable documentation, it agrees that if a transaction with respect to a potential portfolio company is not consummated under certain circumstances, it will pay a percentage of the total value of the transaction as a “reverse termination fee” to the seller entity and / or otherwise be liable for damages and other amounts to the seller entity and / or (b) full guarantee arrangements where SP+ INFRA agrees to close a transaction, which may include circumstances in which the debt financing for such transaction is not available or has not been funded. While any co-investment vehicle with investments contractually consummated and tied to SP+ INFRA will generally be obligated to pay its proportionate share of the purchase price or damages or other amounts, such co-investment vehicle is generally not a direct party to the commitment arrangements or limited guarantees. Therefore, in the unlikely event that such a co-investment vehicle defaults on paying such an obligation, SP+ INFRA would be held legally responsible for the entire purchase price or damages or other amounts, or obligations, as applicable. Furthermore, if the parties to the co-investment vehicle are not contractually bound to the transaction, or in the event the parties to the co-investment vehicle are contractually bound to the transaction, if Stonepeak determines there is a good faith basis for the co-investor not to bear such fees or expenses, then they will generally not bear any portion of the reverse termination fee or any other fees or expenses relating to the non-consummation of the transaction (in which case such reverse termination fees or other fees and expenses will be borne by SP+ INFRA).
FX AND HEDGING
Foreign Currency and Exchange Rate Risks. SP+ INFRA’s assets generally will be denominated in the currency of the jurisdiction in which the assets are located. Consequently, the return realized on any Investment by investors whose functional currency is not the currency of the jurisdiction in which the assets are located may be adversely affected by movements in currency exchange rates, costs of conversion and exchange control regulations in such jurisdiction, in addition to the performance of the Investment itself. Moreover, SP+ INFRA will incur costs when converting one currency into another. The value of an Investment may fall substantially as a result of fluctuations in the currency of the country in which the Investment is made as against the value of the U.S. Dollar. The General Partner may in certain circumstances (but is not obliged to) attempt to manage currency exposures using hedging techniques where available and appropriate. To the extent that the General Partner hedges currency risks, SP+ INFRA is expected to incur costs related to such currency hedging arrangements. There can be no assurance that adequate hedging arrangements will be available on an economically viable basis or that any particular currency exposure will be hedged.
U.S. Dollar Denomination of Units. Fund Units will be denominated in U.S. dollars. Investors subscribing for the Units in any country in which U.S. dollars are not the local currency should note that changes in the rate of exchange between U.S. dollars and such currency may have an adverse effect on the value, price or income of the investment to such investor. There may be foreign exchange regulations applicable to Investments in foreign currencies in certain jurisdictions where this Registration Statement is being issued. The fees, costs and expenses incurred by Unitholders in converting their local currency to U.S. dollars (if applicable) in order to meet their commitment obligations will be borne solely by such Unitholder and will be in addition to the amounts required by such commitment. Each prospective investor should consult with its own counsel and advisors as to all legal, tax, financial and related matters concerning an investment in the Units.
Hedging Policies / Risks. SP+ INFRA may utilize a wide variety of derivative financial instruments for risk management purposes. The successful utilization of hedging and risk management transactions requires skills that are separate from the skills used in selecting and monitoring investments and such transactions may entail greater than ordinary investment risks. Additionally, costs related to derivatives and other hedging arrangements (including legal expenses), whether at the SP+ INFRA level or investment vehicle level, will be borne by SP+ INFRA, including costs incurred in connection with deals that fail to be consummated. There can be no assurance that any hedging transactions will be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks or where the Investment Advisor does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of a derivative or other hedging arrangement), thereby resulting in losses to SP+ INFRA. Engaging in derivatives and other hedging transactions may result in a poorer overall performance for SP+ INFRA than if it had not engaged in any such transaction, and the General Partner and / or the Investment Advisor may not be able to effectively hedge against or adequately anticipate or choose not to hedge or mitigate certain risks that may adversely affect SP+ INFRA’s investment portfolio. In addition, SP+ INFRA’s investment portfolio may be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate and foreign exchange rules. Recently, counterparties to derivative contracts have sought assurances that the special purpose or other vehicle executing the derivative contract has recourse to SP+ INFRA and its remaining unused capital, which recourse liability can create significant additional risk to SP+ INFRA, the Unitholders and its other Investments. Derivative contracts entered into by SP+ INFRA also have cross-default and / or cross-acceleration provisions such that a default under SP+ INFRA’s subscription credit facility would also trigger a notice or payment obligation under the relevant derivative contracts, which could create cascading liabilities and additional burdens on SP+ INFRA. SP+ INFRA will utilize derivatives and other hedging transactions only for those positions determined by the General Partner in its sole discretion.
SP+ INFRA may, and the Lux Fund will likely, in the future determine to establish individual Classes, sub-Classes or tracking interests denominated in different currencies for the purpose of engaging in currency hedging. In relation to currency hedging undertaken, if any, in the interest of a hedged Class, sub-Class or interest, note that such Class, sub-Class or interest does not constitute a separate portfolio of assets and liabilities. Accordingly, while gains and losses on any such hedging transactions and the expenses of the hedging program could be allocated to the hedged Class, sub-Class or interests only, SP+ INFRA as a whole (including the non-hedged Classes, sub-Classes or interests), could be liable for obligations in connection with the currency hedges in favor of a specific Class, sub-Class or interests. Additionally, any financing facilities or guarantees utilized in connection with the hedging program may be entered into by SP+ INFRA as a whole and not any specific Class, sub-Class or interests. To the extent any such financing facility or guarantee is entered into on a joint and several or cross-collateralized basis with the Lux Fund, SP+ INFRA as a whole and not any specific Class, sub-Class or interests could be liable for obligations in connection with currency hedges in favor of the Lux Fund or any specific Class, sub-Class or interests thereof.
Short Sales. SP+ INFRA may sell securities short. Short selling is the practice of selling securities that are not owned by the seller, generally when the seller anticipates a decline in the price of the securities or for hedging purposes. Selling securities short runs the risk of losing an amount greater than the amount invested. Short selling is subject to the theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. A short sale may result in a sudden and substantial loss if, for example, an acquisition proposal is made for the subject company at a substantial premium over market price. In addition, the supply of securities which can be borrowed fluctuates from time to time. SP+ INFRA may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if SP+ INFRA is otherwise unable to borrow securities which are necessary to cover its positions.
European Union Securities Financing Transactions Regulation. The European Union Securities Financing Transaction Regulation (Regulation (E.U.) No. 2015/2365 (“SFTR”)) introduced certain reporting obligations in relation to securities financing transactions (“SFTs”) and total return swaps (“TRSs”) entered into by collective investment undertakings. The SFTR has been retained and transposed within the national law of the U.K. by virtue of the European Union (Withdrawal) Act 2018. Pursuant to the SFTR, SFTs include a variety of secured transactions that have similar economic effects such as trading on margin, lending or borrowing securities and commodities, repurchase or reverse repurchase transactions and buy-sell back or sell-buy back transactions, including collateral and liquidity swaps. TRSs, on the other hand, include a variety of transactions whereby one party to the transaction transfers the total economic performance (including income from interest and fees, gains and losses from price movements and credit losses) of a reference obligation, asset or index to the other counterparty, against the obligation to make fixed or floating payments. Generally speaking, SFTs and TRSs may be entered into for the purpose of efficient portfolio management as well as for speculative purposes, including for hedging, gaining exposure to certain markets or instruments, or reducing portfolio expenses. However, as the use of SFTs and TRSs can increase the general risk profile of collective investment undertakings including SP+ INFRA and, more generally, undermine confidence in counterparties and magnify risks to financial stability, the SFTR requires certain disclosures to be made to investors.
DIVERSIFICATION
Risk of Limited Number of Investments. Notwithstanding the extended nature of SP+ INFRA’s term, SP+ INFRA may participate in a limited number of investments at any given time and its portfolio may be highly concentrated in a small number of relatively large positions as a result (particularly in the first years of SP+ INFRA’s life). As a consequence, the aggregate return of SP+ INFRA may be substantially adversely affected by the unfavorable performance of even a single Investment. If certain Investments perform unfavorably, it may materially and adversely affect overall fund returns. Moreover, since not all of SP+ INFRA’s investments can reasonably be expected to perform well or even return capital, for SP+ INFRA to achieve above-average returns, one or a few of its investments must perform very well. There can be no assurance that this will be the case. Investors have no assurance as to the degree of diversification of SP+ INFRA’s Investments, including as to geographic region, industry or asset type or security. Furthermore, although SP+ INFRA could make an acquisition with the intent to syndicate a portion of the capital invested, there is a risk that any such planned syndication may not be completed, which could result in SP+ INFRA investing a larger percentage of capital in a single Investment than desired and could result in lower overall returns. No remedial action will be required if such restriction is exceeded for any reason other than the acquisition of a new Investment (including the exercise of rights attached to the Investment).
To the extent SP+ INFRA concentrates Investments in a particular issuer, asset type, sector, industry, security or geographic region, its Investments will become more susceptible to fluctuations in value resulting from adverse economic, political, regulatory, technological, industry or business conditions with respect thereto. Certain geographic regions and / or industries in which SP+ INFRA may more heavily invest may be more adversely affected from economic pressures when compared to other geographic regions and / or industries. As a consequence, the aggregate returns of SP+ INFRA may be adversely affected by the unfavorable performance of one or a limited number of Investments. Moreover, there are no assurances that any or all of SP+ INFRA’s Investments will perform well or avoid loss, and if certain investments perform unfavorably, for SP+ INFRA to achieve above average returns, one or a few of its Investments must perform very well. There are no assurances that this will be the case.
INVESTMENTS IN THIRD-PARTY FUND MANAGERS AND/OR THIRD-PARTY POOLED INVESTMENT VEHICLES
Minority and Non-Control Investments in Third Party Fund Managers and Third-Party Investment Vehicles; Dependence on Third-Party Fund Managers. SP+ INFRA is permitted to invest in minority, non-controlling, equity, equity-related and/or revenue interests in Third-Party Fund Managers and make passive investments in Third-Party Pooled Investment Vehicles. SP+ INFRA will not be responsible for the results of the Third-Party Pooled Investment Vehicles and Third-Party Fund Managers (unless such Third-Party Pooled Investment Vehicle invests into Stonepeak and holds no other investments). The existing management of such Third-Party Fund Managers will typically retain autonomy over the day-to-day operations of the business and will generally retain a majority stake in such business.
In holding such non-controlling interests, SP+ INFRA will also have a limited ability to create or take advantage of exit opportunities. The inability to control the timing of the making, restructuring, refinancing and exiting of Investments may adversely affect performance. The timing and extent to which SP+ INFRA realizes proceeds from any disposition, listing, financing or other liquidity event with respect to any Investment will to a large extent depend on the decisions and actions of Third-Party Fund Managers. The management of Third-Party Fund Managers may make business, financial or management decisions with which the General Partner does not agree or such management may take risks or otherwise act in a manner that does not serve SP+ INFRA’s interests. The returns of investments in such Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles will depend largely on the performance of unrelated Third-Party Fund Managers and could be substantially adversely affected by the unfavorable performance and/or practices and policies of the Third-Party Fund Managers. The performance of a Third-Party Fund Manager may also rely on the services of a limited number of key individuals, the loss of whom could significantly adversely affect such Third-Party Fund Manager’s performance.
Misconduct and Regulatory Non-Compliance and Fund Reputation; Bad Acts of Third-Party Fund Managers, Employees, Portfolio Companies or Service Providers. Investments in Third-Party Fund Managers may expose Stonepeak to public scrutiny. In an industry that is reliant to a very large extent on reputation, regulatory non-compliance and misconduct by portfolio managers or employees of a Third-Party Fund Manager, its portfolio companies or its third-party service providers could cause significant losses, directly or indirectly, to a Third-Party Fund Manager and, consequently, to SP+ INFRA and Stonepeak. Alternative investment managers operate in a highly regulated environment, and SP+ INFRA may have little or no oversight over or input in the activities of Third-Party Fund Managers and will rely on each Third-Party Fund Manager to manage its activities in a manner consistent with applicable laws and regulations and in a manner which will permit such Third-Party Fund Manager to maintain a quality reputation. It will also be difficult, and likely impossible, for the General Partner to protect SP+ INFRA from the risk of fraud, misrepresentation or material strategy alteration by portfolio managers or employees of the Third-Party Fund Managers, their third-party service providers or their portfolio companies. In addition, portfolio managers, employees and third-party service providers of a Third-Party Fund Manager or its portfolio companies may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting a Third-Party Fund Manager’s business prospects or future marketing activities.
While the General Partner expects to perform a detailed assessment on Third-Party Fund Managers on a variety of key investment, operational, and legal areas, there can be no assurance that such assessment will identify or prevent any such misconduct or all other potential risks, problems or issues with the Third-Party Fund Manager or its portfolio companies.
Attractiveness to Third-Party Fund Managers of an Investment by SP+ INFRA. The structure and investment objective of SP+ INFRA may impair its ability to complete Investments. Among the realization and monetization strategies that may be pursued by the General Partner are liquidity events such as a public listing of interests in a Third-Party Fund Manager or a sale of all or some of SP+ INFRA’s interests in Third-Party Fund Managers and Third-Party Pooled Investment Vehicles. A prospective Third-Party Fund Manager may not be interested in an investment by SP+ INFRA if required to disclose information that might be made public as part of a liquidity event or if it may ultimately result in such Third-Party Fund Manager eventually becoming a publicly traded entity. In addition, while a Third-Party Fund Manager may feel comfortable with SP+ INFRA being a minority owner of its business, it may not have the same view for potential transferees.
General Risks related to Investments in Third-Party Fund Managers and Third-Party Pooled Investment Vehicles. Before making investments, the General Partner will typically conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment and known at that time. The due diligence investigation that the General Partner carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. The General Partner may decide to invest in a Third-Party Fund Manager despite the identification of deficiencies or concerns in such Third-Party Fund Manager for various reasons without notice. In addition, negotiating and executing transaction agreements, together with the process of identifying and diligencing a Third-Party Fund Manager, can be time-consuming and burdensome and result in high transaction costs, which generally would be borne by SP+ INFRA (and not split between SP+ INFRA and the target Third-Party Fund Manager unless specifically agreed).
Among the factors that the General Partner may consider in selecting Third-Party Fund Managers for investment is a record of strong financial performance and prospects for future success and growth. However, the past performance of a Third-Party Fund Manager and/or its Third-Party Pooled Investment Vehicles is not indicative of such Third-Party Fund Manager’s future performance. There is no assurance that a Third-Party Fund Manager will achieve similar revenues or profits in the future and an investment with a Third-Party Fund Manager could result in a partial or total loss for SP+ INFRA.
The General Partner will typically not be able to negotiate the terms of its investments in a Third-Party Pooled Investment Vehicle, including the level of any fee offsets, and will not be responsible for, or have visibility into, determining whether Third-Party Fund Managers of such Third-Party Pooled Investment Vehicles are correctly calculating fees or fee offsets. The General Partner is expected to have limitations around the type of information it receives from Third-Party Fund Managers and Third-Party Pooled Investment Vehicles, including because certain of this information may be considered proprietary. The lack of access to information in connection with SP+ INFRA’s evaluation of an opportunity to invest in a Third-Party Pooled Investment Vehicle may make it more difficult for the General Partner to select and evaluate potential investments.
Third-Party Fund Managers may enter into new lines of business not anticipated by SP+ INFRA at the time it invests in such Third-Party Fund Managers. Third-Party Fund Managers may also have the ability to change their investment objectives and strategies and economic and other terms after SP+ INFRA has made its investments in such Third-Party Fund Managers or Third-Party Pooled Investment Vehicles and such change in the investment objectives and strategies may be different from the objectives currently expected by the General Partner. SP+ INFRA and Stonepeak will likely not have the ability to prevent Third-Party Fund Managers from taking such action and decisions by the Third-Party Fund Managers may negatively impact the performance of SP+ INFRA.
It is expected that Third-Party Fund Managers will implement similar leverage arrangements to SP+ INFRA with respect to their Third-Party Pooled Investment Vehicles, which would increase the overall indirect leverage applicable to the Fund’s Investments. The Third-Party Fund Managers may obtain leverage at the “fund” level. The exercise by any lenders of their remedy under a subscription facility to issue drawdown notices to investors in the relevant Third-Party Pooled Investment Vehicle would reduce the amount of capital otherwise available to such Third-Party Pooled Investment Vehicle for making investments and may negatively impact its ability to make investments or achieve its investment objectives. In addition, such borrowings may limit SP+ INFRA’s ability to use its interests in the relevant Third-Party Pooled Investment Vehicle as collateral for other indebtedness that SP+ INFRA may bear.
A Third-Party Fund Manager or a Third-Party Pooled Investment Vehicle may make distributions to SP+ INFRA that are subject to clawback arrangements with such Third-Party Fund Manager or Third-Party Pooled Investment Vehicle (as applicable). Accordingly, SP+ INFRA may set aside amounts that it could otherwise reinvest or distribute to Unitholders for the purpose of making clawback payments. Amounts set aside to fund clawback payments will reduce the amount of funds available for distribution to Unitholders or additional investments by SP+ INFRA. In addition, SP+ INFRA may make commitments to Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles in excess of SP+ INFRA’s total capital. As a result, SP+ INFRA may need to retain distributions or take other measures (e.g., borrowing) if it does not generate sufficient cash flow from its investments to meet these commitments.
Any investment in a Third-Party Pooled Investment Vehicle is likely to be structured as a long term capital commitment. A Third-Party Pooled Investment Vehicle may, among other things, default or terminate SP+ INFRA’s interest in that Third-Party Pooled Investment Vehicle if SP+ INFRA fails to satisfy any capital call by that Third-Party Pooled Investment Vehicle with respect to any such capital commitment, which would result in a substantial reduction in the value of such interest and other adverse consequences to SP+ INFRA (such as, but not limited to, removal of the right to vote, no participation in future investments, or reduction or forfeiture of capital accounts). Failure by Unitholders to fund capital contributions when due to SP+ INFRA would expose SP+ INFRA to this risk of default and other adverse consequences (and it is therefore essential that Unitholders fund capital contributions when due with respect to SP+ INFRA). SP+ INFRA will be required to fund capital calls with respect to any capital commitment to a Third-Party Pooled Investment Vehicle even where the performance of the applicable Third-Party Pooled Investment Vehicle has not met the General Partner’s expectations.
Third-Party Fund Managers and their affiliates generally will engage in a wide range of activities and will have other interests and relationships that may create a variety of conflicts of interest. The Third-Party Fund Managers’ activities will not be coordinated with each other. From time to time a Third-Party Fund Manager of a Third-Party Pooled Investment Vehicle may buy or sell securities for the benefit of one or more other vehicles or accounts at the same time that such Third-Party Fund Manager buys or sells those same securities with respect to vehicles in which SP+ INFRA invests. Different Third-Party Fund Managers may also engage in conflicting activities with respect to the same companies or issuers, including buying or selling at opposite times or at different prices and terms since their activities are not coordinated. This may lead to additional costs and expenses and indirectly losses, which would be borne by SP+ INFRA to the extent of its investment in the relevant Third-Party Pooled Investment Vehicle to the extent such investments were adversely impacted by the uncoordinated actions.

INVESTMENTS IN AND ALONGSIDE OTHER STONEPEAK ACCOUNTS GENERALLY
SP+ INFRA is expected to invest a meaningful portion of its capital in and / or alongside Other Stonepeak Accounts. The overall success of SP+ INFRA depends not only on the ability of SP+ INFRA to effectively allocate its capital among the Other Stonepeak Accounts and Direct Investments but also Stonepeak’s ability to make successful investments in the applicable Other Stonepeak Accounts in and alongside which SP+ INFRA invests. Accordingly, SP+ INFRA will be highly dependent upon the expertise and abilities of Stonepeak and its personnel, who have investment discretion over SP+ INFRA’s assets and deploy capital within the various Other Stonepeak Accounts in and alongside which SP+ INFRA invests.
The level of risk associated with SP+ INFRA’s investments varies depending in part on the particular investment strategies utilized by Stonepeak with respect to the applicable Other Stonepeak Accounts in and alongside which SP+ INFRA invests. Each of the risks and conflicts set forth herein may or may not relate to any particular Other Stonepeak Account. Potential investors in SP+ INFRA should carefully consider the risks associated with SP+ INFRA’s investment strategy and those of the Other Stonepeak Accounts prior to investing.
•
No Management or Control of Other Stonepeak Accounts. In instances where SP+ INFRA invests in an Other Stonepeak Account, SP+ INFRA will be a passive investor, and will have no management authority or governance rights with respect to any investments made by such Other Stonepeak Account. As described above under “Investments in Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles,” SP+ INFRA will be relying on the management skill of Stonepeak as sponsor and / or adviser of the respective Other Stonepeak Accounts alongside which, or in which, SP+ INFRA invests. In addition, the management, financing, investing and disposition practices or policies of each Other Stonepeak Account (and thus SP+ INFRA) generally will be determined by Stonepeak and will not require the consent of the investors of either such Other Stonepeak Accounts or SP+ INFRA. Any changes in such practices or policies could be detrimental to the value of SP+ INFRA’s investment and could cause the interests of SP+ INFRA, on the one hand, and those of Stonepeak or the Unitholders of the Other Stonepeak Accounts, on the other hand, to diverge. In addition, since in many instances the structure and terms of an Investment will be primarily negotiated by the investment team of the Other Stonepeak Accounts alongside which, or in which, SP+ INFRA will also invest, the terms and structure of such Investment may not necessarily take fully into account (or take into account at all) the interests of SP+ INFRA or its Unitholders (including as it relates to any tax structuring by the applicable Other Stonepeak Accounts).

•
Concentration of Investments alongside Other Stonepeak Accounts. It is expected that a meaningful portion of SP+ INFRA’s capital will be invested alongside one or more Other Stonepeak Accounts. Accordingly, SP+ INFRA’s investments may be concentrated in the limited universe of a particular strategy (or strategies), meaning that the performance of one or more of the Other Stonepeak Accounts, or more specifically a particular strategy or even investment, may substantially impact, potentially negatively, the return of SP+ INFRA’s investments as a whole. Furthermore, positive performance of one Other Stonepeak Account in which SP+ INFRA is invested may be offset by negative performance of any Other Stonepeak Account or any Direct Investment in which SP+ INFRA is invested. Lastly, while it is anticipated that SP+ INFRA will target investments among one or more of the Other Stonepeak Accounts described in this Registration Statement, there can be no assurances that SP+ INFRA will have exposure to any particular Other Stonepeak Account, or conversely, that all such Other Stonepeak Accounts in which SP+ INFRA may invest are identified herein.

•
Differences Between Investing in SP+ INFRA and in Other Stonepeak Accounts. By investing directly as a Unitholder in SP+ INFRA, with respect to Investments in or alongside Other Stonepeak Accounts, the rights and benefits of each investor will differ from the rights and benefits of those investors that have invested directly in an Other Stonepeak Account with respect to which SP+ INFRA invests in or alongside. Such differences and risks associated with such differences include, without limitation, the following:

○
Timing of Capital Contributions. The investors in Other Stonepeak Accounts generally use subscription lines of credit in lieu of capital contributions to such Other Stonepeak Accounts at the time investments are made, and whether or not such subscription line is used, fund capital over time, while Unitholders are expected to be required to contribute their entire capital commitment at closing, thus potentially reducing the rates of returns experienced by the Unitholders compared to the rate of returns of the investors of such Other Stonepeak Account.

○	Voting. The Unitholders will generally have no right to vote on matters presented to the limited partners of the Other Stonepeak Accounts.
○
Privity. The Unitholders will not be limited partners of any Other Stonepeak Accounts in which SP+ INFRA invests (by virtue of the investor’s investment in SP+ INFRA), and as such, the investor will not be a party to any Other Stonepeak Account’s governing agreements and, accordingly, will not have any direct rights thereunder and therefore will have no direct recourse against any Other Stonepeak Account, such Other Stonepeak Account’s related vehicles, the general partner and / or investment advisor of any Other Stonepeak Account or any of its Affiliates (other than the General Partner, the Investment Advisor and SP+ INFRA). The offering of units in SP+ INFRA does not constitute, and should not be considered, an offering of interests in any Other Stonepeak Account. Unitholders should note that none of the persons or entities responsible for the organization, control, management or operations of SP+ INFRA, in such capacity as a manager or controller of SP+ INFRA, has the power to legally bind or commit any Other Stonepeak Account or the general partner and / or investment advisor of any Other Stonepeak Account, though some of these persons may separately serve in such a capacity with respect to an Other Stonepeak Account. Moreover, SP+ INFRA has no right to participate in the control, management or operations of any Other Stonepeak Account. No Other Stonepeak Account or the general partner and / or investment advisor of any Other Stonepeak Account has participated or will participate in the offering of Units, and none of the foregoing has or will have any responsibility for such offering. No Other Stonepeak Account or the general partner and / or investment advisor of any Other Stonepeak Account has endorsed, and none of them is or will be responsible for the preparation or contents of, and none has passed upon or made any representation with respect to the adequacy or sufficiency of, the disclosure contained herein.

○
Reporting. The investors in Other Stonepeak Accounts generally will receive periodic reporting which includes investment by investment performance and, in some cases, commentary on recent developments at particular portfolio companies, which, even if such companies are also portfolio companies of SP+ INFRA, are not expected to be shared in all cases with Unitholders of SP+ INFRA. In addition, representatives of investors in Other Stonepeak Accounts that serve as members of such Other Stonepeak Account’s limited partner advisory committees may receive detailed information concerning various aspects of the activities of the Other Stonepeak Accounts in connection with the performance of their responsibilities. Therefore, investors in Other Stonepeak Accounts or their representatives on an Other Stonepeak Account’s limited partner advisory committee may receive additional or more detailed reporting regarding the portfolio companies in which SP+ INFRA has invested.

Overlapping Mandates of Other Stonepeak Accounts. Other Stonepeak Accounts are expected to look at investment opportunities that meet the investment objectives of SP+ INFRA (which is made more likely by SP+ INFRA’s broad investment mandate). Where an Other Stonepeak Account has an overlapping investment mandate to SP+ INFRA then any allocation is to be made between SP+ INFRA and such Other Stonepeak Account on a basis that Stonepeak believes in good faith to be fair and reasonable and consistent with Stonepeak’s allocation policy (which will be updated from time to time). Please see “—Allocation of Investment Opportunities” for additional information. Oftentimes when there is the potential to allocate an opportunity to SP+ INFRA or an Other Stonepeak Account, the dispute may be resolved in favor of such Other Stonepeak Account. For the avoidance of doubt, SP+ INFRA will not have any “first look,” exclusivity or priority allocation to any type of investment. Accordingly, all potential Unitholders acknowledge and agree that the lack of any allocation mandate for this vehicle may have a negative impact on the potential investment opportunities that SP+ INFRA is presented with and ultimately consummates.
SECONDARY INVESTMENTS
No Established Market for Secondary Investments; Limited Opportunities. There is no established market for Secondary Investments and no liquid market is expected to develop for Secondary Investments. Moreover, the market for Secondary Investments has been evolving and is likely to continue to evolve. SP+ INFRA will acquire an interest in an Other Stonepeak Account, and SP+ INFRA may acquire additional interests in Third-Party Pooled Investment Vehicles and Other Stonepeak Accounts from existing investors in such vehicles (although SP+ INFRA may from time to time acquire interests in such vehicles from the issuers of such investments) and dispose of such interests, in each case, on an opportunistic basis. SP+ INFRA may also target purchases of portfolios of interests in Third-Party

Pooled Investment Vehicles from institutional and other investors, who may be less motivated to sell interests in Third-Party Pooled Investment Vehicles during periods when the performance of such funds is perceived to be improving. There can be no assurance that SP+ INFRA will be able to identify sufficient Secondary Investment opportunities or that it will be able to acquire sufficient Secondary Investments on attractive terms. Equally, there can be no assurance that SP+ INFRA will be able to realize any Secondary Investment at a price that reflects what the General Partner believes to be its market value.
Importance of Valuation and Acquisition Terms. The performance of SP+ INFRA’s Investments in Secondary Investments will depend in large part on the acquisition price paid by SP+ INFRA for such investments and on the structure of the acquisitions. Although the acquisition price of SP+ INFRA’s Secondary Investments will likely be the subject of negotiation with the sellers of the investments, the acquisition price is typically determined by reference to the carrying values most recently reported by the underlying funds (which may be based on interim unaudited financial statements) and other available information. The underlying funds are not generally obligated to update any valuations in connection with a transfer of interests on a secondary basis, and such valuations may not be indicative of current or ultimate realizable values. Moreover, there is no established market for Secondary Investments or for the privately held portfolio companies in which the Third-Party Pooled Investment Vehicles or Other Stonepeak Accounts may own securities, and there may not be any comparable companies for which public market valuations exist. As a result, the valuation of Secondary Investments may be based on imperfect information and is subject to inherent uncertainties. Generally, SP+ INFRA expects to hold its Secondary Investments on a long-term basis. As a result, the performance of SP+ INFRA will be adversely affected in the event that the valuations assumed by the General Partner in the course of negotiating acquisitions of investments prove to have been too high.
CYBER SECURITY, DATA PRIVACY AND OPERATIONAL RISKS
Cyber Security Breaches, Identity Theft, Denial of Service Attacks, Ransomware Attacks, and Social Engineering Attempts. Cyber security incidents, cyber-attacks, denial of service attacks, ransomware attacks, and social engineering attempts (including business email compromise attacks) have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future (including as a consequence of the COVID-19 pandemic and the increased frequency of virtual working arrangements). There have been a number of recent highly publicized cases involving the dissemination, theft and destruction of corporate information or other assets, as a result of a failure to follow procedures by employees or contractors or as a result of actions by a variety of third parties, including nation state actors and terrorist or criminal organizations. Attacks on Stonepeak’s systems could involve attempts intended to obtain unauthorized access to Stonepeak’s, SP+ INFRA’s or Other Stonepeak Accounts’ proprietary information, destroy data or disable, degrade or sabotage Stonepeak’s systems or divert or otherwise steal funds, including through the introduction of computer viruses, “phishing” attempts and other forms of social engineering. Cyberattacks and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders, such as employees. There also have been several publicized cases where hackers have requested ransom payments in exchange for not disclosing client or customer information or restoring access to digital infrastructure, pipelines and other infrastructure assets. The U.S. federal government has issued public warnings that indicate that infrastructure assets may be specific targets of “cyber sabotage” events, which illustrates the particularly heightened risk for SP+ INFRA and its portfolio companies from such events.
Stonepeak, SP+ INFRA, SP+ INFRA’s portfolio companies, their service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions, and their operations rely on the secure processing, storage and transmission of confidential and other information in their systems and those of their respective third-party service providers. These information, technology and communications systems are subject to a number of different threats or risks that could adversely affect Stonepeak, SP+ INFRA, the Unitholders and SP+ INFRA’s portfolio companies. For example, the information and technology systems of Stonepeak, SP+ INFRA, its portfolio companies and other related parties, such as service providers, may be vulnerable to damage or interruption from cyber security breaches, computer viruses and other malicious code, ransomware attacks, network failures, computer and digital infrastructure failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes, earthquakes, wars and terrorist attacks. Third parties may also attempt to fraudulently induce employees, customers, third-party service providers or other users of Stonepeak’s, SP+ INFRA’s, SP+ INFRA’s portfolio companies’ or their respective service providers’ systems to disclose sensitive information in order to gain access to Stonepeak’s, SP+ INFRA’s, or SP+ INFRA’s portfolio companies’ data or that of the Unitholders.
If unauthorized parties gain access to any information and technology systems of Stonepeak, SP+ INFRA, SP+ INFRA’s portfolio companies or certain of their service providers, they may be able to steal, publish, delete or modify private and sensitive information, including non-public personal information related to Unitholders (and their beneficial owners) and material non-public information. Although Stonepeak has implemented, and its portfolio companies and their service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Stonepeak does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Stonepeak, SP+ INFRA and / or a portfolio company, each of whom could be negatively impacted as a result. In addition, Stonepeak could also suffer losses in connection with updates to, or the failure to timely update, the technology platforms on which it relies. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. Stonepeak, SP+ INFRA and / or a portfolio company may have to make a significant investment to fix or replace them. The failure of these systems and / or of disaster recovery plans for any reason could cause significant interruptions in Stonepeak’s, SP+ INFRA’s and / or a portfolio company’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to Unitholders (and their beneficial owners), material non-public information in possession of and the intellectual property and trade secrets and other sensitive information in the possession of Stonepeak and / or portfolio companies. Stonepeak, SP+ INFRA and / or a portfolio company could be required to make a significant investment to remedy the effects of any such failure, harm to their reputations, legal claims that they and their respective Affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy or other laws, adverse publicity, other events that may affect their business and financial performance. See also “—Availability of Insurance Against Certain Catastrophic Losses” herein.
SP+ INFRA and its portfolio companies cannot make any prediction of specific scenarios with respect to any pandemics, and risk management and contingency plans SP+ INFRA and its portfolio companies have implemented may not adequately protect their respective businesses from such events. An extended period of remote work arrangements could strain SP+ INFRA’s or its portfolio companies’ business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair SP+ INFRA’s or the portfolio companies’ ability to manage their respective businesses. The business operations of SP+ INFRA and its portfolio companies could be significantly disrupted if their critical workforce, key vendors, third-party suppliers or counterparties with whom SP+ INFRA or its portfolio companies, as applicable, transact are unable to work effectively, including because of illness, quarantines, government actions in response to pandemics, disruptions in access to remote working capabilities, including as a result of internet service outages, or other reasons. SP+ INFRA and its portfolio companies may outsource certain critical business activities to third parties. As a result, SP+ INFRA and its portfolio companies may rely upon the successful implementation and execution of the business continuity planning of such entities in the current environment. Successful implementation and execution of business continuity strategies by these third parties are largely outside SP+ INFRA’s and the portfolio companies’ control. If one or more of the third parties to whom SP+ INFRA or its portfolio companies outsource certain critical business activities experience operational failures as a result of the impacts from the spread of a pandemic, or claim that they cannot perform due to a force majeure event, it could cause a material adverse effect on the business, financial condition, results of operations and cash flows of SP+ INFRA and its portfolio companies.
Data Privacy and Cybersecurity Legal Considerations. Regulations related to privacy, data protection, electronic communications and information security could increase costs, and a failure to comply could result in fines, sanctions or other penalties which could materially and adversely affect the results or operations of an investment, a portfolio company or a Stonepeak entity (including the General Partner, the Investment Advisor or SP+ INFRA). Such regulations might include, without limitation, the European Union General Data Protection Regulation (“E.U. GDPR”), the United Kingdom General Data Protection Regulation (“U.K. GDPR”), the Singapore Personal Data Protection Act, the Hong Kong Personal Data (Privacy) Ordinance, the Cayman Islands Data Protection Act, the U.S. Gramm-Leach-Bliley Act and regulations implemented thereunder by the SEC (Regulation S-P) and the Consumer Financial Protection Bureau, Section 5 of the U.S. Federal Trade Commission Act governing unfair or deceptive acts or practices in or affecting commerce, and emerging U.S. state privacy laws in California, Colorado and Virginia. These and other privacy laws can impose stringent and far-reaching technical, organizational and operational requirements for covered businesses, including with respect to the collection, storage, handling, safeguarding and cross-border transfer of personal information, as well as create certain privacy rights for individuals. For example, the E.U. GDPR and U.K. GDPR require, amongst other things: personal data to be processed in a fair and transparent manner; personal data to be collected for specified and legitimate purposes and limited to what is adequate or necessary in relation to such purposes; controllers of personal data to be able to respond in a timely manner to the rights of data subjects (including, amongst other things and subject to certain conditions, rights of access to, correction of, erasure of, transfer of and restriction of personal data). Also, under these privacy laws and additional breach notification laws, certain security breaches involving personal information or personal data may have to be notified to appropriate regulators and / or impacted individuals.
Certain violations of privacy laws may result in significant administrative fines, for example, under the E.U. GDPR, fines of up to 20,000,000 Euro, or in the case of an undertaking, up to four percent of the total worldwide annual turnover of the preceding financial year, whichever is higher. Any failure to comply with applicable privacy and data protection related obligations may therefore result in significant liability, which could have an adverse effect on investors in SP+ INFRA. The costs of compliance with, and other burdens imposed by applicable data protection and privacy laws will be borne (whether directly or indirectly) by SP+ INFRA and may, therefore, affect any returns that would otherwise be available to investors in SP+ INFRA.
Further international legislative evolution in the field of privacy and data protection is expected, which may further increase monitoring and compliance costs and have an adverse impact on SP+ INFRA. For example, the E.U. Commission’s Regulation on Privacy and Electronic Communications will in due course replace the current ePrivacy Directive, and update the legal framework regarding privacy in electronic communications (and will likely apply to providers of such services to end users in the EEA). The ePrivacy Regulation is still in the process of being discussed and finalised, but is expected to come into force within the next few years. There may also be further divergence in data protection laws between the U.K. and EEA in future, as the U.K. has proposed amendments to the U.K. GDPR via the Data Protection and Digital Information (No. 2) Bill. This may create a greater dual regulatory compliance burden on organizations that are subject to both regimes, and a diverging U.K. regime may result in the E.U. re-evaluating the adequacy of the U.K. data protection framework, resulting in additional compliance costs when sending data from the EEA to the U.K.. The U.K. and EEA are considering or have enacted a variety of other laws and regulations relating to data such as the NIS 2 Directive (EEA), the Digital Operational Resilience Act (EEA), the Data Act (EEA), Data Governance Act (EEA), Financial Data Access Regulation (EEA), Digital Services Act (EEA), Online Safety Act (U.K.) and the Artificial Intelligence Act (EEA) (the latter of which is discussed under “—Artificial Intelligence Developments” herein), all of which could have a material impact on SP+ INFRA and the operations of its portfolio companies. Stonepeak cannot predict how these and other data protection laws may develop, or how they will be applied or interpreted by regulators and courts, and it may result in the business practices of Stonepeak or a portfolio company changing in a manner which adversely affects SP+ INFRA. Further, the costs of monitoring to and responding to such developments may require the dedication of substantial time and financial resources which may also increase over time, which could affect returns that would otherwise be available to investors.
Prospective Unitholders should note that it is expected that they will provide personal data (which may include special categories of personal information data to the E.U. GDPR and the U.K. GDPR), as part of their subscription to SP+ INFRA and in their interactions with SP+ INFRA, its Affiliates, and / or delegates. SP+ INFRA has prepared a Fund Privacy Notice that is contained within the Subscription Agreement. Before subscribing to SP+ INFRA, all Unitholders and prospective Unitholders are encouraged to carefully review the Fund Privacy Notice, which includes detailed information regarding how this personal information is processed.
Artificial Intelligence Developments. In the current period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect Stonepeak, SP+ INFRA and its portfolio companies or alter the market practices SP+ INFRA’s strategy has been designed to function within and on which SP+ INFRA’s strategy depends for investment return. Moreover, given the pace of innovation in recent years, such technological innovation may adversely impact Stonepeak, SP+ INFRA and its portfolio companies in a manner that may not have been foreseen, or foreseeable, at the time SP+ INFRA made its investment. For example, recent technological developments in artificial intelligence, including machine learning technology such as ChatGPT (collectively, “AI Technologies”), pose risks to Stonepeak, SP+ INFRA and its portfolio companies. Any of these technological innovations could damage SP+ INFRA’s portfolio companies, significantly disrupt the market in which it operates and subject it to increased competition, which could materially and adversely affect its business, financial condition and results of investments. Technological evolution, changes in user preferences, societal views toward AI Technologies and potential laws and rules by various governments and regulatory authorities that regulate, impose restrictions on, and / or prohibit certain uses of AI could impact the demand for these investments and their returns. If these factors reduce or delay the use of or demand for AI Technologies, this could negatively affect SP+ INFRA’s Investments or contemplated investments in global data centers.
AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate, nor does Stonepeak expect to be involved in the collection of such data or development of such algorithms in the ordinary course. Moreover, with the use of AI Technologies, there exists a lack of transparency of how inputs are converted to outputs and Stonepeak in no way will be able to verify this process and its accuracy. Accuracy of such inputs and the resulting impact on the modeling of AI Technologies cannot be verified and could result in risk of diminished quality control or false or misleading information, including coding that may be used by Stonepeak, SP+ INFRA, its portfolio companies or a third-party. Further, inherent conscious or subconscious bias in the construction of AI Technologies can lead to a wide array of risks including but not limited to accuracy, efficacy and reputation. Therefore, it is expected that data in such models will contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact Stonepeak, SP+ INFRA and its portfolio companies and investments to the extent they rely on the work product of such AI Technologies.
AI Technologies could also be misused or misappropriated by third-parties and / or employees of Stonepeak. For example, there is a risk that a user may input confidential information, including material non-public into AI Technologies applications, resulting in such confidential information becoming part of a dataset that is accessible by other third-party AI Technologies applications and users. Moreover, Stonepeak will not necessarily be in a position to control the manner in which third-party products are developed or maintained or the manner in which third-party services are provided, even where it has sought contractual protection against such use. The use of AI Technologies, including potential inadvertent disclosure of confidential Stonepeak information, could also lead to legal and regulatory investigations and enforcement actions. AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of current or future risks related thereto. For more information on risks relating to information security, see also “—Cyber Security Breaches, Identity Theft, Denial of Service Attacks, Ransomware Attacks, and Social Engineering Attempts” herein.
Stonepeak continues to review its internal practices, including its general policies as well as specific guidelines and controls governing use of AI Technologies by its personnel, including in connection with Stonepeak’s investment activities, and such internal practices will be periodically evaluated and adjusted as AI Technologies continue to advance. Stonepeak currently permits its personnel to use AI (subject to human oversight and review) for certain processes including conducting broad research and analysis of investment themes, sectors, or companies. It is expected that some Stonepeak personnel will utilize AI Technologies for such purposes when researching and assessing SP+ INFRA’s potential and / or actual investments. Stonepeak also prohibits its personnel from certain uses of AI Technologies. Notwithstanding any preventative guidelines or policies that exist now or may be developed in the future and that aim to restrict or govern the use of AI Technologies, it is possible that SP+ INFRA’s portfolio companies and / or other entities or persons connected to Stonepeak and / or SP+ INFRA, could utilise AI Technologies in contravention of such policies or otherwise misuse AI Technologies. While Stonepeak’s use of AI Technologies to assist with certain aspects of its investment processes could help enhance the quality of SP+ INFRA’s investments and / or its performance, it also poses certain risks. These risks include that the outputs generated by AI Technologies contain errors, and could pose conflicts of interest if particular technology used favors (even subconsciously or inadvertently) Stonepeak’s interests over the interests of SP+ INFRA and / or Stonepeak has an economic incentive to use AI Technologies to reduce its overhead expenses notwithstanding actual or potential limitations on the reliability of certain AI Technologies.
Regulations related to AI Technologies may also impose certain obligations on organizations, and the costs of monitoring and responding to such regulations, as well as the consequences of non-compliance, could have an adverse effect on organizations connected to Stonepeak, SP+ INFRA and its portfolio companies. For example, the European Union is in the process of implementing a new regulation applicable to certain AI Technologies and the data used to train, test and deploy them (the “E.U. AI Act”). The E.U. AI Act will take effect in the near future and shall impose material requirements on both the providers and deployers of AI Technologies, with infringements punishable by sanctions including fines of up to 7% of total annual worldwide turnover or 35 million euros (whichever is higher) for the most serious breaches. These obligations will apply on an extraterritorial basis. Preparing for and complying with the E.U. AI Act and other regulations related to AI Technologies could involve material compliance costs and / or adversely affect the operations or results of a business related to SP+ INFRA, potentially affecting returns that would otherwise be available to investors.
AI Technologies and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments. Additional, unanticipated risks may emerge as use cases for AI Technologies are developed further and as the technology underlying AI Technologies continue to evolve. SP+ INFRA will pay and bear all or a portion of expenses and fees associated with developing, obtaining, implementing and maintaining such AI Technologies, including information management systems or technology (including the costs of any professional service providers, subscriptions (including electronic subscription documents) and related software and hardware, including software for monitoring risk, compliance and the overall portfolio, and for establishing, tracking, modifying, restructuring and reorganizing the structure and other items associated with an investment) server infrastructure and hosting, data providers (including related systems and services from such data providers and data management software), internal Stonepeak expenses, fees, charges and / or related costs incurred, charged or specifically attributed or allocated (based on methodologies determined by Stonepeak) to SP+ INFRA, Stonepeak or their Affiliates in connection with such AI Technologies.
GLB and Regulation S-P. GLB is the principal federal law in the U.S. that requires financial institutions to protect the privacy and security of personal information. Pursuant to GLB, various federal agencies promulgated two set of regulations, known as the Privacy Rule and the Safeguards Rule. The Privacy Rule imposes obligations on covered entities to provide privacy notices and offer opt-out opportunities for certain types of information disclosures, while the Safeguards Rule requires covered entities to develop, implement and maintain a tailored and comprehensive information security program. The SEC’s regulations under GLB are known as Regulation S-P, and it applies to broker-dealers, investment companies and registered investment advisors. There is a risk that the measures taken by the Investment Advisor, SP+ INFRA, or one or more portfolio companies to comply with Regulation S-P will not be implemented correctly or that individuals within the business will not be fully compliant with the measures. In the event of noncompliance with this law, the Investment Advisor, SP+ INFRA or such portfolio companies could face significant sanctions, as well as reputational damage, which could have a material adverse effect on the operations, financial condition and prospects of the Investment Advisor, SP+ INFRA or such portfolio companies.
California Consumer Privacy Act (“CCPA”). The CCPA grants consumers a right to request that a business disclose the categories and specific pieces of personal information that it collects about the consumer, the categories of sources from which that information is collected, the business purposes for collecting or selling the information, and the categories of third parties with which the information is shared. The CCPA further grants consumers a right to request that a business that sells a consumer’s personal information, or discloses it for a business purpose, disclose the categories of personal information that it sold and the categories of third parties to which the information was sold, as well as the categories of personal information it disclosed for a business purpose and the categories of third parties to whom the personal information was disclosed. Consumers also have the right under the CCPA to request the deletion of their personal information and to opt out of the sale of their personal information.
While businesses subject to the CCPA needed to comply by January 2020, the law became enforceable by the Attorney General of California on July 1, 2020 and authorizes a civil penalty up to $2,500 for each violation or $7,500 for each intentional violation, if a business fails to cure any alleged violation within 30 days after being notified of alleged noncompliance. The CCPA also provides a private right of action in connection with data security incidents involving a California resident’s personal information that result from a business’s failure to maintain reasonable and appropriate security procedures and practices. There is a risk that the measures taken by the Investment Advisor, SP+ INFRA, or one or more portfolio companies to comply with the CCPA will not be implemented correctly or that individuals within the business will not be fully compliant with the measures. In the event of noncompliance with this law, the Investment Advisor, SP+ INFRA or such portfolio companies could face significant sanctions, as well as reputational damage, which could have a material adverse effect on the operations, financial condition and prospects of the Investment Advisor, SP+ INFRA or such portfolio companies.

New and Emerging Laws. In addition, legal frameworks regarding privacy and cybersecurity are rapidly evolving, and proposed or new laws or regulations could significantly affect the Investment Advisor, SP+ INFRA and the portfolio companies. The application, interpretation, and enforcement of these developing legal obligations are often inconsistent and uncertain, and may require the Investment Advisor, SP+ INFRA and the portfolio companies to further modify certain of their respective information practices and could subject them to additional compliance costs and regulatory scrutiny. In the U.S., the California Privacy Rights Act of 2020, which was approved by California voters in November 2020 and took effect on January 1, 2023 (with certain provisions having retroactive effect to January 1, 2022), amends and expands the CCPA by creating additional privacy rights for California residents, establishes the California Privacy Protection Agency to enforce the new law, makes providing a 30-day cure period optional for regulatory enforcement and imposes additional obligations on covered businesses. In addition, Virginia and Colorado recently enacted comprehensive privacy laws, which became effective on January 1, 2023 and July 1, 2023, respectively.
Similar to the CCPA, Virginia’s and Colorado’s laws impose a number of obligations on covered businesses in relation to the personal information of each state’s residents. China also recently passed the Personal Information Protection Law, which is a comprehensive data protection law with extraterritorial effect that is modeled, in part, on the E.U. GDPR and became effective on November 1, 2021. There currently are a number of proposals for comprehensive privacy and data protection legislation pending before U.S. federal and state, and non-U.S. legislative and regulatory bodies that could impose new obligations in areas affecting the business of the Investment Advisor, SP+ INFRA and the portfolio companies. In addition, some countries are considering or have passed legislation requiring localized storage and processing of data or similar requirements that could increase the cost and complexity to the Investment Advisor, SP+ INFRA and the portfolio companies of delivering their services or could limit their ability to execute on their business plans.
China continues to strengthen its protections of personal information and tighten control over cross-border data transfers with the implementation of the Cybersecurity Law, Data Security Law (the “DSL”), the PIPL and the Espionage Act. These laws may affect the business of SP+ INFRA and its portfolio companies in the following ways. First, SP+ INFRA and its portfolio companies may be subject to these laws when conducting business and processing personal information or other data in China. Second, these laws may apply extra-territorially to the processing of personal information and other data originating in China when conducted by SP+ INFRA and its portfolio companies outside of China. Third, these laws may impose new regulations on cross-border data transfers and transfers to third-party vendors conducted by SP+ INFRA and its portfolio companies. The PIPL imposes several conditions that limit certain cross border transfer of personal information of Chinese residents, while the DSL restricts transfer of “important data” outside of China. The scope of “important data” remains unclear but may include certain data collected and / or generated by SP+ INFRA and its portfolio companies in China, in which case these restrictions could harm SP+ INFRA and its portfolio companies that rely on the ability to freely transfer data outside China. Finally, SP+ INFRA and its portfolio companies may be contractually bound by certain compliance obligations that lead to increased costs when dealing with counterparties in China as a result of these laws.
Legal and Business Risks. Any failure to comply with any applicable privacy or cybersecurity obligations may result in significant liability, which could have an adverse effect on investors in SP+ INFRA. Legal requirements related to privacy and cybersecurity, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede the development of new products, or make existing business unprofitable, result in negative publicity, increase the operating costs for the Investment Advisor, SP+ INFRA and the portfolio companies, require significant management time and attention, and subject the Investment Advisor, SP+ INFRA and the portfolio companies to remedies that may harm their business, including fines or demands or orders that they modify or cease existing business practices. Any inability, or perceived inability, to adequately address privacy or cybersecurity concerns, or comply with applicable laws, regulations, contractual obligations, or other legal obligations, could result in additional costs and liability and could adversely affect the Investment Advisor, SP+ INFRA and the portfolio companies.
The far-reaching impact of these laws across many business lines also provides an additional layer of compliance costs and considerations for the Investment Advisor, SP+ INFRA and the portfolio companies, especially where portfolio companies are dependent on monetizing customer data as a meaningful source of revenue.
There is a risk that the measures taken by the Investment Advisor, SP+ INFRA and the portfolio companies to comply with these laws and regulations will not be implemented or maintained correctly. If there are violations of these laws or regulations, the Investment Advisor, SP+ INFRA or a portfolio company could face significant fines or penalties, including those detailed above with respect to the GDPR, the U.K. GDPR, GLB/Regulation S-P, Section 5 of the FTC, the CCPA and other emerging privacy and cybersecurity laws, as well as reputational damage, which could have a material adverse effect on their respective operations, financial condition and prospects. The costs of compliance with, and other burdens imposed by these laws will be borne (whether directly or indirectly) by SP+ INFRA and may, therefore, affect any returns that would otherwise be available to investors in SP+ INFRA. Further, the Investment Advisor, SP+ INFRA and the portfolio companies may not be able to accurately anticipate the ways in which regulators and courts will apply or interpret such privacy and cybersecurity laws and if such laws are implemented or applied in a manner inconsistent with the Investment Advisor’s, SP+ INFRA’s or the portfolio companies’ expectations, it may result in the need to change business practices in a manner that adversely impacts SP+ INFRA.
Operational Risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in SP+ INFRA’s operations may cause SP+ INFRA to suffer financial losses, the disruption of its business, liability to third parties, regulatory intervention or damage to its reputation. SP+ INFRA depends on Stonepeak to develop the appropriate systems and procedures to control operational risk. SP+ INFRA relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate transactions could also constrain SP+ INFRA’s ability to properly manage the portfolio. Generally, the General Partner and / or the Investment Advisor will not be liable to SP+ INFRA for losses incurred due to the occurrence of any errors.
SP+ INFRA is subject to the risk that its trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, SP+ INFRA could be unable to achieve the market position selected by the General Partner and / or the Investment Advisor or might incur a loss in liquidating its positions. Since some of the markets in which SP+ INFRA may affect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. SP+ INFRA is also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing SP+ INFRA to suffer a loss.
TRANSFERS AND LIQUIDITY
No Market for Units; Restrictions on Transfers. The Units have not been registered under the U.S. Securities Act as amended, the securities laws of any U.S. state or the securities laws of any other jurisdiction, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and any other applicable securities laws, or an exemption from such registration is available. It is not contemplated that registration under the Securities Act or other securities laws will ever be affected. Each Unitholder will be required to represent that it is a “qualified purchaser” under the 1940 Act (as defined below) (or other similar qualified investor under applicable securities laws) and an “accredited investor” under Rule 501 of Regulation D under the 1933 Act under applicable securities laws, and that it is acquiring its Units for investment purposes and not with a view to resale or distribution and that it will only sell and transfer its Unit to an investor that is a “qualified purchaser” and “accredited investor” under applicable securities laws or in a manner permitted by the Fund LPA and this Registration Statement and consistent with such laws. Subject to the terms and conditions of the Fund LPA, the Unitholders will be permitted to directly or indirectly assign, sell, exchange, mortgage, pledge, grant security over, hypothecate, encumber or transfer any of their interest, rights or obligations with respect to their Units. Additionally, Unitholders will not be permitted to share confidential information regarding SP+ INFRA or such Unitholder’s Units to prospective purchasers of its Units unless the General Partner provides its prior written consent, which it may withhold in its sole discretion. Consequently, Unitholders may not be able to liquidate their investments prior to the end of SP+ INFRA’s term and must therefore be prepared to bear the economic risk of an investment for an indefinite period of time.
Repurchase of Units may likely be the only way for a Unitholder to dispose of its Units. It is uncertain as to when profits, if any, will be realized by a Unitholder and if such Unitholder will realize profits from SP+ INFRA prior to SP+ INFRA repurchasing its Units. Whether SP+ INFRA has sufficient liquidity to meet a Unitholder’s request for repurchase will be determined by the General Partner. SP+ INFRA will not be obligated to liquidate any asset in order to meet repurchase requests and because of the illiquid nature of holdings in portfolio companies, SP+ INFRA may not have sufficient cash flow to meet repurchase requests at any given time. See “—Lack of Liquidity.” below. If the

General Partner determines there is insufficient liquidity to meet repurchase requests under the Repurchase Program, such requests will be delayed until the General Partner determines there is sufficient liquidity and such delay may be significant. In addition, there are substantial restrictions upon the repurchase of Units under the Fund LPA and applicable securities laws.
Withdrawals from SP+ INFRA will not be permitted except in extraordinary and very limited circumstances that are set out in the Fund LPA, where the continued involvement of the Unitholder with SP+ INFRA creates a material adverse effect in respect of SP+ INFRA, the General Partner, the Investment Advisor, any portfolio company, or any of their Affiliates or for the Unitholder in certain limited circumstances. In such circumstances, a Unitholder may be required to withdraw as a Unitholder of SP+ INFRA.
Lack of Liquidity. There is no current public trading market for the Units, and Stonepeak does not expect that such a market will ever develop. Therefore, the repurchase of Units by SP+ INFRA will likely be the only way to dispose of Units. SP+ INFRA expects to repurchase Units at a price equal to the applicable NAV as of a date specified in the repurchase offer and not based on the purchase price. Subject to limited exceptions, any repurchase request of Units that have not been outstanding for at least two years will be subject to an Early Repurchase Deduction of 5% of the value of the applicable NAV of the Units being repurchased. The two-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. As a result, Unitholders may receive less than the price they paid for their Units when investors sell them to SP+ INFRA pursuant to the Repurchase Program.
SP+ INFRA intends to implement a Repurchase Program in which it expects to periodically offer to repurchase up to 5% of Units outstanding (either by number of Units or aggregate NAV).The General Partner may amend or suspend the Repurchase Program if in its reasonable judgment it deems such action to be in the Fund’s best interest and the best interest of Unitholders, including, but not limited to, regulatory or structuring reasons or as necessary to ensure that the Fund is not subject to tax as a corporation; provided that any such suspension or material modification shall be subject to the approval of the Independent Directors. As a result, Unit repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on SP+ INFRA’s or Stonepeak’s liquidity, adversely affect SP+ INFRA’s operations or risk having an adverse impact on SP+ INFRA that would outweigh the benefit of the repurchase offer. SP+ INFRA intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 under the Exchange Act, but may also determine to conduct the Repurchase Program pursuant to applicable guidance or relief from the SEC staff. See “Item 1A. Risk Factors—Potential Conflicts of Interest—The Lux Fund” below.
In the event that, pursuant to the limitations above, not all of the Units submitted for repurchase during a given quarter are to be accepted for repurchase by SP+ INFRA, Units submitted for repurchase during such quarter will be repurchased on a pro-rata basis. SP+ INFRA expects that settlements of repurchases will be made promptly after the termination of the repurchase offer and may be made in the form of a short-term promissory note.
All unsatisfied requests must be resubmitted in the next quarterly repurchase offer, or upon the recommencement of the Repurchase Program, as applicable.
Effect of Substantial Repurchases. Substantial repurchase requests could be triggered by a number of events, including, without limitation, unsatisfactory performance, events in the markets, significant change in personnel or management of Stonepeak, removal or replacement of the Investment Advisor as the investment manager of SP+ INFRA, legal or regulatory issues that investors perceive to have a bearing on SP+ INFRA or the Investment Advisor, or other events. Actions taken to meet substantial repurchase requests from SP+ INFRA (as well as similar actions taken simultaneously by investors of any other investment funds, managed accounts, proprietary accounts and other investment vehicles sponsored, managed or advised by the General Partner, the Investment Advisor or their Affiliates) could result in prices of securities and other assets held by SP+ INFRA decreasing and in Fund Expenses increasing (e.g., transaction costs and the costs of terminating agreements). The overall value of SP+ INFRA also may decrease because the liquidation value of certain assets may be materially less than their cost or mark-to-market value. SP+ INFRA may be forced to sell its more liquid investments, which may cause an imbalance in the portfolio that could have a material adverse effect on the remaining Unitholders. Even if the General Partner decides to satisfy all outstanding repurchase requests, SP+ INFRA’s cash flow could be materially adversely affected. In addition, if the General Partner determines to liquidate certain of SP+ INFRA’s holdings to satisfy repurchase requests, it may not be able to meet future repurchase requests. Substantial repurchases could also significantly restrict SP+ INFRA’s ability to obtain financing or transact with derivatives counterparties needed for its investment strategies, which would have a further material adverse effect on SP+ INFRA’s performance. If SP+ INFRA experiences significant repurchase requests, it may not be able to accomplish its objectives and may dispose of its Investments at a disadvantageous time (resulting in Unitholders not having their capital invested and / or deployed in the manner originally contemplated or Investments being sold at a loss). There can be no certainty regarding SP+ INFRA’s ability to consummate investments, restructuring or exit opportunities after substantial repurchases. SP+ INFRA and the General Partner generally will not disclose to Unitholders the amount of pending repurchases or repurchases requests and are under no obligation to make any such disclosure.
Liquidity Requirements. SP+ INFRA’s primary liquidity needs are expected to consist of cash required to meet various obligations, including, without limitation, to:
•	repurchase SP+ INFRA’s units in connection with any repurchases or withdrawals of Units;
•	grow SP+ INFRA’s Investments, including acquiring portfolio companies and otherwise supporting SP+ INFRA’s portfolio companies;
•
service debt obligations including the payment of obligations at maturity, on interest payment dates or upon withdrawal, as well as any contingent liabilities, including from litigation, that may give rise to future cash payments;

•	fund cash operating expenses and contingencies; and
•	pay any cash distributions in accordance with SP+ INFRA’s distribution policy for SP+ INFRA’s units, if any.
These liquidity requirements may be significant. SP+ INFRA’s commitments to portfolio companies may require significant cash outlays over time, and there can be no assurance that SP+ INFRA will be able to generate sufficient cash flows from sales of Units to investors.
Moreover, in light of the nature of SP+ INFRA’s continuous monthly private offering in relation to the investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if the General Partner or Investment Advisor have difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time SP+ INFRA receives net proceeds from the sale of Units and the time SP+ INFRA uses the net proceeds towards investment opportunities. SP+ INFRA may also from time to time hold cash pending its deployment into investment opportunities or have less than SP+ INFRA’s targeted leverage. Any such held cash or shortfall in target leverage may at times be significant, particularly at times when SP+ INFRA is receiving high amounts of offering proceeds and / or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of SP+ INFRA’s investors that may be invested in money market accounts or other similar temporary investments, each of which is subject to management fees.
If SP+ INFRA is unable to find suitable investment opportunities, such cash may be maintained for longer periods which would be dilutive to overall portfolio returns. This could cause a substantial delay in the time it takes for SP+ INFRA’s Investment to realize its full potential return and could adversely affect SP+ INFRA’s ability satisfy repurchase requests of the Unitholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending its deployment into portfolio companies will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns.
In the event the General Partner fails to timely utilize the net proceeds of sales of SP+ INFRA’s units or does not deploy sufficient capital to meet SP+ INFRA’s targeted leverage, SP+ INFRA’s results of operations and financial condition may be adversely affected. In the event that SP+ INFRA’s liquidity requirements were to exceed available liquid assets for the reasons specified above or for any other reasons, the General Partner may increase SP+ INFRA’s indebtedness or be forced to sell assets.
Illiquid and Long-Term Investments. Many of SP+ INFRA’s Investments (including, for the avoidance of doubt, investments into and / or alongside Other Stonepeak Accounts and / or Third-Party Pooled Investment Vehicles) will be highly illiquid and there can be no assurance that SP+ INFRA will be able to realize a return on any Investment at any given time. Although Investments by SP+ INFRA may generate current income, the return of capital and the realization of gains, if any, from an Investment generally will occur only upon the partial or complete disposition or refinancing of such Investment. While an Investment may be sold at any time, it is not generally expected that this will occur, if at all, for a number of years after such Investment is made. Moreover, an Investment that initially consists of an interest in assets may be exchanged, contributed or otherwise converted into private or publicly-traded stock of a corporation, interests in a limited liability company or other interests or assets (and vice-versa), and any such exchange, contribution or conversion will likely not constitute a disposition under the Fund LPA of the type that results in investors receiving distributions, whether in-kind or otherwise.
It is unlikely that there will be a public market for the securities held by SP+ INFRA at the time of their acquisition. SP+ INFRA will generally not be able to sell its Investments through the public markets unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. A portion of SP+ INFRA’s Investments may consist of securities that are subject to restrictions on resale by SP+ INFRA because they were acquired in a “private placement” transaction or because SP+ INFRA is deemed to be an Affiliate of the issuer of such securities. Generally, SP+ INFRA will be able to sell such securities only under Rule 144 under the Securities Act, which permits limited sales under specified conditions, or pursuant to a registration statement under the Securities Act (and in either case, such a sale is likely to be subject to a discount relative to what might have been obtained absent any such restriction). When restricted securities are sold to the public, SP+ INFRA may be deemed to be an underwriter or possibly a controlling person with respect thereto for the purposes of the Securities Act and be subject to liability as such under the Securities Act. In addition, SP+ INFRA likely will be prohibited by contract or other limitation in many cases from selling a portfolio company’s securities or other instruments for a period of time (e.g., due to limitations on sale arising from contractual lockups, obligations to receive consent to transfer or assign interests, or rights of first offer), and as a result may not be permitted to sell an Investment at a time it might otherwise desire to do so.
Lastly, although upon the dissolution of SP+ INFRA the General Partner (or the relevant liquidator) will, subject to the Fund LPA, wind up the affairs of SP+ INFRA and proceed within a reasonable period of time to sell or otherwise liquidate the assets of SP+ INFRA, there can be no assurances with respect to the time frame in which the winding up and the final distribution of proceeds to the Unitholders will occur. Such winding-up and final distribution may occur several years after SP+ INFRA commences winding up.
VALUATIONS & RETURNS
Valuations. For the purposes of calculating SP+ INFRA’s monthly NAV, SP+ INFRA’s Direct Investments will generally initially be valued at cost based on SP+ INFRA’s percentage ownership of such Direct Investment, which the General Partner expects to represent fair value at that time; however, to the extent the General Partner does not believe a Direct Investment’s cost reflects the current market value, the General Partner may adjust such valuation. The General Partner will conduct a quarterly valuation of SP+ INFRA’s Direct Investments that will be reviewed and confirmed for reasonableness by SP+ INFRA’s independent valuation advisor with monthly valuation updates based on the latest available financial data and cash flow activity. Additionally, the General Partner may in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing SP+ INFRA’s assets and liabilities and calculating SP+ INFRA’s NAV. The General Partner is not obligated to monitor Other Stonepeak Accounts’ investments for events that could be expected to have a material impact on any Other Stonepeak Accounts’ NAV during a quarter. Please see “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of Net Asset Value” for more information.
Although the valuations of each of SP+ INFRA’s Direct Investments will be reviewed and confirmed for reasonableness by SP+ INFRA’s independent valuation advisors once per quarter, such valuations are based on asset- and portfolio-level information provided by the General Partner, including historical operating revenues and expenses of the Direct Investment, key customer relationships, information regarding recent or planned capital expenditures and any other information relevant to valuing the Direct Investment, which information will not be independently verified by any of SP+ INFRA’s independent valuation advisors. In connection with striking a NAV as of a date other than quarter end for share issuances and repurchases, the General Partner will consider whether there has been a material change to such investments as to affect their fair value, but such analysis will be more limited than the quarter end process. The information provided may lead to a different result of the monthly valuation update than that of a quarterly valuation. The resulting potential disparity in NAV between a monthly valuation and a quarterly valuation may inure to the benefit of Unitholders whose Units are repurchased or new purchasers of our Units, depending on whether the monthly NAV per Unit for such class is greater or lesser than the quarterly valuations to which it may be compared. Such quarterly valuations and monthly updates will be subject to inherent uncertainty and will be made under a number of assumptions which may not ultimately be realized.

The valuation methodologies used to value SP+ INFRA’s Direct Investments and certain other Investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations of SP+ INFRA’s Investments will be only estimates of fair value. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of SP+ INFRA’s assets may differ from their actual realizable value or future fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond SP+ INFRA’s control and the control of the General Partner and its Affiliates, Stonepeak and SP+ INFRA’s independent valuation advisors. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation. There will be no retroactive adjustment in the valuation of such assets, the offering price of Units, the price SP+ INFRA paid to repurchase Units or NAV-based or performance-based fees it paid, directly or indirectly, to the General Partner and its Affiliates to the extent such valuations prove to not accurately reflect the realizable value of SP+ INFRA’s assets. While SP+ INFRA believes its NAV calculation methodologies are consistent with widely recognized valuation methodologies, there are other methodologies available to calculate NAV. As a result, other funds focused on private equity infrastructure investments may use different methodologies or assumptions to determine NAV. Other Stonepeak Accounts face similar risks with respect to valuation and SP+ INFRA will incorporate the value of each relevant Other Stonepeak Account’s NAV per unit into SP+ INFRA’s NAV to the extent SP+ INFRA has invested in such Other Stonepeak Account. In addition, each relevant Other Stonepeak Account’s NAV per unit used to calculate SP+ INFRA’s NAV may be as of a date several months earlier than the date as of which SP+ INFRA’s NAV is calculated and, as a result, SP+ INFRA’s NAV will often not incorporate the current NAV per unit of such Other Stonepeak Account.
Uncertainty of Projections. Investment underwriting is based in significant part on estimates or projections of future financial and economic performance, including current and future internal rates of return. Moreover, decisions on how to manage an Investment during its hold period are informed by expectations of future performance and projections of operating results, which are often based on management judgments. All of these projections are only estimates of future results that are based upon, among other considerations, assumptions made at the time that the projections are developed, including assumptions regarding the performance of SP+ INFRA’s Investments and assets, the amount and terms of available financing and the manner and timing of dispositions, all of which are subject to significant uncertainty. There can be no assurance that the projected results will be obtained, and actual results may vary significantly from the projections. General economic conditions and other events, which are not predictable and may not have been anticipated, can have a material adverse impact on the reliability of such projections. Moreover, other experts may disagree regarding the feasibility of achieving projected returns. SP+ INFRA will make Investments which may have different degrees of associated risk. The actual realized returns on SP+ INFRA’s Investments may differ materially from the returns projected at the time of acquisition, which are not a guarantee or prediction of future results.
Changes in Valuations. The General Partner has engaged a qualified, independent valuation advisor, and may in the future engage other independent external valuation advisors, to provide positive assurance for the quarterly valuations prepared by Stonepeak of each of SP+ INFRA’s ASC 820 Level 3 assets (i.e., Direct Investments), and potentially ASC Level 2 assets (i.e. Debt and Other Securities). The independent valuation advisor will provide such positive assurance on a synchronized basis (i.e., valuations are reviewed at the same time each quarter).
In determining the Fund’s monthly NAV, the General Partner will consider factors such as investment-level cash flow activity, market conditions and investment-level operating circumstances to determine whether any quarterly prepared investment valuations require intra-quarter updates.
When these quarterly valuations are incorporated into SP+ INFRA’s NAV per Unit, there may be a material change in SP+ INFRA’s NAV per Unit amounts for each class of Units from those previously reported. SP+ INFRA will not retroactively adjust the NAV per Unit of each Class reported for the previous month. Therefore, because a new quarterly valuation may differ materially from the prior valuation, the adjustment to take into consideration the new valuation, may cause the NAV per Unit for each Class of Units to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.

Limitations of NAV. The General Partner’s determination of SP+ INFRA’s monthly NAV per Unit will be based in part on the latest quarterly valuation of each of its Investments, as adjusted each month to incorporate the latest available financial data for such Investments, including any cash flow activity related to such Investments. As a result, SP+ INFRA’s published NAV per Unit in any given month may not fully reflect any or all changes in value that may have occurred since the most recent quarterly valuation since the General Partner can only base any monthly adjustments on information and data available to it in connection with SP+ INFRA’s monthly valuation process. See “Item 1A. Risk Factors —Valuations & Returns—Changes in Valuations” above.
The General Partner may, but is not obligated to, monitor SP+ INFRA’s Direct Investments on an ongoing basis for events that the General Partner believes may have a material impact on SP+ INFRA’s NAV as a whole. Material events may include investment-specific events or broader market-driven events which may impact more than one specific investment events that the General Partner believes may have a material impact on the most recent fair values of such Direct Investments. Possible examples of such a material event include unexpected investment-specific events and broader market-driven events identified by the General Partner, which may impact more than one specific investment, including capital market events, economic and political conditions globally and in the jurisdictions and sectors in which an investment operates, and material changes in cap rates or discount rates. Upon the occurrence of such a material event and provided that the General Partner is aware that such event has occurred, the General Partner may, but is not obligated to, provide an estimate of the change in value of the Direct Investment, based on its internal valuation procedures. In addition to tracking the NAV plus related cash flows of SP+ INFRA’s Primary Commitments and Secondary Investments, the General Partner may, but is not obligated to, track relevant issuer-specific events or broader market-driven events that the General Partner believes may have a material impact on SP+ INFRA’s NAV as a whole, and the most recent fair values of SP+ INFRA’s Primary Commitments and Secondary Investments. Upon the occurrence of such a material event and provided that the General Partner is aware that such event has occurred, the General Partner may, but is not obligated to, make a corresponding adjustment to reflect the current fair value of such investment fund. The General Partner may consider such information and may conclude in certain circumstances that a material event has occurred such that the latest information provided by the investment fund’s investment advisor or investment manager no longer represents the fair value of a particular asset held by such investment fund. If the General Partner concludes in good faith that the latest NAV reported by an investment fund’s investment advisor or investment manager does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes its fair value) the General Partner may make a corresponding adjustment to reflect the current fair value of such asset within such investment fund.
In general, the General Partner expects that any adjustments to fair values will be calculated after a determination that a material change has occurred and the financial effects of such change are quantifiable by the General Partner. However, rapidly changing market conditions or material events may not be immediately reflected in SP+ INFRA’s monthly NAV. For example, an unexpected termination or renewal of key customer relationships, recent financial results or changes in the capital structure of an investment, regulatory changes that affect an investment, or a significant industry event or adjustment to an industry outlook that may cause the value of an Investment to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and / or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per Unit may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that SP+ INFRA’s NAV may be appropriately adjusted. Depending on the circumstance, the resulting potential disparity in SP+ INFRA’s NAV may be in favor or to the detriment of either Unitholders who redeem their Units, or Unitholders who buy new Units, or existing Unitholders. The methods used by the General Partner to calculate SP+ INFRA’s NAV, including the components used in calculating SP+ INFRA’s NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and SP+ INFRA’s NAV is not audited by SP+ INFRA’s independent registered public accounting firm except for the NAV included in the Fund’s audited financial statements. SP+ INFRA calculates and publishes NAV solely for purposes of establishing the price at which SP+ INFRA sells and repurchases Units, and an investor should not view SP+ INFRA’s NAV as a measure of SP+ INFRA’s historical or future financial condition or performance. The components and methodology used in calculating SP+ INFRA’s NAV may differ from those used by other companies now or in the future.
The valuations of SP+ INFRA’s assets may differ from liquidation values that could be realized in the event that SP+ INFRA were forced to sell assets. Additionally, errors may occur in calculating SP+ INFRA’s NAV, which could impact the price at which SP+ INFRA’s sells and repurchases its Units, the amount of the Management Fee and the Performance Participation Allocation. If such errors were to occur, the General Partner may, but is not required, to determine in its sole discretion to take certain corrective actions in response to such errors, including making adjustments to prior NAV calculations.
OTHER CONSIDERATIONS
Amendment. Subject to the terms of the Fund LPA, the Fund LPA may be amended from time to time generally with the consent of the General Partner and without the consent of the Unitholders.
Contingent Liabilities on Disposition of Investments. In connection with the disposition of an Investment, SP+ INFRA may be required to make representations about the business, financial affairs and other aspects of such Investment, such as environmental matters, intellectual property, property conditions, regulatory matters, tax liabilities, insurance coverage and litigation. SP+ INFRA also may be required to indemnify the purchasers of an Investment for losses related to the inaccuracy of any representations and warranties and other agreed upon liabilities. Buyers of Fund assets may sue SP+ INFRA under various theories, including breach of contract and tort, for losses they suffer, including resulting from problems not uncovered in due diligence. SP+ INFRA may book contingent liabilities on its financial statements, or create cash reserves or escrow accounts, at the time of sale to account for any potential liabilities, but these may be insufficient. In addition, at the time of disposition of an individual Investment, a potential buyer that does not win the auction may claim that it should have been afforded the opportunity to purchase the Investment or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made.
Limited Access to Information. Unitholders’ rights to information regarding SP+ INFRA will be specified, and strictly limited, in the Fund LPA. In particular, it is anticipated that the General Partner will obtain certain types of confidential and / or material information from portfolio companies that will not be disclosed to Unitholders because such disclosure is inadvisable or prohibited for contractual, legal, or similar obligations outside of the General Partner’s control. Decisions by the General Partner to withhold information may have adverse consequences for Unitholders in a variety of circumstances. For example, a Unitholder that seeks to transfer its Units may have difficulty in determining an appropriate price for such Units. Decisions to withhold information also may make it difficult for Unitholders to monitor the General Partner and its performance. Due in part to the fact that potential and existing investors in SP+ INFRA ask different questions and request different information, the General Partner may provide certain information to one or more prospective or existing investors that it does not provide to all of the prospective investors or Unitholders, and such investors will have more or different information on which to base their investment decision than those who did not request or receive such information. The fact that the General Partner has provided such information upon request by one or more Unitholders does not obligate the General Partner to affirmatively provide such information to all Unitholders and it is not expected that it will do so. In addition, certain investors in or alongside SP+ INFRA may have access to different information than other Unitholders as a result of investments in Other Stonepeak Accounts. As a result of the circumstances described above and other similar situations, certain Unitholders will have more information about SP+ INFRA than other Unitholders, and the General Partner has no duty to, and does not intend to, ensure all Unitholders seek, obtain or process the same information regarding SP+ INFRA and its Investments and / or portfolio companies. It is also possible that SP+ INFRA or its portfolio companies may be counterparties or participants in agreements, transactions or other arrangements with an investor or an Affiliate of an investor in or alongside SP+ INFRA. Such investors described in the previous sentences will therefore have different information about Stonepeak and SP+ INFRA than Unitholders not similarly positioned.
Counterparty Risk. SP+ INFRA is exposed to the risk that third parties that may owe SP+ INFRA or its Investments money, securities or other assets will not perform their obligations. These parties include trading counterparties, clearing agents, exchanges, clearing houses, custodians, prime brokers, administrators and other financial intermediaries. These parties may default on their obligations to SP+ INFRA or its Investments, due to bankruptcy, lack of liquidity, operational failure or other reasons. Nonpayment and nonperformance by such parties may reduce revenues and increase expenses, and any significant level of nonpayment and nonperformance could have a negative impact on the portfolio companies’ ability to conduct business, operating results, cash flows and its ability to service debt obligations and make distributions to SP+ INFRA. This risk may arise, for example, from entering into swap or other derivative contracts under which counterparties have long-term obligations to make payments to SP+ INFRA or its Investments, or executing securities, futures, currency or commodity trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries. Also, any practice of rehypothecation of securities of SP+ INFRA or its

Investments held by counterparties could result in the loss of such securities upon the bankruptcy, insolvency or failure of such counterparties. The consolidation and elimination of counterparties resulting from the disruption in the financial markets has generally increased the concentration of counterparty risk and has decreased the number of potential counterparties.
Effect of Substantial Losses or Withdrawal on the Operations of the General Partner. If, due to extraordinary market conditions or other reasons, SP+ INFRA and other private investment funds managed by the Investment Advisor or its Affiliates were to incur substantial losses or were subject to an unusually high level of withdrawals or repurchases (as applicable), the revenues of the Investment Advisor and its Affiliates may decline substantially. Such losses, withdrawals or repurchases may hamper the Investment Advisor’s and its Affiliates’ ability to (i) retain employees and (ii) provide the same level of service to SP+ INFRA as it has in the past.
Indemnification; Absence of Recourse. SP+ INFRA will be required to indemnify the General Partner, the Investment Advisor, their Affiliates and each of their respective members, officers, directors, employees, shareholders, partners, senior or special advisors, other advisors and agents (with respect to such other advisors or agents, only to the extent confirmed in writing by SP+ INFRA) and certain other persons who serve at the request of the General Partner on and / or the Investment Advisor on behalf of SP+ INFRA for liabilities incurred in connection with the affairs of SP+ INFRA, except under certain specified circumstances. Such parties may also be entitled to exculpation by SP+ INFRA. Further, members of the Board of Directors will be entitled to the benefit of certain indemnification and exculpation provisions as set forth in the Fund LPA. Such liabilities may be material and have an adverse effect on the returns to the Unitholders. For example, in their capacity as directors of portfolio companies, the partners, managers or Affiliates of the General Partner may be subject to derivative or other similar claims brought by security holders of such companies. The indemnification obligation of SP+ INFRA (including advancement expenses incurred in connection therewith) would be payable from the assets of SP+ INFRA. Furthermore, as a result of the provisions contained in the Fund LPA, the Unitholders may have a more limited right of action in certain cases than they would in the absence of such limitations. It should be noted that the General Partner may cause SP+ INFRA to purchase insurance for SP+ INFRA, at SP+ INFRA’s expense, including for directors and officers liability insurance, to insure any indemnitee and SP+ INFRA expects to itself, or to cause portfolio companies to, indemnify and exculpate other persons involved with its affairs or investments. In addition, because the General Partner may cause SP+ INFRA to advance the costs and expenses of an indemnitee pending the outcome of the particular matter (including determination as to whether or not the person was entitled to indemnification or engaged in conduct that negated such person’s entitlement to indemnification), there may be periods where SP+ INFRA is advancing expenses to an individual or entity with whom SP+ INFRA is not aligned or is otherwise an adverse party in a dispute. Moreover, in its capacity as General Partner of SP+ INFRA, the General Partner will, notwithstanding any actual or perceived conflict of interest, be the beneficiary of any decision by it to provide indemnification (including advancement of expenses). This may be the case even with respect to settlement of actions where any indemnitee was alleged to have engaged in conduct that disqualifies any such person from indemnification of exculpation so long as the General Partner (and / or its legal counsel) have determined that such disqualifying conduct did not occur. With respect to indemnification and exculpation, prospective investors should note that the Fund LPA contains provisions that modify and replace the duties, including fiduciary and other duties to SP+ INFRA and the Unitholders to which the General Partner and its Affiliates (including the Investment Advisor) may otherwise be subject, authorize and permit conduct on the part of the General Partner and its Affiliates (including the Investment Advisor) that might not otherwise be permitted pursuant to such duties, and limit the remedies of Unitholders with respect to breaches of such duties. For example, whereas ordinarily a general partner of a limited partnership would owe a duty of care equivalent to a “negligence” standard, the Fund LPA provides that the General Partner and other indemnitees will not be liable unless it acts with “gross negligence”. Similarly, whereas the general partner of a limited partnership owes a general duty of loyalty to the limited partnership and its limited partners, the Fund LPA provides that the General Partner is permitted (and will be deemed to have fulfilled its duties) to take certain actions, even where it is “interested,” in any manner so long as it is not prohibited by the Fund LPA (and with respect to any matter not specifically contemplated by the Fund LPA, the General Partner will be permitted (and shall be deemed to have fulfilled all duties) to take any such action, even where it is “interested”, so long as it subjectively believes that such action will not cause material harm to SP+ INFRA). In that regard, the General Partner will be required to comply with the Fund LPA and will not be subject to any different standard imposed by the Delaware Limited Fund Act or under any other law, rule or regulation or in equity, regardless of the General Partner’s own financial interest in the outcome. The effect of these and related provisions of the Fund LPA is that in so long as the General Partner has acted in accordance with the Fund LPA (without regard to any reference to “fiduciary duty”

therein, and it being understood that references to “good faith” in the Fund LPA refers to subjective good faith), the action will, even if the General Partner would otherwise be conflicted because of an interest in the matter, be conclusively deemed to be fair and reasonable and not a breach by the General Partner of any duties it may owe. This is different from a situation with a general partner of a limited partnership operating under common law or default rules, where, for example, involvement of independent parties may, in certain circumstances, merely shift the burden of demonstrating unfairness to a limited partner plaintiff. This includes matters regarding conflicts which are approved by the Board of Directors, wherein the approval of the Board of Directors will be binding on all Unitholders.
Placement Agents. One or more parties will act as Placement Agents (each, a “Placement Agent”, and together, the “Placement Agents”) for the Units and, in that capacity, act for the General Partner and in such capacity would not act as investment advisers to potential investors in connection with the offering of the Units. Potential investors must independently evaluate the offering and make their own investment decisions. The General Partner will generally pay each Placement Agent a placement fee based upon the amount of Units committed to by investors (other than prohibited governmental investors) that each such Placement Agent introduces to the General Partner.
Potential investors should also note that at various times, the Placement Agents may act as placement agents for other fund sponsors and funds, including unaffiliated fund sponsors and funds, which may offer interests that are similar to the Units and / or otherwise compete with SP+ INFRA for Investments. Those unaffiliated sponsors may pay placement fees on terms different from the fees that the Placement Agents will receive from the General Partner in connection with this offering, and this difference in fees may influence the Placement Agents to introduce or not introduce potential investors to the General Partner. Furthermore, certain Placement Agents may seek to do business with and earn fees or commissions from other investment funds and their portfolio companies. Notwithstanding that Stonepeak has entered into, and may enter into additional, written agreements with Placement Agents which agreements involve the Placement Agent (or an Affiliate thereof) agreeing to make a capital contribution to SP+ INFRA, Unitholders will not receive a copy of the agreement memorializing such agreement.
Broad Strategy. SP+ INFRA’s investment strategy covers a broad range of asset classes and geographic ranges. The General Partner is expected to implement on behalf of SP+ INFRA whatever strategies or discretionary approaches within such broad mandate the General Partner believes from time to time may be best suited to prevailing market conditions. There can be no assurance that the General Partner will be successful in applying any strategy or discretionary approach to SP+ INFRA’s trading or investment activities. The investment strategies of these entities may involve risks that are not described in this Registration Statement. Such risks could prove substantial and therefore investments in SP+ INFRA are suitable only for investors that are able to bear the potential loss of their entire investment. Except as described in the Fund LPA, statements contained in this Registration Statement (including those relating to the investment strategies of SP+ INFRA) are based on current expectations of the General Partner and / or the Investment Advisor and are not binding on SP+ INFRA.
Force Majeure Risk. SP+ INFRA and its portfolio companies may be affected by force majeure events (e.g., subject to applicable laws, events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fires, floods, hurricanes, tornadoes, landslides, explosions, weather, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, regional armed conflict, trade war, cyber security breaches, nationalization of industry and labor strikes). Disease outbreaks have occurred in certain countries in the past and are currently occurring (including severe acute respiratory syndrome or SARS, avian flu, H1N1/09 flu, respiratory syncytial virus or RSV, COVID-19 and other coronaviruses) and any prolonged occurrence of infectious disease, or other adverse public health developments or natural disasters in any country in which SP+ INFRA targets investments could have a material adverse effect on the economy globally and / or in such country, and could impact the business operations of portfolio companies in which SP+ INFRA invests. Force majeure events could adversely affect the ability of SP+ INFRA, a portfolio company or a counterparty to perform its obligations, including but not limited to the construction of its in-process development. The liability and cost arising out of a failure to perform obligations as a result of a force majeure event could be considerable and could be borne by SP+ INFRA or a portfolio company. Such events, whether or not considered to be a contractual, force majeure event, may nonetheless impact the operations of SP+ INFRA or a portfolio company, potentially materially. For example, the cost of repairing or replacing damaged assets could be considerable. Repeated or prolonged service interruptions may result in permanent loss of customers, substantial or costly litigation, or penalties for regulatory or contractual non-compliance. In some cases, project agreements can be terminated if the force majeure event is so material as to render it incapable of remedy within a reasonable, pre-agreed time period.

Force majeure events that are incapable of, or costly to, cure may also have a permanent adverse effect on an Investment. Certain force majeure events, such as war, earthquakes, fires or an outbreak of an infectious disease, could have a broader negative impact on the global and local economy and international business activity generally, or in any country in which SP+ INFRA, the General Partner and Stonepeak may invest. Additionally, a major governmental intervention into an industry, in light of a force majeure event or otherwise, including the nationalization of an industry or the assertion of control over one or more portfolio companies or its assets, could result in a loss to SP+ INFRA including if its Investment is cancelled, unwound, or acquired (which could be without what the General Partner considers to be adequate compensation) if an Investment or portfolio company is affected, and any compensation provided by the relevant government may not be adequate. Deterioration in economic conditions could cause decreases in or delays in spending and reduce and / or negatively impact SP+ INFRA’s portfolio companies’ short-term ability to grow revenues. Further, any early termination of agreements due to deterioration in economic conditions could negatively impact results of operations of portfolio companies. Any of the foregoing may therefore adversely affect the performance of SP+ INFRA and its Investments. See also “—Natural Disasters” and “—Coronavirus and Public Health Emergencies” above. Force majeure clauses may be drafted or construed narrowly in a manner that would not cover a particular event that might occur, such as a pandemic or global public health crisis. If this were to occur, there could be an adverse impact on SP+ INFRA or its portfolio companies.
Availability of Insurance Against Certain Catastrophic Losses. With respect to Investments, the General Partner and / or the Investment Advisor may seek to require SP+ INFRA, the underlying portfolio company and / or project to obtain liability, fire, flood, extended coverage, rental loss, cyber sabotage and / or terrorism insurance with insured limits and policy specifications that the General Partner and / or the Investment Advisor, or, if applicable, portfolio company management, believes are customary and reasonable. However, certain losses of a catastrophic nature, such as wars, natural disasters, terrorist attacks (including cyber sabotage), or other similar events, may be either uninsurable or insurable only at uneconomically high rates such that no insurance coverage exists or maintenance of such coverage would cause an adverse impact on the related portfolio companies. In general, losses related to terrorism and cyber sabotage are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism and / or cyber sabotage, in others the coverage against terrorist acts or cyber sabotage is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather events and earthquakes. As a result, not all Investments may be insured against all risks. Furthermore, even when insurance is available and has been procured, formalities must be followed to obtain the benefit of the insurance in the case of a loss event, such as timely delivery of a notice of claim; a failure to follow these formalities could result in voidance of coverage. If a major loss for which insurance is unavailable occurs, SP+ INFRA could lose both invested capital in and anticipated profits from the affected Investments.
Forward-Looking Statements; Opinions. Statements contained in this Registration Statement (including those relating to current and future market conditions and trends in respect thereof) that are not historical facts are based on current expectations, estimates, projections, opinions and / or beliefs of the General Partner and / or the Investment Advisor, and Stonepeak. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Moreover, certain information contained in this Registration Statement constitutes “forward-looking” statements or statements of opinion or intention, which often can be identified by the use of forward-looking terminology such as “may,” “can,” “will,” “would,” “seek,” “should,” “expect,” “anticipate,” “forecast,” “project,” “estimate,” “potential,” “intend,” “continue,” “target,” “plan”, or “believe” or the negatives thereof or other variations thereon or comparable terminology. Trends and forward-looking statements with respect to economic and market conditions and outlook described herein are based on the General Partner’s opinion and belief. Statements regarding current conditions and analysis of historical trends and events are also based on opinion and belief. No assurance can be given that the views, conditions or trends described herein will occur or continue, since this will depend upon future events and factors outside the control of Stonepeak. These trends are not indicative of future results. Due to changes in circumstances or to various risks and uncertainties, including, but not limited to, those set forth herein, actual events or results, market conditions, investment opportunities, or the actual performance of SP+ INFRA or its Investments may differ materially from those reflected or contemplated in such forward-looking statements. No statements contained herein constitute a guarantee, projection or prediction of the future and actual events may differ significantly.
Legal, Tax and Regulatory Risks—General
Legal, Tax and Regulatory Risks. SP+ INFRA’s ability to achieve its investment objectives, as well as the ability of SP+ INFRA to conduct its operations, is based on laws and regulations that are subject to change through legislative, judicial or administrative action. Future legislative, judicial or administrative action could adversely affect SP+ INFRA’s ability to achieve its investment objectives, as well as the ability of SP+ INFRA to conduct its operations. The effects of regulatory changes could also be indirect.
The regulatory environment for private investment funds is evolving, and changes in the regulation of private investment funds have the potential to adversely affect the value of investments held by SP+ INFRA and the ability of SP+ INFRA to effectively employ its investment and trading strategies. Increased scrutiny and legislation applicable to private investment funds and their sponsors could also impose significant administrative burdens on Stonepeak and divert time and attention from portfolio management activities. In addition, SP+ INFRA will be required to register under certain additional foreign laws and regulations and will need to engage additional distributors or other agents in certain non-U.S. jurisdictions in order to market Units to potential investors. The effect of any future regulatory change on SP+ INFRA could be substantial and adverse. For example, from time to time the market for private equity transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The current state of evolving regulatory affairs may significantly increase the cost of managing SP+ INFRA and providing effective compliance oversight and any such costs and expenses will be borne directly by SP+ INFRA as Fund Expenses.
The current regulatory environment in the U.S. may be impacted by future legislative developments. The nature, timing and economic effects of potential future changes to the current legal and regulatory framework affecting financial institutions remain highly uncertain. None of the General Partner, SP+ INFRA or their respective Affiliates can predict the ultimate impact of the foregoing on SP+ INFRA, its business and investments, or the private equity industry generally, and any prolonged uncertainty could also have an adverse impact on SP+ INFRA and its investment objectives. Future changes may adversely affect SP+ INFRA’s operating environment and therefore SP+ INFRA’s business, operating costs, financial condition and results of operations.
In addition, any changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing the financial services industry, foreign trade, manufacturing, outsourcing, development and investment in the territories and countries or types of investments in which SP+ INFRA may invest, and any negative sentiments towards the United States as a result of such changes, could adversely affect the performance of SP+ INFRA’s investments. Moreover, media (including social media) has the potential to influence public sentiment and escalate tensions both within the U.S. and in international relations, which could cause social unrest and could negatively impact stock markets and economics around the globe and SP+ INFRA’s investments.
Intermediate Entities. The General Partner or any of its Affiliates may, in its sole discretion, cause the Fund to hold certain investments directly or indirectly through Intermediate Entities (including Aggregators, Lower Funds and Corporations). See “—Use of Corporate Intermediate Entities” below. Management Fees and Performance Participation Allocations may be paid or allocated, as applicable, in whole or in part, at the level of the Fund, the Lower Funds or any other such Intermediate Entity and will generally not take into account accrued and unpaid taxes of any Corporation or taxes paid by the Corporation during the applicable period.
Contributions In-Kind by the Lux Fund and Other Stonepeak Accounts and / or Third Parties. Pursuant to the Fund LPA, the General Partner may accept, on behalf of SP+ INFRA, at any time and from time to time contributions in-kind (without regard to any commitments remaining to be drawn down) on terms and conditions that the General Partner deems appropriate in good faith. In connection therewith, the General Partner may accept a contribution in-kind of any asset (or portion thereof) held by an Other Stonepeak Account, including, without limitation, the Lux Fund, a supplemental capital vehicle or co-investment vehicle, without the consent of any other Unitholder, the Board of Directors or the Independent Directors, as a contribution in-kind in exchange for units in SP+ INFRA, in exchange for a cash payment or any combination thereof, so long as (i) SP+ INFRA has an existing investment in such asset and (ii) the number of Units issued in exchange therefor shall be at a price representing a valuation no higher than the valuation of SP+ INFRA’s investment in such asset at the time of such exchange. The General Partner’s ability to accept or reject a contribution in-kind of any asset from the Lux Fund, a supplemental capital vehicle or co-investment vehicle consistent with the foregoing is limited and could result in SP+ INFRA acquiring an additional portion of an existing investment that it would not otherwise acquire but for such arrangement. SP+ INFRA can be expected to bear costs and expenses in connection with the acquisition of any such asset, similar to the acquisition of any other investment by SP+ INFRA. Such costs and expenses will be determined by Stonepeak in its sole discretion on a case-by-case basis and will result in SP+ INFRA bearing more costs and expenses in certain contributions-in-kind than others and, in turn, certain contributing Unitholders paying more costs and expenses than others. The conditions on which any contribution in-kind is made also can be expected to result in the contributing Unitholder, which may be the General Partner or an affiliate thereof (in connection with the direct or indirect conversion of its interests in such Other Stonepeak Account, whether derived from such entity’s capital commitment to such vehicle or received in connection with any incentive allocation paid in-kind in connection therewith), receiving more favorable terms than other Unitholders or classes of Unitholders or other contributing Unitholders with respect to the Units it acquires in exchange for such contribution, such as a waiver of the early purchase deduction or more favorable economic terms. In addition, the investor or general partner (in each case, which may be an affiliate of Stonepeak) in any Other Stonepeak Account making such contribution in-kind may be entitled to submit a repurchase request to SP+ INFRA in connection with such contribution in-kind and/or be entitled to remain invested in such Other Stonepeak Account until such time as SP+ INFRA is able to repurchase the Units such Other Stonepeak Account (or investor or general partner therein) may have received in respect of such contribution in-kind simultaneously with the issuance of such Units. From time to time, investors in Other Stonepeak Accounts that may request conversions of all or part of their interests in one or more investments into Units of SP+ INFRA may also be able to request a similar conversion of such interest into units of another Other Stonepeak Account that participates in any such investment, and such decision could impact the amount of liquidity available in SP+ INFRA if such investor chooses to seek a conversion to SP+ INFRA and subsequently requests a repurchase from SP+ INFRA, notwithstanding that it could have converted and redeemed its interest through an Other Stonepeak Account. Such requests may also result in shifting ownership of investments between SP+ INFRA and Other Stonepeak Accounts. Moreover, Unitholders will not receive a copy of any agreement memorializing any agreement related to a contribution in-kind from a third-party (even if in the form of a side letter). In addition, with respect to contributions in-kind of assets held by any Other Stonepeak Account, if such Other Stonepeak Account remains co-invested in such investment or if an Other Stonepeak Account is co-invested in such investment, Stonepeak may have contractual obligations to such Other Stonepeak Account to divest such investment pro rata between SP+ INFRA and such Other Stonepeak Account generally at the same time and on substantially the same terms. As Stonepeak will have capital invested in any Other Stonepeak Account or co-investment vehicle, and potentially will be entitled to the realization of incentive allocation with respect to such Other Stonepeak Account or co-investment vehicle in connection with the contribution in-kind of all or any portion of the assets of such vehicle to SP+ INFRA (which may be in the form of units in SP+ INFRA), conflicts of interest may arise from time to time in connection with any allocation of an investment opportunity to any such Other Stonepeak Account and SP+ INFRA, the General Partner’s decision to cause SP+ INFRA to accept such contribution in-kind (which may be influenced in part by the potential of realizing such incentive allocation) and other matters. See also “—Allocation of Investment Opportunities” herein.
Enhanced Scrutiny and Potential Regulation of the Private Investment Fund Industry and the Financial Services Industry. SP+ INFRA’s ability to achieve its investment objectives, as well as the ability of SP+ INFRA to conduct its operations, is based on laws and regulations which are subject to change through legislative, judicial or administrative action. Future legislative, judicial or administrative action could adversely affect SP+ INFRA’s ability to achieve its investment objectives, as well as the ability of SP+ INFRA to conduct its operations.
The alternative asset management and financial services industries are subject to enhanced governmental scrutiny and / or increased regulation, and a number of legislative initiatives have been signed into law affecting alternative investment firms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), a key feature of which is the potential extension of prudential regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to nonbank financial companies that are not currently subject to such regulation but that are determined to pose risk to the U.S. financial system. The Dodd-Frank Act defines a “nonbank financial company” as a company that is predominantly engaged in activities that are financial in nature. The Financial Stability Oversight Council (the “FSOC”), an interagency body created to monitor and address systemic risk, has the authority to subject such a company to supervision and regulation by the Federal Reserve Board (including capital, leverage and liquidity requirements) if the FSOC determines that such company is systemically important, in that its material financial distress or the riskiness of its activities could pose a threat to the financial stability of the United States. The Dodd-Frank Act does not contain any minimum size requirements for such a determination by the FSOC, and it is possible that it could be applied to private funds, particularly large, highly leveraged funds, although no such funds have been designated as systemically important by the FSOC to date.
The Dodd-Frank Act also imposes a number of restrictions on the relationship and activities of banking organizations with certain private equity funds and hedge funds and other provisions that affect the private equity industry, either directly or indirectly. Included in the Dodd-Frank Act is the so-called “Volcker Rule,” as amended by the Reform Act (as defined below), which prohibits any “banking entity” (generally defined as any insured depository institution, subject to certain exceptions including for depository institutions that do not have, and are not controlled by a company that has, more than $10 billion in total consolidated assets or significant trading assets and liabilities, any company that controls such an institution, a non-U.S. bank that is treated as a bank holding company for purposes of U.S. banking law and any affiliate or subsidiary of the foregoing entities) from sponsoring or acquiring or retaining an ownership interest in a private equity fund or hedge fund that is not subject to the provisions of the 1940 Act in reliance upon either Section 3(c)(1) or Section 3(c)(7) of the 1940 Investment Company Act. Prospective investors in SP+ INFRA that are banking entities for purposes of the Volcker Rule should consult their bank regulatory counsel prior to making an investment.
The Dodd-Frank Act, as well as future related legislation, may have an adverse effect on the private equity industry generally and / or on Stonepeak or SP+ INFRA, specifically. Therefore, there can be no assurance that any continued regulatory scrutiny or initiatives will not have an adverse impact on Stonepeak or otherwise impede SP+ INFRA’s activities. The current regulatory environment in the United States may be impacted by future legislative developments, such as amendments to key provisions of the Dodd-Frank Act. For example, on May 24, 2018, the Economic Growth, Regulatory Relief and Consumer Protection Act (the “Reform Act”) was signed into law. Among other regulatory changes, the Reform Act, together with implementing regulations adopted by U.S. federal regulatory agencies in July 2019, amends various sections of the Dodd-Frank Act, including by modifying the Volcker Rule to exempt depository institutions that do not have, and are not controlled by a company that has, more than $10 billion in total consolidated assets or significant trading assets and liabilities. Also in 2019, U.S. federal regulatory agencies adopted certain targeted amendments to the Volcker Rule regulations to simplify and tailor certain compliance requirements relating to the Volcker Rule. In June 2020, U.S. federal regulatory agencies adopted additional revisions to the Volcker Rule’s restrictions on banking entities sponsoring and investing in certain covered hedge funds and private equity funds, including by adopting new exemptions allowing banking entities to sponsor and invest without limit in credit funds, venture capital funds, customer facilitation funds and family wealth management vehicles (the “Covered Fund Amendments”). The Covered Fund Amendments also loosen certain other restrictions on extraterritorial fund activities and direct parallel or co-investments made alongside covered funds. The Covered Fund Amendments should therefore expand the ability of banking entities to invest in and sponsor private funds. The ultimate consequences of the Reform Act and such regulatory developments on SP+ INFRA and its activities remain uncertain. Stonepeak cannot predict what impact, if any, potential future legislative developments, including resulting from changes in U.S. executive administration or congressional leadership, will have on Stonepeak or SP+ INFRA.
Although the Investment Advisor is registered under the Advisers Act, the enactment of these reforms and / or other similar legislation could nonetheless have an adverse effect on the private investment funds industry generally and on Stonepeak and / or SP+ INFRA specifically and may impede SP+ INFRA’s ability to effectively achieve its investment objectives. As a registered investment adviser under the Advisers Act, the Investment Advisor will be required to comply with a variety of periodic reporting and compliance-related obligations under applicable federal and state securities laws (including, without limitation, the obligation of the Investment Advisor and its Affiliates to make regulatory filings with respect to SP+ INFRA and its activities under the Advisers Act (including, without limitation, Form PF, Rule 206(4)-1 under the Advisers Act (the “Marketing Rule”) and Form ADV)). In addition, the Investment Advisor will be required to comply with a variety of regulatory reporting and compliance-related obligations under applicable federal, state and foreign securities laws (including, without limitation, reports or notices in connection with the AIFMD and / or CFTC ((as defined below) as well as other international jurisdiction-specific obligations)). In light of the heightened regulatory environment in which SP+ INFRA, the General Partner and the Investment Advisor operate and the ever-increasing regulations applicable to private investment funds and their investment advisors, it has become increasingly expensive and time-consuming for SP+ INFRA, the General Partner, Investment Advisor and their Affiliates to comply with such regulatory reporting and compliance-related obligations. For example, Form PF requires that Stonepeak Partners LP report detailed information about the assets, investments, performance, and liabilities of SP+ INFRA and other accounts and investment funds it advises as well as aggregated information about the investors in such vehicles, and because SP+ INFRA will be required to bear SP+ INFRA’s share of expenses relating to compliance-related matters and regulatory filings, SP+ INFRA will bear its pro rata share of the costs and expenses of initial and ongoing Form PF compliance applicable to SP+ INFRA, including costs and expenses of collecting and calculating data and the preparation of such reports and filings. Similarly, the Marketing Rule modified the advertising rules that SEC-registered investment advisers are subject to, and among other things, enhanced certain disclosure and substantiation requirements. Any expenses incurred in connection with compliance with the Marketing Rule, including for marketing materials that are prepared for existing and / or prospective unitholders, shall be treated as Fund Expenses. In each case, such expenses are likely to be material, including on a cumulative basis over the life of SP+ INFRA. Additionally, SP+ INFRA may in the future engage third party service providers to perform some or a significant portion of the reporting and compliance related matters and functions under SP+ INFRA’s supervision (including, without limitation, draft preparation and the filing of Form PF), which could result in increased compliance costs and expenses borne by SP+ INFRA. Any further increases in the regulations applicable to private investment funds generally or SP+ INFRA and / or the Investment Advisor in particular may result in increased expenses associated with SP+ INFRA’s activities and additional resources of the Investment Advisor being devoted to such regulatory reporting and compliance-related obligations, which may reduce overall returns for the Unitholders and / or have an adverse effect on the ability of SP+ INFRA to effectively achieve its investment objective.
In addition, in July 2023, the SEC proposed new predictive data analytics rules (the “Predictive Data Proposal”), which would require broker-dealers and registered investment advisers to (1) identify certain covered technologies (defined to include any analytical, technological, or computational function, algorithm, model, correlation matrix, or similar method or process that optimizes for, predicts, guides, forecasts, or directs investment-related behaviors or outcomes, and not limited to “artificial intelligence”, algorithmic trading or machine learning processes) which present or could present conflicts of interest in direct or indirect interactions (including exercising investment discretion, managing investments, providing information or soliciting new investment) with investors (including investors in pooled investment vehicles) and (2) eliminate or neutralize (rather than just disclose) such conflicts. Advisers using covered technologies would be required to adopt policies and procedures reasonably designed to prevent violations of the proposed rule, detailing the processes for identifying and evaluating covered technologies and conflicts of interest and for eliminating or neutralizing the effect of such conflicts, and advisers would also be subject to associated annual review and recordkeeping requirements (such as, maintaining a record of all covered technologies used in investor interactions, including the date of first use and each date on which the technology is materially modified). If adopted, the proposed rule could expose Stonepeak to additional regulatory uncertainty, liability and increased compliance and other costs related to procuring, utilizing and monitoring covered technologies used in direct or indirect interactions with investors (including the costs of onboarding service and technology providers).
If adopted, the Predictive Data Proposal could also cause the Investment Advisor to limit or discontinue its use of certain covered technologies (even in cases where such technologies benefit SP+ INFRA or investors, including in connection with the Investment Advisor’s management of investments in portfolio companies) in order to: eliminate or neutralize conflicts associated therewith or to avoid the costs or burdens of complying with the rule with respect to such technologies; limit certain direct or indirect interactions with investors that involve the use of a covered technology; or otherwise alter how it integrates covered technologies into its investment management services and related processes, which could be detrimental to SP+ INFRA and Unitholders, particularly given the proposed rule’s breadth.
In February 2023, the SEC proposed extensive amendments to the Advisers Act custody rule, which would, if adopted as currently proposed, extend the existing custody rule’s requirements beyond cash and securities to any positions held in an advisory client’s accounts (including assets such as real estate, artwork and rights to music catalogs); require registered investment advisers to enter into new or amended written agreements with each qualified custodian (“QC”) used to maintain client assets and obtain written assurances from that QC related to, among other matters, indemnification of client losses and the QC’s standard of care; require that a QC maintains possession or control of client assets, whereby the QC is required to participate in and effectuate any change of beneficial ownership of the assets, except with respect to certain privately offered securities and physical assets that the adviser reasonably determines (and documents in writing) cannot be maintained by a QC in a manner in which such QC can maintain possession or control of those assets. If adopted, the proposed amendments could expose Stonepeak to additional regulatory liability, increase compliance costs and costs related to custodying SP+ INFRA’s assets

(including costs of identifying and negotiating with new and existing QCs), limit the number of QCs available (or make it more costly for such QCs to operate, which might result in higher expenses to SP+ INFRA) and impose limitations or requirements on certain assets, which could result in the Investment Advisor avoiding making certain types of investments on behalf of SP+ INFRA.
In October 2023, the SEC adopted changes to Rule 35d-1 under the 1940 Act governing naming conventions for registered funds to specifically address funds with names that suggest a focus on investments or issuers with particular characteristics, including ESG-related characteristics. This rulemaking and various enforcement actions from the SEC’s ESG and Climate Task Force demonstrate an increased agency focus on addressing potential greenwashing (i.e., the making of inaccurate or misleading statements related to ESG). Such perception or accusation of greenwashing could damage Stonepeak’s reputation, result in litigation or regulatory actions, and adversely impact Stonepeak’s ability to raise capital and attract new investors.
The SEC also adopted amendments to Form PF in May 2023 and in February 2024, which impose additional reporting obligations on registered investment advisers with respect to the private funds they manage. In May 2024, the SEC adopted proposed changes to Regulation S-P. In addition, the SEC has also recently proposed, and can be expected to propose, additional new rules and rule amendments under the Advisers Act in respect of cybersecurity risk governance for advisers and broker-dealers and the outsourcing of certain functions to service providers.
Recent SEC rulemakings and any current or future proposed rulemakings by the SEC, to the extent adopted, are expected to result in material alterations to how Stonepeak and the Investment Advisor operate their business and / or SP+ INFRA, as well as the Investment Advisor’s implementation of SP+ INFRA’s investment strategy, to significantly increase compliance burdens and associated costs (which, to the extent permitted under the Fund LPA and consistent with applicable law, will be treated as Fund Expenses) and to possibly restrict the ability of the Investment Advisor to receive certain expense reimbursements or allocate certain expenses in certain circumstances. This regulatory complexity, in turn, could increase the need for broader insurance coverage by fund managers and increase such costs and expenses charged to SP+ INFRA and its Unitholders, if permitted. Certain of the proposed rules could also increase the cost of entering into and maintaining relationships with service providers to the Investment Advisor and SP+ INFRA and / or limit the number of service providers in a manner detrimental to the Investment Advisor or SP+ INFRA.
In addition, these amendments could increase the risk of exposure of SP+ INFRA, the Investment Advisor and Stonepeak to additional regulatory scrutiny, litigation, censure and penalties for noncompliance or perceived noncompliance, which in turn would be expected to adversely (potentially materially) affect the Investment Advisor, Stonepeak, and SP+ INFRA’s reputation, and to negatively impact SP+ INFRA in conducting its business. There can be no assurance that any new SEC or other regulatory rules and amendments will not have a material adverse effect on the Investment Advisor, Stonepeak, SP+ INFRA, its Investments and / or the Unitholders or that such rules or amendments will not materially reduce returns to the Unitholders.
In January 2024, the U.S. Corporate Transparency Act and its beneficial ownership information reporting requirements (collectively, the “CTA”) became effective, requiring certain legal entities to report beneficial ownership information to the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”). The CTA will impose increased compliance costs, regulatory obligations and reporting burdens on Stonepeak and SP+ INFRA.
In February 2024, FinCEN proposed a rule that would require registered investment advisers to, among other measures, adopt an anti-money laundering and countering the financing of terrorism (“AML/CFT”) program and file certain reports with FinCEN. The proposed rule would also delegate authority to the SEC to examine registered investment advisers’ and exempt reporting advisers’ compliance with these requirements. If this proposal is adopted, it could impose additional regulatory obligations related to AML/CFT on Stonepeak and SP+ INFRA.
Furthermore, various federal, state and local agencies have been examining, and the SEC has enacted a rule restricting, the role of Placement Agents, finders and other similar private investment fund service providers in the context of investments by public pension plans and other similar entities, including investigations and requests for information and limitations on making political contributions by certain persons associated with the sponsors of private funds, and in connection therewith, new and / or proposed rules and regulations in this arena may increase the possibility that the General Partner, Investment Advisor and their Affiliates may be exposed to claims and / or actions that could require a Unitholder to withdraw from SP+ INFRA. As a related matter, Stonepeak may be required to provide certain information regarding some of the Unitholders to regulatory agencies and bodies in order to comply with applicable laws and regulations, including the FCPA (as defined below). In addition, elements of organized labor and other representatives of labor unions have embarked on a campaign targeting private investment firms on a variety of matters of interest to organized labor.
Stonepeak is from time to time subject to litigation and claims relating to its businesses, as well as governmental and / or regulatory inquiries, investigations and / or proceedings. Certain regulatory, litigation and other similar matters are disclosed in (i) the Fund’s public filings (including, without limitation, its current, periodic and annual reports on Forms 8-K, 10-Q and 10-K) and filings of Stonepeak Partners LP on Form ADV, which may be accessed through the website of the SEC (www.sec.gov), and (ii) materials made available through the Fund’s investor data site. Any such disclosures in the Fund’s public filings or which are otherwise made available to Unitholders, including by way of posting to the Fund’s investor data site, are incorporated herein by reference, to the extent applicable, including with respect to litigation, investigations, settlements and similar proceedings. There can be no assurance that the foregoing will not have an adverse impact on Stonepeak or SP+ INFRA or otherwise impede SP+ INFRA’s activities. The recent negative perception of the private investment fund industry in certain countries could make it harder for funds sponsored by private investment firms, such as SP+ INFRA, to successfully bid for and complete investments.
In addition to the U.S. legislation described above, other jurisdictions, including many European jurisdictions, have proposed modernizing financial regulations that have called for, among other things, increased regulation of and disclosure with respect to, and possibly registration of, hedge funds and private investment funds such as through the AIFMD discussed below. There is therefore a material risk that regulatory agencies in the United States, Europe, Asia or elsewhere may adopt burdensome laws (including tax laws) or regulations, or changes in law or regulation, or in the interpretation or enforcement thereof, which are specifically targeted at the private investment fund industry, or other changes that could adversely affect private investment firms and the funds they sponsor, including SP+ INFRA.
Increased reporting, registration and compliance requirements may divert the attention of personnel and the management teams of the General Partner and / or the Investment Advisor and may furthermore place SP+ INFRA at a competitive disadvantage to the extent that Stonepeak is required to disclose sensitive business information.
In addition, as private fund firms and other alternative asset managers become more influential participants in the U.S. and global financial markets and economy generally, the private fund industry has recently been subject to criticism by some politicians, regulators and market commentators. The recent negative perception of the private fund industry in certain countries could make it harder for SP+ INFRA to successfully bid for and complete Investments.
Each prospective investor is strongly urged to consult its own legal advisors with respect to the consequences under applicable regulatory regimes regarding banks and other financial institutions and investors therein of the purchase and ownership of units in SP+ INFRA.
Absence of Regulatory Oversight. Notwithstanding that the Investment Advisor is registered as an investment adviser under the Advisers Act, and the Fund may be considered similar in some ways to an investment company, the Fund is not required and does not intend to register under the Advisers Act, and, accordingly, Unitholders are not afforded the protections of the Advisers Act.
Registration under the U.S. Commodity Exchange Act. Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in SP+ INFRA’s, the General Partner’s or its Affiliates’ operations (including, without limitation, any change that causes the General Partner or its principals to be subject to certain specified covered statutory disqualifications) necessary to maintain the General Partner’s or the Investment Advisor’s ability to rely upon an exemption from registration (including as described under “Item 1(c). Description of Business—Certain U.S. Tax Considerations”) could adversely affect SP+ INFRA’s ability to implement its investment program, conduct its operations and / or achieve its objectives and subject SP+ INFRA to certain additional costs, expenses and administrative burdens. Furthermore, any determination by the General Partner to cease or to limit holding or investing in interests, which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on SP+ INFRA’s ability to implement its investment objectives and to hedge risks associated with its operations.
Laws of Other Jurisdictions Where SP+ INFRA is Marketed. Units in SP+ INFRA can be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Registration Statement. In order to market units in SP+ INFRA in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), SP+ INFRA, the General Partner, Stonepeak and its Affiliates will be required to comply with applicable laws and regulations relating to such activities. Compliance might involve, among other things, making notifications to or filings with local regulatory authorities, registering SP+ INFRA, the General Partner, Stonepeak and its Affiliates or the Units with local regulatory authorities or complying with operating or investment restrictions and requirements, including with respect to prudential regulation. Compliance with such laws and regulations could limit the ability of SP+ INFRA to participate in investment opportunities and could impose onerous or conflicting operating requirements on SP+ INFRA, the General Partner, Stonepeak and its Affiliates. The costs, fees and expenses incurred in order to comply with such laws and regulations, including, without limitation, related legal fees and filing or registration fees and expenses, will be borne by SP+ INFRA and could be substantial. In addition, if SP+ INFRA, the General Partner, Stonepeak and its Affiliates were to fail to comply with such laws and regulations, any or all of them could be subject to fines or other penalties, the cost of which typically would be borne by SP+ INFRA.
European Regulation of ESG. The European regulatory environment for alternative investment fund managers and financial services firms continues to evolve and increase in complexity, making compliance more costly and time-consuming, including in relation to ESG matters. In particular, under the Sustainable Finance Disclosure Regulation (2019/2088) (the “SFDR”), which took effect from 10 March 2021 and the Regulation on the establishment of a framework to facilitate sustainable investment (2020/852) (the “Taxonomy Regulation”) which took effect from January 2022, in-scope alternative investment fund managers are required to provide transparency with regard to the integration of sustainability risks and the consideration of adverse sustainability impacts in their processes and with respect to the alternative investment funds (“AIFs”) that they manage or market in the E.U. and, where applicable, information regarding such environmental and / or social characteristics as may be promoted by the AIFs that they manage or market in the E.U.
SP+ INFRA is not directly subject to SFDR or the Taxonomy Regulation but these regulations may have an indirect impact on the Investment Advisor and Fund by virtue of the fact the Luxembourg AIFM will need to comply with these regulations and provide certain sustainability related disclosures in respect of the integration of sustainability risks in its decisions and sustainability-related information with respect to the Lux Fund and in relation to such environmental and / or social characteristics as may be promoted by the Lux Fund as part of its investment strategy. As a result of the parallel management between the Fund and the Lux Fund, the impact of the SFDR and the Taxonomy Regulation on the Luxembourg AIFM and the Lux Fund may indirectly impact SP+ INFRA. While it is not currently anticipated that SP+ INFRA will be directly prevented from making any investments as a result of the application of the SFDR or the Taxonomy Regulation to the Lux Fund, these regulatory developments could expose Stonepeak to conflicting regulatory requirements in the United States and the European Union, and compliance with applicable ESG related rules is expected to result in increased legal, compliance, reporting and other associated costs and expenses which may be borne by SP+ INFRA.
SP+ INFRA will bear the costs and expenses of compliance with applicable ESG-related legislation or regulations, including costs and expenses of collecting and calculating data and the preparation of policies, disclosures and reports, in addition to other matters that relate solely to marketing and regulatory matters, and such costs and expenses will reduce investor returns. Stonepeak reserve the right to adopt such arrangements as it deems necessary or desirable to comply with any applicable requirements of the SFDR, the Taxonomy Regulation and any other applicable ESG-related legislation or regulations, including in respect of commitments made by the Lux Fund under such regulations, which may have an indirect impact on SP+ INFRA.
Further information with respect to the specific environmental and social characteristics that are promoted by the Lux Fund can be provided on request.
“Bad Actor” Restrictions for Private Placements Conducted Under Rule 506 of Regulation D. Regulation D under the Securities Act bars issuers deemed to be “bad actors” from relying on the exemption from registration under the Securities Act provided by Rule 506 of Regulation D (“Rule 506”) if a “covered person” of the issuer has been the subject of a “disqualifying event” (each as defined below). “Covered persons” include, among others, the issuer, its affiliates, any investment manager or solicitor of the issuer, any director, executive officer or other officer participating in the offering of the issuer, any general partner or managing member of the foregoing entities, any promoter of the issuer and any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. A “disqualifying event” includes, among other things, certain (i) criminal convictions and court injunctions and restraining orders issued in connection with the purchase or sale of a security, false filings with the SEC or arising out of the conduct of certain financial services businesses; (ii) final orders from the CFTC, federal banking agencies and certain other regulators that bar a person from associating with a regulated entity or engaging in the business of securities, insurance or banking or that are based on certain fraudulent conduct; (iii) SEC disciplinary orders relating to investment advisers, brokers, dealers and their associated persons; (iv) SEC cease and desist orders relating to violations of certain anti-fraud provisions and registration requirements of the federal securities laws; (v) suspensions or expulsions from membership in a self-regulatory organization (“SRO”) or from association with an SRO member; and (vi) U.S. Postal Service false representation orders. A disqualification occurs only in the case of a disqualifying event of a covered person that occurred or occurs on or after September 23, 2013, although issuers must disclose to potential investors in an offering pursuant to Rule 506 disqualifying events of covered persons that occurred before September 23, 2013. Rule 506 provides an exception from disqualification if the issuer can show that it did not know and, in the exercise of reasonable care could not have known, that the issuer or any other covered person was subject to a disqualifying event, although an issuer will not be able to establish that it has exercised reasonable care unless it has made, in light of the circumstances, factual inquiry into whether any disqualifications exist.
In connection with the offering of the Fund’s Units, Stonepeak and the General Partner will make inquiries into whether any persons that either Stonepeak or the General Partner has determined to be covered persons of SP+ INFRA have been subject to any disqualifying events. In some circumstances, however, Stonepeak’s or the General Partner’s ability to determine whether SP+ INFRA would be disqualified from relying on Rule 506 will depend on the cooperation of parties over whom Stonepeak or the General Partner has limited control and influence. If any of SP+ INFRA’s covered persons, including any such covered person affiliated with Stonepeak or the General Partner, is subject to a disqualifying event, SP+ INFRA could lose the ability to raise capital in a future offerings in reliance on Rule 506 for a significant period of time and SP+ INFRA’s business, financial condition and results of operations could be materially and adversely affected.
Each investor may be required to represent that neither it nor any of its beneficial owners is subject to a disqualifying event. In addition, if at any time a Unitholder is or becomes subject to a disqualifying event that could result in disqualification of the Fund’s use of the Rule 506 exemption under the Securities Act, as determined in good faith by the General Partner, at any time on or prior to the final admission of Unitholders, then the portion of such Unitholder’s Units in the Fund in excess of 19.99% of the aggregate voting interests of the Fund will be converted to non-voting interests, and such non-voting interests will not be included for purposes of calculating any vote, approval or consent of the Unitholders under the Fund LPA.
FOIA. To the extent that the General Partner determines in good faith that, as a result of the U.S. Freedom of Information Act (“FOIA”), any governmental public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement, a Unitholder or any of its Affiliates may be required to disclose information relating to SP+ INFRA, its Affiliates, and / or any entity in which an Investment is made (other than certain fund-level, aggregate performance information described in the Fund LPA), which disclosure could, for example, affect SP+ INFRA’s competitive advantage in finding attractive investment opportunities. The General Partner may, in order to prevent any such potential disclosure, withhold all or any part of the information otherwise to be provided to such Unitholder, as more fully described in the Fund LPA. Without limiting the foregoing, in the event that any party seeks the disclosure of information relating to SP+ INFRA, its Affiliates, and / or any entity in which an Investment is made under FOIA or any such similar law, the General Partner may, in its discretion, initiate legal action and / or otherwise contest such disclosure, which may or may not be successful, and any expenses incurred therewith will be borne by SP+ INFRA.
Handling of Mail. Mail addressed to SP+ INFRA and received at its registered office will be forwarded unopened to the forwarding address supplied by SP+ INFRA to be dealt with. None of SP+ INFRA, the Investment Advisor, the General Partner, or any of its or their directors, officers, advisors, or service providers (including any organization which provides registered office services in Delaware) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address. In particular, the directors or officers, as applicable, of the General Partner will only receive, open or deal directly with mail which is addressed to them personally (as opposed to mail which is addressed just to SP+ INFRA). See also “—Coronavirus and Public Health Emergencies” above.
Proxy Statements, Unitholder Proposals and Other Matters. Unitholders are not entitled to vote in the election of the Fund’s directors. Accordingly, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under the Fund LPA or Delaware law. Moreover, Unitholders are not able to bring matters before meetings of unitholders or nominate directors at such meeting, nor are they generally able to submit unitholder proposals under Rule 14a-8 of the Exchange Act except on matters on which such Unitholders have voting rights, if any.
Change of Law. In addition to the risks regarding regulatory approvals, it should be noted that government counterparties or agencies may have the discretion to implement, change or increase regulation or to implement laws affecting the operations of SP+ INFRA and its portfolio companies. SP+ INFRA and its portfolio companies also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on SP+ INFRA and / or its portfolio companies. Governments have considerable discretion in implementing regulations, including, for example, the possible imposition or increase of taxes on income earned by or from a portfolio company or gains recognized by SP+ INFRA on its investment in a portfolio company, that could impact the portfolio company’s business as well as SP+ INFRA’s return on investment with respect to such portfolio company. These same factors may limit the ability of SP+ INFRA to source, diligence and execute new investments and to manage, finance and exit investments in the future, and governmental mitigation actions may constrain or alter existing financial, legal and regulatory frameworks in ways that are adverse to the investment strategy SP+ INFRA intends to pursue, all of which could adversely affect SP+ INFRA’s ability to fulfill its investment objectives. Moreover, because some of SP+ INFRA’s portfolio companies may provide basic everyday services and / or face limited competition, or because the industries of certain of SP+ INFRA’s portfolio companies may be considered strategic areas or for other reasons, governments may be influenced by political considerations and may make decisions that adversely affect a portfolio company’s business.
1940 Act Considerations. The Fund and the Feeder Fund currently intend to rely upon the exclusion from the definition of “investment company” set out in Section 3(c)(7) of the 1940 Act. Reliance on Section 3(c)(7) of the 1940 Act requires, among other things, that each purchaser be a “qualified purchaser.” A “qualified purchaser,” as such term is defined in the 1940 Act, including the rules and regulations thereunder, includes a natural person who owns not less than $5 million in investments or a company, acting for its own account or the accounts of other qualified purchasers, that owns and invests on a discretionary basis not less than $25 million in investments, and certain trusts. The Fund’s subscription documents and Fund LPA will contain representations and restrictions on transfer designed to assure that the foregoing conditions are met. Further, Stonepeak intends to operate such that none of the Fund, the Feeder Fund, the Aggregators, the Lower Funds or any Parallel Fund will be required to register as investment companies under the 1940 Act.
While not currently expected, in light of SP+ INFRA’s perpetual structure, in the future, the General Partner may determine in its sole discretion for the Fund and/or the Feeder Fund to seek to: (i) rely on a different exclusion from the definition of “investment company” under the 1940 Act; (ii) register as an investment company under the 1940 Act; or (iii) elect to be regulated as a business development company under the 1940 Act.
If the Fund and the Feeder Fund were to rely on a different exclusion from the definition of “investment company” under the 1940 Act, it is possible a change in the value of SP+ INFRA’s assets could cause SP+ INFRA to fall within the definition of “investment company” inadvertently. As a result, SP+ INFRA may need to structure its holdings and business operations in a different manner, including restricting or limiting the scope of its operations or the types of acquisitions that it may make, modifying its organizational structure and tax treatment, or acquiring or disposing of assets that it might not have otherwise. SP+ INFRA may incur additional costs and expenses and be subject to increased regulatory scrutiny as a result of such a change. Specifically, if the General Partner were to structure SP+ INFRA’s holdings and business operations in such a manner that in the future it does not meet the definition of an “investment company” set out in Section 3(a)(1) of the 1940 Act, it is expected that SP+ INFRA’s assets would primarily consist of majority-controlled portfolio companies or general partner or co-general partner interests in joint ventures (that in turn hold majority or primary control of portfolio companies). It is expected these joint ventures would generally be alongside Other Stonepeak Accounts and in cases where SP+ INFRA is a co-general partner of the joint venture an Other Stonepeak Account may be the other co-general partner. In such cases the relative economic interests of the co-general partners are expected to vary from joint venture to joint venture and such Other Stonepeak Accounts may have certain governance rights that do not correspond with their economic interests on a pro rata basis.
Any adjustment in SP+ INFRA’s business strategy, assets, tax treatment or other matters related to a change in SP+ INFRA’s treatment under the 1940 Act could negatively impact the value of the Units.

If the Fund and the Feeder Fund are required to register as an investment company under the 1940 Act, SP+ INFRA would become subject to substantial regulation with respect to its capital structure (including the ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the 1940 Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the 1940 Act would, accordingly, limit SP+ INFRA’s ability to make certain investments and require it to significantly restructure its business plan, which could materially adversely affect SP+ INFRA’s NAV and its ability to pay distributions to Unitholders.
Economic Sanctions and Anti-Bribery Considerations. Economic sanctions laws in the United States and other jurisdictions may prohibit Stonepeak, Stonepeak’s professionals and SP+ INFRA from transacting with or in certain countries and with certain individuals and companies. For example, in the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, sanctions evaders and other parties subject to OFAC sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time (as has recently been the case with respect to Russia and certain Russian and Belarusian entities and individuals), can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries and territories regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions may significantly restrict SP+ INFRA’s investment activities in certain countries and territories, and if SP+ INFRA or its portfolio companies were to violate any such laws or regulations, they may face significant legal and monetary penalties. Other jurisdictions maintain different and / or additional economic and trade sanctions. Accordingly, SP+ INFRA may require Unitholders to represent that they are not named on a list of prohibited entities and individuals maintained by OFAC or under similar E.U. Regulations and U.K. Regulations (including as the latter are extended to the Cayman Islands by Statutory Instrument), and Cayman Islands Regulations, and are not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the U.S., the United Nations, the E.U., the U.K. or the Cayman Islands (collectively “Sanctions Lists”). If a Unitholder is on a Sanctions List, SP+ INFRA may be required to cease any further dealings with the Unitholder’s interest in SP+ INFRA until such sanctions are lifted or a license is sought under applicable law to continue dealings. Accordingly, these types of sanctions laws may prohibit or limit SP+ INFRA’s investment activities. Although Stonepeak expends significant effort to comply with the sanctions regimes in the countries where it operates, one of these rules could be violated by Stonepeak’s or Fund’s activities, which would adversely affect SP+ INFRA.
Accordingly, SP+ INFRA may require each investor to represent and warrant, on a continuing basis, that it is not, and that, to the best of its knowledge or belief, its beneficial owners, controllers or authorized persons (“Related Persons”) (if any) are not: (i) named on any list of sanctioned entities or individuals maintained by the OFAC or pursuant to E.U. and / or U.K. Regulations (as the latter are extended to the Cayman Islands by Statutory Instrument) and / or Cayman Islands legislation, (ii) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations, OFAC, the E.U., the U.K. and / or the Cayman Islands apply, or (iii) otherwise subject to sanctions imposed by the United Nations, OFAC, the E.U., the U.K. (including as the latter are extended to the Cayman Islands by Statutory Instrument) or the Cayman Islands (collectively, a “Sanctions Subject”).
Where an investor or a Related Person is or becomes a Sanctions Subject, SP+ INFRA may be required immediately and without notice to such investor to cease any further dealings with the investor and / or the investor’s interest in SP+ INFRA until the investor or the relevant Related Person (as applicable) ceases to be a Sanctions Subject, or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”). SP+ INFRA, the General Partner, the Investment Advisor and their respective employees, agents and representatives shall have no liability whatsoever for any liabilities, costs, expenses, damages and / or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the investor as a result of a Sanctioned Persons Event.

In addition, should any investment made on behalf of SP+ INFRA subsequently become subject to applicable sanctions, SP+ INFRA may immediately and without notice to the investor cease any further dealings with that investment until the applicable sanctions are lifted or a license is obtained under applicable law to continue such dealings.
In some countries, there is a greater acceptance than in the United States of government involvement in commercial activities, and of corruption. Stonepeak, the Stonepeak professionals and SP+ INFRA are committed to complying with the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act of 2010 (the “U.K. Bribery Act”) and other anti-corruption laws, anti-bribery laws and regulations as well as anti-boycott regulations, to which they are subject. As a result, SP+ INFRA may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for SP+ INFRA to act successfully on investment opportunities and for portfolio companies to obtain or retain business. Although Stonepeak conducts anti-corruption due diligence on all targets with operations, SP+ INFRA may acquire an Investment with risks related to prior non-compliance with one or more of these statutes. Furthermore, although Stonepeak has robust compliance programs designed to ensure strict compliance by Stonepeak and its personnel with the FCPA and the U.K. Bribery Act and other similar laws, even reasonable compliance programs may not be effective in all instances at preventing violations.
In recent years, the U.S. Department of Justice and the SEC have devoted significant resources to enforcement of the FCPA. In addition, the U.K. Bribery Act is broader in scope than the FCPA and applies to private and public sector corruption and holds companies liable for failure to prevent bribery unless they have adequate procedures in place to prevent bribery. Moreover, in February 2024, the U.S. Treasury Department’s FinCEN proposed a rule that would require registered investment advisers such as Stonepeak to implement an anti-money laundering program, file suspicious activity reports, and to maintain additional records related to such activities. It is unknown at this time whether the SEC and FinCEN will adopt these proposals, with or without amendments, and if so the timing of such adoption and the scope of obligations. Other countries have also adopted or improved their anti-corruption legal regimes in recent years. Many of these laws have extraterritorial application. In addition, in spite of Stonepeak’s policies and procedures, portfolio companies, particularly in cases where SP+ INFRA or Other Stonepeak Account does not control such portfolio company, and persons acting on behalf of SP+ INFRA or any portfolio company and third-party consultants, managers and advisors, including Related Persons of Stonepeak, may engage in conduct and activities that could result in a violation of one or more of the FCPA, U.K. Bribery Act or other similar laws. Any determination that a related entity not controlled by Stonepeak or SP+ INFRA, or Stonepeak or SP+ INFRA themselves or their controlled entities, have violated the FCPA, the U.K. Bribery Act or other applicable anti-corruption laws or anti-bribery laws (including Luxembourg) could subject Stonepeak and SP+ INFRA to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation, reputational harm and / or a general loss of investor confidence, any one of which could adversely affect Stonepeak’s business prospects and / or financial position, as well as SP+ INFRA’s ability to achieve its investment objective and / or conduct its operations. SP+ INFRA may incur costs and expenses associated with engaging external counsel or other third-party consultants or professionals in connection with inquiries or investigations relating to the FCPA, the U.K. Bribery Act or other applicable anti-corruption laws or anti-bribery laws. In these cases, SP+ INFRA could suffer significant losses from the cost of defense, interruption to ordinary operations and fines and penalties.
Antitrust Risk. SP+ INFRA and its portfolio companies will be subject to antitrust and competition rules that apply in the U.S. and the countries or regions where they do business. Failure to comply with those rules could result in sanctions, fines or penalties, including civil damage actions, or delays in consummating SP+ INFRA’s Investments. In certain instances, a failure to comply could also result in an inability to consummate an Investment, restricting additional investment(s) in existing Investments and / or requiring divestment of certain assets. This could also negatively affect Stonepeak’s brand and reputation and could require the General Partner’s and / or the Investment Advisor’s management to devote time to compliance with such rules and resolution of such outcomes, which would reduce the time spent on SP+ INFRA’s other activities. In some cases, private equity sponsors could be held jointly and severally liable for any sanctions or penalties imposed on current or former portfolio companies for breach of antitrust rules or regulations. This has become particularly true in Europe. Also, there have been governmental investigations and lawsuits alleging that certain club deals or consortium bids constituted an illegal attempt to collude and drive down the price on acquisitions. There can be no assurances that SP+ INFRA, the General Partner, the Investment Advisor or the portfolio companies will not be subject to litigation or investigations involving consortium bids or allegations of other anticompetitive activity, or the resulting negative impacts described above.

Cayman Islands Regulatory Oversight. Many investment vehicles related to SP+ INFRA and established in the Cayman Islands will be required to register and be regulated as a private fund under the Private Funds Act (as revised) (the “Private Funds Act”) of the Cayman Islands. Once registered, the Cayman Islands Monetary Authority (the “Authority”) will have supervisory and enforcement powers to ensure any such vehicle’s compliance with the Private Funds Act. The Authority may take certain actions if it is satisfied that a regulated private fund is or is likely to become unable to meet its obligations as they become due, or is carrying on business fraudulently or otherwise in a manner detrimental to the public interest or to the interests of its investors or creditors, or is carrying on or is attempting to carry on business or is winding up of its business voluntarily in a manner that is prejudicial to its investors or creditors. The powers of the Authority include the power to require the substitution of the general partner of such vehicle, to appoint a person to advise such vehicle on the proper conduct of its affairs or to appoint a person to assume control of the affairs of such vehicle. There are other remedies available to the Authority including the ability to apply to court for approval of other actions.
Cayman Islands Data Protection. The Cayman Islands Government enacted the Data Protection Act (as revised) (the “DPL”) on 18 May 2017. The DPL introduces legal requirements for SP+ INFRA based on internationally accepted principles of data privacy.
The Fund has prepared a document outlining the Fund’s data protection obligations and the data protection rights of investors (and individuals connected with investors) under the DPL (the “Fund Privacy Notice”). The Fund Privacy Notice is contained within the Subscription Agreement.
Prospective investors should note that, by virtue of making investments in SP+ INFRA and the associated interactions with SP+ INFRA and its Affiliates and / or delegates (including completing the Subscription Agreement, and including the recording of electronic communications or phone calls where applicable), or by virtue of providing SP+ INFRA with personal information on individuals connected with the investor (for example directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) such individuals will be providing SP+ INFRA and its Affiliates and / or delegates (including, without limitation, any third party administrator) with certain personal information which constitutes personal data within the meaning of the DPL. SP+ INFRA shall, to the extent applicable, act as a data controller in respect of this personal data and its Affiliates and / or delegates, such as a third party administrator, the Investment Advisor and others, may act as data processors (or data controllers in their own right in some circumstances).
By investing in SP+ INFRA and / or continuing to invest in SP+ INFRA, investors shall be deemed to acknowledge that they have read in detail and understood the Fund Privacy Notice and that the Fund Privacy Notice provides an outline of their data protection rights and obligations as they relate to the investment in the Fund. The Subscription Agreement contains relevant representations and warranties.
Oversight of the DPL is the responsibility of the Ombudsman’s office of the Cayman Islands. Breach of the DPL by the Fund could lead to enforcement action by the Ombudsman, including the imposition of remediation orders, monetary penalties or referral for criminal prosecution.
LEGAL & REGULATORY – ERISA
Risks Arising from Provision of Managerial Assistance. The General Partner will use commercially reasonable efforts such that the assets of the Fund should not constitute “plan assets” of any Unitholder that is a “benefit plan investor” (within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by the Plan Asset Regulations, and may, in this regard, elect to operate the Fund as a VCOC within the meaning of the Plan Asset Regulations). Operating the Fund as a VCOC would require that the Fund obtain rights to substantially participate in or influence the conduct of the management of a number of the Fund’s Investments. In the case of Investments in portfolio companies, the Fund will typically designate a director to serve on the board of directors of one or more portfolio companies as to which it obtains such rights. The designation of directors and other measures contemplated could expose the assets of the Fund to claims by a portfolio company, its security holders and its creditors. While the General Partner intends to minimize exposure to these risks, the possibility of successful claims cannot be precluded. No assurance can be given that the Fund will operate as a VCOC.

ERISA Considerations. Because the General Partner may operate the Fund in a manner intended to qualify the Fund as a VCOC in order to avoid holding “plan assets” within the meaning of ERISA, the Fund may be restricted or precluded from making certain Investments. In addition, such operation could require the General Partner to liquidate Investments at a disadvantageous time, resulting in lower proceeds to the Fund than might have been the case without the need for such compliance.
Risk Arising from Potential Control Group Liability. Under ERISA, upon the termination of a tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group.
A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that the Fund holds in one or more of its portfolio companies, the Fund itself cannot be considered part of an ERISA controlled group unless the Fund is considered to be a “trade or business”.
While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one U.S. Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including the fund’s level of involvement in the management of its portfolio companies and the nature of any management fee arrangements.
If the Fund were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the Investment by the Fund and / or its Affiliates and other co-investors in a portfolio company and their respective ownership interests in the portfolio company, that any tax-qualified single employer defined benefit pension plan liabilities and / or multiemployer plan withdrawal liabilities incurred by the portfolio company could result in liability being incurred by the Fund, with a resulting need for additional capital contributions, the appropriation of Fund assets to satisfy such pension liabilities and / or the imposition of a lien by the PBGC on certain Fund assets. Moreover, regardless of whether or not the Fund were determined to be a trade or business for purposes of ERISA, a court might hold that one of the Fund’s portfolio companies could become jointly and severally liable for another portfolio company’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.
LEGAL & REGULATORY – TAX
General Tax Considerations. An investment in the Fund may involve complex tax considerations that will differ for each investor, and there may be delays in distributing important tax information to investors (including the distribution of U.S. Schedule K-1s or their equivalent). In addition, the Fund will take positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Should the IRS or another tax authority successfully challenge any such positions, the Fund or a Unitholder might be found to have a different tax liability for that year than that reported on the applicable tax return.
Tax Liability. Any change of the Fund’s tax status or in taxation legislation or any interpretation thereof in the United States or any country where the Fund has assets or operations could affect the value of the assets held by the Fund or its ability to achieve its investment strategy or provide favorable returns to Unitholders. Any such change could also adversely affect the net amount of any repurchase proceeds paid to Unitholders. If the Fund is treated as having a permanent establishment, or as otherwise being engaged in a trade or business, in any country in which it invests or in which its interests are managed, income attributable to or effectively connected with such permanent establishment or trade or business may be subject to tax in the place of such permanent establishment. In order for the Fund to maintain its tax status, continued attention must be paid to ensure that all relevant conditions are satisfied in all the jurisdictions which the Fund operates in order to avail itself of any benefits.
Base Erosion, Profit Shifting and Related Measures. The Organization for Economic Co-operation and Development (“OECD”) together with the G20 countries has committed to reduce perceived abusive global tax avoidance, referred to as base erosion and profit shifting (“BEPS”). As part of this commitment, an action plan has been developed to address BEPS with the aim of securing tax revenue by realigning taxation with economic activities and value creation by creating a single set of consensus based international tax rules. As part of the BEPS project, new rules dealing with the operation of double tax treaties, the definition of permanent establishments, interest deductibility and the taxation of hybrid instruments and hybrid entities have already been introduced and will continue to be introduced in relevant tax legislation of participating OECD countries. Depending on if and how these proposals are implemented, they may have a material impact on how returns to investors are taxed. Such implementation may also give rise to additional reporting and disclosure obligations for the Fund and / or its investors.
FATCA. Under the Foreign Account Tax Compliance Act (“FATCA”), all entities in a broadly defined class of foreign financial institutions (“FFIs”) must comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments and non-U.S. entities which are not FFIs must either certify they have no substantial U.S. beneficial ownership or report certain information with respect to their substantial U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to non-participating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current regulations, however the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments described above. Withholding on these payments is not set to apply before the date that is two years after the date of publication of final regulations defining the term “foreign passthru payment.” In general, non-U.S. investment funds, such as underlying entities in which the Fund may invest are considered FFIs. The reporting requirements imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS or, if subject to an intergovernmental agreement (“IGA”), register with the IRS and comply with the reporting requirements regime of the IGA and any implementing legislation enacted thereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of reported information with the IRS. The Investment Advisor intends that any non-U.S. partnership that constitutes an FFI would comply, to the extent reasonably practicable, with the reporting requirements to avoid the imposition of the withholding tax, but if such FFI does not do so (because, for example, investors fail to provide the required information), certain payments made to any such FFI may be subject to a withholding tax, which would reduce the cash available to investors. Further, these reporting requirements may apply to underlying entities in which the Fund invests, and the Fund may not have control over whether such entities comply with the reporting regime. Such withheld amounts that are allocable to a Unitholder may be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. In addition, non-U.S. investment funds and underlying entities in which the Fund may invest may be subject to reporting requirements in other jurisdictions under legislation similar to FATCA, such as legislation implementing the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard. Potential investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.
Possible Legislative or Other Developments. All statements contained in this Registration Statement concerning the income tax consequences of any investment in the Fund are based upon existing law and the interpretations thereof. Therefore, no assurance can be given that the currently anticipated income tax treatment of an investment in the Fund will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of Unitholders. Additionally, tax authorities in jurisdictions where the Fund maintains Investments may change their tax codes so as to materially increase the tax burden associated with an investment in the Fund or to force or attempt to force increased disclosure from or about the Fund and / or the Unitholders as to the identity of all persons having a direct or indirect interest in the Fund. Such additional disclosure may take the form of additional filing requirements on Unitholders.
Taxation in Certain Jurisdictions. The Fund, vehicles through which the Fund makes Investments, or Unitholders may be subject to income or other tax in the jurisdictions in which Investments are made, jurisdictions in which the Fund operates, and / or jurisdictions of entities through which the Fund makes Investments. Additionally, withholding tax or branch tax may be imposed on the Fund’s earnings (or vehicles through which the Fund invests) from Investments in such jurisdictions. Local and other tax incurred in non-U.S. jurisdictions by the Fund or vehicles through which the Fund invests may not be creditable to or deductible by a Unitholder under the tax laws of the jurisdiction where such Unitholder resides, including the United States. There can be no assurance that tax authorities in such jurisdictions will not treat the Fund (or any of its Affiliates) as if the Fund or its Affiliates have a permanent establishment in the local jurisdiction, which would result in additional local taxation. Changes to taxation treaties (or their interpretation) between countries in Europe and countries through which the Fund invests may adversely affect its ability to efficiently realize income or capital gains.
Changes in Tax Law. Changes in applicable law or interpretations of such law may in particular adversely affect the Fund’s ability to efficiently realize income or capital gains. To the extent possible, the Fund seeks to structure its Investments and activities to minimize its tax liability; however, there can be no assurance that the Fund will be able to eliminate its tax liability or reduce it to a specified level. Unitholders should be aware that the described tax effects are based on the currently applicable law and its interpretation by jurisprudence and the respective tax authorities.
U.S. Federal Income Tax Legislation. According to publicly released statements, a top legislative priority of President Biden’s administration and of Democrats in the Senate and the House of Representatives is significant tax increases and various other changes to U.S. tax rules. Legislation has been proposed that includes, among other changes, increases in the corporate and capital gains rates and further modifications to the international tax rules. It is unclear whether any legislation will be enacted into law or, if enacted, what form it would take, and it is also unclear whether there could be regulatory or administrative action that could affect U.S. tax rules. The impact of any potential tax changes on an investment in the Fund is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact on their investment in the Fund and the impact on the Fund and any potential investments.
UBTI & ECI; Tax Treatment of Corporations. The Fund generally expects to make investments that give rise to UBTI, other than UDFI, or ECI (all as defined below) (other than with respect to ECI resulting from entities classified as United States real property holding corporations (“USRPHC”)) through Corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction. Although the Fund believes any Corporation, if formed, should be respected, it is possible the IRS could seek to disregard the Feeder Fund or any Corporation for UBTI or ECI purposes, which could result in the debt-financed property or other UBTI rules being applied to tax-exempt Unitholders directly or the ECI rules being applied to Non-U.S. Unitholders directly.
Although the Fund generally expects to avoid incurring ECI and UBTI (other than UDFI) by making investments through entities classified as corporations for U.S. federal income tax purposes, there can be no guarantee the Fund will in fact do so and investors that are sensitive to direct incurrence of UBTI, including UDFI, or ECI, including ECI arising from an investment in a USRPHC, are encouraged to consider an investment in the Feeder Fund.
To the extent that the Feeder Fund and / or the Corporation were disregarded by the IRS, an investment in the Fund by a tax-exempt Unitholder may result in such Unitholder recognizing UBTI (including from a trade or business conducted by a partnership of which the tax-exempt entity is a partner). Thus, tax-exempt Unitholders should be aware that they may be subject to U.S. federal income tax (and possibly state and local income tax) with respect to their share of such income and gain from the Fund that is treated as UBTI. Additionally, the Fund may directly or indirectly incur leverage on a portfolio or investment basis and such leverage may give rise to unrelated debt-financed income (“UDFI”). No assurances can be provided that the Fund will not incur UDFI and that such UDFI will not be attributed directly to tax-exempt investors. In addition, an investment in the Fund by a Non-U.S. Unitholder may result in such Unitholder recognizing and being required to report income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). Non-U.S. Unitholders must generally file U.S. federal income tax returns and pay U.S. federal income tax with respect to ECI of the Fund allocable to them. Regardless of whether the Fund’s activities constitute a trade or business, under provisions added to the Code by the FIRPTA, gain derived by the Fund from the disposition of U.S. real property interests (including interests in certain entities owning U.S. real property interests) is generally treated as ECI. Thus, Non-U.S. Unitholders that invest in the Fund should be aware that a portion of the Fund’s income and gain from U.S. Investments may be treated as ECI and thus may cause the Non-U.S. Unitholders to be subject to U.S. federal income tax (and possibly state and local income tax), as well as U.S. federal income tax return filing obligations, with respect to their share of such income and gain. Stonepeak has no obligation to minimize UBTI or ECI.
Prospective investors should consult their own tax advisors regarding the foregoing.
Phantom Income. A Unitholder that is subject to U.S. tax or subject to tax in other jurisdictions may be required to take into account its allocated share of all items of partnership income, gain, loss, deduction and credit, whether or not distributed. Because of the nature of the Fund’s investment activities, it may generate taxable income in excess of cash distributions to the Unitholders and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of the Units.
U.S. Taxation of Carried Interest. U.S. federal income tax law treats certain income allocations to service providers by a partnership (such as the Fund) as short-term capital gain taxed at higher ordinary income rates unless such partnership has held the asset which generated such gain for more than three years. Similar rules may operate in other jurisdictions. This may create an incentive for the General Partner to cause the Fund to hold investments for a longer period. In addition, this three-year holding period requirement for long-term capital gains treatment in respect of carried interest may create the potential for conflicts of interest between the General Partner and Unitholders. For example, the General Partner may cause the Fund to borrow more frequently, in greater amounts, or for longer periods; hold investments for longer than it would absent adverse tax consequences to the General Partner from a shorter holding period; or waive or defer the distribution or allocation of carried interest to the General Partner, potentially changing the character or amount of income allocated to Unitholders. In addition, the current tax treatment of carried interest may change and carried interest may not be eligible for the preferential long-term capital gains tax rate. Any such change could adversely affect employees or other individuals performing services for the Fund and / or its portfolio companies who hold direct or indirect interests in the Fund and benefit from carried interest, which could make it more difficult for Stonepeak to incentivize, attract and retain individuals to perform services for the Fund and / or its portfolio companies. Any such developments could thus adversely affect the Fund’s investment returns allocable to the Unitholders. It is unclear whether the current tax treatment of carried interest will change or how it would apply to Stonepeak and any other individual involved with the Fund who benefit from carried interest.
U.S. Federal Income Tax Liability Resulting from IRS Audits. U.S. federal income taxes arising from an IRS audit of the Fund will be paid by the Fund unless the Fund qualifies for and affirmatively elects an alternative procedure. However, there can be no assurances that the Fund will be eligible to make such an election or that it will, in fact, make such an election. In addition, a “partnership representative” will have the power to act on behalf of the Fund and its Unitholders in all IRS audits and other proceedings involving the Fund’s U.S. federal income, loss, deductions, and credits. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations” for more information.
Use of Corporate Intermediate Entities. Significant amounts of the assets of the Fund and the Feeder Fund are expected to be held through one or more entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax (including, in order to streamline tax reporting to investors, U.S. Corporations which hold interests in investments which would not timely provide tax reporting or which consist of interests in certain foreign corporations subject to the passive foreign income company rules). Thus, significant incremental tax may be incurred from the use of such entities. Prospective investors should consult their own tax advisors regarding the foregoing.
Potential Conflicts of Interest
Stonepeak has conflicts of interest, or conflicting loyalties, as a result of the overall investment activities of SP+ INFRA, Other Stonepeak Accounts, the General Partner, the Investment Advisor, the portfolio companies of SP+ INFRA and Other Stonepeak Accounts and Affiliates, partners, members, shareholders, officers, directors and employees of the foregoing, some of which are described herein. Additional conflicts of interest are also expected to arise by virtue of the Fund’s investments in Third-Party Fund Managers and their investment activities (including, where applicable, their management of Third-Party Pooled Investment Vehicles), although such Third-Party Fund Managers and Third-Party Pooled Investment Vehicles will not be considered “affiliates” of Stonepeak or SP+ INFRA for any purpose. However, not all potential, apparent and actual conflicts of interest are included in this Registration Statement, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. Potential Unitholders should review this section and the Form ADV of Stonepeak Partners LP carefully for additional risks and conflicts disclosure before making an investment decision. Prospective Unitholders should understand that (i) the relationships among SP+ INFRA, the General Partner, their respective Affiliates and the investment funds, managed accounts, proprietary accounts and other investment vehicles sponsored, managed or advised by any of them are complex and dynamic and (ii) as the General Partner’s, the Investment Advisor’s, their Affiliates’ and SP+ INFRA’s businesses change over time, the General Partner, the Investment Advisor and their Affiliates may be subject, and SP+ INFRA may be exposed, to new or additional conflicts of interest.
SP+ INFRA is subject to certain conflicts of interest arising out of SP+ INFRA’s relationship with Stonepeak, including the General Partner and its Affiliates. Certain members of the Board of Directors are also executives of Stonepeak and / or one or more of its Affiliates. There is no guarantee that the policies and procedures adopted by the Fund, the terms of its Fund LPA, the terms and conditions of the Investment Advisory Agreement, or the policies and procedures adopted by the Board of Directors, General Partner, the Investment Advisor, Stonepeak and their Affiliates, will enable SP+ INFRA to identify, adequately address or mitigate these conflicts of interest, or that the General Partner will identify or resolve all conflicts of interest in a manner that is favorable to SP+ INFRA, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them.
If any matter arises that the General Partner and / or its Affiliates (including the Investment Advisor) determine in their good faith judgment constitutes an actual conflict of interest, the General Partner and its Affiliates (including the Investment Advisor) will take such actions as they determine in good faith may be necessary or appropriate to mitigate the conflict, which will be deemed to fully satisfy any fiduciary duties they may have to SP+ INFRA or the Unitholders. Thereafter, the General Partner and / or its Affiliates (including the Investment Advisor) will be relieved of any liability related to such conflict to the fullest extent permitted by law and will be deemed to have satisfied applicable duties related thereto to the fullest extent permitted by law.
Actions that could be taken by the General Partner and / or its Affiliates (including the Investment Advisor) to mitigate a conflict include, by way of example and without limitation, (i) if applicable, handling the conflict as described in this Registration Statement, (ii) obtaining from the Board of Directors (or the Independent Directors) advice, waiver or consent to the conflict, or acting in accordance with the standards or procedures approved by the Board of Directors to address the conflict, (iii) disposing of the Investment or security giving rise to the conflict of interest, (iv) disclosing the conflict to the Board of Directors, including the Independent Directors, as applicable and / or the Unitholders (including, without limitation, financial statements or other communications), (v) appointing an independent client representative (an “Independent Client Representative”) or independent fiduciary to act or provide consent with respect to the matter giving rise to the conflict of interest, (vi) in connection with a matter giving rise to a conflict of interest with respect to an Investment, consulting with the Board of Directors (including the Independent Directors), the Unitholders, the limited partner advisory committee or limited partners of the applicable Other Stonepeak Accounts, or independent fiduciary or Independent Client Representative (if any) regarding the conflict of interest and either obtaining a waiver or consent from the applicable party(ies) of the conflict of interest or acting in a manner, pursuant to standards or procedures, approved by the applicable party(ies) with respect to such conflict of interest, (vii) validating the arms-length nature of the transaction by referencing participation by unaffiliated third parties, (viii) in the case of conflicts among clients, creating groups of personnel within Stonepeak separated by information barriers (which can be temporary and limited purpose in nature), each of which would advise or represent one of the clients that has a conflicting position with other clients, (ix) implementing policies and procedures reasonably designed to mitigate such conflict of interest or (x) otherwise handling the conflict as determined appropriate by Stonepeak in its discretion. For the avoidance of doubt, where the consent or approval of any limited partner advisory committee is sought with respect to any Other Stonepeak Account matter, the consent or approval of the Fund’s Board of Directors shall not be required in connection with such matter and the lack thereof shall not prevent any Other Stonepeak Account from proceeding on the basis of any Other Stonepeak Account limited partner advisory committee’s consent or approval (including in circumstance in which the Fund does not similarly proceed). Conversely, to the extent the limited partner advisory committee of any Other Stonepeak Account does not consent to or approve of a matter, notwithstanding the consent or approval of the Fund’s Board of Directors to such matter or the determination that such consent or approval is not necessary, the General Partner may determine not to proceed, which could result in the Fund not participating in transactions that the General Partner otherwise believes would be beneficial for the Fund.
There can be no assurance that Stonepeak will identify or resolve all conflicts of interest in a manner that is favorable to SP+ INFRA. In addition, investors should note that the Fund LPA contains provisions that, subject to applicable law, (i) reduce the duties, including fiduciary and other duties, to SP+ INFRA and its Unitholders to which the General Partner would otherwise be subject, (ii) waive duties or consent to the conduct of the General Partner that might not otherwise be permitted pursuant to such duties, and (iii) limit the remedies of a Unitholder with respect to breaches of such duties. Additionally, the Fund LPA contains exculpation and indemnification provisions that, subject to the specific exceptions enumerated therein (generally for intentional, wrongful acts), provide that the General Partner and its Affiliates (including the Investment Advisor) will be held harmless and indemnified, respectively, for matters relating to the operation of SP+ INFRA, including matters that may involve one or more potential or actual conflicts of interest. By executing a Subscription Agreement with respect to SP+ INFRA, each Unitholder will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest. Any specific consent to and waiver of certain conflicts of interest described below in no way limited the generality of the foregoing, which is applicable to all conflicts of interest described, implied or alluded to herein.
Performance-Based Compensation. The Performance Participation Allocation creates a greater incentive for the General Partner to make more speculative Investments on behalf of SP+ INFRA or time the purchase or sale of Investments in a manner motivated by the personal interest of Stonepeak personnel than if such performance-based compensation did not exist, as the General Partner receives a disproportionate share of profits above the hurdle amount. A similar incentive exists at the level of the Third-Party Pooled Investment Vehicles in which SP+ INFRA may invest. The general partner clawback with respect to SP+ INFRA’s indirect clawback liability pertaining to Third-Party Pooled Investment Vehicles in which SP+ INFRA may invest in respect of SP+ INFRA’s applicable share of carried interest generated by Third-Party Fund Managers in respect of such Third-Party Pooled Investment Vehicles, potentially creates other misalignments of interests between such Third-Party Pooled Investment Vehicles, on the one hand, and the investors in the Third-Party Pooled Investment Vehicles on the other hand, such as an incentive for the Third-Party Fund Managers to make more speculative investments, to defer disposition of an investment that would result in a realized loss (or a return on investment that was less than the preferred return, where applicable under the organizational documents of the relevant Third-Party Pooled Investment Vehicle) and trigger the clawback, or delay the dissolution and liquidation of a Third-Party Pooled Investment Vehicle if doing so would trigger a clawback obligation and / or seek to deploy capital in investments at an accelerated pace. Stonepeak will generally have no control over the decision to dispose of underlying investments made by Third-Party Fund Managers in which it invests, and will be reliant upon such Third-Party Fund Managers to make such decisions in a fair and reasonable manner and on a timely basis. In addition, the Tax Reform Bill enacted in 2017 provides for a lower capital gains tax rate on performance-based compensation from Investments held for at least three years, which can be expected to incentivize Third-Party Fund Managers in which SP+ INFRA invests to accelerate deployment of capital at the beginning of the investment period of closed-ended funds they manage, and the General Partner and Third-Party Fund Managers in which SP+ INFRA invests to hold investments longer to ensure long-term capital gains treatment or dispose of investments prior to any change in law that would result in a higher effective income tax rate on the Performance Participation Allocation or equivalent performance-based compensation respectively. Furthermore, upon the liquidation of SP+ INFRA, the General Partner may receive a Performance Participation Allocation with respect to a distribution in-kind of non-marketable securities. The amount of the Performance Participation Allocation will be dependent on the valuation of the non-marketable securities distributed, which will be determined by the General Partner and could incentivize the General Partner to value the securities higher than if there were no Performance Participation Allocation. The General Partner can engage a third party to determine the value of securities distributed in-kind or non-marketable securities and rely upon the third-party opinion of value, but there can be no assurance such an opinion will reflect value accurately. The General Partner is entitled to elect to receive its Performance Participation Allocation in the form of an in-kind distribution including if the purpose of such election is to permit Stonepeak personnel to donate such securities to charity (which may include private foundations, funds or other charities associated with any such personnel). The tax benefit derived from charitable giving has the effect of reinforcing and enhancing the incentives otherwise resulting from the existence of the General Partner’s Performance Participation Allocation described above.
In addition, the Investment Advisor will be paid a fee for its services based on SP+ INFRA’s NAV, which will be calculated by the General Partner. The Investment Advisor may elect to receive the Management Fee in cash or Units. The Management Fee will be payable to the Investment Advisor in consideration for its services. The calculation of SP+ INFRA’s NAV includes certain subjective judgments with respect to estimating, for example, the value of SP+ INFRA’s portfolio and its accrued expenses, net portfolio income and liabilities (e.g., exclusion of potentially subjective or contingent liabilities that may arise on or subsequent to the sale of an investment), and therefore, SP+ INFRA’s NAV may not correspond to realizable value upon a sale of those assets. The Investment

Advisor may benefit from SP+ INFRA retaining ownership of its assets at times when Unitholders may be better served by the sale or disposition of SP+ INFRA’s assets in order to avoid a reduction in its NAV. If SP+ INFRA’s NAV is calculated in a way that is not reflective of its actual NAV, then the purchase price of Units or the price paid for the repurchase of Units on a given date may not accurately reflect the value of SP+ INFRA’s portfolio, and such Units may be worth less than the purchase price or more than the repurchase price.
The Performance Participation Allocation and Management Fee will be payable without taking into account accrued and unpaid taxes of any Intermediate Entity (including Corporations) through which SP+ INFRA indirectly invests in an Investment or taxes paid by any such Intermediate Entity during the applicable reference period or month (as the case may be). Accordingly, this reduces the General Partner’s incentive to ensure Intermediate Entities are structured in such a manner as to minimize taxes paid or payable by such Intermediate Entities.
Because the Performance Participation Allocation is calculated separately with respect to each Class (as a whole), it can be expected that the Recipient will be entitled to receive a Performance Participation Allocation with respect to some, but not all Classes. In addition, the Recipient may be entitled to a Performance Participation Allocation with respect a Class notwithstanding that certain individual Unitholders within such Class may not have achieved their Hurdle Amount or the High Water Mark.
The General Partner presently expects to operate the Fund as a VCOC for a period of time following the Initial Closing Date of the Fund. With respect to any Investment that the Fund elects to be VCOC compliant during this period, the Recipient will be required to be paid and / or allocated the estimated portion of any Performance Participation Allocation attributable to such VCOC Investments at the level of the Fund rather than the Lower Funds, where the Recipient is generally expected to be paid and / or allocated the Performance Participation Allocation for all other Investments. Such portion will be an estimate determined by the General Partner based on the percentage of NAV attributable to such VCOC Investments and any other factors determined by the General Partner to be relevant under the circumstances. The methodology used by the General Partner to derive such estimate will involve assumptions and opinions about the valuations of the Fund’s Investments, which may or may not turn out to be correct and may result in the Recipient being over-allocated units at the level of the Fund and under-allocated units at the level of the Lower Funds (and vice versa) with respect to the Performance Participation Allocation.
Allocation of Personnel. The General Partner and the Investment Advisor will devote such time to SP+ INFRA as they determine to be necessary to conduct its business and affairs in an appropriate manner. However, Stonepeak personnel, including members of the SP+ INFRA Investment Committee, will work on other projects and / or Other Stonepeak Accounts, serve on other committees (including boards of directors, as applicable) and source potential investments for and otherwise assist the investment programs of Other Stonepeak Accounts and their portfolio companies, including other investment programs to be developed in the future, and, therefore, conflicts are expected to arise in the allocation of personnel and personnel’s time. All members of the investment team involved with SP+ INFRA (including investment and non-investment professionals) are also members of Other Stonepeak Account’s investment teams (or associated with their investment teams) and will continue to serve in those roles and as a result not all of their business time will be devoted to SP+ INFRA. Even key personnel of the investment team involved with SP+ INFRA who devote substantially all of their time to Stonepeak’s investment generally and matters relating thereto will not devote time and attention predominantly, or solely, to SP+ INFRA. Such personnel can in certain circumstances, be expected to devote a substantial portion or all of their time to such Other Stonepeak Account and not to SP+ INFRA. Time spent on these other initiatives diverts attention from the activities of SP+ INFRA, which could negatively impact SP+ INFRA and Unitholders. Furthermore, the General Partner, the Investment Advisor and Stonepeak-personnel derive financial benefit from these other activities, including fees and performance-based compensation. These and other factors create conflicts of interest in the allocation of time by Stonepeak personnel. The General Partner’s and / or the Investment Advisor’s determination of the amount of time necessary to conduct SP+ INFRA’s activities will be conclusive, and Unitholders rely on their judgment in this regard.
Fund Expenses. From time to time, the General Partner will be required to decide whether costs and expenses are to be borne by SP+ INFRA, on the one hand, or the General Partner, the Investment Advisor and / or Other Stonepeak Accounts, on the other, and / or whether certain costs and expenses should be allocated between or among SP+ INFRA, on the one hand, and Other Stonepeak Accounts, on the other hand. Certain expenses may be suitable for only the Fund, a particular Parallel Fund, the Feeder Fund, the Lux Fund or any other participating Other Stonepeak Account, or specific types or categories of investors in any of the foregoing vehicles which may include, for example, expenses attributable to specific structures or vehicles throughout which one or more investors participate in the investment program of such vehicles such as costs and expenses specifically relating to investment structures utilized to facilitate participating in SP+ INFRA and certain reporting or other obligations and / or expenses of SP+ INFRA as a result thereof and may be allocated specifically for such vehicles and / or certain investors therein and therefore borne only by such vehicles and / or investors. Alternatively, as is more often the case, expenses may generally be allocated pro rata among each participating Other Stonepeak Account and SP+ INFRA even if such expenses relate only to particular vehicle(s) and / or investor(s) therein (including, for the avoidance of doubt, the expenses of the Feeder Fund and any Parallel Funds). In addition, the General Partner may specifically allocate any Fund Expenses to one or more classes of Unitholders to the extent the General Partner determines in good faith that doing so is necessary or appropriate under the circumstances (and shall be permitted to make adjustments to Units, distributions, allocations and fundings, payments or calculations in order to give effect to the foregoing).
It is expected that there will be circumstances where SP+ INFRA incurs significant costs and expenses, such as legal, accounting and expert fees, travel expenses and other items properly classifiable as Broken Deal Expenses in connection with sourcing, investigating, negotiating and evaluating potential transactions that are not ultimately consummated by SP+ INFRA, but subsequently such potential investments are ultimately consummated by an Other Stonepeak Account and / or, subject to the terms of any governing document of SP+ INFRA or any Other Stonepeak Account, by Stonepeak itself (or one or more individual partners or employees thereof), which in the case of Stonepeak or such individual(s), may specifically (but need not) occur for relationship reasons and may or may not entail such individual(s) bearing a portion of related diligence and other expenses. In particular, given that SP+ INFRA’s mandate will overlap with Other Stonepeak Accounts, and that the investment team of SP+ INFRA and Other Stonepeak Accounts are expected to be largely or entirely comprised of the same investing and operating professionals, it is expected that certain investment opportunities initially evaluated by SP+ INFRA may ultimately be consummated by an Other Stonepeak Account when the investment opportunity is suitable for both SP+ INFRA and such Other Stonepeak Account. The converse may apply as well (i.e., there may be circumstances where SP+ INFRA makes an investment that was previously evaluated by an Other Stonepeak Account pursuant to which such Other Stonepeak Account incurred significant Broken Deal Expenses). The passage of time between a deal breaking and subsequently being consummated may be relatively short. In some circumstances, it can be expected that the party originally incurring Broken Deal Expenses will not be reimbursed, either in whole or in part, by the party that ultimately consummates the investment. This is the case even though the party making the investment will have benefitted from the knowledge, work and insight gained as a result of the previous evaluation of the investment (which was paid for by the party that did not make the investment).
The General Partner intends to generally allocate fund expenses, including fund expenses of the Feeder Fund (and feeder vehicles of any Parallel Funds) and any Parallel Funds, and Organizational and Offering Expenses of the Fund, the Feeder Fund (and feeder vehicles of any Parallel Funds), and any Parallel Funds, between or among the Fund, the Feeder Fund (and feeder vehicles of any Parallel Funds), and any Parallel Funds, on a pro rata basis based on invested capital or net asset value, as applicable, but may in certain circumstances allocate such expenses in a different manner if the General Partner determines in good faith that doing so is more equitable or appropriate under the circumstances.
It can also be expected that the General Partner will specifically allocate any fund expenses of SP+ INFRA to one or more Classes of Unitholders to the extent the General Partner determines in good faith that doing so is necessary or appropriate under the circumstances (and shall be permitted to make adjustments to Units, distributions, allocations and fundings, payments or calculations in order to give effect to the foregoing).
It can be expected that Stonepeak will from time to time establish additional feeder funds / feeder vehicles that invest in the Fund (or any Parallel Fund) as well as one or more Other Stonepeak Accounts.
With respect to Broken Deal Expenses, SP+ INFRA and the General Partner’s side-by-side co-investment vehicles (as applicable) will generally be required to bear their pro rata portion of Broken Deal Expenses in accordance with the amount they were expected to invest in the unconsummated deal. The General Partner will make such allocation judgments in its fair and reasonable discretion, notwithstanding its interest in the outcome, and may make corrective allocations, based on periodic reviews, if it determines that such corrections are necessary or advisable. The General Partner may withhold on a pro rata basis from any distributions amounts necessary to create, in its discretion, appropriate reserves for expenses, obligations and liabilities, contingent or otherwise, including, without limitation, partnership expenses and organizational expenses. Travel and entertainment expenses in connection with a trip taken by employees of Stonepeak for purposes of multiple matters will generally be allocated to each such matter based on the time spent for each matter and then the resulting expenses will be allocated to SP+ INFRA, Other Stonepeak Accounts and / or Stonepeak as otherwise set forth herein. There can be no assurance that a different manner of allocation would not result in SP+ INFRA or any Other Stonepeak Account bearing less (or more) expenses.
Travel, entertainment and related expenses described herein include, without limitation, first class and / or business class airfare (and / or private charter, where appropriate), first class lodging, ground transportation, travel and premium meals (including, as applicable, closing dinners and mementos, cars and meals (outside normal business hours), and social and entertainment events with portfolio company employees, customers, clients, borrowers, brokers and service providers) and related costs and / or expenses incidental thereto.
Other Fees. Stonepeak expects to receive (i) transaction fees for Investments, (ii) fees for asset management services, (iii) fees for advisory services provided to portfolio companies in which SP+ INFRA has an interest, including fees for capital markets and related services and (iv) other types of fees in connection with SP+ INFRA’s investment activities. To the extent Stonepeak charges transaction fees borne by the Unitholders, (x) SP+ INFRA’s share of any such transaction fees allocable to any Class offsets the Management Fee paid by Unitholders in such Class as set forth in the Fund LPA and the Investment Advisory Agreement and (y) often times such transaction fees will (in the aggregate) be calculated as a percentage of the total enterprise valuation of the transaction, which is generally the aggregate amount of invested capital and debt assumed or financed by SP+ INFRA and any Other Stonepeak Accounts participating in the transaction and / or the portfolio company and its subsidiaries and Affiliates, or, will be calculated as a percentage of invested capital with respect to such investment. Although such transaction fees will be borne by SP+ INFRA, such fees may not be borne (or may be borne at discounted rates) by Other Stonepeak Accounts and by members of the applicable portfolio company’s management team, co-investors, consortium investors, operating partners and / or senior advisors that directly or indirectly participate in such Investment.
Any monitoring fees may be payable as fixed dollar amounts or may be calculated as a percentage of EBITDA (or other similar metric). The terms of a monitoring agreement may in certain instances provide for an acceleration of fees paid to the Investment Advisor or its Affiliates upon termination following certain milestones, such as an initial public offering or sale, and where the lump-sum termination fee may be calculated as the present value of hypothetical foregone future payments (which in some cases may extend past the term of SP+ INFRA and may be based on an assumed growth in EBITDA or other metric used to calculate the fee) and be calculated using a discount rate as low as the risk-free rate, as determined by the General Partner or the Investment Advisor.
Additionally, the Investment Advisor and / or its Affiliates may receive fees, from or with respect to SP+ INFRA’s Investments and / or portfolio companies and from unconsummated transactions, including net break-up and topping fees, net commitment fees, net transaction fees, net monitoring fees (including termination fees relating to monitoring agreements), directors’ fees and net organization, financing, divestment, and other similar fees. Generally, the General Partner would not allocate break-up and topping fees with respect to a potential Investment to SP+ INFRA, any Other Stonepeak Account or co-investment vehicle unless such person would also share in Broken Deal Expenses related to the potential investment.
Any other fees that are subject to the Management Fee offset under the Fund LPA will be allocated among SP+ INFRA, any other investment vehicles and accounts managed or advised by Stonepeak and any third parties investing in the same or substantially similar securities as those in which the foregoing entities invested (but only to the extent such third parties directly or indirectly pay or bear such other fees), based upon their relative percentage interests in the relevant Investment, including any percentage interests attributable to Affiliates of the General Partner (or, in the case of net break-up and topping fees, proposed percentage interests).
The Management Fee borne by each Class will be reduced by 100% of SP+ INFRA’s pro rata share of other fees allocable to the Unitholders in such Class, net of reasonable out-of-pocket expenses incurred by the Investment Advisor or its affiliates (and not otherwise reimbursed) during the immediately preceding monthly period in connection with the transaction out of which such fees arose. For purposes of the above, SP+ INFRA’s pro rata share of other fees shall be allocated among the Classes based on their respective percentage interests in the portfolio company giving rise to such other fees. The foregoing allocation shall take into account the percentage interest in such portfolio company that is indirectly held by the Recipient or any affiliate thereof with respect to SP+ INFRA, including as a result of the Performance Participation Allocation and the Management Fee, and reduce the percentage of other fees that are allocated to fee-paying Classes.

SP+ INFRA’s pro rata share of any other fees received by the Investment Advisor and its affiliates that are subject to the Management Fee offset under the Fund LPA will be allocated to each Class (and to the Unitholders in such Class) based on each Class’ percentage interest in the relevant portfolio company giving rise to such other fees, which percentage will be determined at a given point in time. Because each Class’ (and each Unitholder’s) percentage interest in each portfolio company will change over time, such Class’ (and such Unitholder’s) Management Fees may be reduced by an amount greater or less than the amount by which its fees would have been reduced had the offset been calculated in a different quarter, potentially materially so.
In addition, the Investment Advisor and persons affiliated with the Investment Advisor may receive fees (including fees from portfolio companies) paid and / or borne by third parties in connection with SP+ INFRA’s activities. For example, this may include fees associated with capital invested by co-investors, co-underwriters or other third parties relating to Investments in which SP+ INFRA participates or otherwise, in connection with a joint venture in which SP+ INFRA participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty with respect to which the Investment Advisor or an Affiliate thereof performs services. The Unitholders will not receive the benefit of any such fees other than as expressly set forth in the Fund LPA. Therefore, Stonepeak will be incentivized to offer as co-investments amounts that would otherwise be invested by SP+ INFRA because doing so may result in the receipt of a transaction fee to Stonepeak that is not subject to the offset provisions as described in the Fund LPA. It should be noted that co-underwriters participating in an investment alongside SP+ INFRA may also receive a transaction fee for such investment (in which case such transaction fee borne by such co-underwriter will not result in an offset to Unitholders).
For greater certainty, Stonepeak engages and retains Consultants (as defined below) who are not employees or Affiliates of Stonepeak who may, from time to time, receive payments from, or allocations with respect to, portfolio companies and / or SP+ INFRA (including, among other things, net transaction fees and retainers). In such circumstances, such amounts will not be deemed paid to or received by Stonepeak and such amounts will not be subject to the offset provisions as described in the Fund LPA. Such fees will generally be allocated pro rata among SP+ INFRA, any Other Stonepeak Accounts, co-investment vehicles, side-by-side vehicles and other participants that are participating (or intending to participate) in such Investment. The amount of such fees allocable to such other participating funds / vehicles will not result in an offset of the Management Fee payable by Unitholders, even if such other funds, vehicles and / or accounts provide for lower or no management fees for the investors or participants therein. Any such fees that result in an offset to the Management Fee only apply to the extent it is made as part of SP+ INFRA’s investment in such company. As a result, in the case of directors’ fees, the Management Fee will not be reduced or offset to the extent any Stonepeak employees or professionals receive directors’ fees relating to continued director service after SP+ INFRA has exited (or is in the process of exiting) the portfolio company and / or following the termination of such employee’s employment with Stonepeak. Similarly, fees paid to third parties (and not to Stonepeak or its employees) who Stonepeak appoints to the board of a portfolio company would not reduce or offset Management Fee. Likewise, following an exit of SP+ INFRA’s Investment in a portfolio company, Other Stonepeak Accounts may continue to hold, or may acquire, interests (debt and / or equity) in such portfolio company, and Stonepeak may begin to earn fees or continue to earn fees from such portfolio company for providing services thereto, including, but not limited to, capital markets advice and other similar services, which in each case will not offset or reduce the Management Fee, even if such fees relate to services performed prior to SP+ INFRA’s exit. Conflicts of interest are expected to arise when a portfolio company enters into arrangements with Stonepeak on or about the time SP+ INFRA exits its Investment in such portfolio company. To the extent any investment banking fees, consulting (including management consulting) fees, syndication fees, capital markets syndication and significant sums in advisory fees (including underwriting fees), origination fees, servicing fees, brokerage fees, fees relating to group purchasing, financial advisory fees and similar fees for arranging acquisitions and other major financial restructurings and other similar operational and financial matters, loan servicing and / or other types of insurance fees, data management and services fees or payments, operations fees, financing fees, fees for asset services, title insurance fees, energy procurement / brokerage fees, fees for ESG services, fees associated with aviation management including origination fees, servicer fees (e.g., services relating to lease collections/disbursements, maintenance, insurance, lease marketing and sale of aircraft/parts), asset management fees (e.g., services relating to the preparation of monthly cash flow models and industry asset management fees, incentive fees and other similar fees and annual retainers (whether in cash or in kind)) are received by Stonepeak, such fees will not be required to be shared with SP+ INFRA or the Unitholders and will not result in any offset to the Management Fee payable by the Unitholders.

Except under limited circumstances, in the event break-up or topping fees are paid to Stonepeak in connection with a transaction that is not ultimately consummated, co-investment vehicles that invest alongside SP+ INFRA will not be allocated any share of such break-up or topping fees; similarly, such co-investment vehicles (including any vehicles established to facilitate the investment by Stonepeak investors) generally do not bear their share of Broken Deal Expenses (which include, but are not limited to, reverse termination fees, forfeited deposits, extraordinary expenses such as litigation costs and judgments, travel and entertainment expenses incurred, costs of negotiating co-investment or co-underwriting documentation, and legal, accounting, tax and other due diligence and pursuit costs and expenses) for unconsummated transactions and such costs and expenses will generally be borne by the Unitholders. Moreover, expenses related to the organization of co-investment vehicles formed to invest in broken deals may be borne by SP+ INFRA, and not the proposed co-investors thereof.
SP+ INFRA will bear the cost of deal advisory, portfolio company operations and other related services provided by Consultants (as defined below) (including the allocation of their compensation otherwise payable by Stonepeak), and such amounts will not generally offset the Management Fee. Such allocations require judgments as to methodology that Stonepeak will make in good faith. Such methodologies can include (i) requiring personnel to periodically record or allocate their historical time according to SP+ INFRA, (ii) Stonepeak approximating the proportion of certain personnel’s time spent on particular funds, (iii) the assessment of an overall dollar amount (based on a fixed fee or percentage of assets under management) that Stonepeak believes represents a fair recoupment of expenses and market rate for such services or (iv) any other similar methodology determined by Stonepeak to be appropriate under the circumstances. Any such methodology (including the choice thereof) involves inherent conflicts and may not generally result in perfect attribution and allocation of expenses.
Stonepeak Capital Markets. Stonepeak has established Stonepeak Capital Holdings LLC (f/k/a Stonepeak Finance Holdings LLC), a non-securities-related capital markets business affiliated with Stonepeak (“Stonepeak Financial”), the primary focus of which is to, among other things, arrange, advise, structure, place, underwrite, originate and syndicate loans, and a securities-related capital markets business, Stonepeak Securities LLC (“Stonepeak Securities” and, together with Stonepeak Financial and certain Affiliates thereof, “Stonepeak Capital Markets”), the primary focus of which is to, among other things, arrange, advise, structure, place, underwrite, originate and syndicate securities, including underwriting private offerings and participating in the underwriting syndicate for public offerings. Stonepeak Capital Markets is expected to participate in underwriting and lending syndicates, act as arranger / structurer of financing transactions and perform advisory services in connection therewith, as well as perform and participate in each of the other services and activities described below. Stonepeak Capital Markets (including both Stonepeak Securities and Stonepeak Financial) is considered a “Stonepeak Broker Dealer” for purposes of the Fund LPA.
Stonepeak Capital Markets will be entitled to receive certain fees, spreads, interest payments and other forms of compensation in connection with the activities of SP+ INFRA, any holding or special purpose vehicle through which SP+ INFRA invests and SP+ INFRA’s portfolio companies, including, without limitation, fees for conducting financial services, advisory services (including capital markets advisory and credit advisory services), structuring, arranging, offering, holding, placement, financing, syndication, turnaround, workout, underwriting, solicitation, currency, hedging, loan agent, loan servicing, insurance, rating advisory, or other similar business as a broker, dealer, distributor, syndicator, arranger, underwriter, advisor or originator of securities or loans, or any similar capital markets related activity, as well as with respect to an initial public offering or private placement, the distribution of debt and equity securities of an investment, and the arranging or providing of financing for (or borrowings by) SP+ INFRA, any holding or special purpose vehicle through which SP+ INFRA invests or any of SP+ INFRA’s portfolio companies alone or with other lenders (which could include Other Stonepeak Accounts). This could include, by way of example, fees and / or commissions for effecting transactions, including transactions on the secondary market, as well as equity syndications to co-investment vehicles. Further, SP+ INFRA (or any person through which SP+ INFRA invests, or any portfolio company of SP+ INFRA) can be expected to pay Stonepeak Capital Markets a fee for its role in any subscription, net asset value or other form of facility obtained by SP+ INFRA or any person through which SP+ INFRA invests and while the amount of such fee will be disclosed to the Board of Directors and / or the Unitholders, there will be no requirement for preapproval or consent required from the Board of Directors and / or the Unitholders. Such fees, commissions and other compensation may also be earned where Stonepeak Capital Markets is acting as underwriter and / or syndicate participant of debt that is ultimately purchased by SP+ INFRA or any Other Stonepeak Account and / or where SP+ INFRA or any Other Stonepeak Account guarantees or provides other credit support for all or any portion of any debt or equity securities or instruments that Stonepeak Capital Markets determines to underwrite. See also “—Investments in Which Other Stonepeak Accounts Have a

Different Principal Interest Generally” below. In that regard, SP+ INFRA can be expected to underwrite, commit to and make Investments where the acquisition thereby results in fees being earned by Stonepeak Capital Markets (which fees will not be subject to or result in any offset of Management Fees payable by the Unitholders), and there will be no requirement for preapproval or consent required from the Board of Directors and / or Unitholders notwithstanding the potential conflict of interest. A similar conflict of interest may exist (with no requirement for Board of Directors or Unitholder consent) where SP+ INFRA serves as a capital backstop for underwriting activities led by Stonepeak Capital Markets even though no fees will be paid to, shared with or otherwise benefiting SP+ INFRA and / or the Unitholders. Any such fees payable to Stonepeak Capital Markets are expected to be in the form of success fees, transaction-based compensation, spreads or other fees in connection with the provision of services by the Stonepeak Capital Markets business. Such fees, spreads and interest payments will not be subject to the management-fee offset provisions of the Fund LPA, and neither SP+ INFRA nor the Unitholders will receive the benefit of any such fees, spreads and interest payments. Co-investors (including those that are subject to management fees, carried interest and / or incentive allocations in respect of such co-investment) will also not receive the benefit of any such spreads or other fees. Underwritings and financings can be on a firm commitment basis or on an uncommitted, or “best efforts,” basis, and the underwriting or financing parties are under no duty to provide any commitment unless specifically set forth in the relevant contract. Stonepeak Capital Markets can also be expected to provide, either alone or alongside third parties performing similar services to purchasers or sellers of securities (including in connection with primary offerings, secondary transactions and / or transactions involving special purpose acquisition companies), including loans or instruments issued by holding or special purpose vehicles through which SP+ INFRA or any Other Stonepeak Account invests and by portfolio companies of SP+ INFRA and Other Stonepeak Accounts.
As noted above, Stonepeak Capital Markets can be expected to receive a portion of the placement, arranging, or structuring or other fees that are payable to the entity leading a credit or equity transaction relating to SP+ INFRA or any of its related entities (including, without limitation, any of SP+ INFRA’s holding vehicles or special purpose vehicles) or any of their respective activities. For example, such fees may be received in connection with Stonepeak Capital Markets’ role in facilitating the establishment, arranging or servicing of any financing of SP+ INFRA, any person through which SP+ INFRA invests or any of SP+ INFRA’s portfolio companies, including with respect to a subscription, net asset value or other form of credit facility for any of the foregoing, and which financing may include Other Stonepeak Accounts and / or Stonepeak. In the event SP+ INFRA or any such person or portfolio company secures multiple financing facilities and / or refinances an existing facility, Stonepeak Capital Markets would earn a separate fee for each transaction. Any such placement, arrangement, structuring or other fees would likely be determined based on negotiations between Stonepeak and such counterparty, which would be unaffiliated with Stonepeak, although the fee may be determined based on a different methodology determined by Stonepeak to be appropriate at the time (including in instances where Stonepeak Capital Markets provides different services than such entity). Stonepeak may from time to time receive additional fees that are otherwise payable to an arranging, structuring or similar party in connection with such transaction, whether payable in connection with the closing of such facility (e.g., arranger fees, unused fees, upfront fees, structuring fees and placement fees) or on an ongoing basis (e.g., administrative fees). Stonepeak will aim to benchmark such fees based on fees charged in comparable facilities, although the amount of such fees will vary based on then-current market conditions, the leverage of the sponsor and other considerations. See also “—Benchmarks” below. Moreover, it should be noted that because Stonepeak will be negotiating the fees payable to the entity leading the relevant credit or equity transaction (including the amount and percentage of such fees in which Stonepeak would share) at the same time that Stonepeak may be selecting such entity, Stonepeak may be incentivized to select such entity and negotiate the structure and terms (including fee terms) of such facility in a manner that does not fully align with the interests of SP+ INFRA or the Unitholders. Accordingly, there can be no assurances that Stonepeak would not have selected a different entity or structured the facility and its terms differently in the absence of such conflict, or that the amount or percentage of fees payable to Stonepeak may not have been higher or lower had a different entity been selected.
Stonepeak is committed to growing Stonepeak Capital Markets, and could in the future develop new businesses, such as providing additional investment banking, advisory and other services to corporations, financial sponsors, management or other persons. Such services could relate to transactions that could give rise to investment opportunities that are suitable for SP+ INFRA. There is no limitation on the amount of such fees, costs and expenses that may be borne by SP+ INFRA. In addition, any such fees and payments will be retained by Stonepeak Capital Markets and will not benefit SP+ INFRA or the Unitholders. The fee potential inherent in a particular investment or transaction could be viewed as an incentive for the General Partner to seek to refer, allocate or recommend an investment or transaction to SP+ INFRA. In addition, the General Partner may be incentivized to structure an investment in a manner that would create an opportunity for a fee to be received by Stonepeak Capital Markets when an alternative structure would have given rise to a more favorable transaction for SP+ INFRA.
It is possible that Stonepeak Capital Markets or one or more Other Stonepeak Accounts or Affiliates thereof will provide financing as part of a third party purchaser’s bid for or acquisition of an Investment of SP+ INFRA. This generally would include circumstances where Stonepeak Capital Markets or one or more Other Stonepeak Accounts or Affiliates thereof makes commitments to provide financing at, prior to or around the time such third party purchaser commits to purchase or purchases such Investment from SP+ INFRA. The involvement of Stonepeak Capital Markets or one or more Other Stonepeak Accounts or Affiliates as a provider of debt financing in connection with the potential acquisition of Investments by third parties from SP+ INFRA will give rise to potential or actual conflicts of interest, including the possibility of the General Partner being motivated to cause SP+ INFRA to agree to terms with a third-party with respect to which Stonepeak Capital Markets or one or more Other Stonepeak Accounts is providing such debt financing that are less favorable to the applicable portfolio company and / or SP+ INFRA than might have been obtained from another third-party that did not have access to such financing, which could adversely impact SP+ INFRA.
Sales of securities for the account of SP+ INFRA and its portfolio companies will from time to time be bunched or aggregated with orders for other accounts of Stonepeak, including Other Stonepeak Accounts. It could be impossible, as determined by Stonepeak in its sole discretion, to receive the same price or execution on the entire volume of securities sold, and the various prices may therefore be averaged, which may be disadvantageous to SP+ INFRA. Stonepeak Capital Markets may, from time to time, hold positions in instruments or securities and / or loans issued by portfolio companies of SP+ INFRA, including, for example, where Stonepeak Capital Markets commits to fund the shortfall amount, if any, resulting from the incomplete syndication of debt, including loans, or equity. Under such circumstances, Stonepeak Capital Markets may commit to provide capital support for the syndication on a short-term basis (i.e., to provide certainty there will be sufficient capital to complete the proposed transaction) or fund a different instrument or security in the portfolio company of SP+ INFRA than that held by SP+ INFRA to facilitate the syndication. In either scenario, Stonepeak Capital Markets typically will sell its holdings prior to SP+ INFRA disposing of its respective investments in the portfolio company.
Where Stonepeak Capital Markets serves as underwriter with respect to securities of a Fund portfolio company, SP+ INFRA will generally be subject to a “lock- up” period following the offering under applicable regulations or agreements during which time its ability to sell any securities that it continues to hold is restricted. This could prejudice SP+ INFRA’s ability to dispose of such securities at an opportune time and, in turn, adversely impact SP+ INFRA. In addition, in circumstances where a portfolio company of SP+ INFRA becomes distressed and the participants in an offering undertaken by such portfolio company may have a valid claim against the underwriter, the Fund would have a conflict in determining whether to sue Stonepeak Capital Markets. In circumstances where a non-affiliate broker dealer has underwritten an offering, the issuer of which becomes distressed, SP+ INFRA will also have a conflict in determining whether to bring a claim on the basis of concerns regarding Stonepeak Capital Markets’ relationship with the broker dealer. On the other hand, a conflict of interest also exists to the extent Stonepeak Capital Markets may have a valid claim against a Fund portfolio company for indemnification relating to Stonepeak Capital Markets’ services.
Stonepeak Capital Markets is expected to provide investment banking, advisory and other services to affiliated or unaffiliated corporations, financial sponsors, management or other third parties. Such services may relate to transactions that could give rise to investment opportunities that are suitable for SP+ INFRA. In such case, Stonepeak Capital Markets’ client would typically require Stonepeak Capital Markets to act exclusively on its behalf, thereby precluding SP+ INFRA from participating in such investment opportunities. Stonepeak Capital Markets would not be obligated to decline any such engagements in order to make an investment opportunity available to SP+ INFRA.
Multiple Business Lines. Stonepeak has multiple business lines, including Stonepeak Capital Markets, which Stonepeak, SP+ INFRA, Other Stonepeak Accounts, portfolio companies of SP+ INFRA and Other Stonepeak Accounts and third parties will, in certain circumstances, engage for debt and equity financings and to provide other investment banking, brokerage, investment advisory or other services. As a result of these activities, Stonepeak is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than if it had one line of business. For example, from time to time, Stonepeak could come into possession of information that limits SP+ INFRA’s ability to engage in potential transactions. Similarly, other Stonepeak businesses and their personnel could be prohibited by law or contract from sharing information with the

General Partner, the Investment Advisor and / or their Affiliates that would be relevant to monitoring SP+ INFRA’s Investments and other activities. Additionally, Stonepeak or Other Stonepeak Accounts can be expected to enter into covenants that restrict or otherwise limit the ability of SP+ INFRA or its portfolio companies and their Affiliates to make investments in, or otherwise engage in, certain businesses or activities. For example, Other Stonepeak Accounts could have granted exclusivity to a joint venture partner that limits SP+ INFRA and Other Stonepeak Accounts from owning assets within a certain distance of any of the joint venture’s assets, or Stonepeak or an Other Stonepeak Account could have entered into a non-compete in connection with a sale or other transaction or agreed to other restrictions that could impact SP+ INFRA’s ability to consummate investments. These types of restrictions may negatively impact the ability of SP+ INFRA to implement its investment program. (See “—Allocation of Investment Opportunities” herein). Finally, Stonepeak personnel who are members of the investment team or investment committee may be excluded from participating in certain investment decisions due to conflicts involving other Stonepeak businesses or for other reasons, including other personal or business activities, in which case SP+ INFRA will not benefit from their experience. The Unitholders will not receive a benefit from any fees earned by Stonepeak or its personnel from these other businesses.
Stonepeak is under no obligation to decline any engagements or investments in order to make an investment opportunity available to SP+ INFRA. Stonepeak has long-term relationships with a significant number of corporations and their senior management. The General Partner, or the Investment Advisor and / or its Affiliates will consider those relationships (including any incentives or disincentives as part of such relationship) when evaluating an investment opportunity, which may result in the General Partner and / or the Investment Advisor choosing not to make such an investment due to such relationships (e.g., investments in a competitor of a client or other person with whom Stonepeak has a relationship). SP+ INFRA could be required to sell or hold existing Investments as a result of investment banking relationships or other relationships that Stonepeak may have or transactions or investments that Stonepeak may make or has made. (See “—Allocation of Investment Opportunities” and “—Portfolio Company Relationships; Transactions with Portfolio Companies; Investments Alongside Portfolio Companies” herein.) Therefore, there can be no assurance that all potentially suitable investment opportunities that come to the attention of Stonepeak will be made available to SP+ INFRA. (See “—Allocation of Investment Opportunities” and “—Portfolio Company Relationships; Transactions with Portfolio Companies; Investments Alongside Portfolio Companies” and “—Conflicting Fiduciary Duties to Other Stonepeak Accounts” herein.) SP+ INFRA may also co-invest with Other Stonepeak Accounts or other persons with whom Stonepeak has a relationship in particular investment opportunities, and other aspects of these Stonepeak relationships could influence the decisions made by the General Partner, the Investment Advisor and / or its Affiliates with respect to SP+ INFRA’s Investments and otherwise result in a conflict. (See also “—Allocation of Investment Opportunities” herein.)
Finally, Stonepeak and Other Stonepeak Accounts could acquire units in SP+ INFRA and SP+ INFRA could acquire interests in Other Stonepeak Accounts in the secondary market. Stonepeak and Other Stonepeak Accounts would generally have greater information than counterparties in such transactions, and the existence of such business could produce conflicts, including in the valuation of SP+ INFRA’s (or any Other Stonepeak Account’s) investments. The General Partner may also from time to time determine that Stonepeak or any Other Stonepeak Account should acquire such units in SP+ INFRA (and interests in any Other Stonepeak Account) without offering existing investors, including investors that have previously indicated an interest in acquiring such interests, the opportunity to acquire such interests in advance and / or to match the terms offered by Stonepeak or any Other Stonepeak Account (i.e., investors do not have a “right of first refusal” or a “right of first offer”). As a result, the participation of Stonepeak and / or such Other Stonepeak Accounts in such secondary transactions may result in fewer secondary opportunities for the Unitholders, and there will be no requirement for preapproval or consent required from the Board of Directors and / or Unitholders notwithstanding the potential conflict of interest arising from such participation.
Other Benefits. Stonepeak and its personnel and related parties will receive certain intangible and / or other benefits and / or discounts and / or perquisites arising or resulting from their activities on behalf of SP+ INFRA which will not be subject to the offset of the Management Fee or otherwise be shared with SP+ INFRA, its Unitholders and / or the portfolio companies. For example, airline travel or hotel stays incurred as partnership expenses may result in “miles” or “points” or credit in loyalty / status programs (including credit card points or “cash back” or rebates in addition to such loyalty or status program miles or points), and such benefits and / or amounts will, whether or not de minimis or difficult to value, inure exclusively to Stonepeak and / or such personnel and related parties (and not SP+ INFRA, Unitholders and / or the portfolio companies) even though the cost of the underlying service is borne by SP+ INFRA as partnership expenses and / or the portfolio companies. In addition, airline travel incurred as a partnership expense for Stonepeak personnel traveling for appropriate Fund-related purposes (including, without limitation, travel related to a portfolio company, a prospective portfolio company or other Fund-related matter) may benefit such personnel to the extent the trip also serves a personal purpose, as it occurs from time to time. The Investment Advisor, its personnel and other related persons may also receive discounts on products and services provided by portfolio companies and / or customers or suppliers of such portfolio companies. Similarly, Stonepeak and its personnel and related parties, and third parties designated by the foregoing, also receive discounts on products and services provided by portfolio companies and customers or suppliers of such portfolio companies. The Unitholders consent to the existence of these arrangements and benefits.
Allocation of Expenses. The General Partner will have a conflict of interest in allocating certain expenses among Unitholders of the Fund as well as among the Fund, any Parallel Funds, the Lux Fund and Other Stonepeak Accounts. Among other approaches, Stonepeak’s allocation policy may provide for allocation of such expenses across Stonepeak’s platform based solely on subscriptions, capital commitments, invested capital or net asset value without regard to the specific services provided to any Stonepeak fund, vehicle and / or account, including the Fund. In addition, in certain instances where organizational expenses are generally attributable to the Fund, any Parallel Funds and one or more Other Stonepeak Accounts (including the Lux Fund) (and any parallel funds thereof), such organizational expenses may be allocated among such funds in a manner that Stonepeak deems appropriate under the circumstances and, as a result, the Fund and any Parallel Funds could bear a portion of such expenses even where all such expenses are not directly connected to the Fund and its activities.
Unless otherwise agreed by the parties to any transfer, the costs and expenses incurred in connection with the transfer of a Unitholder from the Fund to a Parallel Fund, or vice versa (as contemplated by the Fund LPA) will be treated as a Fund Expense and will be borne by all Unitholders in the Fund and investors in any Parallel Fund. SP+ INFRA will bear as Fund Expenses the costs of preliminary activities related to the sourcing of investments (such as prospecting for investments), which will include any costs or expenses incurred in connection with attending industry conferences and the costs and expenses of software (including subscription based services) designed to provide background or insights on a particular industry or geography, without regard as to whether the expense is incurred for a specific potential investment.
It is expected that Stonepeak will pay a per agreement payment to a third-party service provider for the costs of drafting, negotiating and executing non-disclosure or other similar agreements with respect to potential and actual investments for the Fund, any Parallel Funds and Other Stonepeak Accounts. Stonepeak intends to allocate such costs across the Fund, any Parallel Funds and such Other Stonepeak Accounts on a pro rata basis based on a methodology determined by Stonepeak to be equitable under the circumstances. Although Stonepeak will seek to re-evaluate such methodology on a periodic, but no less than annual, basis to ensure that it provides a fair and reasonable allocation of such expenses, prospective investors should note that the use of such methodology will result in the Fund being allocated expenses related to potential investments that are not ultimately consummated by the Fund, any Parallel Funds or any Other Stonepeak Accounts, or actual investments that are ultimately allocated to one or more Other Stonepeak Accounts (and not to the Fund).
The application of the above may lead to an allocation of expenses to the Fund without the concomitant performance of services to the Fund or its portfolio companies and without the Fund receiving the benefit of participating in an investment (in whole or in part) to which such services relate. Moreover, expenses may be incurred that, along with the related services, benefit other parties, including Other Stonepeak Accounts (including the Lux Fund) or other owners in a portfolio company but are borne solely by the Fund. Despite Stonepeak’s good faith judgment to arrive at a fair and reasonable expense allocation methodology, the use of any particular methodology may lead the Fund to bear relatively more expense in certain instances and relatively less in other instances compared to what the Fund would have borne if a different methodology had been used. However, Stonepeak seeks to make allocations that are equitable on an overall basis in its good faith judgment.
Stonepeak may from time to time organize events geared to prospective investors that participate in multiple Stonepeak funds, including SP+ INFRA. The costs of such events may be allocated as organizational expenses among the relevant Stonepeak funds that are fundraising at the time, including SP+ INFRA, even if such prospective investors do not ultimately subscribe to SP+ INFRA. In addition to such events, Stonepeak has held and may in the future hold one-on-one meetings with prospective investors related generally to Stonepeak or that are in a preliminary stage of diligence with respect to an investment in SP+ INFRA; while such investors may ultimately not subscribe to SP+ INFRA, the expenses of such meetings could be allocated as an organizational expense of SP+ INFRA.

Broken Deal Expenses. Investments in private equity generally often require extensive due diligence activities prior to acquisition, including legal costs. Broken Deal Expenses, which may be significant, may be borne by the Fund. The General Partner will use commercially reasonable efforts to cause any third-party co-investors that have agreed in writing to participate in a potential Investment alongside SP+ INFRA to bear their pro rata share of any Broken Deal Expenses. Examples of such Broken Deal Expenses include, but are not limited to, reverse termination fees, extraordinary expenses such as litigation costs and judgments, meal, travel and entertainment expenses incurred, costs of negotiating co-investment documentation (including non-disclosure agreements with counterparties), the costs from onboarding (i.e., KYC) investment entities with a financial institution, legal, tax, accounting and consulting fees and expenses (including all expenses incurred in connection with any tax audit, investigation settlement or review of the Fund, and any expenses of the Fund’s representative or its designated individual), printing and publishing expenses, and legal, accounting, tax and other due diligence and pursuit costs and expenses.
Investments will generally be allocated between SP+ INFRA and one or more Other Stonepeak Accounts on a case-by-case basis in accordance with the factors described in “— Allocation of Investment Opportunities” below. In certain circumstances, such allocation to SP+ INFRA may occur after the investment has already been allocated to one or more Other Stonepeak Accounts. Accordingly, while the General Partner will generally allocate Broken Deal Expenses between SP+ INFRA and Other Stonepeak Accounts based on their relative expected investment sizes, such allocation will vary based on, among other things, the timing of the allocation to SP+ INFRA, the governing documents of SP+ INFRA and such Other Stonepeak Accounts, and any other factors determined by the General Partner to be relevant under the circumstances. Any methodology used to determine such allocation (including the choice thereof) involves inherent conflicts and will not result in perfect attribution and allocation of such costs.
In addition to the foregoing, such Broken Deal Expenses could, in the reasonable discretion of Stonepeak acting in good faith, be allocated solely to the Fund and not to Other Stonepeak Accounts, including any Continuation Vehicle, or co-investment vehicles (including such standing co-investment vehicles) that could have made the Investment (including any situation where an Other Stonepeak Account was initially allocated an investment opportunity and incurred such expenses before such investment opportunity was reallocated to the Fund), even when the Other Stonepeak Account, including any Continuation Vehicle, or co-investment vehicle commonly invests alongside the Fund in its Investments or Stonepeak or Other Stonepeak Accounts in their investments. In such cases the Fund’s share of expenses would increase. In the event Broken Deal Expenses are allocated to an Other Stonepeak Account or a co-investment vehicle, Stonepeak or the Fund will, in certain circumstances, advance such fees and expenses without charging interest until paid by the Other Stonepeak Account or co-investment vehicle, as applicable. In addition, certain portfolio companies will provide transaction support services (including identifying potential investments) to the Fund, Other Stonepeak Accounts and their respective portfolio companies in respect of certain investments that are not ultimately consummated. See also “—Service Providers, Vendors and Counterparties” in this Item 1A. Stonepeak will endeavor in good faith to allocate the costs of such services to the Fund and such Other Stonepeak Accounts as it deems appropriate under the particular circumstances. Any methodology used to determine such allocation (including the choice thereof) involves inherent conflicts and may not result in perfect attribution and allocation of such costs, and there can be no assurance that a different manner of allocation would result in the Fund and its portfolio companies bearing less or more of such costs. Further, any of the foregoing costs, although allocated in a particular period, could be allocated based on activities occurring outside such period. Additionally, the allocation of such costs can be expected to generally be based on the relative expected investment sizes (as determined by the General Partner in good faith), in certain circumstances they may be based on different methodologies, including, without limitation, the aggregate value or number of, or invested capital in, transactions consummated in the applicable prior quarter, and therefore the Fund could pay more than its pro rata portion of such cost based on its actual usage of such services.
Benchmarks. The General Partner will make determinations of market rates (i.e., rates that fall within a range that the General Partner has determined is reflective of rates in the applicable market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms) based on its consideration of a number of factors, which are generally expected to include the General Partner’s experience with non-affiliated service providers as well as benchmarking data and other methodologies determined by the General Partner to be appropriate under the circumstances. In respect of benchmarking, while Stonepeak expects to obtain benchmarking data regarding the rates charged or quoted by third parties for services similar to those provided by Stonepeak in the applicable market or certain similar markets, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services (e.g., different assets may receive different services). In addition, benchmarking data is based on general market and broad industry overviews rather than determined on an asset by asset basis, and benchmarking may also be conducted only on a periodic basis (e.g., every few years) rather than on an ongoing or regular basis. As a result, benchmarking data does not take into account specific characteristics of individual assets then owned or to be acquired by SP+ INFRA, or the particular characteristics of services provided. For these reasons, such market comparisons may not result in precise market terms for comparable services. In certain circumstances Stonepeak can be expected to determine that third party benchmarking is unnecessary, either because the price for a particular good or service is mandated by law or because in Stonepeak’s view no comparable service provider offering such good or service exists or because Stonepeak has access to adequate market data to make the determination without reference to third party benchmarking. Any benchmarking is not expected to be memorialized in formal reports but rather conducted on an informal basis.
It may not be possible to benchmark placement and arranging services provided by Stonepeak Capital Markets against similar services provided by third-party investment banks, independent placement agents or other service providers because the services provided by such third parties are often bundled with other services which are not priced separately from one another. As a matter of commercial practice, these services are often intrinsically linked such that it is challenging to precisely allocate the pricing between these services. For example, in connection with transactions by a portfolio company, the provision of placement or arranging services to a portfolio company would not necessarily be bundled or otherwise provided in the same way as a third-party investment bank, independent placement agent or other service provider would do so. Accordingly, in such cases the services provided by Stonepeak Capital Markets would be different than services commonly performed by persons unaffiliated with Stonepeak. As a result, pricing information for the specific services provided by Stonepeak Capital Markets may not be practicable to obtain, and accordingly the pricing of the services provided by Stonepeak Capital Markets may not accurately reflect market rates. In connection with the involvement of Stonepeak Capital Markets with SP+ INFRA or a portfolio company, it may be required to engage multiple parties alongside Stonepeak Capital Markets to provide the same bundle or level of services that a single third party would be able to provide, leading to less efficient or less effective services being provided by Stonepeak Capital Markets to SP+ INFRA or a portfolio company. In this case, the services provided by a third party on a standalone basis may be more expensive given they would be provided as part of a package of other services. Moreover, the provision of such services by Stonepeak Capital Markets and any such methodology (including the choice thereof and any benchmarking verification or other analysis related thereto) involves inherent conflicts.
From time to time, Stonepeak Capital Markets may be engaged on a transaction during the course of execution to the extent Stonepeak Capital Markets or the investment / deal team determines that the transaction execution is not proceeding as planned or where market risk to the issuer is higher than initially expected. In such cases, the compensation payable to Stonepeak Capital Markets would be incremental to the fees previously agreed to by the applicable issuer. While the involvement by Stonepeak Capital Markets in such a case may curtail the potential increase of pricing payable by the issuer or other deterioration of terms affecting the transaction documentation, for example by avoiding the exercise by such underwriters of “market flex” rights, there can be no assurances that Stonepeak’s involvement will have such an effect. Any amounts paid to Stonepeak Capital Markets for such services, as well as the expenses, charges and costs of any benchmarking, verification or other analysis related thereto, will, subject to the terms of the Fund LPA, be borne indirectly by SP+ INFRA and the Unitholders by virtue of their ownership of equity or debt in the applicable portfolio company, and will not result in any offset to the management fee.
The fees payable to Stonepeak Capital Markets may be approved on the basis that the aggregate fees paid to Stonepeak Capital Markets and any investment bank or similar provider of capital or underwriting, collectively, are lower than the aggregate fees Stonepeak determines would have been paid by SP+ INFRA or the applicable portfolio company in the absence of participation by Stonepeak Capital Markets. However, in certain cases the aggregate fees payable by SP+ INFRA or the applicable portfolio company may exceed those that would have been payable in the absence of the participation of Stonepeak Capital Markets.
To the extent SP+ INFRA or Other Stonepeak Accounts engage in a long-term or recurring contract with a Stonepeak-affiliated service provider, Stonepeak may not seek to benchmark or otherwise renegotiate the original fee arrangement for a significant period of time.
Stonepeak Policies and Procedures. Policies and procedures implemented by Stonepeak from time to time (including as may be implemented in the future) to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the synergies across Stonepeak’s areas of operation or expertise that SP+ INFRA expects to draw on for purposes of pursuing attractive investment opportunities. Because Stonepeak has other activities beyond SP+ INFRA, it is subject to a number of actual and potential conflicts of interest, additional regulatory considerations, and more legal and contractual restrictions than that to which it would otherwise be subject if it focused only on SP+ INFRA. As a consequence, information which could be of benefit to SP+ INFRA might become restricted to certain business units within Stonepeak and otherwise be available to SP+ INFRA. In addressing these conflicts and regulatory, legal, and contractual requirements across its various businesses and to protect against inappropriate sharing and / or use of information between the private equity group of Stonepeak and the other business units at Stonepeak (such as Stonepeak Capital Markets or the Credit Fund), Stonepeak has implemented and may in the future implement certain policies and procedures (such as, for example, information walls) that may reduce the positive synergies that SP+ INFRA expects to utilize for purposes of finding attractive Investments. In that regard, it is possible that in the future Stonepeak may establish information barriers or other forms of separation between certain professionals, such as those who are primarily involved in trading marketable securities or liquid instruments or distressed investments, on the one hand, and other professionals, such as others who are primarily involved in privately negotiated or illiquid investments, on the other hand, and in any such event it is possible that SP+ INFRA may not be able to avail itself of the full resources of Stonepeak as otherwise described in this Registration Statement. There can be no assurance that walling off procedures can be implemented efficiently or successfully in all cases. Additionally, the terms of confidentiality or other agreements with or related to companies in which Stonepeak has or has considered making an investment or which is otherwise an advisory client of Stonepeak may restrict or otherwise limit the ability of SP+ INFRA and / or its portfolio companies and their Affiliates to make investments in or otherwise engage in businesses or activities competitive with such companies.
Risks Arising from Contractual Restrictions under M&A Documentation. While Stonepeak has sought to, and will continue to, resist, mitigate and manage contractual restrictions requested by investment counterparties, non-competition undertakings and analogous agreements are becoming increasingly prevalent in international M&A and any restrictions (whether in existence under current investment documentation or to be negotiated under future investment documents) may have consequences that are adverse to the interests of SP+ INFRA, such as, for example and without limitation, adversely affecting the ability of SP+ INFRA to participate in certain sectors and / or geographies. Further, Stonepeak may enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although may be intended to provide greater opportunities for SP+ INFRA, may require SP+ INFRA to share such opportunities or otherwise limit the amount of an opportunity SP+ INFRA can otherwise take.
Syndication. Subject to the limitations in the Fund LPA, SP+ INFRA may commit to or initially acquire an investment and subsequently syndicate, or sell some or all of it, to the General Partner, the Investment Advisor, Other Stonepeak Accounts, co-investment vehicles, joint venture partners, Consultants, or Affiliates or related parties of the foregoing or other third parties (including any person (including, if applicable any Unitholder other than solely in their capacity as such and Consultants) that the General Partner determines has the ability to add value to an Investment in light of its relationships, experience, geographic location, market or industry knowledge and / or other relevant attributes as determined by Stonepeak), notwithstanding the availability of capital from the Unitholders and other investors thereof or applicable credit facilities. If any such intended syndication is not ultimately consummated, Stonepeak, SP+ INFRA or the other party that initially acquires such portion will be expected to retain it, leading to SP+ INFRA or such other party having more of the Investment (including expenses relating to such unconsummated syndication) initially intended to be syndicated than it would otherwise have had if such syndication had not initially been completed. For the avoidance of doubt, certain Other Stonepeak Accounts participating in such investment will likely not take part in any such syndication in the same manner or to the same extent (if at all), or may participate in a syndication alongside SP+ INFRA but at a different interest rate, due to legal, regulatory, accounting, administrative or other considerations. The General Partner may cause these transfers to be made at cost, or cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer, notwithstanding that the fair market value of any such Investments may have declined below or increased above cost from the date of acquisition to the time of such transfer. The General Partner may also determine another methodology for pricing these transfers, including fair market value at the time of transfer. Also, the General Partner may charge fees on these transfers to either or both of the parties to them. Subject to the terms of the Fund LPA, SP+ INFRA or its Affiliates may retain any portion of an investment initially acquired by them with a view to syndication to co-investors or other potential purchasers to the extent such portion has not been syndicated after reasonable efforts to do so. Conflicts of interest are expected to arise in connection with these Affiliate transactions, including with respect to timing, structuring, pricing and other terms. For example, the General Partner will have a potential conflict of interest when the General Partner, the Investment Advisor or an Affiliate thereof receives fees, including carried interest or management fees, from an Affiliate of the General Partner acquiring from or transferring to SP+ INFRA all or a portion of an investment.
Stonepeak, Other Stonepeak Accounts, joint venture partners, or Affiliates or related parties of the foregoing have the right to commit to or initially acquire a portion of an investment alongside SP+ INFRA if Stonepeak intends to syndicate such amounts to co-investors and other potential purchasers (which may include one or more Unitholders, Other Stonepeak Accounts and / or third parties). The equity committed / used in any such underwriting by the General Partner and its Affiliates may come from Stonepeak’s own balance sheet and / or from one or more third parties that enter into arrangements with Stonepeak with respect thereto and may come from an Other Stonepeak Account. In such circumstances, Stonepeak will have the right to (and can be expected to) earn underwriting and / or syndication fees from SP+ INFRA, the portfolio company, or the purchasers of such equity, regardless of whether such equity was the subject of a commitment or actually deployed into the investment, and SP+ INFRA and Unitholders will not be entitled to share in or receive the benefit of any such underwriting and / or syndication fees. As a result, Stonepeak will be incentivized to underwrite and / or syndicate amounts of equity in Investments due to the right to earn fees not subject to offset in favor of the Unitholders, even if the capital used to underwrite such amounts does not come entirely from Stonepeak’s own balance sheet, and Stonepeak may share such fees with one or more third parties that commit to such equity investments and may charge purchasers of the equity fees and carried interest with respect thereto. Moreover, it can be expected that Stonepeak will charge such underwriting and / or syndication fees, notwithstanding that Stonepeak funds, vehicles and/or accounts do not typically charge such fees (or any “ticking fees” or “additional amounts”) to co-investors in similar circumstances where such fund, vehicle and/or account (and not the Stonepeak balance sheet) initially underwrites or funds a portion of an investment that is subsequently syndicated. Despite this difference, neither SP+ INFRA nor the Unitholders will be entitled to share in or receive the benefit of any such fees.
Holding Entities and Tracking Interests. The General Partner may determine that for legal, tax, regulatory, accounting, administrative or other reasons SP+ INFRA should hold an Investment (or a portion of a portfolio or pool of assets) through a single holding entity through which one or more Other Stonepeak Accounts hold different investments (or a different portion of such portfolio or pool of assets, including where such portfolio or pool has been divided and allocated among SP+ INFRA and such Other Stonepeak Accounts as described in “—Allocation of Investment Opportunities”) in respect of which SP+ INFRA does not have the same economic rights, obligations or liabilities. In such circumstances, it is expected that the economic rights, liabilities and obligations in respect of the Investment (or portion of a portfolio or pool) that is indirectly held by SP+ INFRA would be specifically attributed to SP+ INFRA through tracking interests in such holding entity or back-to-back or other similar contribution or reimbursement agreements or other similar arrangements entered into with such Other Stonepeak Accounts, and that SP+ INFRA would be deemed for purposes of the Fund LPA to hold its Investment (or portion of a portfolio or pool) separately from, and not jointly with, such Other Stonepeak Accounts (and vice versa in respect of the investments (or portion of a portfolio or pool) held indirectly through such holding entity by such Other Stonepeak Accounts). The use of such investment structures in connection with SP+ INFRA’s investment activities could have an adverse impact on SP+ INFRA. For example, liabilities could arise in relation to a specific investment held indirectly through such holding entity by an Other Stonepeak Account, but not SP+ INFRA, and a counterparty could seek recourse against the holding entity from a different investment that is held indirectly through such holding entity by SP+ INFRA, but not the Other Stonepeak Account. SP+ INFRA’s investment made through such a holding entity will therefore be subject to risks by virtue of other investments owned by the holding entity in which SP+ INFRA does not have a tracking interest, and such risks would not be present if separate holding entities were used for the separate investments made by SP+ INFRA and the Other Stonepeak Account. Furthermore, certain holding structures may require a newly-established manager, advisor, service provider or other entity intended to address certain legal, tax, regulatory, accounting, administrative or other considerations applicable to SP+ INFRA and / or Other Stonepeak Accounts. For example, due to rules, regulations and / or requirements in a particular jurisdiction (e.g., licensing requirements), it may be the case that in order to comply with the foregoing, one Stonepeak entity serves a particular role for another Stonepeak entity (e.g., as an administrator or other role requiring a license) that it otherwise would not but for the rules, regulations and / or requirements in such jurisdiction. It is possible that SP+ INFRA will be responsible for the costs and expenses of establishing such holding structure (including any such newly-established entities) prior to, and / or, in anticipation of, Other Stonepeak Accounts participating through such structure for their investments and it is expected that such Other Stonepeak Accounts reimburse SP+ INFRA for any such costs and expenses on a pro rata basis. Any investment by SP+ INFRA in a holding entity of the type described by this paragraph, or the sale of any investments held thereby (whether in a single or multiple transactions), will not be subject to the approval of the Board of Directors or any Unitholder.
Allocations of Portfolios. Stonepeak will, in certain circumstances, have an opportunity to acquire a portfolio or pool of assets, securities and instruments that it determines should be divided and allocated among SP+ INFRA and Other Stonepeak Accounts. Such allocations generally would be based on Stonepeak’s assessment of the expected returns and risk profile of each of the assets. For example, some of the assets in a pool may have a higher return profile, while others may have a lower return profile not appropriate for SP+ INFRA. Also, a pool may contain both debt and equity instruments that Stonepeak determines should be allocated to different funds. In all of these situations, the combined purchase price paid to a seller or received from a buyer would be allocated among the multiple assets, securities and instruments in the pool and therefore among SP+ INFRA and Other Stonepeak Accounts acquiring any of the assets, securities and instruments, although Stonepeak could, in certain circumstances, allocate value to SP+ INFRA and such Other Stonepeak Account on a different basis than the contractual purchase price (e.g., based on accounting, tax or in a different manner). Similarly, there will likely be circumstances in which SP+ INFRA and Other Stonepeak Accounts will sell assets in a single or related transactions to a buyer. In some cases a counterparty will require an allocation of value in the purchase or sale contract, though Stonepeak could determine such allocation of value is not accurate and should not be relied upon. Stonepeak will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third party valuation reports. Regardless of the methodology for allocating value, Stonepeak will have conflicting duties to SP+ INFRA and Other Stonepeak Accounts when they buy or sell assets together in a portfolio, including as a result of different financial incentives Stonepeak has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that an Investment of SP+ INFRA will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such Investment were acquired or sold independently rather than as a component of a portfolio shared with Other Stonepeak Accounts. In certain cases, SP+ INFRA could purchase an Investment or an entire portfolio or pool from a third-party seller and promptly thereafter sell the portion of the portfolio or pool allocated to an Other Stonepeak Account to that Other Stonepeak Account pursuant to an agreement entered into between SP+ INFRA and such Other Stonepeak Account prior to closing of the transaction (or vice versa), and any such sell down of assets will not be subject to the approval of the Board of Directors, Independent Client Representative or any Unitholder, or otherwise, as applicable.
Portfolio Company Relationships; Transactions with Portfolio Companies; Investments Alongside Portfolio Companies. The portfolio companies of SP+ INFRA and Other Stonepeak Accounts will be counterparties or participants in agreements, transactions, or other arrangements with SP+ INFRA, Other Stonepeak Accounts, and portfolio companies of SP+ INFRA and Other Stonepeak Accounts for the provision of goods and services (e.g., asset management services), purchase and sale of assets and other matters. For example, from time to time, certain portfolio companies of SP+ INFRA or Other Stonepeak Accounts will provide or recommend goods or services to Stonepeak, SP+ INFRA, Other Stonepeak Accounts, or other portfolio companies. These agreements, transactions and other arrangements will involve payment of fees and other amounts and / or other benefits to Stonepeak and / or a portfolio company, none of which will result in an offset to the Management Fees, notwithstanding that some of the services provided by a portfolio company are similar in nature to the services provided by the General Partner and / or the Investment Advisor.
For example, Stonepeak may, like other private equity firms, in the future cause portfolio companies to enter into agreements regarding group procurement, benefit management, data management and / or mining, technology development, purchase of title and / or other insurance policies (which may be pooled across portfolio companies and discounted due to scale) and other similar operational initiatives that may result in fees, commissions or similar payments and / or discounts being paid to the Investment Advisor or its Affiliates, or one or more portfolio companies of SP+ INFRA, including related to a portion of the savings achieved by such portfolio companies. SP+ INFRA and its Unitholders typically will not share in any fees, economics, equity or other benefits accruing to Stonepeak, Other Stonepeak Accounts and their portfolio companies as a result of any such transactions.
Stonepeak, including through its operating team and / or capital markets team, has in the past, and is expected in the future to, recommend or make referrals to or introduce, portfolio companies of Other Stonepeak Accounts (and / or service providers to those Other Stonepeak Accounts) to portfolio companies of SP+ INFRA, may recommend, refer or introduce a portfolio company of SP+ INFRA to one or more portfolio companies of Other Stonepeak

Accounts and / or may recommend, refer or introduce existing portfolio companies of SP+ INFRA (or portfolio companies of Other Stonepeak Accounts) that are already engaged in business transactions to improve, deepen and / or alter the terms of the business relationship between these portfolio companies. Additionally, Stonepeak may recommend or make referrals to companies which may later on become portfolio companies of SP+ INFRA or Other Stonepeak Accounts and / or companies that were formerly portfolio companies of SP+ INFRA (or of Other Stonepeak Accounts) where members of Stonepeak continue to participate in or otherwise have influence over the management of such former portfolio companies. Stonepeak may engage in such recommendations, references and / or referrals in order to achieve various goals, including, but not limited to, efforts to increase revenue per customer of such companies (e.g., through “cross-sell” and “up-sell” arrangements), efforts to increase revenue growth of such companies and efforts to increase the customer base and / or revenues of such companies, and, in turn, increase the value of such fund’s investment and, in addition, Stonepeak’s investment in such companies through its funds. Likewise, such referrals or introductions may result in other financial benefits such as collaboration between the companies involved. In the event a portfolio company of SP+ INFRA is introduced to, or asked to use the products or services of one or more portfolio companies of an Other Stonepeak Account, or otherwise transacts with any such other portfolio company, Stonepeak would have a financial interest in both sides of this transaction. This represents a conflict of interest and there may be transactions of this type that occur that are thus not at arm’s length and which could either benefit or harm SP+ INFRA while in either case benefiting Stonepeak and its Other Stonepeak Accounts. Separately, it is also possible that a portfolio company of SP+ INFRA could receive and / or use the data of, or share data with, portfolio companies of Other Stonepeak Accounts (see “—Data” herein). SP+ INFRA and the Unitholders typically will not share in any fees, economics, equity or other benefits accruing to Stonepeak, Other Stonepeak Accounts and their portfolio companies as a result of the introduction of SP+ INFRA and its portfolio companies.
With respect to transactions or agreements with portfolio companies of SP+ INFRA (including, for the avoidance of doubt, long-term incentive plans) occurring at times when there are no “unrelated” (i.e., unaffiliated with Stonepeak) officers of a portfolio company, Stonepeak may negotiate and execute agreements on behalf of the portfolio company with Stonepeak, SP+ INFRA, Other Stonepeak Accounts and their portfolio companies and Affiliates and other related parties. These negotiations would not be arm’s length and would entail conflicts of interest. Among the measures Stonepeak may use to mitigate such conflicts is to involve outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms, or establish separate groups with information barriers within Stonepeak to advise on each side of the negotiation.
In addition, portfolio companies of SP+ INFRA or portfolio companies of Other Stonepeak Accounts may do business with, support, or have other relationships with competitors of SP+ INFRA’s other portfolio companies, and in that regard prospective investors should not assume that a company related to or otherwise affiliated with Stonepeak will only take actions that are beneficial to or not opposed to the interests of SP+ INFRA and its portfolio companies. Specifically, Stonepeak may provide advice or otherwise provide support to the portfolio company of an Other Stonepeak Account. In such circumstances, Stonepeak may consider the interests of such portfolio company or Other Stonepeak Account and any potential conflicts between any such portfolio company or Other Stonepeak Account, on the one hand, and any portfolio company of SP+ INFRA or SP+ INFRA itself, on the other hand, could be resolved in a manner that does not favor SP+ INFRA, or is adverse to SP+ INFRA. Accordingly, this may create a conflict of interest in such instances because the advice or other support provided by Stonepeak to the portfolio company of such Other Stonepeak Account, or steps taken on such Other Stonepeak Account’s behalf, may have an adverse impact on a portfolio company of SP+ INFRA. For example, the performance or strategy of a portfolio company of an Other Stonepeak Account that is a competitor, customer or service provider of a portfolio company of SP+ INFRA could conflict with, and adversely impact, the performance and operations of a portfolio company. Such other portfolio company could potentially adversely affect prices or business opportunities for a portfolio company, or compete for or interfere with potential acquisition opportunities for such portfolio company. Further, it is possible that certain portfolio companies of SP+ INFRA or portfolio companies of the Other Stonepeak Accounts or companies in which the Other Stonepeak Accounts have an interest will compete with SP+ INFRA for one or more investment opportunities. In addition, it is possible that one or more portfolio companies of SP+ INFRA may look to buy or sell a business or asset to or from a portfolio company of an Other Stonepeak Account (or to or from the Other Stonepeak Account itself).
Furthermore, management teams of portfolio companies of Other Stonepeak Accounts will from time to time enter into arrangements with portfolio companies of SP+ INFRA and / or their respective management teams regarding the provision of goods and services (including, without limitation, the sourcing of investments), in exchange for, among other things, interests in one or more of SP+ INFRA’s portfolio companies or the right to participate in any such portfolio company’s equity incentive plan or other long-term incentive plans. Such arrangements could also result in the allocation of any investment opportunity (or co-investment opportunity) that is appropriate for SP+ INFRA being offered (including on a programmatic basis) to a portfolio company of such Other Stonepeak Account as compensation for the goods and services that its management team provided.
Such agreements, transactions and other arrangements will generally be entered into without the consent or direct involvement of SP+ INFRA and / or such Other Stonepeak Accounts or the consent of the Board of Directors and Unitholders of SP+ INFRA or such Other Stonepeak Accounts. This is because, among other considerations, portfolio companies of SP+ INFRA and portfolio companies of Other Stonepeak Accounts are not considered Affiliates of Stonepeak, SP+ INFRA or the General Partner under the Fund LPA, and are therefore not covered by Affiliate transaction restrictions included in the Fund LPA, such as the requirement to obtain consent from the Board of Directors in certain circumstances. There can be no assurance that the terms of any such agreement, transaction or other arrangement will be as favorable to SP+ INFRA as otherwise would be the case if the counterparty were not related to Stonepeak.
SP+ INFRA is expected to co-invest alongside portfolio companies of Other Stonepeak Accounts and / or their Affiliates in certain Investments. Although the General Partner will have a potential conflict of interest in allocating the investment opportunity between SP+ INFRA, such Other Stonepeak Accounts and / or their portfolio companies, such investments or allocation decisions will not require the consent of the Board of Directors and Unitholders of SP+ INFRA or such Other Stonepeak Accounts and / or their Affiliates because, as noted above, portfolio companies of Other Stonepeak Accounts and / or their Affiliates are not considered Affiliates of Stonepeak, SP+ INFRA or the General Partner under the Fund LPA.
Moreover, in connection with seeking financing or refinancing of portfolio companies of SP+ INFRA and their assets, it may be the case that better financing terms are available when more than one portfolio company provides collateral, particularly in circumstances where the assets of each portfolio company are similar in nature. As such, rather than seeking such financing or refinancing on its own, a portfolio company may enter into cross collateralization arrangements with another portfolio company or portfolio companies of one or more Other Stonepeak Accounts. While Stonepeak would expect any such financing arrangements to generally be non-recourse to SP+ INFRA and Other Stonepeak Accounts, as a result of any cross-collateralization, SP+ INFRA could also lose its interests in otherwise performing Investments due to poorly performing or non-performing investments of Other Stonepeak Accounts. See “—Financial Leverage” above.
Likewise, for certain Investment-related hedging transactions, it can be expected to be advantageous for counterparties to trade solely with the Fund (or the relevant Parallel Fund). For these transactions, it is anticipated that the Fund (or the relevant Parallel Fund) would then enter into back-to-back trade confirmations or other similar arrangements with the relevant Parallel Fund or Other Stonepeak Accounts (including co-investment vehicles). The party owing under such an arrangement may not have resources to pay its liability, however, in which case the other party will bear more than its pro rata share of the relevant loss. In certain circumstances where SP+ INFRA participates in an Investment alongside any Other Stonepeak Account, SP+ INFRA may bear more than its pro rata share of relevant expenses related to such Investment, including, but not limited to, as the result of such Other Stonepeak Account’s insufficient reserves or inability to call capital contributions to cover expenses. It is not expected that SP+ INFRA or Other Stonepeak Accounts will be compensated for agreeing to be primarily liable vis-à-vis a third-party counterparty. Moreover, in connection with the divestment of all or part of a portfolio company (e.g., an initial public offering) and / or the wind-down of a portfolio company, Stonepeak will seek to track the ownership interests, liabilities and obligations of SP+ INFRA and any Other Stonepeak Accounts owning an interest in the portfolio company comprising such operating business, but it is possible that SP+ INFRA and applicable Other Stonepeak Accounts will, in certain circumstances, incur shared, disproportionate or crossed liabilities. Furthermore, depending on various factors including the relative assets, expiration dates, investment objectives and return profiles of each of SP+ INFRA and such Other Stonepeak Accounts, it is possible that one or more of them will have greater exposure to legal claims and that they will have conflicting goals with respect to the price, timing and manner of disposition opportunities. Finally, in certain circumstances, if SP+ INFRA is participating in an investment alongside an Other Stonepeak Account (including a co-investment vehicle), SP+ INFRA could also bear more than it’s pro rata share of expenses relating to such investment if such Other Stonepeak Account does not have resources to bear such expenses (including, but not limited to, as a result of insufficient reserves and / or the inability to call capital contributions to cover such expenses).

Additionally, Stonepeak may hold equity or other Investments in companies or businesses (even if they are not “Affiliates” of Stonepeak) that provide services to or otherwise contract with portfolio companies. In connection with such relationships, Stonepeak may also make referrals and / or introductions to portfolio companies (which may result in financial incentives (including additional equity ownership) and / or milestones benefitting Stonepeak that are tied or related to participation by portfolio companies). SP+ INFRA and the Unitholders will not share in any fees or economics accruing to Stonepeak as a result of these relationships and / or participation by portfolio companies.
It is also possible that certain portfolio companies of SP+ INFRA or Other Stonepeak Accounts and their Affiliates will compete with SP+ INFRA for one or more investment opportunities. It is also possible that certain portfolio companies of the Other Stonepeak Accounts and their Affiliates will compete with or engage in activities that may have adverse consequences on SP+ INFRA and / or its portfolio companies (including, by way of example only, as a result of laws and regulations of certain jurisdictions (e.g., bankruptcy, environmental, consumer protection and / or labor laws) that may not recognize the segregation of assets and liabilities as between separate entities and may permit recourse against the assets of not just the entity that has incurred the liabilities, but also the other entities that are under common control with, or part of the same economic group as, such entity, which may result in the assets of SP+ INFRA and / or its portfolio companies being used to satisfy the obligations or liabilities of one or more Other Stonepeak Accounts, their portfolio companies and / or Affiliates).
Executives of SP+ INFRA’s portfolio companies may provide services for Stonepeak, other portfolio companies of SP+ INFRA or portfolio companies of an Other Stonepeak Account. For example, a portfolio company executive may serve in a deal sourcing role. While in some cases such services may be provided pursuant to a formal arrangement under which the portfolio company executive is compensated by Stonepeak (or the other portfolio company of the Fund or portfolio company of the Other Stonepeak Account), in other cases the relationships are more informal and the services may be provided for no compensation or for an alternative benefit such as a shared portion of the General Partner’s carried interest in such new deal opportunity.
Further, portfolio companies with respect to which the General Partner or their respective Affiliates may elect members to the board of directors will, as a result, subject such directors to fiduciary obligations to make decisions that they believe to be in the best interests of such portfolio company. Although in most cases the interests of SP+ INFRA and any such portfolio company will be aligned, this may not always be the case. This has the potential to create conflicts of interest between the relevant director’s obligations to such portfolio company and its stakeholders, on the one hand, and the interests of SP+ INFRA, on the other hand. Although the General Partner will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for SP+ INFRA.
Outside Activities of Principals and Employees. Certain of the principals and employees of Stonepeak may be subject to a variety of conflicts of interest relating to their responsibilities to SP+ INFRA and the management of SP+ INFRA’s investment portfolio, Other Stonepeak Accounts and their respective portfolio companies. Such individuals may serve and currently do serve, in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations, or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to SP+ INFRA, such as when such other entities compete with SP+ INFRA for investment opportunities and resources. The other managed accounts and / or investment funds in which such individuals may become involved may have investment objectives that overlap with SP+ INFRA. Furthermore, certain principals and employees of Stonepeak may have a greater financial interest in the performance of such other funds or accounts than the performance of SP+ INFRA. Such involvement may create conflicts of interest in making investments on behalf of SP+ INFRA and such other funds and accounts. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to SP+ INFRA and such organizations. However, there can be no assurance that such conflicts will be resolved favorably for SP+ INFRA.
Additionally, certain personnel and other professionals of Stonepeak have family members or relatives that are actively involved in industries and sectors in which SP+ INFRA invests and / or have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets which are actual or potential investments of SP+ INFRA or other counterparties of SP+ INFRA and its portfolio companies. Moreover, in certain instances, SP+ INFRA or its portfolio companies may purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. These relationships have the potential to influence Stonepeak, including the General Partner, in deciding whether to select, recommend or create such service providers to perform services for SP+ INFRA or a portfolio company (the cost of which will generally be borne directly or indirectly by SP+ INFRA or such portfolio company, as applicable) and to incentivize Stonepeak to engage in such service provider over a third party. The fees for services provided by such service providers may or may not be at the same rate charged by other third parties and the General Partner undertakes no obligations to select service providers who may have lower rates. The General Partner undertakes no minimum amount of benchmarking. To the extent the General Partner does not engage in benchmarking, it cannot be assured that such benchmarking will be accurate, comparable, or relate specifically to the assets or services to which such rates or terms relate. Whether or not the General Partner has a relationship or receives financial or other benefit from recommending a particular service provider, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost. In most such circumstances, the Fund LPA will not preclude SP+ INFRA from undertaking any of these investment activities or transactions. To the extent Stonepeak determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by Stonepeak. The Unitholders rely on Stonepeak to manage these conflicts in its sole discretion.
Unitholders’ Outside Activities. A Unitholder shall be entitled to and can be expected to have business interests and engage in activities in addition to those relating to SP+ INFRA, including business interests and activities in direct competition with SP+ INFRA and its portfolio companies, and may engage in transactions with, and provide services to, SP+ INFRA or its portfolio companies (which will, in certain circumstances, include providing leverage or other financing to SP+ INFRA or its portfolio companies as determined by the General Partner in their sole discretion). None of SP+ INFRA, any Unitholder or any other person shall have any rights by virtue of the Fund LPA or any related agreements in any business ventures of any Unitholder. The Unitholder, and in certain cases the General Partner will have conflicting loyalties in these situations.
Secondments and Internships. Certain personnel of Stonepeak, including Consultants (as defined below), will be seconded to one or more portfolio companies of SP+ INFRA and Other Stonepeak Accounts to provide finance, accounting, operational support, data management and other similar services, including the sourcing of investments for SP+ INFRA or other parties. The salaries, benefits, overhead and other similar expenses for such personnel during the secondment could be borne (in whole or in part) by Stonepeak or the organization for which the personnel are working or both. In addition, personnel (and related family members) of portfolio companies and Unitholders of SP+ INFRA and Other Stonepeak Accounts may be seconded, or serve internships at or otherwise provide consulting services to, Stonepeak, SP+ INFRA and portfolio companies of SP+ INFRA. While often SP+ INFRA, Other Stonepeak Accounts and their portfolio companies are the beneficiaries of these types of arrangements, Stonepeak is from time to time a beneficiary of these arrangements as well, including in circumstances where the vendor, personnel or service provider also provides services to SP+ INFRA in the ordinary course. The General Partner, the Investment Advisor or the portfolio company may or may not pay salary or cover expenses associated with such secondees and interns, and if a portfolio company does not pay the cost it will be borne directly or indirectly by SP+ INFRA. Stonepeak, SP+ INFRA, Other Stonepeak Accounts or their respective portfolio companies could receive benefits from these arrangements at no cost, or alternatively could pay all or a portion of the fees, compensation or other expenses in respect of these arrangements and if a portfolio company of SP+ INFRA or an Other Stonepeak Account pays the costs or Stonepeak seeks reimbursement from SP+ INFRA, such Other Stonepeak Account, or their respective portfolio companies for such secondment costs, all or a portion of such costs would be borne directly or indirectly by SP+ INFRA or such Other Stonepeak Account. To the extent such fees, compensation or other expenses are borne by SP+ INFRA, including indirectly through its portfolio companies or reimbursement of Stonepeak for such cost, the Management Fee will not be offset or reduced as a result of these secondments or internships or any fees, expense reimbursements or other costs related thereto. The personnel described above may provide services in respect of multiple matters, including in respect of matters related to Stonepeak, its Affiliates and related parties, and any costs of such personnel may be allocated accordingly. Stonepeak will endeavor in good faith to allocate the costs of these arrangements, if any, to Stonepeak, SP+ INFRA, Other Stonepeak Accounts, portfolio companies and other parties based on time spent by the personnel or another methodology Stonepeak deems appropriate in a particular circumstance.
Portfolio Company Service Providers and Vendors. SP+ INFRA, Other Stonepeak Accounts, portfolio companies of each of the foregoing and Stonepeak can be expected to engage portfolio companies of SP+ INFRA and Other Stonepeak Accounts to provide to other portfolio companies, SP+ INFRA and Stonepeak, services including, without limitation, the following: (a) corporate administrative and support services (including, without limitation, accounts payable, accounts receivable, accounting/audit (e.g., valuation support services), account management (e.g., treasury, customer due diligence), insurance, procurement, placement, brokerage and consulting services, cash management, accounts receivable financing, corporate secretarial and executive assistant services, domiciliation, data management, directorship services, finance/budget, human resources (e.g., the onboarding and ongoing development of personnel), communication, public relations and publicity, information technology and software systems support, corporate governance and entity management (e.g., liquidation, dissolution and / or otherwise end of term services), risk management and compliance, internal compliance, know-your-client reviews and refreshes, judicial processes, legal, environmental and / or sustainability due diligence support (e.g., review of asset condition reports, energy consumption), climate accounting services, ESG program management services, engineering services, services related to the sourcing, development and implementation of renewable energy, ESG data collection and reporting services, capital planning services, operational coordination (e.g., coordination with joint venture partners, third-party service providers), risk management, reporting (e.g., tax, debt, portfolio or other similar topics), tax and treasury, tax analysis and compliance (e.g., CIT and VAT compliance), transfer pricing, internal risk control and valuation services, business intelligence and data science services, fundraising support, legal/business/finance optimization and innovation (including legal invoice automation), and vendor selection); (b) borrowing management services (including, without limitation, monitoring, restructuring and work-out of performing, sub-performing and non-performing loans, consolidation, cash management, financing management, administrative support, lender relationship management (e.g., coordinating with lender on any ongoing obligations under any relevant borrowing, indebtedness or other credit support (including any required consultation with or reporting to such lender), and whole loan servicing oversight (e.g., collateral management, due diligence and servicing oversight))); (c) operational services including personnel (i.e., general management of day to day operations, including, without limitation, construction management and oversight (such as management of general contractors on capital and energy efficiency projects)) and operational coordination (i.e., coordination with joint venture partners, operating partners, and property managers), tracking portfolio company employees’ and other advisors’ utilization and other metrics for fund-level reporting obligations, planning with respect to portfolio composition (including hold/sell analysis support), ESG-related planning (including data collection, review, support and execution and creating and developing strategic initiatives and road maps with respect to ESG), consolidating and assisting with ESG and other side letter reporting, revenue management support and portfolio and property reporting; and (d) transaction support services (including, without limitation, acquisition support; customer due diligence and related on-boarding; liquidation; reporting; relationship management with brokers, banks and other potential sources of investments; identifying potential investments including development sites and providing diligence and negotiation support to acquire the same, coordinating with investors; assembling relevant information; conducting financial and market analyses and modelling; coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions; coordinating design and development works (such as recommending and implementing design decisions) and conducting diligence and negotiation support to acquire the same; coordinating with potential sources of capital; assembling relevant information, conducting financial and market analyses and modelling; coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions; marketing and distribution; overseeing brokers, lawyers, accountants and other advisors; working with consultants and third parties to pursue entitlements; providing in-house legal, ESG and accounting services; and assisting with due diligence, preparation of asset improvement feasibility analysis, site visits, transaction consulting and specification of technical analyses and review of (i) design and structural work, (ii) certifications, (iii) operations and maintenance manuals and (iv) statutory documents).
Similarly, Stonepeak, Other Stonepeak Accounts and their portfolio companies can be expected to engage portfolio companies of SP+ INFRA to provide some or all of these services. Some of the services performed by portfolio company service providers could also be performed by the General Partner, the Investment Advisor or their Affiliates and vice versa. Fees paid by SP+ INFRA or its portfolio companies to, or value created by, other portfolio company service providers or vendors (including service providers and vendors in which the General Partners and its Affiliates have an interest or relationship) do not offset or reduce the Management Fee payable by the Unitholders and are not otherwise shared with SP+ INFRA, unless otherwise required by the Fund LPA. Furthermore, in certain circumstances, Stonepeak can be expected to play a substantial role in overseeing the personnel of portfolio company service providers that provide services to SP+ INFRA, Other Stonepeak Accounts and / or their portfolio companies on an ongoing basis, including with respect to the selection, hiring, retention and compensation of such personnel. Stonepeak has multiple business lines, which may result in competition with a portfolio company for high performing executive talent and presents actual and potential conflicts of interest. For example, Stonepeak may “poach” a portfolio company executive, or such executive may interview with Stonepeak during the applicable contractual period with respect to his or her existing position and later be hired by Stonepeak after such period. A portfolio company may want to retain such executives or other employees, and regardless, Stonepeak is under no obligation to avoid interviewing or hiring such employees. For example, Stonepeak expects that certain portfolio company service providers, as described below, with Stonepeak’s oversight, will establish a team of personnel to provide support services exclusively to SP+ INFRA and its portfolio companies (and / or other investment funds or accounts managed or controlled by Stonepeak).
There may be instances where current and former employees of Other Stonepeak Accounts’ portfolio companies are seconded to or temporarily hired by SP+ INFRA’s portfolio companies or, at times, SP+ INFRA’s Investments directly. Such secondments or temporary hiring of current and former employees of Other Stonepeak Accounts’ portfolio companies by SP+ INFRA’s portfolio companies (or its Investments) may result in a potential conflict of interest between SP+ INFRA’s portfolio companies and those of such Other Stonepeak Accounts. The costs of such employees are expected to be borne by SP+ INFRA or its relevant portfolio companies, as applicable, and the fees paid by SP+ INFRA or such portfolio companies to, other portfolio company service providers or vendors do not offset or reduce the Management Fee. See also “—Service Providers, Vendors and Counterparties” herein.
SP+ INFRA and its portfolio companies will compensate one or more of these service providers and vendors owned by SP+ INFRA or Other Stonepeak Accounts, including through incentive-based compensation payable to their management teams and other related parties. Some of these service providers and vendors owned by SP+ INFRA or Other Stonepeak Accounts will charge SP+ INFRA and its portfolio companies for goods and services at rates generally consistent with those available in the market for similar goods and services. As a general matter, SP+ INFRA’s portfolio companies are not expected to generate profit for SP+ INFRA or Other Stonepeak Accounts by whom they are owned. Accordingly, Unitholders should have no expectation that portfolio companies owned in whole or in part by SP+ INFRA will generate any positive returns and such portfolio companies could instead result in a loss to SP+ INFRA.
In certain circumstances, SP+ INFRA and Other Stonepeak Accounts will enter into fee arrangements with portfolio company service providers (including instances where the fee is structured as a cost-plus fee, i.e., the cost of services plus a fixed percentage). Where portfolio company service providers have entered into such fee arrangements, there may be situations where the portfolio company service provider’s tax liabilities that are associated with the income received from SP+ INFRA and / or Other Stonepeak Accounts could be passed along to SP+ INFRA such that SP+ INFRA would ultimately be responsible for bearing such expenses. Accordingly, the General Partner and the Investment Advisor may have an incentive to structure its fee arrangements with portfolio company service providers in such a manner where SP+ INFRA or an Other Stonepeak Account may bear all or a portion of such portfolio company service providers’ tax liabilities. As further noted above, no fees charged by these service providers and vendors in the fee arrangement discussed in this paragraph will offset or reduce Management Fees unless otherwise required by the Fund LPA.
A portfolio company service provider will, in certain circumstances, subcontract certain of its responsibilities to other portfolio companies of SP+ INFRA and Other Stonepeak Accounts. In such circumstances, the relevant subcontractor could invoice the portfolio company for fees (or in the case of a cost reimbursement arrangement, for allocable costs and expenses) in respect of the services provided by the subcontractor. The portfolio company, if charging on a cost reimbursement, no-profit, revenue, purchase and sale price, capital spend or break-even basis, would in turn allocate those costs and expenses as it allocates other fees and expenses as described above. Similarly, Other Stonepeak Accounts, their portfolio companies and Stonepeak can be expected to engage portfolio companies of SP+ INFRA to provide services, and these portfolio companies will generally charge for services in the same manner described above, but SP+ INFRA and its portfolio companies generally will not be reimbursed for any costs (such as start-up costs or technology build-up costs) relating to such Portfolio companies incurred prior to such engagement.
Portfolio company service providers described in this section are generally owned and / or controlled by one or more Stonepeak funds, such as SP+ INFRA and Other Stonepeak Accounts. In certain instances, a similar company could be owned and controlled by Stonepeak directly. Stonepeak could cause a transfer of ownership of one of these service providers (or the employees, leases, contracts, a business unit or office assets of one service provider to another service provider) from SP+ INFRA to an Other Stonepeak Account, or from an Other Stonepeak Account to SP+ INFRA.

The transfer of a portfolio company service provider (or the employees, leases, contracts, a business unit or office assets of such service provider) between SP+ INFRA and / or Other Stonepeak Accounts (where SP+ INFRA may be, directly or indirectly, a seller or a buyer in any such transfer) will generally be consummated for minimal or no consideration, and without obtaining any consent from any Board of Directors, any Independent Client Representative or the Unitholders. The General Partner may, but is not required to, obtain a third-party valuation confirming the same, and if it does, the General Partner may rely on such valuation. Portfolio companies of SP+ INFRA and Other Stonepeak Accounts are not considered “Affiliates” of Stonepeak, the General Partner, the Investment Advisor or SP+ INFRA under the Fund LPA and therefore are not covered by the Affiliate transaction restrictions included in the Fund LPA, such as the requirement to obtain consent from the Board of Directors in certain circumstances.
In the case of Investments involving a “platform company,” SP+ INFRA will from time to time enter into an arrangement with one or more individuals (who may have experience or capability in sourcing and / or managing investments) to undertake a build-up strategy to acquire and develop assets and businesses in a particular sector or involving a particular strategy. The counterpart individuals may be compensated with a salary and / or equity incentive plan. Such compensation may take the form of a management fee and / or profits allocation (whether paid directly to such individuals and / or to an affiliated entity controlled by such individuals), which may be calculated as a percentage of assets under management and / or a waterfall similar to a carried interest, respectively, and which will not be subject to the management fee offset. The professionals at such platform company, which in certain circumstances may include former employees or current or former senior advisors or consultants to the General Partner, the Investment Advisor, its Affiliates and / or management of portfolio companies of Other Stonepeak Accounts, can be expected to undertake analysis and evaluation of potential investment and acquisition opportunities for such platform company. In such circumstances, SP+ INFRA would initially invest capital to fund a portion of the overhead (including rent, benefits, salary or retainers for the counterpart individuals and / or their affiliated entity) and sourcing costs for such investments. Although the General Partner is generally responsible under the Fund LPA for certain overhead expenses and investment analysis associated with sourcing and managing investments, as well as compensation costs of investment professionals, SP+ INFRA (and indirectly the Unitholders), and not solely the General Partner, will bear some or all of the costs of such platform companies including costs related to overhead and the sourcing and analysis of Investments, as well as compensation for the related counterparties, for any such platform companies.
In addition, in the event of the disposition of a portfolio company (whether by way of transfer to SP+ INFRA, an Other Stonepeak Account, a portfolio company of the foregoing or Stonepeak (as described above) or by way of a sale to a third party), such portfolio company may continue to provide some or all of the services described herein to SP+ INFRA, Other Stonepeak Accounts, portfolio companies of the foregoing or Stonepeak, as applicable, even for a substantial period of time following such disposition.
Service Providers, Vendors and Counterparties. Certain third-party advisors and other service providers and vendors or their Affiliates to SP+ INFRA and its portfolio companies (including accountants, administrators, paying agents, depositaries, lenders, bankers, brokers, attorneys, consultants, title agents, property managers and investment or commercial banking firms) to SP+ INFRA, Stonepeak and / or certain entities in which SP+ INFRA has (or proposes to make) an Investment may also provide goods or services to, or have business, personal, financial, or other relationships with, the General Partner, the Investment Advisor, Other Stonepeak Accounts (including co-investment vehicles, where applicable) and their respective portfolio companies and Affiliates and personnel of the foregoing Such advisors and service providers may be investors in SP+ INFRA or Other Stonepeak Accounts, Affiliates of the General Partner, sources of financing and investment opportunities or co-investors, or commercial counterparties or entities in which Stonepeak, SP+ INFRA and / or Other Stonepeak Accounts have an Investment, and payments by SP+ INFRA and / or such portfolio companies may indirectly benefit Stonepeak and / or such Other Stonepeak Accounts (including co-investment vehicles, where applicable) and their respective portfolio companies or any Affiliates or personnel of the foregoing. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their Affiliates or personnel) to SP+ INFRA and its portfolio companies could have other commercial or personal relationships with Stonepeak, Other Stonepeak Accounts (including co-investment vehicles, where applicable) and their respective portfolio companies, or any Affiliates or personnel of the foregoing.
The relationship of service providers and vendors to Stonepeak as described above will influence Stonepeak in deciding whether to select or recommend such service providers to perform services for SP+ INFRA or a portfolio company (the cost of which will generally be borne directly or indirectly by SP+ INFRA or such entity, as applicable)

and may incentivize Stonepeak to engage such service provider over a third party and / or to utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to pay such service providers and vendors higher fees or commissions than would be the case absent the conflict. Fees paid by SP+ INFRA or its portfolio companies to service providers and vendors do not offset or reduce the Management Fee payable by the Unitholders of SP+ INFRA and are not otherwise shared with SP+ INFRA unless required by the Fund LPA.
Notwithstanding the foregoing, transactions relating to SP+ INFRA that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the General Partner believes to be of benefit to SP+ INFRA. Advisors and service providers, or their Affiliates, often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by SP+ INFRA and / or portfolio companies are different from those used by Stonepeak and its Affiliates (including personnel), the Investment Advisor or its Affiliates (including personnel) may pay different amounts or rates than those paid by SP+ INFRA and / or portfolio companies. Similarly, Stonepeak, its Affiliates, SP+ INFRA, the Other Stonepeak Accounts and / or their portfolio companies can be expected to enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with Stonepeak) from time to time whereby such counterparty will, in certain circumstances, charge lower rates (or no fee) or provide discounts or rebates for such counterparty’s products and / or services depending on certain factors, including without limitation, volume of transactions entered into with such counterparty by Stonepeak, its Affiliates, SP+ INFRA, the Other Stonepeak Accounts, and / or their portfolio companies in the aggregate or other factors, which may include early adoption, timing and other reasons. However, the Investment Advisor and its Affiliates have a longstanding practice of not entering into any arrangements with advisors or service providers that could provide for lower rates or discounts than those available to the Other Stonepeak Accounts and / or portfolio companies for the same services.
Additionally, SP+ INFRA, Other Stonepeak Accounts, the portfolio companies, and / or Stonepeak itself will from time to time engage investment banks or other similar financial advisors in connection with specific potential Investments. In most cases, the costs and expenses of these third parties will be borne (directly or indirectly) by the relevant Stonepeak fund and investors thereof (and not Stonepeak). However, one of the tangible and / or intangible benefits from these relationships includes general referral of investment opportunities, which opportunities may inure to the benefit of SP+ INFRA and any Other Stonepeak Accounts, and / or Stonepeak (and not necessarily the parties bearing the cost of the particular engagement that created, enhanced, or supported the underlying relationship that came to produce such opportunities in the first place). In addition, in connection with an actual or potential Investment, Stonepeak may occasionally compensate an investment bank or other service provider in connection with their contributions to such Investment, which such contributions may be indirect, qualitative and / or may include, consideration for potential future business opportunities (such as where an investment bank was working on a potential IPO, but is compensated when the portfolio company is instead sold outright in lieu of an IPO). Such arrangements may or may not have been formalized with a written agreement. While any such payment is expected, in part or in whole, to be borne by the Fund, such arrangements may provide a benefit to Other Stonepeak Accounts and to Stonepeak itself, including by virtue of any good will generated between Stonepeak and such service provider, which could result in enhanced deal flow to such Other Stonepeak Accounts which have not borne a portion of such fees paid to the investment bank.
Stonepeak Affiliated Service Providers. In addition to the service providers (including portfolio company service providers) and vendors described above, SP+ INFRA and its portfolio companies are expected to engage in transactions with one or more businesses that are owned or controlled by Stonepeak directly, not through one of its funds, including the businesses described below. These businesses will, in certain circumstances, also enter into transactions with other counterparties of SP+ INFRA and its portfolio companies, as well as service providers, vendors and the Unitholders. Stonepeak could benefit from these transactions and activities through current income and creation of enterprise value in these businesses. No fees charged by these service providers and vendors will offset or reduce Management Fees, unless otherwise required by the Fund LPA. Furthermore, Stonepeak, the Other

Stonepeak Accounts and their portfolio companies and their Affiliates and related parties will use the services of these Stonepeak Affiliates, including at different rates. Although Stonepeak believes the services provided by its Affiliates are equal to or better than those of third parties, Stonepeak directly benefits from the engagement of these Affiliates, and there is therefore an inherent conflict of interest.
Some of the services performed by Stonepeak-affiliated service providers could also be performed by Stonepeak and vice versa. Fees paid by SP+ INFRA or its portfolio companies to or value created in Stonepeak-affiliated service providers or vendors do not offset or reduce the Management Fee payable by the Unitholders and are not otherwise shared with SP+ INFRA, unless otherwise required by the Fund LPA.
SP+ INFRA could acquire from or sell to Stonepeak a service provider as an Investment or participate alongside Stonepeak in the acquisition of a service provider. Stonepeak is expected to establish a valuation methodology in relation to any such sale or acquisition by SP+ INFRA of a service provider. In addition, before entering into any transaction with respect to any such service provider, it is anticipated that Stonepeak will obtain any consents that may be required under the Advisers Act or other applicable laws or regulations.
Certain Stonepeak-affiliated service providers and their respective personnel will receive a management promote, an incentive fee and other performance-based compensation in respect of investments, sales or other transaction volume. Furthermore, Stonepeak-affiliated service providers can be expected to charge costs and expenses based on allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses).
To the extent SP+ INFRA or Other Stonepeak Accounts engage in a long-term or recurring contract with a Stonepeak-affiliated service provider, the General Partner may not seek to benchmark or otherwise renegotiate the original fee arrangement for a significant period of time.
The General Partner will make determinations of certain market rates (i.e., rates that fall within a range that the General Partner has determined is reflective of rates in the applicable market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms), and, in certain circumstances, is expected to be in the top of the range, based on its consideration of a number of factors, which are generally expected to include the General Partner’s experience with non-affiliated service providers as well as benchmarking data and other methodologies determined by the General Partner to be appropriate under the circumstances. In respect of benchmarking, while Stonepeak often obtains benchmarking data regarding the rates charged or quoted by third parties for services similar to those provided by Stonepeak Affiliates in the applicable market or certain similar markets, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services (e.g., different assets may receive different services). In addition, benchmarking data is based on general market and broad industry overviews, rather than determined on an asset-by-asset basis. As a result, benchmarking data does not take into account specific characteristics of individual assets then owned or to be acquired by SP+ INFRA (such as size or location), or the particular characteristics of services provided. Further, it could be difficult to identify comparable third-party service providers that provide services of a similar scope and scale as the Stonepeak-affiliated service providers that are the subject of the benchmarking analysis or to obtain detailed information about pricing of a service comparable to that being provided to SP+ INFRA from third-party service providers if such service providers anticipate that Stonepeak will not in fact engage their services. For these reasons, such market comparisons may not result in precise market terms for comparable services. Expenses to obtain benchmarking data will be borne by SP+ INFRA, Other Stonepeak Accounts and their respective portfolio companies and will not offset the Management Fee. Finally, in certain circumstances the General Partner can be expected to determine that third-party benchmarking is unnecessary, including in circumstances where the price for a particular good or service is mandated by law (e.g., title insurance in rate-regulated U.S. states) or because in Stonepeak’s view no comparable service provider offering such good or service (or an insufficient number of comparable service providers for a reasonable comparison) exists or because Stonepeak has access to adequate market data (including from third-party clients of the Stonepeak-affiliated service provider that is the subject of the benchmarking analysis) to make the determination without reference to third-party benchmarking. For example, in certain circumstances a Stonepeak-affiliated service provider or a portfolio company service provider could provide services to third parties, in which case if the rates charged to such third parties are consistent with the rates charged to SP+ INFRA, Other Stonepeak Accounts and their respective portfolio companies, then a separate benchmarking analysis of such rates is not expected to be prepared. Some of the services performed by Stonepeak-affiliated service providers could also be performed by the General Partner and vice versa. Fees paid by SP+ INFRA or its portfolio companies to

Stonepeak-affiliated service providers do not offset or reduce the Management Fee payable by the Unitholders and are not otherwise shared by SP+ INFRA. These conflicts related to Stonepeak-affiliated service providers will not necessarily be resolved in favor of SP+ INFRA, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.
Stonepeak Network. Stonepeak believes that the network of bankers, portfolio company executives, management teams and other market participants which it has developed over time, in part as a result of its management of Other Stonepeak Accounts, will provide a built-in benefit to SP+ INFRA. At the same time, as a result of Stonepeak’s management of SP+ INFRA, it will continue to develop such relationships and grow such network – for example in the same way that executives and management teams from portfolio companies of Other Stonepeak Accounts may provide insight and / or deal origination for the benefit of SP+ INFRA, the executives and management teams of SP+ INFRA’s portfolio companies may benefit Other Stonepeak Accounts. Additionally, Stonepeak personnel may attend events and / or meetings sponsored by portfolio companies of SP+ INFRA and / or Other Stonepeak Accounts or other members of the Stonepeak network, and similarly, members of the Stonepeak network may attend annual meetings of SP+ INFRA and may be involved in fundraising activities on behalf of Stonepeak. Moreover, in negotiating and structuring transactions with counterparties (such as investment banks, financial intermediaries and other service providers) of SP+ INFRA or portfolio companies, Stonepeak will generally not seek to maximize terms as if such transaction was taking place in isolation – it will be free to consider relationship, reputational and market considerations. While SP+ INFRA may bear costs as a result of this practice, Stonepeak believes SP+ INFRA will also be the beneficiary of historical use of this practice and the network and relationships nurtured thereby. It is expected that there will be members of the Stonepeak network who invest in SP+ INFRA on a reduced or fee-free and carried interest-free basis, or who will invest in SP+ INFRA indirectly through the General Partner or any Affiliate thereof.
Restrictive Covenants; Restrictions on Fund Activities. Stonepeak, SP+ INFRA, Other Stonepeak Accounts, joint venture partners and / or their respective portfolio companies and Affiliates can be expected to enter into covenants that restrict or otherwise limit the ability of Stonepeak, SP+ INFRA, Other Stonepeak Accounts, joint venture partners and / or their respective portfolio companies and Affiliates to make investments in, or otherwise engage in, certain businesses or activities. For example, Other Stonepeak Accounts could have granted exclusivity to a joint venture partner that limits SP+ INFRA and Other Stonepeak Accounts from owning assets within a certain distance of any of the joint venture’s assets. Stonepeak, SP+ INFRA, Other Stonepeak Accounts, a joint venture partner and / or their respective portfolio companies and Affiliates could have entered into a non-compete or other undertaking in connection with a purchase, sale or other transaction, including, without limitation, that Stonepeak, SP+ INFRA, Other Stonepeak Accounts, joint venture partners and / or their respective portfolio companies and Affiliates will not make investments or otherwise engage in any business or activity if such investment, business or activity could adversely affect or materially delay obtaining regulatory or other approvals in connection with any such purchase, sale or other transaction. These types of restrictions may negatively impact the ability of SP+ INFRA to implement its investment program.
Advisors, Consultants and Operating Partners. Stonepeak engages and retains strategic advisors, senior advisors, consultants, operating partners, industry experts, industrial specialists, joint venture and / or other partners and professionals and market participants (which may include former Stonepeak employees as well as current and former executive officers of Stonepeak portfolio companies) (collectively, “Consultants”) who are not employees or Affiliates of Stonepeak and who are expected, from time to time, to receive payments from, or allocations or performance-based compensation with respect to, portfolio companies (e.g., promote, net transaction fees, retainers, expense reimbursements, equity interests, etc.) (as well as from Stonepeak or SP+ INFRA). In such circumstances, such payments from, or allocations or performance-based compensation with respect to, portfolio companies, and / or SP+ INFRA (e.g., promote, net transaction fees, retainers, expense reimbursements, equity interests, etc.) will be treated as Fund Expenses and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by Stonepeak, be deemed paid to or received by Stonepeak, and such amounts will not be subject to the offset provisions as described in the Fund LPA. In certain cases, Consultants will receive intangible and other benefits resulting from their activities on behalf of SP+ INFRA – for example in the same way that executives from portfolio companies of Other Stonepeak Accounts may provide insight and / or deal origination for the benefit of SP+ INFRA, the executives of SP+ INFRA’s portfolio companies may benefit Consultants and / or Other Stonepeak Accounts. Consultants may attend events and / or meetings sponsored by SP+ INFRA’s portfolio companies and / or Other Stonepeak Accounts or other members of the Stonepeak network, and similarly, members of the Stonepeak network may attend annual meetings of SP+ INFRA and may be involved in fundraising activities on behalf of

Stonepeak. These Consultants have the right or may be offered the ability to co-invest alongside an Other Stonepeak Account in investments SP+ INFRA also participates in, including in those Investments in which they are involved (and for which they may be entitled to receive performance-related incentive fees and transaction fees, which will reduce SP+ INFRA’s returns), or otherwise participate in equity plans for management of any such portfolio company, or invest directly in SP+ INFRA or in a vehicle controlled by SP+ INFRA subject to reduced or waived management fees and / or carried interest, including after the termination of their engagement by or other status with Stonepeak, and such co-investment and / or participation (which generally will result in SP+ INFRA being allocated a smaller share of an Investment) will not be considered as part of Stonepeak’s side-by-side co-investment rights. Additionally, and notwithstanding the foregoing, these Consultants are expected to be (or have the right to be) investors in Stonepeak portfolio companies and / or Other Stonepeak Accounts (which, in some cases, may involve agreements to pay performance fees to such persons in connection with SP+ INFRA’s Investment therein, which will reduce SP+ INFRA’s returns), and may be permitted to participate in Stonepeak’s side-by-side co-investment rights, which generally do not provide for a management fee or carried interest payable by participants therein and generally result in SP+ INFRA being allocated a smaller share of an Investment than would otherwise be the case in the absence of such side-by-side co-investment rights. These Consultants may also receive direct compensation from portfolio companies, including a salary, bonus, director fees or equity-based compensations, and such compensation will not offset the management fee. Consultants’ benefits described in this paragraph will, in certain circumstances, continue after termination of status as a Consultant. Moreover, in negotiating and structuring transactions with counterparties (such as investment banks, financial intermediaries and other service providers) of SP+ INFRA or portfolio companies, the General Partner will generally not seek to maximize terms as if such transaction was taking place in isolation – it will be free to consider relationship, reputational and market considerations, which can in some circumstances result in a cost to SP+ INFRA (or otherwise make the terms of the transaction less favorable for SP+ INFRA).
The nature of the relationship with each of the Consultants and the amount of time devoted or required to be devoted by them varies considerably. In certain cases, a Consultant advises the General Partner on private equity transactions, provides the General Partner and / or the Investment Advisor with industry-specific insights and feedback on investment themes, assists in transaction due diligence, makes introductions to and provides reference checks on management teams. In other cases, Consultants take on more extensive roles, including serving as executives or directors on the boards of portfolio companies and contributing to the identification and origination of new investment opportunities. SP+ INFRA may rely on these Consultants to recommend Stonepeak and SP+ INFRA as a preferred investment partner and carry out its investment program, but there is no assurance that any Consultant will continue to be involved with Stonepeak for any length of time.
In certain instances, Stonepeak has formal arrangements with these Consultants (which may or may not be terminable upon notice by any party), and in other cases the relationships are more informal. They are either compensated (including pursuant to retainers and expense reimbursement and, in any event, pursuant to negotiated arrangements which will not be confirmed as being comparable to the market rates for such services) from Stonepeak, SP+ INFRA and / or portfolio companies or otherwise uncompensated unless and until an engagement with a portfolio company develops. In certain cases, they have certain attributes of Stonepeak “employees” (e.g., they can be expected to have offices at Stonepeak, receive administrative support from Stonepeak personnel, participate in certain meetings and events for Stonepeak personnel, work on Stonepeak matters as their primary or sole business activity, have Stonepeak-related e-mail addresses or business cards and participate in certain arrangements typically reserved for Stonepeak employees (e.g., the side-by-side program)) even though they are not Stonepeak employees, Affiliates, or personnel for purposes of the Fund LPA and the Investment Advisory Agreement, as applicable, and their salaries and related expenses are paid by SP+ INFRA as Fund Expenses or by the portfolio companies without any reduction or offset to Management Fees. Some Consultants work only for SP+ INFRA and its portfolio companies, while other Consultants may have other clients. In particular, in some cases, Consultants, including those with “Senior Advisor” or “Operating Partner” title, have been and will be engaged with the responsibility to source, diligence and recommend transactions to Stonepeak potentially on a full-time and / or exclusive basis and, notwithstanding any overlap with the responsibilities of Stonepeak under the Investment Advisory Agreement and / or the Fund LPA, the compensation to such Consultants may be borne fully by SP+ INFRA and / or portfolio companies (with no reduction or offset to Management Fees) and not the Investment Advisor. Consultants could have conflicts of interest between their work for SP+ INFRA and its portfolio companies, on the one hand, and themselves or other clients, on the other hand, and Stonepeak is limited in its ability to monitor and mitigate these conflicts. Additionally, Consultants may provide services on behalf of SP+ INFRA and Other Stonepeak Accounts, and any work performed by Consultants retained on behalf of SP+ INFRA may benefit such Other Stonepeak Accounts (and alternatively, work performed by Consultants on behalf of Other Stonepeak Accounts may benefit SP+ INFRA), and Stonepeak shall have no obligation to allocate any portion of the costs to be borne by SP+ INFRA in respect of such Consultant to such Other Stonepeak Accounts.
In addition, SP+ INFRA may in certain circumstances from time to time enter into an arrangement with one or more individuals (who may be former personnel of Stonepeak or current or former personnel of portfolio companies of SP+ INFRA or Other Stonepeak Accounts, may have experience or capability in sourcing or managing investments, and may form a management team) to undertake a build-up strategy to originate, acquire and develop assets and businesses in a particular sector or involving a particular strategy. The services provided by such individuals or relevant portfolio company, as the case may be, could include the following with respect to Investments: origination or sourcing, due diligence, evaluation, negotiation, servicing, development, management (including turnaround) and disposition. The individuals or relevant portfolio company could be compensated with a salary and equity incentive plan, including a portion of profits derived from SP+ INFRA or a portfolio company or asset of SP+ INFRA, or other long-term incentive plans. Compensation could also be based on assets under management, a waterfall similar to a carried interest, respectively, or other similar metric. SP+ INFRA could initially bear the cost of overhead (including rent, utilities, benefits, salary or retainers for the individuals or their affiliated entities) and the sourcing, diligence and analysis of investments, as well as the compensation for the individuals and entity undertaking the build-up strategy. Such expenses could be borne directly by SP+ INFRA as Fund Expenses (or Broken Deal Expenses, if applicable) or indirectly through expenditures by a portfolio company. None of such portfolio companies or Consultants will be treated as Affiliates of the General Partner and / or the Investment Advisor for purposes of the Fund LPA and none of the fees, costs or expenses described above will reduce or offset the Management Fee.
In addition, the General Partner may engage third parties as operating partners and senior advisors (or another similar capacity) in order to advise it with respect to existing investments, specific investment opportunities, and economic and industry trends. Such operating partners and senior advisors may receive reimbursement of reasonable related expenses by portfolio companies or SP+ INFRA and may have the opportunity to invest in a portion of the equity available to SP+ INFRA for investment which may be taken by the General Partner and its Affiliates. If such operating partners and senior advisors generate investment opportunities on SP+ INFRA’s behalf, such members may receive special additional fees or allocations comparable to those received by a third party in an arm’s length transaction.
There can be no assurance that any of the Consultants will continue to serve in such roles and / or continue their arrangements with Stonepeak, SP+ INFRA and / or any portfolio companies throughout the term of SP+ INFRA. Affiliates of the General Partner and individuals or entities established by or for the benefit of such individuals with whom the General Partner or its Affiliates has a personal and / or strategic relationship (including, for the avoidance of doubt, strategic advisors, senior advisors, consultants, operating partners, placement agents, and other similar professionals who are not employees or Affiliates of Stonepeak) may invest as Unitholders of SP+ INFRA and, in such circumstances, any such capital contributions made thereby generally will not be subject to Management Fees or incentive allocation.
Valuation Matters. The fair value of all Investments will ultimately be determined by the General Partner, or the general partner of the applicable Other Stonepeak Account or Third-Party Pooled Investment Vehicle, in accordance with this Registration Statement and the Fund’s valuation policy. It will be the case that the NAV of an Investment may not reflect the price at which the Investment is ultimately sold in the market, and the difference between NAV and the ultimate sales price could be material. The valuation of such Investments will be determined by the General Partner in accordance with procedures set forth in the Fund LPA and the Fund’s valuation policy. The valuation methodologies used to value any investment will involve subjective judgments and projections and will, in certain circumstances, not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. For example, the General Partner and / or the Investment Advisor could believe that capitalization rates will be lower upon sale of an asset than they ultimately are, or that interest rates will decline during the hold period of an Investment thereby creating attractive value even though rates do not decline. Valuation methodologies may permit reliance on a prior period valuation of particular assets. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond Stonepeak’s control, including the type of market volatility characterizing the current economic environment. As such, the resulting valuations of securities or financial instruments will likely differ from values that would have been determined had an active market existed for such securities or had there been less market volatility. Ultimate realization of an Investment depends to a great extent on economic, market and other conditions beyond Stonepeak’s control. There will be no retroactive adjustment in the valuation of any investment, the offering price at which units in SP+ INFRA were purchased or sold by Unitholders or repurchased by SP+ INFRA, as applicable, or the fees and / or performance-based compensation paid to the General Partner or any Affiliate thereof to the extent any valuation proves to not accurately reflect the realizable value of an asset in SP+ INFRA.
The valuation of Investments will affect the amount and timing of the Performance Participation Allocation and the amount of Management Fees payable to the Investment Advisor. The valuation of investments of Other Stonepeak Accounts will, in certain circumstances, affect the decision of potential Unitholders to subscribe for units in SP+ INFRA. Similarly, the valuation of SP+ INFRA’s Investments will, in certain circumstances, affect the ability of Stonepeak to form and attract capital to Other Stonepeak Accounts. As a result, there may be circumstances where the General Partner is incentivized to defer realization of Investments, make more speculative Investments, seek to deploy capital at an accelerated pace, hold Investments longer and / or determine valuations that are higher than the actual fair value of Investments. The valuation of investments of SP+ INFRA and Other Stonepeak Accounts, which generally remains in the sole discretion of Stonepeak, involve conflicts. In particular, given that the amount of Management Fees and Performance Participation Allocation will be dependent on the valuation of non-marketable securities, which will be determined by Stonepeak, Stonepeak could be incentivized to value the securities higher than if Management Fees and Performance Participation Allocation were not based on the valuation of such securities. The foregoing conflicts arising from valuation matters will not necessarily be resolved in favor of Stonepeak, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts (except as provided above).
Valuation of Investments and Interests. As noted above, there is no established market for private investment partnership interests and there may not be any comparable companies for which public market valuations exist. Because there is significant uncertainty as to the valuation of illiquid investments, the values of such Investments may not necessarily reflect the values that could actually be realized by SP+ INFRA. Under certain conditions SP+ INFRA may be forced to sell Investments at lower prices than it had expected to realize or defer – potentially for a considerable period of time – sales that it had planned to make. In addition, in certain limited circumstances, Stonepeak may not have access to all material information relevant to a valuation analysis with respect to an Investment. Further, Stonepeak depends on financial information provided by third parties in order to value its Investments and such financial information may be unreliable. As a result, the valuation of SP+ INFRA’s Investments, and as a result the valuation of the Units themselves, will at times be based on imperfect information and is subject to inherent uncertainties.
Insurance. The General Partner will cause SP+ INFRA to purchase, and / or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) for, insurance to insure SP+ INFRA, the General Partner, the Investment Advisor, Stonepeak and / or their respective directors, officers, employees, agents, representatives, members of the Board of Directors and other indemnified parties, against liability in connection with the activities of SP+ INFRA. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella” or other insurance policies maintained by Stonepeak that cover SP+ INFRA, Other Stonepeak Account, the Investment Advisor and / or Stonepeak (including their respective directors, officers, employees, agents, representatives, members of the Board of Directors and other indemnified parties). The General Partner will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella” or other insurance policies among SP+ INFRA, other-Stonepeak sponsored vehicles, the Investment Advisor and / or Stonepeak on a fair and reasonable basis, in their sole discretion, and may make corrective allocations should it determine subsequently that such corrections are necessary or advisable. There can be no assurance that a different allocation would not result in SP+ INFRA bearing less (or more) premiums, fees, costs and expenses for insurance policies.
Data. Stonepeak receives, generates or obtains various kinds of data and information from SP+ INFRA, Other Stonepeak Accounts and their portfolio companies, and investors in SP+ INFRA and in Other Stonepeak Accounts, and service providers, including data and information relating to business operations, financial information results, trends, budgets, plans, ESG, energy usage, carbon emissions and other metrics, customer and user data, employee and contractor data, supplier and cost data, and other related data and information, some of which is sometimes referred to as alternative data or “big data”. Stonepeak may be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes or identify specific investment, trading, or business opportunities, as a result of its access to and rights regarding, including use, distribution and derived works rights over, this data and information from SP+ INFRA, Other Stonepeak Accounts and their portfolio companies, and investors in SP+ INFRA and in Other Stonepeak Accounts. Stonepeak has entered and will continue to enter into information sharing and use, measurement and other arrangements with SP+ INFRA, Other Stonepeak Accounts, and their portfolio companies, investors in SP+ INFRA and in Other Stonepeak Accounts, as well as with related parties and service providers, which will give Stonepeak access to (and rights regarding, including ownership and distribution rights over) data that it would not otherwise obtain in the ordinary course. Further, this alternative data is expected to be aggregated across SP+ INFRA, Other Stonepeak Accounts and their respective portfolio companies. Although Stonepeak believes that these activities improve Stonepeak’s investment management activities on behalf of SP+ INFRA and Other Stonepeak Accounts, information obtained from SP+ INFRA and its portfolio companies, and investors in SP+ INFRA and in Other Stonepeak Accounts also provides material benefits to Stonepeak or Other Stonepeak Accounts without compensation or other benefit accruing to SP+ INFRA or the Unitholders. For example, information from a portfolio company owned by SP+ INFRA may enable Stonepeak to better understand a particular industry, enhance Stonepeak’s ability to provide advice or direction to a company’s management team on strategy or operations and execute trading and investment strategies in reliance on that understanding for Stonepeak and Other Stonepeak Accounts that do not own an interest in the portfolio company, without compensation or benefit to SP+ INFRA or its portfolio companies. Stonepeak is expected to serve as the repository for such data described in this paragraph.
Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information or otherwise limit the scope and purpose of its use or distribution, and regulatory limitations on the use of material non-public information, Stonepeak is generally free to use data and information from SP+ INFRA’s activities to assist in the pursuit of Stonepeak’s various other activities, including to trading activities or use for the benefit of Stonepeak or an Other Stonepeak Account. Any confidentiality obligations in the Fund LPA do not limit Stonepeak’s ability to do so. For example, Stonepeak’s ability to trade in securities of an issuer relating to a specific industry may, subject to applicable law, be enhanced by information of a portfolio company in the same or related industry. Such trading is expected to provide a material benefit to Stonepeak without compensation or other benefit to SP+ INFRA or Unitholders.
The sharing and use of “big data” and other information presents potential conflicts of interest and the Unitholders acknowledge and agree that any benefits received by Stonepeak or its personnel (including fees (in cash or in-kind), costs and expenses) will not be subject to the Management Fee offset provisions or otherwise shared with SP+ INFRA or Unitholders. As a result, the General Partner has an incentive to pursue Investments that have data and information that is utilized in a manner that benefits Stonepeak or Other Stonepeak Accounts.
Diverse Unitholder Group. The Unitholders have conflicting investment, tax, and other interests with respect to their investments in the Fund (including based on the time at which such Unitholder is admitted to the Fund) and with respect to the interests of investors in other investment vehicles managed or advised by Stonepeak that may participate in the same investments as the Fund, and investor personnel may have incentives or conflicts with respect to their investments in the Fund or Other Stonepeak Accounts. The conflicting interests of individual Unitholders with respect to other Unitholders and relative to investors in other investment vehicles would generally relate to or arise from, among other things, the nature of Investments made by the Fund and such other investment vehicles, the structuring, financing, tax profile and the timing of disposition of Investments. As a consequence, conflicts of interest will, in certain circumstances, arise for Stonepeak in making these decisions, which may be more beneficial for one or more (but not all) Unitholders than for another Unitholder, especially with respect to Unitholders’ individual tax situations. In addition, the Fund can be expected to make Investments that will, in certain circumstances, have a negative impact on related investments made by the Unitholders in separate transactions. In selecting and structuring investments appropriate for the Fund, the General Partner and the Investment Advisor will consider the investment and tax objectives of the Fund and the Unitholders as a whole (and those of investors in other investment vehicles managed or advised by Stonepeak that participate in the same Investments as the Fund), and not the investment, tax, or other objectives of any investors individually. Further, certain Unitholders can be expected to also be investors in Other Stonepeak Accounts, including co-investment vehicles that may invest alongside the Fund in one or more Investments, which could create conflicts of interest for Stonepeak in the treatment of different Unitholders.
As a result of disparate tax considerations applicable to certain investors in the Fund and Other Stonepeak Accounts, but not other investors therein, not all such investors will participate in Investments through the same investment structures and vehicles, and the securities indirectly held by such investors (or consideration ultimately distributed to such investors) may differ as a result of the foregoing, and there can be no assurance that the foregoing considerations will not impact (positively or negatively) the returns achieved by any investor, as compared to other investors. It is also possible that the Fund or the Fund’s portfolio companies will, in certain circumstances, be counterparties (such counterparties dealt with on market terms) or participants in agreements, transactions or other arrangements with a Unitholder or an Affiliate of a Unitholder (which may occur in connection with such investors or Affiliates making a capital commitment to Other Stonepeak Accounts), including with respect to one or more Investments (or types of Investments). Such transactions may include agreements to pay performance fees to operating partners in connection with the Fund’s Investment therein, which will reduce the Fund’s returns. Such Unitholders described in the previous sentences can be expected to therefore have different information about Stonepeak and the Fund than Unitholders not similarly positioned. In addition, conflicts of interest will, in certain circumstances, arise in dealing with any such Unitholders, and the General Partner and its Affiliates may be motivated to enter into agreements, transactions or arrangements with Unitholders or their Affiliates in order to secure capital commitments from investors in Other Stonepeak Accounts and may otherwise be motivated by factors other than the interest of the Fund. Moreover, there is an increasing trend in the private equity industry of fund sponsors offering liquidity to investors in existing funds through a structured secondary process where purchasing investors would, as a condition to participating in such purchase from existing investors, also make a commitment to a new fund being raised. Stonepeak could be incentivized to engage in such a process for one or more of its existing funds (or any investments therein) to the extent doing so could be expected to improve Stonepeak’s ability to raise a successor fund to such fund and to form and attract capital to existing or future Other Stonepeak Accounts (e.g., by securing an agreement from the purchasing investors participating in the process to make commitments to such funds or, more generally, by positively impacting the performance information for the relevant fund that is presented to prospective investors in Stonepeak fundraise materials). Similarly, not all Unitholders monitor their investments in vehicles such as the Fund in the same manner. For example, certain Unitholders can be expected to periodically request from General Partner information regarding the Fund and Investments and / or portfolio companies that is not otherwise set forth in (or has yet to be set forth) in the reporting and other information delivered to all Unitholders. In such circumstances, the General Partner may provide such information to such Unitholder, but just because it has provided such information upon request by one or more Unitholders does not mean the General Partner will be obligated to affirmatively provide such information to all Unitholders (although the General Partner will generally provide the same information upon request and treat Unitholders equally in that regard). As a result, certain Unitholders can be expected to receive more information about the Fund than other Unitholders, and the General Partner will have no duty to ensure all Unitholders seek, obtain or process the same information regarding the Fund and its Investments and / or portfolio companies.
Additionally, Stonepeak may be restricted from disclosing or may determine it is appropriate not to disclose to the Unitholders material non-public information regarding one or more specific Investments, including certain Investments in which the Fund may participate alongside Other Stonepeak Accounts, which may result in the Unitholders not receiving certain material non-public information regarding the Fund and / or one or more of its Investments under certain circumstances. Furthermore, in the event certain Stonepeak investment professionals acquire confidential or material, non-public information concerning an entity in which the Fund has invested in or propose to invest in, the possession of such information may limit the ability of the General Partner to buy or sell particular securities of such entity on behalf of the Fund, thereby limiting the investment opportunities or exit strategies available to the Fund.
Further, Unitholders with different domiciles or tax categorizations could receive different investment returns or amounts of tax basis and / or pay different levels of expenses, e.g., based on tax savings or ownership of “blocker” or other structures used to facilitate their investments in, through or below the Fund.
The Lux Fund. The General Partner and its affiliates have established the Lux Fund for investors primarily domiciled in countries of the European Economic Area, the United Kingdom, Switzerland, Asia and certain other jurisdictions. The Lux Fund will generally co-invest in its investments with SP+ INFRA on substantially the same terms as SP+ INFRA, unless the Investment Advisor determines in good faith that different allocations or terms are reasonably necessary for legal, tax, regulatory, or certain other operational requirements. SP+ INFRA and the Lux Fund will generally also dispose of each such Investment at the same time and on substantially the same terms at the relevant time of disposal, unless the Investment Advisor determines in good faith that different terms are reasonably necessary for legal, tax, regulatory, or certain other operational requirements. Unitholders should note that, as a result of legal, tax, regulatory, compliance, structuring or other considerations, the terms of the Lux Fund substantially differ from the terms of the Fund.

It is expected that subject to legal, tax, regulatory, compliance, structuring or other considerations, (i) investment-related expenses and Broken Deal Expenses will generally be allocated pro rata between SP+ INFRA and the Lux Fund based on their percentage interests in the relevant Intermediate Entity through which the investment is made or invested capital (or the proposed percentage interest or the amount proposed to be invested), as applicable, (ii) the establishment, ongoing, winding up and dissolution costs associated with any Intermediate Entity through which SP+ INFRA and the Lux Fund jointly invest will generally be allocated pro rata between SP+ INFRA and the Lux Fund based on their proportionate interests in such Intermediate Entity and (iii) each of SP+ INFRA and the Lux Fund will bear its own respective organizational and offering expenses and fund expenses (although there will be instances where Stonepeak determines that certain of such expenses are attributable to both SP+ INFRA and the Lux Fund and therefore should be borne pro rata by each such entity based on capital commitments or net asset value, as applicable). In each case of the foregoing, Stonepeak may determine to allocate such expenses in a different manner if Stonepeak determines in good faith that doing so is more equitable or appropriate under the circumstances. Because certain expenses, such as the costs of preparing and filing reports under the Exchange Act (in the case of the Fund) and the costs of preparing and filing certain necessary documents with the CSSF (in the case of the Lux Fund), will be allocated between SP+ INFRA and the Lux Fund on a non-pro rata basis, it can be expected that the net asset value and the unit price associated with each share class in SP+ INFRA and the Lux Fund will materially differ.
The voting rights of the Unitholders in SP+ INFRA will not be aggregated with those of unitholders in the Lux Fund.
It is expected that SP+ INFRA and the Lux Fund will participate in all or substantially all of their investments through a combined investment structure using shared Intermediate Entities. Investments that are held through such combined investment structure will generally be shared pro rata between SP+ INFRA and the Lux Fund based on their proportionate interests in the Intermediate Entities that hold such investments, which will be subject to adjustment based on, among other things, subscriptions and repurchases. Stonepeak may also make adjustments to distributions, allocations and other fundings, payments or calculations to give effect to any expenses or other considerations that are specifically attributable to the Fund, any Parallel Fund and the Lux Fund, without the consent of any Unitholder, the Board or the board of the Lux Fund. In addition, (i) the Lux Fund may from time to time, directly or indirectly, acquire interests in any Intermediate Entity from, or buy interests from or sell interests to, SP+ INFRA at the fair market value thereof, and vice versa, although neither SP+ INFRA nor the Lux Fund shall be under any obligation to engage in such transactions and (ii) the Investment Advisor or any affiliate thereof may cause the Fund (or any other Intermediate Entity) to accept at any time and from time to time a capital contribution in-kind of any asset from the Lux Fund (or any Intermediate Entity) or any Other Stonepeak Account in exchange for units so long as (x) the Fund has an existing investment in such asset and (y) the number of units issued in exchange therefor shall be at a price representing a valuation no higher than the valuation of the Fund’s investment in such asset at the time of such exchange.
Notwithstanding the foregoing, the participation of the Lux Fund through a combined investment structure with shared Intermediate Entities will impose certain restrictions and limitations on SP+ INFRA. Because the Lux Fund is subject to certain legal, regulatory and other restrictions to which SP+ INFRA is not also subject (and vice versa), such restrictions will indirectly restrict or limit the investments in which SP+ INFRA and the Lux Fund are able to participate and will impose on SP+ INFRA and the Lux Fund additional restrictions and limitations to which they would not otherwise be subject. For example, following a four-year ramp-up period, the Lux Fund is prohibited from investing more than 20% of the Lux Fund’s net asset value in any single investment, which single-investment limit is applied at the time an investment is consummated and on an ongoing basis. Although SP+ INFRA does not have a similar investment restriction, the Lux Fund’s restriction will be imposed on SP+ INFRA given their expected shared participation in investments. Such restrictions and limitations could prevent SP+ INFRA and / or the Lux Fund from participating in one or more Investments, or cause them to participate in such Investments to a lesser extent, as compared to what their participation would be in a separate investment structure. This could result in SP+ INFRA and / or the Lux Fund being allocated more than its / their desired amount of other Investments. The combined investment structure will generally require SP+ INFRA and the Lux Fund to invest and exit each investment at the same time and on the same terms, and therefore could result in SP+ INFRA or the Lux Fund participating in an investment on less desirable terms or for a shorter or longer period of time than the relevant fund otherwise would in the absence of such structure, notwithstanding that such fund may have received more desirable terms had it participated in such investment without the other fund or received a higher price had such fund exited such investment on its desired timeline. Accordingly, the use of the combined investment structure can be expected to materially affect the construction of SP+ INFRA’s and the Lux Fund’s portfolio and their participation in Investments therein.
Each of SP+ INFRA and the Lux Fund will be permitted to use its pro rata share of available cash at the level of the Master Aggregator, or any other Intermediate Entity through which SP+ INFRA and the Lux Fund jointly invest, to satisfy repurchase requests for SP+ INFRA and the Lux Fund, respectively. Cash balances in the Master Aggregator and other Intermediate Entities will be managed having regard to the liquidity terms of both funds as set out in their respective constitutional documents. Stonepeak can agree (without the consent of any Unitholder or the Fund’s Board or the Lux Board) that SP+ INFRA or the Lux Fund is permitted to use more than its pro rata share for a specific period or for an extended period of time. Accordingly, to the extent the Lux Fund’s pro rata share of available cash in a shared Intermediate Entity is insufficient to satisfy the Lux Fund’s repurchase requests, Stonepeak will be incentivized to cause the Lux Fund to use more than its pro rata share of such cash, which could materially reduce the amount of available cash for SP+ INFRA and, potentially, SP+ INFRA’s ability to satisfy its own repurchase requests. See “Item 1A. Risk Factors—Transfers and Liquidity” including “—No Market for Units; Restrictions on Transfers,” “—Lack of Liquidity,” “—Liquidity Requirements” and “—Illiquid and Long-Term Investments” above for more information on liquidity issues.
It should also be noted that by using a combined investment structure, incoming subscriptions to SP+ INFRA may be used to satisfy redemption requests of the Lux Fund, and vice versa. Although this structuring increases the pool of available cash to either fund, the cash received by a Unitholder in SP+ INFRA that tenders its Units or shareholder in the Lux Fund that redeems its shares, as applicable, pursuant to the Repurchase Program or the Lux Fund’s redemption process may be treated as received pursuant to a disguised sale for U.S. federal income tax purposes.
SP+ INFRA and the Lux Fund will have separate boards of directors. With respect to conflicts of interests that require an approval, consent or waiver pursuant to the terms of the governing document of the Lux Fund, (i) to the extent the Investment Advisor determines in good faith that SP+ INFRA and the Lux Fund are similarly situated with respect to such conflict, the Lux Board will agree that any consent, approval or waiver of such conflict by the Fund’s Board of Directors, if applicable, will be deemed to apply, mutatis mutandis, to the Lux Fund and (ii) to the extent the Investment Advisor determines in good faith that SP+ INFRA and the Lux Fund are not similarly situated with respect to such conflict, the approval, consent or waiver of the Lux Board will be required. For the avoidance of doubt, (x) the Lux Board will continue to retain approval, consent and waiver rights with respect to matters unique to the Lux Fund and other corporate-level matters, such as approval of financial reports and the establishment of new share classes and (v) nothing in this paragraph shall limit Stonepeak’s flexibility to use more than a fund’s pro rata share of available cash to satisfy repurchase requests (without the consent of SP+ INFRA’s Board of Directors, the Lux Board or any unitholder in SP+ INFRA or the Lux Fund) as more fully described above. Accordingly, decisions made by the Lux Board will from time to time affect (and limit or prohibit) SP+ INFRA’s actions and its ability to participate in certain transactions and arrangements that the Fund’s Board of Directors has approved.
In the event that Stonepeak determines, in its sole discretion, that SP+ INFRA and the Lux Fund should not participate in a combined investment structure as outlined above and that SP+ INFRA and the Lux Fund should each participate through distinct investment structures with separate holding structures and intermediate entities, the Investment Advisor and its affiliates will be permitted to restructure each investment in which SP+ INFRA and the Lux Fund jointly participate, as well as the Intermediate Entities and any other holding vehicles or special purpose vehicles through which they invest. Stonepeak will be permitted to take any other actions that it determines are necessary or appropriate in order to effect the foregoing (and will be permitted to amend the Fund LPA to effect the foregoing without the consent of any Unitholder or the Board). However, such re-structuring could result in significant expenses, tax burdens and other consequences that materially and adversely affect each of SP+ INFRA and the Lux Fund and their investments. After giving effect to any re-structuring, it is not expected that the percentage interest of SP+ INFRA and the Lux Fund in any shared investment will be subject to further re-balancing or re-adjustment and new investment opportunities will instead be allocated in good faith and on a fair and reasonable basis, in accordance with Stonepeak’s internal allocation policy, as further described in “Allocation of Investment Opportunities” below.
Allocation of Investment Opportunities. SP+ INFRA does not have the exclusive unconditional right to any investment opportunity. Accordingly, Stonepeak is under no obligation to offer investment opportunities to

SP+ INFRA and may choose to allocate all or any part of any opportunity to an Other Stonepeak Account or any business in which Stonepeak has invested, in accordance with its allocation policy. The General Partner and its Affiliates will, from time to time, be presented with investment opportunities that fall within the investment objective of SP+ INFRA and an Other Stonepeak Account now existing or to be formed in the future in accordance with the Fund LPA. Situations where an investment may be shared or allocated away from SP+ INFRA may also arise as a result of the fact that the General Partner and its Affiliates have the ability to, and are expected to, form, sponsor, and / or manage other limited partnerships or pooled investment vehicles, including funds that are for Stonepeak’s own account or managed by Stonepeak for the account of another. Such investment funds may be ancillary or accretive to, or otherwise supplement, SP+ INFRA’s investment program, including, without limitation, the establishment of securitized vehicles or trading vehicles. The investment objectives of such Other Stonepeak Accounts may be a subset of, overlap significantly with, or be more narrowly focused (e.g., focusing on one asset class, sector and / or one geographic region) than the investment objectives of SP+ INFRA, and allocations of relevant investment opportunities will be made to such Other Stonepeak Accounts on a priority basis. Moreover, Stonepeak may establish Other Stonepeak Accounts or other vehicles that would otherwise be Other Stonepeak Accounts but for the fact that the vehicles will not target multiple investments and / or are publicly-offered (e.g., a special purpose acquisition vehicle), and this is the case even though the initial target company may make additional add-on acquisitions. Such Other Stonepeak Accounts may be sponsored and managed by the General Partner or its Affiliates and may participate alongside SP+ INFRA with respect to investments within such narrower focus, limitation or shared investment objectives (which may reduce, in whole or in part, the allocation thereof to SP+ INFRA). Unitholders should expect that not all of the investment opportunities suitable for SP+ INFRA will be presented to SP+ INFRA. Investment opportunities that might otherwise fall within the investment objectives of SP+ INFRA or its strategy will be allocated to Other Stonepeak Accounts (in whole or in part). In addition, certain Other Stonepeak Accounts have investment objectives, and a history of investing in investments that are a subset of or overlap with the investment objectives of SP+ INFRA’s investment program.
SP+ INFRA will invest alongside the Lux Fund through a combined investment structure as part of the “Fund Program.” As noted above and subject to certain exceptions, (i) the Lux Fund will generally invest alongside SP+ INFRA in Investments on substantially the same terms as SP+ INFRA (including by means of investing in the relevant Intermediate Entities) and (ii) SP+ INFRA and the Lux Fund will generally dispose of each such Investment at the same time and on substantially the same terms (including by an Intermediate Entity disposing of such Investment). SP+ INFRA’s and the Lux Fund’s percentage interest in each Investment will generally be based on its proportionate share of the Intermediate Entity through which such Investment is made, which will be subject to adjustment as described above.
However, in the event that the General Partner determines to use distinct investment structures for SP+ INFRA and the Lux Fund, they will continue to have substantially similar investment objectives and strategies and will continue to have highly overlapping investment portfolios, but will not be required to generally invest and divest in each investment at the same time and on the same terms. When using distinct investment structures, investment opportunities will be allocated between SP+ INFRA and the Lux Fund in accordance with Stonepeak’s internal allocation policy on a basis that the General Partner believes in good faith to be fair and reasonable, which may be pro rata based on available capital, subject to the following considerations: (x) any applicable investment strategies, mandates, objectives, focus, parameters, guidelines, limitations, liquidity positions and requirements of SP+ INFRA and the Lux Fund; (y) available capital of SP+ INFRA and the Lux Fund; and (z) legal, tax, accounting, regulatory and any other considerations deemed relevant by Stonepeak, including, without limitation, the considerations described below. As a result, certain conflicts of interest between SP+ INFRA and the Lux Fund may arise with respect to allocation determinations.
Additionally, because the Fund Program invests across Stonepeak’s platform, it is expected that its investment strategy will overlap with that of Other Stonepeak Accounts that are actively investing and similarly overlap with future Other Stonepeak Accounts. Although the Fund Program may make unique investments that are not shared by Other Stonepeak Accounts outside of the Fund Program, it is expected that many investment opportunities will be shared with Other Stonepeak Accounts to the extent such opportunities fall within the investment strategy of such Other Stonepeak Accounts and the investment strategy across the Fund Program. This overlap will from time to time create conflicts of interest, which Stonepeak and its Affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures. Moreover, under certain circumstances, investment opportunities sourced and / or identified by Stonepeak and that fall within the Fund Program’s investment strategy and objective are expected to be allocated on a priority basis in whole or in part to portfolio companies owned by SP+ INFRA and / or the Lux Fund, Other Stonepeak Accounts, portfolio companies of Other Stonepeak Accounts, or Stonepeak.
It is expected that some activities of Stonepeak, the Other Stonepeak Accounts and their portfolio companies will compete with SP+ INFRA and the Lux Fund and their respective portfolio companies for one or more investment opportunities that are consistent with SP+ INFRA’s investment objectives, and as a result such investment opportunities may only be available on a limited basis, or not at all, to SP+ INFRA. Stonepeak may also from time to time make and hold investments of various types with or in lieu of Other Stonepeak Accounts. Although such investments could be limited or restricted by the organizational documents of or other agreements relating to Other Stonepeak Accounts, to the extent Stonepeak does make or hold such investments, many of the conflicts of interest associated with the activities of Other Stonepeak Accounts also apply to such investment activities of Stonepeak. Stonepeak and its investment personnel have conflicting loyalties in determining whether an investment opportunity should be allocated to SP+ INFRA, Stonepeak or an Other Stonepeak Account (including the Lux Fund), and these conflicts may not necessarily be resolved in favor of SP+ INFRA.
Stonepeak generally determines the relative allocation of investment opportunities between the Fund Program and Other Stonepeak Accounts on a basis that Stonepeak believes in good faith to be fair and reasonable and consistent with Stonepeak’s allocation policy (which will be updated from time to time). However, the application of the allocation policy may result in the Fund Program not participating, or not participating to the same extent, in investment opportunities in which it would have otherwise participated, or participated to a greater extent, had the related allocations been determined without regard to such guidelines. Among the factors Stonepeak considers in making investment allocations between the Fund Program and Other Stonepeak Accounts are the following: (i) any applicable investment parameters, limitations and other terms of the Fund Program and such Other Stonepeak Accounts, (ii) the Fund Program and such Other Stonepeak Accounts having available capital with respect thereto and (iii) legal, tax, regulatory, accounting, and other considerations deemed relevant by the General Partner (including, without limitation, the specific nature, size, terms, sourcing and type of an Investment, relative investment strategies and primary investment mandates, policies, portfolio diversification concerns, contractual obligations, applicable investment limitations, relative amounts of available capital for each investment fund, source of the investment opportunity, the investment focus of each investment fund, the expected risk-return profile, the anticipated holding period, the anticipated cash yield and remaining investment periods, co-investment and co-underwriting arrangements, the extent of involvement of the respective teams of investment professionals dedicated to the Fund Program and Other Stonepeak Accounts, and other relevant considerations). Moreover, a fair and reasonable allocation methodology for purposes of the foregoing could involve the General Partner establishing a formulaic methodology (such as a pre-determined fixed split) to allocate such opportunities between the Fund Program and one or more of such Other Stonepeak Accounts, although no such formulaic allocation methodology is required. As a result, in certain circumstances, investment opportunities that fall within the Fund Program’s investment objectives may not be presented to or pursued by SP+ INFRA, and may be allocated in whole or in part to any such Other Stonepeak Accounts. In addition, in certain circumstances certain other investment vehicles may receive allocations of investments that may otherwise be appropriate for SP+ INFRA (including Other Stonepeak Accounts), which may result in SP+ INFRA not participating in certain investment opportunities otherwise within its mandate. The appropriate allocation between one or more of SP+ INFRA and any Other Stonepeak Accounts of the General Partner of expenses and fees generated in the course of evaluating and making Investments which are not consummated, such as out-of-pocket fees associated with due diligence, attorney fees and the fees of other professionals, will be determined by the General Partner in its sole discretion. Prospective investors should also note that although the General Partner and its Affiliates may determine to form a fund or other entity that is initially funded in whole or in part from the Stonepeak balance sheet (a “Seed Fund”), the General Partner may determine to treat such Seed Fund as an “Other Stonepeak Account” for all or any purposes of the Fund LPA (including, without limitation, allocation of investment opportunities) so long as the General Partner intends or projects that one or more third party investors will be admitted to such Seed Fund at a later date. The allocation of any such investment opportunities to the Seed Fund (which may be on a case/case or programmatic basis) could result in the General Partner and its Affiliates being allocated a greater amount of one or more investment opportunities than would otherwise be permissible solely pursuant the side-by-side program, notwithstanding that no third-party capital has actually been admitted to the Seed Fund at the time of any such allocation (and may ultimately never be admitted). It should also be noted that to the extent SP+ INFRA is co-investing alongside the Stonepeak balance sheet and the General Partner and its Affiliates determine to transfer, sell or contribute all or any portion of their investments that are held, in whole or in part, on the Stonepeak balance sheet to a Seed Fund or an Other Stonepeak Account that includes (or is expected to include) third-party investors, there will be no requirement for preapproval or consent required from the Board of Directors and / or the Unitholders, notwithstanding that the General Partner and its Affiliates are “exiting” the investment in advance of SP+ INFRA.
It is expected that directors, partners, officer, employees and other persons Affiliated with Stonepeak will invest in SP+ INFRA. As a result, any of the foregoing individuals who are involved in the investment decision-making process of SP+ INFRA will have an incentive to take actions in respect of SP+ INFRA that they would otherwise not have in the absence of such investment, including an incentive to allocate certain investment opportunities (or a greater portion of such investment opportunities) to SP+ INFRA, or on the contrary, allocate certain investment opportunities (or a greater portion of such investment opportunities) away from SP+ INFRA. Such allocation decisions may affect, potentially materially, the overall portfolio composition of SP+ INFRA, as well as the portfolios of Other Stonepeak Accounts.
In addition, the General Partner and / or its Affiliates may be incentivized to offer certain potential co-investors the opportunities to co-invest since the amount of carried interest and / or management fee to which the General Partner and / or its Affiliates are entitled under the arrangements with such co-investors with respect to such co-investor’s participation in the Other Stonepeak Accounts may depend on, among other things, the extent to which such co-investors participates in co-investments. Such incentives will from time to time give rise to conflicts of interest, and there can be no assurance that any investment opportunities that would have otherwise been offered to SP+ INFRA will be made available to SP+ INFRA. Co-investments may be offered by the General Partner on such terms and conditions (including with respect to Management Fees, carried interest and related arrangements) as the General Partner determines in its discretion on a case-by-case basis.
Stonepeak may pursue strategic investments (whether made directly or through a vehicle funded by one or more third parties (such as a special purpose acquisition company)) in businesses that Stonepeak intends to operate as part of its overall business. Such investments may be suitable for, or alternatively competitive with, SP+ INFRA. In either case, Stonepeak is permitted to allocate such investments away from SP+ INFRA to Stonepeak or such other investment vehicles.
Stonepeak may give advice and recommend assets, instruments, loans, securities or other investments to other funds or accounts managed by Stonepeak which may differ from advice given to, or assets, instruments, loans, securities or other investments recommended or bought for, SP+ INFRA, even though the investment objectives of such funds or other accounts managed by Stonepeak may be the same or similar. Because there can be extended periods of time between an investment’s signing and closing date, at times months or more, it is possible that SP+ INFRA’s or an Other Stonepeak Account’s circumstances or broader macroeconomic or other conditions may be different at closing than expected at the time of signing. Therefore, notwithstanding the application of Stonepeak’s good faith judgment as to allocation at the time a deal is signed, it is expected that there may be circumstances where allocations are adjusted between signing and closing, and such adjustments may be material, and could include allocating either more or less than anticipated to SP+ INFRA and / or Other Stonepeak Accounts. Furthermore, in certain situations the Investment Advisor has in the past deferred, and in the future expects to defer, making a final determination relating to the precise allocations of an investment at signing, in recognition that facts may change between the time of signing and closing, as is especially the case where there is expected to be a long sign to close period. Allocations are made at the time of signing in the Investment Advisor’s good faith judgment in light of the facts and circumstances then known. In such situation, the Investment Advisor is likely to seek the right in the transaction documents to adjust the amounts to be invested between the applicable funds, which could result in one fund signing for a larger amount of the investment than it may ultimately invest, while another may sign for a smaller amount. The Investment Advisor believes this flexibility allows it to evaluate the optimal split among the applicable funds as facts and circumstances evolve between signing and closing. However, this practice could adversely affect one fund or the other in a manner that is not anticipated or known at the time of signing. For example, the initial allocations could be used to allocate Broken Deal Expenses if the transaction ultimately breaks which could result in one Fund bearing more and another fund bearing less of the expenses then its ultimate investment allocation would warrant had the transaction been consummated.
Investments in Which Other Stonepeak Accounts Have a Different Principal Interest Generally. SP+ INFRA could invest directly or indirectly in companies or other entities in which Other Stonepeak Accounts have or are currently making a different principal investment (including with respect to relative seniority) or vice versa. In such situations, SP+ INFRA and such Other Stonepeak Account may have conflicting interests. For example, (i) if SP+ INFRA makes or has an equity investment in a portfolio company in which an Other Stonepeak Account has a debt or equity investment, (ii) if an Other Stonepeak Account, through the purchase of debt obligations or otherwise, becomes a lender to a portfolio company in which SP+ INFRA has a debt or equity investment, (iii) if SP+ INFRA and Other Stonepeak Account participate in separate tranches of a fundraising with respect to the same portfolio company or (iv) if the portfolio company in which SP+ INFRA has an equity investment and in which an Other Stonepeak Account has a debt investment becomes distressed or defaults on its obligations under the debt investment, Stonepeak will, in each case, generally have conflicting loyalties between the duties to SP+ INFRA and to such Other Stonepeak Account. In that regard, actions may be taken for the Other Stonepeak Account that are adverse to SP+ INFRA or vice versa. In addition, conflicts of interest may arise in determining the amount of an Investment, if any, to be allocated among the potential investors and the respective terms thereof. There can be no assurance that the return on SP+ INFRA’s Investment will be equivalent to or better than the returns obtained by the other Affiliates participating in the transaction. It is possible that in a bankruptcy, insolvency or similar proceeding SP+ INFRA’s interest may be subordinated or otherwise adversely affected by virtue of the involvement and actions of an Affiliate of Stonepeak relating to its Investment. Except to the extent of fees paid to the General Partner specifically relating to SP+ INFRA’s capital commitment or investment of capital, the Unitholders will in no way receive the benefit from fees paid to Stonepeak from a portfolio company and in any event Unitholders will receive the benefit of such fees only as set forth in the Fund LPA.
Joint Investments. SP+ INFRA may enter into joint investments with Other Stonepeak Accounts and may do so where such Other Stonepeak Accounts have certain governance rights for legal, regulatory or other reasons. Any such Other Stonepeak Account may sell any such investment to any person at any time and SP+ INFRA may or may not participate with such Other Stonepeak Account in such sale.
Conflicting Fiduciary Duties to Other Stonepeak Accounts. As noted above, Stonepeak may structure an investment as a result of which one or more Other Stonepeak Accounts primarily investing in senior secured loans, distressed debt, subordinated debt, high-yield securities and other similar debt instruments are offered the opportunity to participate in the debt tranche of an Investment allocated to SP+ INFRA or alongside an investment made by SP+ INFRA but in a different security or instrument than acquired by SP+ INFRA. At times this could include SP+ INFRA investing in equity while an Other Stonepeak Account is investing in debt (or vice versa). Additionally, SP+ INFRA may purchase investments in which an Other Stonepeak Account already has or is acquiring an interest, or otherwise an Other Stonepeak Account may purchase an investment in a portfolio company of SP+ INFRA and may do so at different points in time. There may also be instances in which SP+ INFRA invests in an entity that is affiliated with a portfolio company of an Other Stonepeak Account. In any such aforementioned case, any such participation by any such vehicles or accounts would not be considered “co-investment” alongside SP+ INFRA for purposes of the Fund LPA. As investment advisor to each of SP+ INFRA and such Other Stonepeak Account, Stonepeak owes a fiduciary duty to the Other Stonepeak Account as well as to SP+ INFRA. SP+ INFRA may hold senior debt and an Other Stonepeak Account may hold equity securities, or SP+ INFRA may hold subordinated debt while an Other Stonepeak Account holds senior debt in the same portfolio company or an Affiliate of a portfolio company (or vice versa). This dynamic would potentially result in Other Stonepeak Accounts being senior or junior to SP+ INFRA in the capital structure of such portfolio company, which could cause Stonepeak to face a conflict of interest in respect of decisions made with regard to Other Stonepeak Accounts or accounts and SP+ INFRA (e.g., with respect to the terms of such debt instruments, the enforcement of covenants, the terms of recapitalizations, and the resolution of workouts or bankruptcies). If an Other Stonepeak Account were to purchase high yield securities or other debt instruments of a Fund’s portfolio company, or if SP+ INFRA were to acquire an equity interest in a portfolio company in which an Other Stonepeak Account then holds or is acquiring an interest in the debt of such portfolio company, Stonepeak may, in certain instances, face a conflict of interest in respect of decisions made with regard to such Other Stonepeak Account and SP+ INFRA (e.g., with respect to the terms of such high-yield securities or other debt instruments, the enforcement of covenants, the terms of recapitalizations, and the resolution of workouts or bankruptcies) as more fully described in “—Investments in Which Other Stonepeak Accounts Have a Different Principal Interest Generally.”
Other Stonepeak Accounts will not be required to take any action or withhold from taking any action to mitigate losses by SP+ INFRA in such a scenario. It may be the case where such actual or potential conflicts of interest arise that Stonepeak’s financial incentives (including because of potentially disparate financial interests in each of the funds, vehicles or accounts) will be in favor of the Other Stonepeak Accounts and not SP+ INFRA. For example, in a bankruptcy proceeding, in circumstances where SP+ INFRA holds an equity investment in a portfolio company, the holders of such portfolio company’s debt instruments (which may include one or more Other Stonepeak Accounts) may take actions for their benefit (particularly in circumstances where such portfolio company faces financial difficulties or distress) that subordinate or adversely impact the value of SP+ INFRA’s investment in such portfolio company.
Additionally, conflicts might also arise, for example, in connection with SP+ INFRA’s provision of additional capital necessary to support positions taken by Other Stonepeak Accounts, for example, if a portfolio company in which an Other Stonepeak Account also holds an interest requires financing to finance growth or other opportunities or as a result of financial or other difficulties. If such Other Stonepeak Account had the potential to incur a loss on its investment as a result of such difficulties, the General Partner’s and / or the Investment Advisor’s ability to recommend actions in the best interests of SP+ INFRA might be impaired. If SP+ INFRA were to provide such capital there is a risk that such financing may be done on such terms and in such amounts that do not favor SP+ INFRA or may adversely impact SP+ INFRA to the benefit of an Other Stonepeak Account. There is no assurance that the General Partner and / or the Investment Advisor will determine to resolve these conflicts in a manner that will not have an adverse impact on SP+ INFRA or that the returns to SP+ INFRA would be equal to and not less than SP+ INFRA would have achieved if such conflict did not occur.
In order to seek to mitigate these conflicts, Stonepeak has adopted certain requirements, policies and procedures, including restrictions on an Other Stonepeak Account’s ability to invest in debt securities or instruments where an Other Stonepeak Account holds equity voting securities, or securities convertible into voting securities above a specified percentage, as well as restrictions on such Other Stonepeak Account’s ability to act as lead arranger in such circumstances, and rules around such Other Stonepeak Account’s ability to vote in connection with its ownership of such debt instruments.
However, such policies and procedures may not be sufficient to mitigate conflicts or applicable in certain circumstances, and the General Partner’s ability to act in the best interests of SP+ INFRA might be impaired by conflicting duties to an Other Stonepeak Account. The General Partner and its Affiliates may also seek to address conflicts by adopting additional policies and procedures in the future, which may include but are not limited to, limiting investments by SP+ INFRA which produce such conflicts, requiring at least one unaffiliated lender to hold a majority or larger piece of any tranche in which SP+ INFRA invests where such conflict exists, limiting exercise of voting or consent rights or determining to vote consistent with certain third parties, limiting roles on creditor committees, implementing procedures designed to ensure that the team managing the investments of SP+ INFRA make determinations independent from that of Other Stonepeak Accounts, or other similar procedures determined in the judgment of the General Partner and / or the Investment Advisor. There can be no assurance that any conflict will be resolved in favor of SP+ INFRA or that the return on SP+ INFRA’s investment will be equivalent to or better than the returns obtained by Other Stonepeak Accounts participating in the transaction.
Furthermore, the involvement of Stonepeak personnel at both the equity and debt levels through SP+ INFRA and one or more Other Stonepeak Accounts could inhibit strategic information exchanges among fellow creditors. In certain circumstances, SP+ INFRA and / or Other Stonepeak Accounts may be prohibited from exercising voting or other rights, or required to vote consistent with a third party administrative agent, and may be subject to claims by other creditors with respect to the subordination of their interest.
Certain Other Stonepeak Accounts, and Stonepeak and / or its Affiliates and personnel, have in the past invested and may in the future invest, in bank debt and securities of companies in which Stonepeak, its Affiliates, Other Stonepeak Accounts or certain personnel and employees of Stonepeak (including former personnel) hold interests or securities, including equity securities; such bank debt and securities may be senior in the capital structure to investments of SP+ INFRA and actions that are taken that may be adverse to equity holders or subordinated debtholders could benefit those with more senior positions, thus creating a potential conflict of interest. Additional conflicts may also exist in such a situation, for example, where the size of an investment in SP+ INFRA is sizably larger or smaller than that of an Other Stonepeak Account (in which case Stonepeak may have different economic incentives toward one fund, vehicle and / or account relative to the other). These conflicts related to fiduciary duties to such Other Stonepeak Accounts will not necessarily be resolved in favor of SP+ INFRA, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.
Passive Minority Investment by Blue Owl. On June 28, 2023, Stonepeak accepted a minority investment from investment vehicles managed by Blue Owl Capital Inc.’s (“Blue Owl”) GP Strategic Capital platform (formerly known as Dyal Capital), a capital provider for institutional alternative asset managers, pursuant to which Blue Owl is entitled to receive less than 15% of the fee income of Stonepeak (including management fee income and other income generated from the acquisition, ongoing advisory and transaction fees received by the Investment Advisor in connection with investments by SP+ INFRA) and less than 15% of the carried interest income with respect to Stonepeak funds (including the General Partner). Blue Owl has no control over the day-to-day operations or investment decisions of Stonepeak as they relate to SP+ INFRA, but it has certain customary minority protection rights. Please refer to the Form ADV of Stonepeak Partners LP for additional information regarding the foregoing transaction.
General Partner Contributions. In addition to the Blue Owl investment described above, it is expected that from time to time, Stonepeak will use another third party and / or Other Stonepeak Accounts to fund a portion of the General Partner’s capital contributions (if any) to the Fund and any Parallel Funds, whether in the form of equity, debt or some other combination thereof. For example, Stonepeak may finance, securitize or employ other structured finance arrangements with third parties in respect of Stonepeak balance sheet capital that is used to, among other things, fund the general partner’s capital contributions to the Fund and any Parallel Funds and the general partner’s capital commitment to Other Stonepeak Accounts. Stonepeak and its personnel may also directly or indirectly sell down a portion of their interests in the General Partner capital contributions in connection with the admission of new persons (which may be third parties) to the General Partner. The interests of any such third party and / or Other Stonepeak Account in SP+ INFRA will generally be held through the General Partner or an Affiliate thereof (and, as a result, will not be subject to any applicable limitation on third-party commitments that may be accepted by SP+ INFRA at a subsequent closing) and unless otherwise determined by the General Partner, will not be subject to Management Fees or Performance Participation Allocation and will not be permitted to vote on matters referred to the Unitholders, but will count towards satisfaction of the General Partner’s capital contributions to the Fund and any Parallel Fund. These arrangements could alter Stonepeak’s returns and risk exposure with respect to balance sheet capital as compared to its returns and risk exposure if Stonepeak held its interests in the Fund, any Parallel Fund and Other Stonepeak Accounts outside of such arrangements and could create incentives for Stonepeak to take actions in respect of such interests that it otherwise would not in the absence of such arrangements or otherwise alter its alignment with the Unitholders of the Fund and any Parallel Fund and investors in Other Stonepeak Accounts.
Liability Arising From Transactions Entered into Alongside Stonepeak and / or Other Stonepeak Accounts. SP+ INFRA is expected to co-invest with one or more Other Stonepeak Accounts (including co-investment or other vehicles in which Stonepeak or its personnel invest and that co-invest with such Other Stonepeak Accounts) or Stonepeak in investments that are suitable for both SP+ INFRA and such Other Stonepeak Accounts and / or Stonepeak. Participating in investments alongside Other Stonepeak Accounts and / or Stonepeak will subject SP+ INFRA to a number of risks and conflicts. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for SP+ INFRA, Other Stonepeak Accounts and Stonepeak may not be the same. Additionally, SP+ INFRA and such Other Stonepeak Accounts will generally have different investment periods or expiration dates and / or investment objectives (including return profiles) and Stonepeak, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities (including follow-on investments related to earlier investments made by SP+ INFRA, Stonepeak and Other Stonepeak Accounts). Such Other Stonepeak Accounts and / or Stonepeak may also have certain governance rights for legal, regulatory or other reasons that SP+ INFRA will not have. As such, SP+ INFRA, Stonepeak and / or such Other Stonepeak Accounts may dispose of any such shared investment at different times and on different terms, and investors therein may receive different consideration than is offered to the Unitholders (e.g., some or all Unitholders may receive cash whereas investors in Other Stonepeak Accounts may be provided the opportunity to receive distributions in-kind in lieu thereof). Similarly, SP+ INFRA and such Other Stonepeak Accounts may participate in financings with respect to shared investments on different terms, which may result in differing timing and / or amounts of distributions received, obligations or opportunities to make additional capital contributions and / or other participation rights or obligations with respect to such investment, subject to the terms of the Fund LPA and the partnership agreements governing such Other Stonepeak Accounts.
At times, a transaction counterparty will, in certain circumstances, require facing only one fund entity, which can be expected to result in (i) if the Fund is a direct counterparty to a transaction, the Fund being solely liable with respect to its own share as well as Other Stonepeak Accounts’ shares of any applicable obligations, or (ii) if the Fund is not the direct counterparty, the Fund having a contribution obligation to the relevant Other Stonepeak Accounts. See also “—Holding Entities and Tracking Interests” herein. Alternatively, a counterparty may agree to face multiple funds, which could result in the Fund being jointly and severally liable alongside Other Stonepeak Accounts for the full amount of the applicable obligations. In cases in which the Fund could be responsible for the liability of an Other Stonepeak Account, or vice versa, the applicable parties would generally enter into a back-to-back or other similar contribution or reimbursement agreement.
Likewise, for certain Investment-related hedging transactions, it can be expected to be advantageous for counterparties to trade solely with the Fund (or any relevant Parallel Fund). For these transactions, it is anticipated that the Fund (or any relevant Parallel Fund) would then enter into back-to-back trade confirmations with deal-specific aggregators as well as guarantees, keepwells or other similar arrangements with such relevant Parallel Fund or Other Stonepeak Accounts. The party owing under such an arrangement may not have resources to pay its liability, however, in which case the other party will bear more than it’s pro rata share of the relevant loss. In certain circumstances where SP+ INFRA participates in an Investment alongside any Other Stonepeak Account (including the Lux Fund or any co-investment vehicle), SP+ INFRA may bear more than its pro rata share of relevant expenses related to such Investment, including, but not limited to, as the result of such Other Stonepeak Account’s insufficient reserves or inability to call capital contributions to cover expenses. It is not expected that SP+ INFRA or Other Stonepeak Accounts will be compensated for agreeing to be primarily liable vis-à-vis a third-party counterparty. Moreover, in connection with the divestment of all or part of an Investment (e.g., an initial public offering) and / or the wind-down of an Investment, Stonepeak will seek to track the ownership interests, liabilities and obligations of SP+ INFRA and any Other Stonepeak Accounts owning an interest in the portfolio company comprising such operating business, but it is possible that SP+ INFRA and applicable Other Stonepeak Accounts will, in certain circumstances, incur shared, disproportionate or crossed liabilities. Furthermore, depending on various factors including the relative assets, expiration dates, investment objectives and return profiles of each of SP+ INFRA and such Other Stonepeak Accounts, it is possible that one or more of them will have greater exposure to legal claims and that they will have conflicting goals with respect to the price, timing and manner of disposition opportunities. Finally, in certain circumstances, if SP+ INFRA is participating in an investment alongside an Other Stonepeak Account (including a co-investment vehicle), SP+ INFRA could also bear more than it’s pro rata share of expenses relating to such investment if such Other Stonepeak Account does not have resources to bear such expenses (including, but not limited to, as a result of insufficient reserves and / or the inability to call capital contributions to cover such expenses).
Moreover, in connection with seeking financing or refinancing of portfolio companies and their assets, it may be the case that better financing terms are available when more than one portfolio company provides collateral, particularly in circumstances where the assets of each portfolio company are similar in nature. As such, rather than seeking such financing or refinancing on its own, a portfolio company of SP+ INFRA may enter into cross collateralization arrangements with another portfolio company of SP+ INFRA or portfolio companies of one or more Other Stonepeak Accounts. While Stonepeak would expect any such financing arrangements to generally be non-recourse to SP+ INFRA and the Other Stonepeak Accounts, as a result of any cross-collateralization, SP+ INFRA could also lose its interests in otherwise performing investments due to poorly performing or non-performing Investments of the Other Stonepeak Accounts.
Other Conflicts. In addition, other present and future activities of Stonepeak, SP+ INFRA, Other Stonepeak Accounts and their portfolio companies, Affiliates and related parties will from time to time give rise to additional conflicts of interest relating to SP+ INFRA and its investment activities. Stonepeak generally attempts to resolve conflicts in a fair and equitable manner, but conflicts will not necessarily be resolved in favor of SP+ INFRA’s interests. In addition, other present and future activities of Stonepeak, SP+ INFRA, Other Stonepeak Accounts and our/their portfolio companies, Affiliates and related parties will from time to time give rise to additional conflicts of interest relating to SP+ INFRA and its investment activities. Stonepeak generally attempts to resolve conflicts in a fair and equitable manner, but conflicts will not necessarily be resolved in favor of SP+ INFRA’s interests and there may be situations where SP+ INFRA, as a passive investor investing alongside or in an Other Stonepeak Account, may not have the ability to mitigate such conflicts. In addition, pursuant to the Fund LPA, the Board of Directors is responsible for overseeing the Fund’s periodic reports under the Exchange Act, certain conflicts of interest related to Stonepeak in accordance with the provisions of the Fund LPA and any policies of the General Partner, and other matters. The Board of Directors will also be authorized to give consent on SP+ INFRA’s behalf with respect to certain matters, including those which may be required or advisable, as determined in Stonepeak’s sole discretion, under the Advisers Act or other applicable laws or regulations, which may be, but is not required to be, given by a majority of the Independent Directors. If the Board of Directors consents to a particular matter and Stonepeak acts in a manner consistent with, or pursuant to the standards and procedures approved by, the Board of Directors, or otherwise as provided in the Fund LPA, then Stonepeak and its Affiliates will not have any liability to SP+ INFRA or the Unitholders for such actions taken in good faith by them. In addition, SP+ INFRA may be “dragged along” in engaging in activities that involve conflicts of interest without Stonepeak’s approval.
Continuation Vehicles and Continuation Transactions. Stonepeak could, subject to the requirements of the Fund LPA, from time to time establish other investment vehicles for the purpose of purchasing one or more investments from SP+ INFRA in connection with, or alongside another Other Stonepeak Account making an investment (such vehicles, “Continuation Vehicles” and such transactions, “Continuation Transactions”). In such circumstances, Stonepeak is acting on behalf of, and making the investment decision for, both SP+ INFRA and the applicable Continuation Vehicle. As a result, Continuation Transactions implicate conflicts of interest described below in “Buying and Selling Investments or Assets from or to Certain Related Parties” between SP+ INFRA and the Continuation Vehicle more generally. Further, because Stonepeak and / or its Affiliates will have the opportunity to earn additional management fees and / or receive additional carried interest and other benefits in respect of such Continuation Transactions, and because each purchaser’s commitment to acquire interests in a Continuation Vehicle will ordinarily be conditioned upon completion of the Continuation Transaction, Stonepeak will have a potential conflict of interest in determining transaction terms and participants. While certain conflicts of interest related to Continuation Transactions often require approval by the Board of Directors, certain transactions may be able to be completed at the initiation of Stonepeak without any such approval.
Buying and Selling Investments or Assets from or to Certain Related Parties. There can be no assurance that any Investment or asset sold by SP+ INFRA to a Unitholder or Other Stonepeak Accounts (including Continuation Vehicles), portfolio companies thereof, or any of their respective related parties (or where any such related parties are providing financing to SP+ INFRA or a third-party purchaser or where any interests in Other Stonepeak Accounts are being sold or redeemed by SP+ INFRA) will not be valued at or allocated a sale price that is lower than might otherwise have been the case if such asset were sold to a third party rather than to a Unitholder or Other Stonepeak Accounts, portfolio companies thereof, or any of their respective related parties (or were sold in a transaction where SP+ INFRA or the third-party purchaser is not receiving financing from a related party, or in the case of interests in an Other Stonepeak Account sold or redeemed by SP+ INFRA, if the issuer of the interests were a third party rather than an Other Stonepeak Account). Stonepeak will not be required to solicit third-party bids or obtain a third-party valuation prior to causing SP+ INFRA or any of its portfolio companies to purchase or sell any asset or Investment from or to a Unitholder or Other Stonepeak Accounts, portfolio companies thereof, or any of their respective related parties as provided above (or to purchase, sell, or redeem any interests in an Other Stonepeak Account). In the event Stonepeak does solicit third-party bids in a sale process of any such assets, the participation of an Other Stonepeak Account (or a related party thereof) through the financing of a third-party purchase could potentially have a negative impact on the overall process. For example, a bidder that is not working with, or has otherwise chosen not to work with, an Other Stonepeak Account for such financing could perceive the process as favoring parties that are doing so. While Stonepeak will seek to develop sale procedures that mitigate conflicts for SP+ INFRA, there can be no assurance that any bidding process will not be negatively impacted by the involvement of any Other Stonepeak Accounts in the relevant transaction. All the foregoing transactions involve conflicts of interest, as Stonepeak will receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction, including different financial incentives Stonepeak will have with respect to the parties to the transaction. These conflicts will not necessarily be resolved in favor of SP+ INFRA, and Unitholders will not necessarily receive notice or disclosure of the occurrence of these conflicts.
Simultaneous Transactions. There may be instances where Stonepeak negotiates transactions with counterparties that involve SP+ INFRA and an Other Stonepeak Account in different capacities; for example where a counterparty negotiates an investment in a portfolio company of a Stonepeak fund, vehicle and / or account (including SP+ INFRA), and simultaneously therewith, SP+ INFRA (or an Other Stonepeak Account) negotiates an investment in a portfolio company of such counterparty, which portfolio company may be a competitor of, or otherwise operate in the same industry as, the portfolio company in which Stonepeak is selling an interest to such counterparty. There may be actual or perceived conflicts of interest in connection with such transactions due to Stonepeak’s duties to SP+ INFRA on the one hand, and the Other Stonepeak Account participating in the related transaction on the other hand, for example with respect to ensuring each transaction is separately in the best interest of the applicable Other Stonepeak Account and SP+ INFRA and that the valuations are fair and reasonable to each respective fund, among other things. To mitigate such conflicts, Stonepeak may, for example, negotiate each such transaction independently and resist requests to cross-condition the closing of the two transactions to ensure that the terms of each such transaction are able to stand on their own. Any transaction of the type described in this paragraph will not require the consent or approval of the Unitholders or the Board of Directors.
Asset-Backed Facilities. The General Partner expects to fund the making of Investments with proceeds from drawdowns under one or more revolving credit facilities (the collateral for which can be, for example, one or more assets of SP+ INFRA, i.e., asset-backed facilities). The interest expense and other costs of any such borrowings will be partnership expenses and, accordingly, decrease net returns of SP+ INFRA.
Conflicts Related to Investments. Officers and employees of Stonepeak may serve as directors of certain portfolio companies and, in that capacity, will be required to make decisions that consider the best interests of such portfolio companies and their shareholders. In certain circumstances, for example in situations involving bankruptcy or near-insolvency of a portfolio company, actions that may be in the best interest of the portfolio company may not be in the best interests of SP+ INFRA and vice versa. Accordingly, in these situations, there will be conflicts of interest between such individual’s duties as an officer or employee of Stonepeak, or as a Unitholder, and such individual’s duties as a director of the portfolio company. Conflicts may also arise in cases where SP+ INFRA makes an Investment in a different class of securities relative to any Other Stonepeak Accounts that may have an interest in the same portfolio company.
Trading by Stonepeak Personnel. The officers, directors, members, managers and employees of the General Partner and / or the Investment Advisor may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and Stonepeak policies or otherwise determined from time to time by the General Partner or the Investment Advisor. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which SP+ INFRA holds or acquires an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to those of SP+ INFRA or pursue similar investment opportunities as SP+ INFRA.
Related Financing Counterparties. SP+ INFRA can be expected to invest in companies or other entities in which Other Stonepeak Accounts make an investment in a different part of the capital structure (and vice versa). The General Partner will request in the ordinary course proposals from lenders and other sources to provide financing to SP+ INFRA and its portfolio companies. The General Partner will take into account various facts and circumstances it deems relevant in selecting financing sources, including whether a potential lender has expressed an interest in evaluating debt financing opportunities, whether a potential lender has a history of participating in debt financing opportunities generally and with Stonepeak in particular, the size of the potential lender’s loan amount, the timing of the relevant cash requirement, the availability of other sources of financing, the creditworthiness of the lender, whether the potential lender has demonstrated a long-term or continuing commitment to the success of Stonepeak and its funds, and such other factors that Stonepeak deems relevant under the circumstances. The cost of debt alone is not determinative.
Debt financing to SP+ INFRA and its portfolio companies may be expected to be provided, from time to time, by Unitholders and / or their Affiliates, Other Stonepeak Accounts and investors therein, their portfolio companies and other parties with material relationships with Stonepeak, such as shareholders of and lenders to Stonepeak and lenders to Other Stonepeak Accounts and their portfolio companies, as well as by Stonepeak itself in accordance with the terms of the Fund LPA. Stonepeak could have incentives to cause SP+ INFRA and its portfolio companies to accept less favorable financing terms from a Unitholder, Other Stonepeak Accounts, their portfolio companies, Stonepeak itself, investors therein and other parties with material relationships with Stonepeak than it would from a third party. The same concerns apply when any of these other parties invest in a more senior position in the capital structure of a portfolio company than SP+ INFRA, even if the form of the transaction is not a financing. Although less common, SP+ INFRA or a portfolio company could also occupy a different position in the capital structure than a Unitholder, Other Stonepeak Account, their portfolio companies and other parties with material relationships with Stonepeak, in which case Stonepeak could have an incentive to cause SP+ INFRA or its portfolio companies to offer more favorable terms to such parties. In the case of a related party financing between SP+ INFRA or its portfolio companies, on the one hand, and Stonepeak, Other Stonepeak Accounts or their portfolio companies, on the other hand, the General Partner could, but is not obligated to, rely on a third-party agent to confirm the terms offered by the counterparty are consistent with market terms, or the General Partner could instead rely on its own internal analysis. If however any of Stonepeak, SP+ INFRA, an Other Stonepeak Account or any of their portfolio companies delegates to a third party, such as another member of a financing syndicate or a joint venture partner, the negotiation of the terms of the financing, the transaction will be assumed to be conducted on an arms-length basis, even though the participation of the Stonepeak-related vehicle impacts the market terms and Stonepeak may have influence on such third parties. For example, in the case of a loan extended to SP+ INFRA or a portfolio company by a financing syndicate in which an Other Stonepeak Account has agreed to participate on terms negotiated by a third-party participant in the syndicate, it may have been necessary to offer better terms to the financing provider to fully subscribe the syndicate if the Other Stonepeak Account had not participated; it is also possible that the frequent participation of Other Stonepeak Accounts in such syndicates could dampen interest among other potential financing providers, thereby lowering demand to participate in the syndicate and increasing the financing costs to SP+ INFRA. The General Partner does not believe either of these effects is significant, but no assurance can be given to Unitholders that these effects will not be significant in any circumstance. The General Partner will not be required to obtain any consent or seek any approvals from Unitholders, the independent fiduciary or Independent Client Representative (if any) or the Board of Directors in the case of any of these conflicts.
Stonepeak could cause actions adverse to SP+ INFRA to be taken for the benefit of Other Stonepeak Accounts that have made an investment more senior in the capital structure of a portfolio company than SP+ INFRA (e.g., provide financing to a portfolio company, the equity of which is owned by SP+ INFRA) and, vice versa, actions will, in certain circumstances, be taken for the benefit of SP+ INFRA and its portfolio company that are adverse to Other Stonepeak Accounts. Stonepeak could seek to implement procedures to mitigate conflicts of interest in these situations such as (i) a forbearance of rights, including some or all non-economic rights, by SP+ INFRA or relevant Other Stonepeak Accounts (or their respective portfolio companies, as the case may be) by, for example, causing such Other Stonepeak Account to decline to exercise certain control- and / or foreclosure-related rights with respect to a portfolio company by agreeing to follow the vote of a third party in the same tranche of the capital structure, or otherwise deciding to recuse itself with respect to both normal course ongoing matters (such as consent rights with respect to loan modifications in intercreditor agreements) and also decisions on defaults, foreclosures, workouts, restructurings and other similar matters, (ii) causing SP+ INFRA or relevant Other Stonepeak Account (or their respective portfolio companies, as the case may be) to hold only a non-controlling interest in any such portfolio company, (iii) retaining a third-party loan servicer, administrative agent or other agent to make decisions on behalf of SP+ INFRA or relevant Other Stonepeak Account (or their respective portfolio companies, as the case may be), or (iv) create groups of personnel within Stonepeak separated by information barriers (which can be expected to be temporary and limited purpose in nature), each of which would advise one of the clients that has a conflicting position with other clients. As an example, to the extent an Other Stonepeak Account holds an interest in a loan or security that is different (including with respect to relative seniority) than those held by SP+ INFRA or its portfolio companies, Stonepeak may decline to exercise, or delegate to a third party, certain control, foreclosure and other similar governance rights of the Other Stonepeak Account. In these cases, Stonepeak would generally act on behalf of one of its clients, though the other client would generally retain certain control rights, such as the right to consent to certain actions taken by the trustee or administrative or other agent of the Investment, including a release, waiver, forgiveness or reduction of any claim for principal or interest; extension of maturity date or due date of any payment of any principal or interest; release or substitution of any material collateral; release, waiver, termination or modification of any material provision of any guaranty or indemnity; subordination of any lien; and release, waiver or permission with respect to any covenants. The efficacy of following the vote of third-party creditors will be limited in circumstances where SP+ INFRA acquires all or substantially all of a relevant instrument, tranche or class of securities.
In connection with negotiating loans and bank financings in respect of Stonepeak-sponsored transactions, Stonepeak may have the right to participate (for its own account or on behalf of an Other Stonepeak Account) in a portion of the financings with respect to such Stonepeak-sponsored transactions on the same terms negotiated by third parties with Stonepeak or other terms Stonepeak determines to be consistent with the market. Although Stonepeak could rely on third parties to verify market terms, Stonepeak may nonetheless have influence on such third parties. No assurance can be given that negotiating with a third party, or verification of market terms by a third party, will ensure that SP+ INFRA and its portfolio companies receive market terms.
Investments to finance follow-on investments may present conflicts of interest, including in relation to the terms of any new financing as well as the allocation of the investment opportunity in the case of follow-on investments by an Other Stonepeak Account in a portfolio company in which another Other Stonepeak Account has previously invested. There may be instances where SP+ INFRA is not able to make a follow-on investment, for example and without limitation, if there is insufficient capital in SP+ INFRA. In such instances, an Other Stonepeak Account, including a successor fund to SP+ INFRA, may invest in the same portfolio company in which SP+ INFRA has or is already invested. Circumstances may arise where a prior Other Stonepeak Account has uncalled or excess capital remaining near the end of its targeted commitment period. In such circumstances, it is possible that such Other Stonepeak Account may participate in a future investment alongside SP+ INFRA. In addition, SP+ INFRA may participate in re-levering and recapitalization transactions involving a portfolio company in which an Other Stonepeak Account has already invested or will invest. Conflicts of interest may arise regarding whether a subsequent loan is supporting earlier investments by Other Stonepeak Accounts, as to determinations of, to the extent existing investors are being cashed out, whether they are being cashed out at a price that is higher or lower than market value, and whether new investors are paying too high or too low a price with terms that are more or less favorable than the prevailing market terms, or whether, if SP+ INFRA and an Other Stonepeak Account will be invested simultaneously, one Fund has structural priority over another in a manner that could cause Stonepeak to be conflicted. Follow-on opportunities where multiple Stonepeak funds, vehicles and / or accounts have invested (either at the same or different times) will be allocated in a manner consistent with the applicable governing agreements of such Stonepeak funds, vehicles and / or accounts, relevant policies, and / or associated disclosures and such allocations are likely to present potential conflicts that could be resolved in a manner that does not favor SP+ INFRA.
In certain circumstances, SP+ INFRA may be required to commit funds necessary for an Investment prior to the time that all anticipated debt (senior and / or mezzanine) financing has been secured. In such circumstance, an Other Stonepeak Account and / or Stonepeak itself (using, in whole or in part, its own balance sheet capital), may provide bridge or other short-term financing and / or commitments, which at the time of establishment are intended to be replaced and / or syndicated with longer-term financing. Such bridge financing and / or commitment would not be considered “co-investment” under the Fund LPA and would be sold down ahead of equity invested by SP+ INFRA. Similarly, SP+ INFRA and / or Other Stonepeak Accounts may seek to originate or initially acquire Investments (including all or part of the relevant tranche of securities) for the purpose of syndicating a portion thereof to one or more Other Stonepeak Accounts, co-investors or third parties. The terms of any such acquisition and syndication will be determined by the General Partner in its sole discretion, and may involve SP+ INFRA or Other Stonepeak Account initially acquiring all or substantially all of an instrument or relevant tranche or class of securities with a view towards syndication. In any such circumstance, third parties may not be available for purposes of mitigating any potential conflicts of interest (as described above) and the Other Stonepeak Account and / or Stonepeak itself may receive compensation for providing such financing and / or commitment (including ticking or commitment fees), which fees will not be shared with and / or otherwise result in an offset of Management Fees payable by any Unitholder. The conflicts applicable to Other Stonepeak Accounts who invest in different securities of portfolio companies will apply equally to Stonepeak itself in such situations. See also “—Syndication” above. In addition, conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof.
In addition, it is anticipated that in a bankruptcy proceeding SP+ INFRA’s interests will likely be subordinated or otherwise adverse to the interests of Other Stonepeak Accounts with ownership positions that are more senior to those of SP+ INFRA. For example, an Other Stonepeak Account that has provided debt financing to an Investment of SP+ INFRA may take actions for its benefit, particularly if SP+ INFRA’s Investment is in financial distress, which adversely impact the value of SP+ INFRA’s subordinated interests.
Although Other Stonepeak Accounts may provide financing to SP+ INFRA and / or its portfolio companies, there can be no assurance that any Other Stonepeak Accounts will indeed provide any such financing with respect to any particular Investment. Participation by Other Stonepeak Accounts in some but not all financings of SP+ INFRA and its portfolio companies may adversely impact the ability of SP+ INFRA and its portfolio companies to obtain financing from third parties when Other Stonepeak Accounts do not participate, as it may serve as a negative signal to market participants.
Any financing provided by a Unitholder or an Affiliate to SP+ INFRA or a portfolio company is not a capital contribution to SP+ INFRA and does not reduce the subscription amount of such Unitholder. To the extent any Unitholder (or unitholder in any Other Stonepeak Account) or any of its Affiliates provides debt financing to SP+ INFRA or its portfolio companies, it will not be considered a “co-investment” and any applicable covenants regarding co-investments in the Fund LPA do not apply.
Related Financing of Counterparties to Acquire Investments or Assets from, or Sell Investments or Assets to, SP+ INFRA and its Portfolio Companies. In certain transactions, Other Stonepeak Accounts will commit to and / or provide financing to third parties that bid for and / or purchase Investments or assets from SP+ INFRA and its portfolio companies. Generally, there are no limitations in the Fund LPA or otherwise with respect to such arrangements (including with respect to terms, price, quantity, frequency, percentage interest therein or otherwise). In addition, SP+ INFRA and its portfolio companies will from time to time purchase assets or portfolio companies from third parties that obtain, or currently have outstanding, debt financing from Other Stonepeak Accounts. See “—Related Financing Counterparties” herein. Although Stonepeak believes that the participation by Other Stonepeak Accounts in such debt financings could be beneficial to SP+ INFRA by supporting third parties in their efforts to bid on the sale of Investments or assets by, and to sell Investments or assets to, SP+ INFRA and its portfolio companies, Stonepeak will have an incentive to cause SP+ INFRA or relevant portfolio company to select to sell an Investment or asset to, or purchase an Investment or asset from, a third party that obtains debt financing from an Other Stonepeak Account to the potential detriment of SP+ INFRA. For example, although price is often the deciding factor in selecting from whom to acquire, or to whom to sell, an Investment or asset, other factors at times influence the buyer or the seller, as the case may be. The General Partner could thereafter cause SP+ INFRA or a portfolio company to sell an Investment or asset to, or buy an Investment or asset from, a third party that has received financing from an Other Stonepeak Account, even when such third party has not offered the most attractive price for the Investment or asset. Unitholders rely on General Partner to select in its sole discretion the best overall buyer in sales of, and the best overall seller in the acquisition of, Fund Investments or assets, despite any conflict related to the parties financing the buyer or the seller, as applicable.
Other Trading and Investing Activities. Certain Other Stonepeak Accounts may invest in securities of publicly traded companies that are actual or potential companies in which SP+ INFRA has made or will make Investments. The trading activities of those vehicles may differ from or be inconsistent with activities, which are undertaken for the account of SP+ INFRA in such securities or related securities. In addition, SP+ INFRA may be precluded from pursuing an Investment in an issuer as a result of such trading activities by Other Stonepeak Accounts.
Joint Venture Partners. In certain instances, the General Partner may seek to make investments involving one or more joint venture partners, and joint venture partners and other third parties may co-invest with SP+ INFRA with respect to certain Investments. The terms of these Investments may differ from the terms of SP+ INFRA’s Investments. There can be no assurance that suitable joint venture partners will be found with respect to SP+ INFRA’s Investments. To the extent that any operating partner, developer, or other joint venture partner is relied upon for multiple Investments, such party’s failure to perform could have a material adverse effect on SP+ INFRA and its Investments.
Transactions with Potential and Actual Unitholders and Co-Investors. Prospective investors should note that the General Partner and its Affiliates from time to time engage in transactions with prospective and actual Unitholders and co-investors that entail business benefits to such investors. Such transactions may be entered into prior to, or coincident with, an investor’s admission to SP+ INFRA (or commitment to co-invest) or during the term of their investment. The nature of such transactions can be diverse and may include benefits relating to SP+ INFRA, Other Stonepeak Accounts, vehicles and / or accounts and their respective portfolio companies. Examples include the ability to co-invest alongside Stonepeak funds, investments in Other Stonepeak Accounts, sales of companies to unitholders and recommendations to underwriters for allocations in initial public offerings or loans to co-investors (or joint venture partners) by Stonepeak or an Other Stonepeak Account.
Information Rights. Unitholders may request information from the General Partner relating to SP+ INFRA, and the General Partner can in its discretion provide such Unitholders with the information requested. Unitholders that request and receive such information from the General Partner relating to SP+ INFRA, or otherwise receive additional information with respect to a portfolio company, including as a result of any rights obtained as a co-investor or Joint Venture Partner in an Investment, will consequently possess information regarding the business and affairs of SP+ INFRA that is not generally known to other Unitholders. In addition, it is also expected that Stonepeak will from time to time confirm factual matters to prospective investors in SP+ INFRA, make statements of intent or expectation to such prospective investors or acknowledge statements by such prospective investors that relate to SP+ INFRA and / or Stonepeak’s activities pertaining thereto in one or more respects, and Stonepeak may from time to time agree to certain matters relating to knowledge transfer and / or secondments with one or more Unitholders or prospective investors as part of an overall firm relationship. Any such statements, confirmations, agreements or acknowledgements, including those made in response to a Unitholder or prospective investor’s due diligence requests, will not involve the granting of any legal right or benefit, and the Unitholders generally will as a result not typically receive notice of any such confirmation, statements or acknowledgements or copies of the documentation (if any) in which they are contained. As a result, certain Unitholders may take or not take actions on the basis of such information which, in the absence of such information, other Unitholders do or do not take. Furthermore, at certain times Stonepeak may be restricted from disclosing to the Unitholders material non-public information regarding any assets in which SP+ INFRA invests. See also “—Diverse Unitholder Group” above.
Outside Statements. Stonepeak and its employees have made, and may in the future make, unless otherwise prohibited, oral and written statements or expressions of intent or expectation to investors in SP+ INFRA or their Affiliates or acknowledge statements by such persons (“Outside Statements”) regarding SP+ INFRA or Stonepeak’s activities pertaining thereto. These may include, for example, the anticipated or expected allocation and terms of co-investment opportunities, the anticipated or expected allocation of investment opportunities to SP+ INFRA generally and other topics often addressed in legally binding documents. Although such Outside Statements are not legally binding, such Outside Statements may influence allocation and other decisions of Stonepeak and employees with respect to the operations and investment activities of SP+ INFRA and may influence a prospective investor’s decision as to whether to invest in SP+ INFRA. There can be no assurance that any such arrangements will not have an adverse effect on SP+ INFRA or any Unitholder.
Legal Interpretation. The Fund LPA and the governing agreements of any Parallel Funds are detailed agreements that establish complex arrangements among the General Partner, its Affiliates, and the Unitholders therein. Questions are expected to arise under the Fund LPA and governing agreements of any Parallel Funds regarding the parties’ rights and obligations in certain situations, some of which will not have been contemplated and are not specifically addressed or could have been articulated more precisely at the time of the Fund LPA’s and the governing agreements of any Parallel Funds’ drafting and execution. In these instances, the operative provisions of the Fund LPA and the governing agreements of any Parallel Funds can be broad, general, ambiguous or conflicting, and could permit more than one reasonable interpretation, including in circumstances where one reasonable interpretation is most favorable to the General Partner and / or its Affiliates while another reasonable interpretation is most favorable to SP+ INFRA and where the General Partner therefore has an incentive to prefer the former interpretation over the latter one. While the General Partner will construe the relevant agreements in good faith and in a manner consistent with its legal obligations (and, when appropriate, in consultation with external legal counsel), the interpretations the General Partner adopts will not necessarily be, and need not be, the interpretations that are the most favorable to SP+ INFRA or the Unitholders therein and could be the interpretations that are most favorable to the General Partner and / or its Affiliates.
No Independent Advice. The terms of the agreements and arrangements under which SP+ INFRA is established and will be operated have been or will be established by Stonepeak and are not the result of arm’s-length negotiations or representations of the Unitholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in SP+ INFRA.
Legal Representation. Simpson Thacher & Bartlett LLP (“STB”) will act as counsel to SP+ INFRA, the General Partner and the Investment Advisor in connection with this offering of the Units, and also represents Stonepeak from time to time in a variety of different matters. In connection with this offering of the Units and ongoing advice to SP+ INFRA, the General Partner and the Investment Advisor, STB will not be representing the Unitholders. No independent counsel has been retained to represent the Unitholders. STB may be removed by the General Partner and / or the Investment Advisor at any time without the consent of, or notice to, the Unitholders. In addition, STB does not undertake on behalf of or for the benefit of the Unitholders to monitor the compliance of SP+ INFRA, the General Partner, the Investment Advisor and their Affiliates with the investment program, investment strategies, valuation procedures, investment restrictions and other guidelines and terms set forth in this Registration Statement and the Fund LPA, and nor does STB monitor on behalf of or for the benefit of the Unitholders compliance with applicable laws. STB has not investigated or verified the accuracy and completeness of information set forth in this Registration Statement, including information concerning SP+ INFRA, the General Partner, the Investment Advisor and their Affiliates and personnel.
GENERAL RISKS FACTORS OF AN INVESTMENT IN SP+ INFRA
No Assurance of Investment Return. An investment in SP+ INFRA guarantees no certainty of return. The General Partner, the Investment Advisor and / or any of their respective Affiliates cannot provide assurance that they will be able to choose, make and realize any particular Investments or otherwise implement SP+ INFRA’s investment strategy, or that the Investments made by SP+ INFRA will be able to generate expected returns. Moreover, there can be no assurance that the returns will be commensurate with the risks of investing in the types of companies, assets, projects and / or businesses and transactions described herein, or that any Unitholder will receive a return of its capital or be able to withdraw from SP+ INFRA within a specific period of time. All Investments involve a risk of partial or total loss of capital and should only be considered by potential investors with a high tolerance for risk. Past performance of investment entities associated with Stonepeak and / or entities associated with SP+ INFRA’s investment professionals is not necessarily indicative of future results or performance. The performance of SP+ INFRA will likely be affected by macroeconomic forces. There can be no assurance that targeted or estimated returns will be achieved, that SP+ INFRA will achieve comparable results, that the returns generated by SP+ INFRA will equal or exceed those of other investment activities of Stonepeak or that SP+ INFRA will be able to implement its investment strategy or achieve its investment objectives.
No Operating History. Although certain of the investment professionals of the General Partner and the Investment Advisor have extensive investment experience generally, SP+ INFRA and the General Partner are newly formed entities which have not commenced operations and therefore have no operating history upon which prospective investors may evaluate their past or future performance. The prior investment performance regarding Stonepeak’s experience with investments described herein, as with all performance data, can provide no assurance of future results. There will be no minimum amount of total subscriptions necessary to establish SP+ INFRA. In the event SP+ INFRA is not successful in procuring substantial subscriptions, it may have an adverse effect on SP+ INFRA. In addition, there can be no assurance that SP+ INFRA will be able to implement its investment strategy and investment approach or achieve its investment objective or that a Unitholder will receive a return of its capital. The past performance of any Other Stonepeak Accounts and the General Partner’s investment professionals is not necessarily indicative of the future performance of SP+ INFRA, and there can be no assurance that SP+ INFRA will achieve comparable results or that targeted returns will be achieved. Moreover, SP+ INFRA is subject to all of the business risks and uncertainties associated with any new fund, including the risk that it will not achieve its investment objectives and that the value of units in SP+ INFRA could decline substantially. Accordingly, investors should draw no conclusions from the prior experience of Stonepeak or its investment professionals or the performance of any other Stonepeak investments and should not expect to achieve similar returns.
In addition to the foregoing, it should be noted that SP+ INFRA’s investments are expected to include investments in infrastructure and infrastructure-related projects, businesses and assets, and may also include real estate, real-estate adjacent investment opportunities, renewable energy and energy transition, and infrastructure credit opportunities. SP+ INFRA may also hold a direct or indirect interest (or synthetic interest) in the firm and the general partners of SP+ INFRA and certain Other Stonepeak Accounts. In addition, certain of SP+ INFRA’s Direct Investments will generally differ from previous investments made by Other Stonepeak Accounts in other respects, including, without limitation, because certain Direct Investments may have different target holding periods, may be at a different stage of growth than Other Stonepeak Accounts’ investments typically have been, and may be larger or smaller than investments targeted by Other Stonepeak Accounts. Accordingly, investors should draw no conclusions from the prior experience of the investment professionals or the performance of any other Stonepeak investments or funds and should not expect to achieve similar returns.
Role of Investment Professionals. The success of SP+ INFRA will depend, in large part, upon the skill, expertise and ability of the personnel and investment professionals of the General Partner, Investment Advisor and their respective Affiliates to develop and implement investment strategies that achieve SP+ INFRA’s objectives. There can be no assurance that the Stonepeak professionals will continue to be employed by the Investment Advisor throughout the life of SP+ INFRA. In the event of the death, disability or departure of key personnel of the General Partner, Investment Advisor or their respective Affiliates, the business and the performance of SP+ INFRA may be adversely affected. The interests of these professionals in the General Partner and the Investment Advisor, and the vesting and potential forfeiture terms to which their interests are subject, are intended to serve as a disincentive to withdraw from participation in SP+ INFRA’s investment activities. However, there is ever-increasing competition among alternative asset management firms, financial institutions, private equity firms, financial sponsors, investment advisors, investment managers and other industry participants for hiring and retaining qualified investment professionals, and there can be no assurance that such professionals will continue to be associated with Stonepeak, the General Partner, the Investment Advisor or their respective Affiliates throughout the life of SP+ INFRA or that any replacements will perform well.
Certain of the senior and other professionals involved in Other Stonepeak Accounts are not expected to and will not be part of the investment team working on SP+ INFRA. In addition, members of the investment team involved with SP+ INFRA (including key management personnel) are also members of investment teams associated with Other Stonepeak Accounts and will continue to serve in those roles (which roles and responsibilities within the firm may continue to expand as the firm evolves) and, as a result, not all of their business time will be devoted to SP+ INFRA and they will be responsible for the day-to-day activities and investments of Other Stonepeak Accounts, will work on other projects for Stonepeak or have other roles within Stonepeak and / or its portfolio companies, which will reduce the amount of their time and attention being allocated to SP+ INFRA, and their dedication of a substantial portion of their time and attention being allocated to other matters, aside from SP+ INFRA, and the ability of the members of the investment team to access other professionals and resources within Stonepeak for the benefit of SP+ INFRA may be limited. In addition, certain investment professionals that were previously involved in the investment program of Other Stonepeak Accounts will not be involved (or as actively involved) in the business and affairs of SP+ INFRA. See “—Allocation of Personnel” discussed below.
In addition, members of the investment and operating teams may and likely will work on other projects for Stonepeak and its Affiliates outside of SP+ INFRA, including but not limited to, projects for Other Stonepeak Accounts. Also Stonepeak may in the future consider new strategies, including but not limited to, extensions of its current platforms. The Investment Committee of SP+ INFRA and personnel involved in SP+ INFRA’s investment activities will also, as a general matter, spend their business time and attention on Other Stonepeak Accounts and investment opportunities that do not fall within the investment objectives of SP+ INFRA, and this will result in competing demands on the time and attention of these professionals as between SP+ INFRA and such Other Stonepeak Accounts. The members of the Investment Committee currently serve, and will likely serve in the future, on the investment committees of Other Stonepeak Accounts, and each such member is expected to make the activities of such Other Stonepeak Accounts his or her primary business activity. Conflicts of interest are likely to arise in allocating time, services or functions, as well as investment opportunities and there can be no assurances that the foregoing will not adversely impact SP+ INFRA and / or its Investments.
Each Investment of SP+ INFRA will be approved by the Investment Committee. If Stonepeak’s investment professionals cannot agree on any aspects of decisions with respect to SP+ INFRA and its actual or potential Investments, the investment results of SP+ INFRA may be adversely impacted. Conflicts of interest may arise in allocating management time, services or functions, and the ability of the General Partner, the Investment Advisor and the members of the investment team involved with SP+ INFRA to access other professionals and resources within Stonepeak for the benefit of SP+ INFRA as described in this Registration Statement may be limited. Such access may also be limited by the internal compliance policies of Stonepeak or other legal or business considerations, including those constraints generally discussed herein.
Reliance on the General Partner and Investment Advisor. The General Partner and the Investment Advisor will have exclusive responsibility for management and oversight of SP+ INFRA’s activities, and, other than as may be set forth herein and in the Fund LPA, Unitholders will not be able to make investment or any other decisions concerning the management of SP+ INFRA and its portfolio companies (although the Board of Directors could have a role in reviewing and / or approving certain conflicts and / or other matters as more fully set forth in the Fund LPA). Unitholders have no rights or powers to take part in the business and affairs of SP+ INFRA or make investment decisions and will not receive the amount of any financial information of a portfolio company (which for all purposes of this Item 1A includes assets, projects and / or businesses in which SP+ INFRA invests) that is generally available to the General Partner and the Investment Advisor, or potentially to investors in Other Stonepeak Accounts that are invested in the same portfolio company as SP+ INFRA. The General Partner will generally have sole discretion in structuring, negotiating and purchasing, financing and eventually divesting investments on behalf of SP+ INFRA (subject to specified exceptions). Accordingly, no person should invest in SP+ INFRA unless such person is willing to entrust all aspects of the management of SP+ INFRA to the General Partner and the Investment Advisor.
A purchaser of Units must rely upon the ability of the General Partner and the Investment Advisor to identify structure and implement Investments consistent with SP+ INFRA’s investment objectives and policies. The General Partner and the Investment Advisor may be unable to find a sufficient number of attractive opportunities to meet SP+ INFRA’s investment objectives. The success of SP+ INFRA will depend on the ability of the General Partner and the Investment Advisor to identify suitable Investments, to negotiate and arrange the closing of appropriate transactions, and to arrange the timely disposition of Investments, which may result in SP+ INFRA failing to find a sufficient number of suitable attractive opportunities that meet SP+ INFRA’s investment objectives. No potential investor who is unwilling to entrust all aspects of the management of SP+ INFRA to the General Partner should invest in SP+ INFRA. In addition, in circumstances where Other Stonepeak Accounts are involved, there may be matters that require approval of limited partners or a limited partner advisory committee of such Other Stonepeak Account and therefore their actions could thereby affect SP+ INFRA.

Future Investments Unspecified. Except as disclosed herein, as of the date on the cover, none of SP+ INFRA’s Investments have been identified with certainty. Unitholders, therefore, will be relying on the ability of the General Partner and the Investment Advisor to select the Investments to be made by SP+ INFRA. Furthermore, to the extent the investment strategy of SP+ INFRA relies upon the recovery, stabilization or improvement of market, economic and / or regulatory conditions and such events do not occur for an extended period of time, SP+ INFRA may not be able to invest any significant portion of its capital in a timely manner. Moreover, because Stonepeak intends generally to use a dynamic approach to investing in order to position SP+ INFRA to capitalize on opportunities that it believes most closely align with its investment philosophy, it is likely that risks associated with such investments that SP+ INFRA may determine to pursue are unknown at this time or not otherwise described in or contemplated by this Registration Statement and Unitholders will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the Investments to be made by Fund and, accordingly, will be dependent upon the judgment and ability of the General Partner and the Investment Advisor in investing and managing the capital of Fund. No assurance can be given that Fund will be successful in obtaining suitable Investments or that, if such Investments are made, the objectives of SP+ INFRA will be achieved.
Investor Suitability. An investment in SP+ INFRA should only be considered by sophisticated investors who are able to bear the risks associated with such investment for an indefinite period of time and afford a loss of their entire investment. An investment in SP+ INFRA should not be considered a complete investment program. Prospective Unitholders are advised to seek professional advice from their investment adviser(s) on the suitability or otherwise of an investment in SP+ INFRA.
By subscribing for units in SP+ INFRA, a prospective Unitholder represents that it is familiar with and understands the terms, risks and merits of an investment in SP+ INFRA, that it has such knowledge and experience in financial and business matters generally and that it is capable of evaluating the merits and risks of an investment in SP+ INFRA. In addition, it will be required to stipulate in its Subscription Agreement that it has not relied upon SP+ INFRA, a Placement Agent (as defined below), the General Partner, the Investment Advisor or any of their respective Affiliates for tax or legal advice, that it has relied on its own adviser(s) with respect to the tax and other legal aspects of an investment in the interests and that it has not relied upon any information about SP+ INFRA other than this Registration Statement, the Fund LPA, and the Subscription Agreement. The Subscription Agreement contains other representations, warranties, and covenants that Unitholders will be required to make, and SP+ INFRA may impose suitability requirements in addition to those listed above. The General Partner may waive or modify any of SP+ INFRA’s suitability requirements in its discretion.
Fund Size. SP+ INFRA has no minimum size. There is no guarantee that additional investors will make subscriptions to SP+ INFRA in the future. If SP+ INFRA fails to raise additional subscriptions, the existing Unitholders will be required to bear all Organizational and Offering Expenses and Fund Expenses, which the General Partner currently anticipates to be consistent with the level of expenses which would be expected if a fund size had been fixed. As a result, such Unitholders would be required to bear a disproportionate share of SP+ INFRA’s expenses and obligations as compared to investors participating in a larger fund.
SP+ INFRA size may not be sufficiently large to meet the opportunity set. The size of SP+ INFRA may be too small to enable SP+ INFRA to invest in the opportunities that Stonepeak finds.

ITEM 2.	FINANCIAL INFORMATION
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
We were organized on April 29, 2024 as a limited partnership under the laws of the State of Delaware. We are a private fund exempt from registration under Section 3(c)(7) of the 1940 Act. We are considered an investment company under U.S. GAAP and follow the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946.
Revenues
We plan to generate revenues primarily from our investments, including dividends, distributions and capital appreciation on our Direct Investments, Secondary Investments and Primary Commitments. To a lesser extent, we also plan to generate revenue in the form of interest income from our investments in Debt and Other Securities, which may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.
Expenses
Management Fee
For a discussion of the compensation of the Investment Advisor, see “Item 1(c). Description of Business—Compensation of the Investment Advisor and the General Partner” above.
Subscription Fees
Certain financial intermediaries may charge investors upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”) of up to (i) 2% of the subscription amounts with respect to Classes A-1a, A-1b and A-1c Units, (ii) 1.5% of the NAV on Classes D-1 and D-2 Units and (iii) 3.5% of the NAV on Classes S-1 and S-2 Units sold in the offering. In certain circumstances, the Subscription Fees may be paid to Stonepeak and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder outside of its investment in the Fund and will not impact the Fund’s NAV.
No Subscription Fees will be paid with respect to Class F-1, F-2, F-3, F-4, I-1, I-2 and X Units, or any Units issued pursuant to the Fund’s distribution reinvestment plan.
Servicing Fee
Each of the Class A-1a Units, Class A-1b Units, Class D-1 Units, Class D-2 Units, Class S-1 Units, and Class S-2 Units are expected to bear a monthly servicing fee (“Servicing Fee”), in an amount equal (on an annualized basis) to 0.50% with respect to Class A-1a Units, 0.25% with respect to Class A-1b Units, Class D-1 Units and Class D-2 Units, and 0.85% with respect to Class S-1 Units and Class S-2 Units, of the NAV of such Class A-1a Units, Class A-1b Units, Class D-1 Units, Class D-2 Units, Class S-1 Units and Class S-2 Units, as applicable, of each month. The Servicing Fee will be calculated based on NAV as of the end of each month before giving effect to any accruals for the Servicing Fee, repurchases, if any, for the applicable month and distributions payable on such Units. For the avoidance of doubt, the Servicing Fees will be payable by the Fund, and Unitholders will not be billed separately for payment of the fees.
The Investment Advisor remits payment of the ongoing Servicing Fees on behalf of the Fund and is reimbursed by the Fund for such payments.
The Servicing Fee is allocated to a Unitholder’s financial intermediary through which such Unitholder was placed in the Fund. Any amounts allocated in accordance with the foregoing sentence will compensate such financial intermediary for reporting, administrative and other services provided to a Unitholder by such financial intermediary. The receipt of the Servicing Fee by a Unitholder’s financial intermediary will result in a conflict of interest.
Organizational and Offering Expenses
The Investment Advisor will advance all of the Fund’s organizational and offering expenses on the Fund’s behalf (including legal, accounting, advertising, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries (including third-party marketing material compliance reviews), capital raising expenses, costs in connection with preparing sales materials, design and website expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees paid to public relations, advertising or consulting business, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for travel, lodging, entertainment and meals, and including all similar organizational and offering expenses of the Feeder Fund, Parallel Funds and / or Intermediate Entities to the extent not paid by the Feeder Fund or any such Parallel Funds and / or Intermediate Entities or their investors, as applicable, but excluding Subscription Fees and Servicing Fees)) (collectively, “Organizational and Offering Expenses”) through the first anniversary of the Initial Closing Date. The Fund will reimburse the Investment Advisor for all such advanced Organizational and Offering Expenses ratably over the sixty (60) months following the first anniversary of the Initial Closing Date, unless, upon request by the Investment Advisor, the Board agrees for the Fund to reimburse the Investment Advisor non-ratably for any month. The Investment Advisor will determine what Organizational and Offering Expenses are attributable to the Fund or any Feeder Fund, Parallel Fund or Intermediate Entity, in its sole discretion. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters —Organizational and Offering Expenses” below for information.
Fund Expenses
The Fund shall bear and be charged with all costs and expenses of its operations other than compensation of the General Partner and the Investment Advisor’s investment professionals for providing investment advisory services to the Fund (such costs and expenses, the “Fund Expenses”) (and shall promptly reimburse the General Partner, the Investment Advisor or its Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities), including, without limitation:
(i).
any taxes and governmental charges imposed on SP+ INFRA (subject to the terms of the Fund LPA); costs of obtaining non-U.S. tax receipts and all expenses incurred in connection with any tax audit, investigation, settlement or review of SP+ INFRA;

(ii).
fees, costs and expenses for and/or relating to attorneys, accountants, auditors, administrative agents, paying agents, depositaries, advisors (including tax advisors and senior advisors), prime brokers, deal finders, fund administrators, consultants, custodians, investment bankers, operating partners and other third-party service providers or professionals;

(iii).	fees, costs and expenses of third parties incurred in connection with energy, sustainability and other similar programs and initiatives with respect to SP+ INFRA;
(iv).
valuation costs (including expenses incurred in connection with services performed by the valuation advisor or valuation agent), expenses of offering Units (including expenses associated with updating offering materials, expenses associated with printing such materials, expenses associated with subscriptions and repurchases, expenses associated with forming, marketing and branding SP+ INFRA, allocable expenses associated with forming, marketing and branding SP+ (or other similar wealth) platform, and travel expenses related to the ongoing offering of Units);

(v).
expenses relating to the administrative, governance, accounting, technology and/or technology related services and compliance-related matters and regulatory filings relating to the Fund’s activities or that are otherwise necessary for the operation of SP+ INFRA and its portfolio companies (including, without limitation, (x) expenses relating to the preparation and filing of Form PF, Form ADV, Form 10, Exchange Act reports, reports to be filed with the U.S. Commodity Future Trading Commission, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which SP+ INFRA and its portfolio companies engage in activities and any related regulations, or the laws and/or regulations of jurisdictions in which SP+ INFRA engages in activities) and/or any other regulatory filings, notices or disclosures of the Investment Advisor and/or its Affiliates relating to SP+ INFRA and its activities, compensation of the Independent Directors and preparing materials and coordinating materials of the Board of Directors, and (y) expenses relating to FOIA requests;

(vi).
brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges and other investment costs, fees and expenses actually incurred in connection with making, holding, settling, monitoring or disposing of actual and potential Investments (including, without limitation, any costs and expenses arising from any foreign exchange or other currency transactions);

(vii).
the cost of borrowings, guarantees and other financing or credit support obligations (including interest, fees and related legal expenses and arrangements), bank fees, expenses of loan servicers, loan administrators and other service providers;

(viii).
fees, costs and expenses related to the organization or maintenance of any entity or other person used to directly or indirectly acquire, hold, provide financing with respect to, or dispose of any one or more Investment(s) or otherwise facilitating SP+ INFRA’s activities, including without limitation any travel and accommodation expenses related to such person and the salary and benefits of any personnel (including personnel of the Investment Advisor or its Affiliates) reasonably necessary and/or advisable for the maintenance and operation of such person, or other overhead expenses in connection therewith;

(ix).	expenses associated with SP+ INFRA’s compliance with applicable laws and regulations;
(x).
expenses and fees associated with any third-party advisory committees, the Audit Committee, the Board of Directors, any independent representatives of SP+ INFRA, and any meetings of, or conferences with, the Unitholders (including, without limitation, (1) travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with meetings of the Board of Directors (including such fees, costs and expenses incurred with respect to non-Independent Directors) and (2) the fees, costs and expenses of any legal counsel or other advisors retained by, or at the direction or for the benefit of, the Board of Directors);

(xi).
expenses associated with auditing, research, reporting, printing, and publishing, including, without limitation, news and quotation equipment and services (including other notices and communications), preparation of periodic reports and financial or other related statements, tax returns, K-1s and other communications or notices relating to SP+ INFRA;

(xii).
technology and technology-related expenses, including, without limitation, expenses of technology-service providers and related software/hardware and market data and research used in connection with SP+ INFRA’s investment and operational activities, as well as technology expenses relating to the oversight and management of the Fund and its Investments, including data collection and data aggregation in respect of portfolio companies, and costs and expenses of electronic subscription documents and any software for monitoring risk, compliance, sector or industry research and the overall portfolio, as well as, in each case, any related development costs;

(xiii).	costs, fees and expenses associated with responding to information requests from Unitholders and other persons;
(xiv).
expenses relating to the maintenance of any website, data room or communication medium used in relating to SP+ INFRA (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties), expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by Unitholders admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne by the Fund directly);

(xv).
expenses for accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, compliance with data privacy/protection policies and regulation, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, asset/property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters;

(xvi).
all fees, costs and expenses associated with the developing, negotiating, acquiring, trading, settling, holding, monitoring, financing and disposing of Investments (including, without limitation, any legal, tax, administrative, accounting, advisory, sourcing, brokerage, custody, hedging and consulting and other similar costs and expenses in connection therewith, including travel and other similar costs and any costs and expenses in connection therewith, including travel and other related expenses and any expenses related to attending retail, trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies) and any other costs and expenses associated with vehicles through which SP+ INFRA directly or indirectly participates in Investments);
(xvii).
the costs and expenses of any investigation, litigation (including discovery requests), arbitration or settlement involving SP+ INFRA or entities in which SP+ INFRA holds an Investment or otherwise relating to such Investment and the amount of any judgments, fines, remediation or settlements paid in connection therewith and any other extraordinary expenses of SP+ INFRA, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of SP+ INFRA, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law;

(xviii).	expenses of starting-up, dissolving, winding up, liquidating and ultimately terminating SP+ INFRA;
(xix).
organizational, offering and operating expenses of the Fund or any Feeder Funds, Parallel Funds and / or Intermediate Entities to the extent not paid by such Feeder Funds, Parallel Funds and / or Intermediate Entities or their partners or members, as applicable; provided, that any such expenses (including, without limitation, any Fund Expenses) may be apportioned to, and borne solely by, the investors participating in the Fund, Feeder Funds, Parallel Funds and/or Intermediate Entities, as applicable, or be allocated among the Fund, Feeder Funds, Parallel Funds and/or Intermediate Entities as determined by the General Partner in its reasonable discretion;

(xx).
expenses incurred in complying with the Fund LPA and the governing agreements of any Intermediate Entity, as well as the out-of-pocket expenses incurred in connection with any amendments to the Fund LPA or the governing documents of any Intermediate Entity (including any exhibits or annexes thereto), any amendments or modifications to Stonepeak’s or the Fund’s valuation policy, any transfer, redemption or repurchase of Units (to the extent not reimbursed by the parties to any such transfer, redemption or repurchase);

(xxi).
expenses and fees charged or specifically attributed or allocated by the Investment Advisor or its Affiliates to provide in-house administrative, accounting (including tax services (e.g., tax compliance, tax oversight and tax structuring)), legal, hedging and currency management and transfer pricing services to SP+ INFRA and/or any portfolio companies, and expenses charged and/or related costs incurred by the Fund, any Feeder Fund, the Intermediate Entities, the Investment Advisor or its Affiliates in connection with providing such services including, without limitation, compensation and other overhead allocable to such services (amounts described by this paragraph, collectively, “Internal Expenses”); provided, that the General Partner determines in good faith that any such Internal Expenses are not greater than what would be paid to an unaffiliated third party for substantially similar services; and

(xxii).	all Broken Deal Expenses shall be borne by the Fund.
Fees at Multiple Levels
SP+ INFRA will pay or otherwise bear carried interest, management fees and / or other incentive compensation in connection with Secondary Investments in Third-Party Pooled Investment Vehicles. SP+ INFRA will not be reimbursed for any such fees paid to the managers of underlying funds in respect of such Secondary Investments (i.e., there will be “double fees” involved in making such investments which would not arise if the Unitholder were to invest in the underlying fund directly, because the Investment Advisor and its Affiliates will receive fees with respect to the management of SP+ INFRA, on the one hand, and the underlying fund manager will receive additional fees with respect to the management of such underlying fund, on the other hand), which will increase the amount of expenses borne by SP+ INFRA (and indirectly by Unitholders) and reduce returns. With respect to SP+ INFRA’s Primary Commitments to and Secondary Investments in Other Stonepeak Accounts, SP+ INFRA will not pay or otherwise bear carried interest, management fees or other incentive compensation in connection with its investments in such Other Stonepeak Accounts except in limited circumstances, in which case such carried interest, management fees or other incentive compensation will be rebated dollar-for-dollar.

SP+ INFRA will indirectly bear other expenses in connection with an Investment in or alongside an Other Stonepeak Account and/or Stonepeak, including any investment-related expenses and expenses paid to Affiliates of Stonepeak, administrative expenses and other Fund Expenses as applicable to such Other Stonepeak Account and Stonepeak (to the extent applicable).
To the extent the Management Fee and / or the Performance Participation Allocation may apply at the level of the Fund or any Intermediate Entity, Unitholders will only bear such Management Fee and / or Performance Participation Allocation by the Investment Advisor or General Partner once.
Initial Fund Expenses Support
The Investment Advisor may, in its discretion, advance all or a portion of the Fund Expenses (excluding Organizational and Offering Expenses) to be borne by the Fund and the appropriately apportioned expenses relating to the Fund’s portfolio companies, the Feeder Fund, Parallel Funds and / or Intermediate Entities to the extent not paid by such portfolio companies, the Feeder Fund, Parallel Funds and / or Intermediate Entities, in each case as determined pursuant to the terms of the Fund LPA (collectively, “Initial Fund Expenses Support”) through the first anniversary of the Initial Closing Date. The Investment Advisor may advance in its discretion all or portion of the Fund’s Initial Fund Expenses Support on the Fund’s behalf through the first anniversary of the Initial Closing Date. The Fund will reimburse the Investment Advisor for such advanced Initial Fund Expenses Support each month by no later than the date that is sixty (60) months after the first anniversary of the Initial Closing Date, unless, upon request by the Investment Advisor, the Board agrees for the Fund to reimburse the Investment Advisor non-ratably for any month. The Investment Advisor will determine the portion of Initial Fund Expenses Support that is attributable to the Fund or any portfolio entity, Feeder Fund, Parallel Fund and / or Intermediate Entity in its sole discretion.
Performance Participation Allocation
The General Partner or any other entity so designated by the General Partner (the “Recipient”) will be entitled to an allocation or distribution (the “Performance Participation Allocation”) by the Fund (directly or indirectly through an Intermediate Entity), (i) with respect to the first Reference Period, promptly following the end of the year (which shall accrue on a monthly basis) and (ii) with respect to all subsequent Reference Periods, upon the end of each quarter thereafter and at the other times described below (which shall accrue on a monthly basis) in an amount equal to:
•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Recipient equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
The Recipient will also be allocated a Performance Participation Allocation with respect to all Units that are redeemed in connection with repurchases of Units in an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such Unit was outstanding, and proceeds for any such Unit repurchase will be reduced by the amount of any such Performance Participation Allocation.
The Recipient may elect to receive the Performance Participation Allocation in cash, Units of the Fund or any Parallel Fund and / or shares, units or interests (as applicable) of Intermediate Entities (“Unit Allocation”). Such Units may be repurchased at the Recipient’s request and will be subject to the volume limitations of the Repurchase Program but not the early repurchase deduction of the Repurchase Program. Each of the Fund, the Feeder Fund and Parallel Funds will be obligated to pay (without duplication) its proportional share of the Performance Participation Allocation with respect to any Class based on its proportional interest in the Master Aggregator or other relevant Intermediate Entity(ies) held by such Class.
“Total Return” for any period since the end of the prior Reference Period (as defined below) shall equal the sum of:
(i)	all distributions accrued or paid (without duplication) on the Units of the Master Aggregator outstanding at the end of such period since the beginning of such Reference Period plus

(ii)
the change in aggregate NAV of such Units of the Master Aggregator since the beginning of such Reference Period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Units, (y) any allocation/accrual to the Performance Participation Allocation and (z) applicable Servicing Fees; provided, that the aggregate NAV of such Units of the Lower Funds shall be calculated without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment or any comparable entities of any Other Stonepeak Account, or taxes paid by any such entity since the end of the prior Reference Period minus

(iii)	all Fund Expenses of SP+ INFRA (to the extent not already reflected in clause (ii)) but excluding Servicing Fees.
For the avoidance of doubt, the calculation of Total Return will (A) include any appreciation or depreciation in the NAV of Units issued during the then-current Reference Period, (B) treat certain taxes incurred (directly or indirectly) by the Fund which relate to a Unitholder as part of the distributions accrued or paid on Units and (C) exclude the proceeds from the initial issuance of such Units, where applicable, and any impact to Total Return solely caused by currency fluctuations and / or currency hedging activities and costs.
“Hurdle Amount” for any period during a Reference Period means that amount that results in a 5% annualized internal rate of return on the NAV of Units of the Master Aggregator outstanding at the beginning of the then-current Reference Period and all Units of the Master Aggregator issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Units; and (ii) all issuances of Units over the period. The ending NAV of Units of the Master Aggregator used in calculating internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Allocation and applicable Servicing Fees and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment or any comparable entities of any Other Stonepeak Account, or taxes paid by any such Intermediate Entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units repurchased during such period, which Units will be subject to the Performance Participation Allocation upon repurchase as described above.
Except as described in “Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
Except as noted below with respect to a Quarterly Shortfall (as defined below), the Recipient will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Fund.
For the avoidance of doubt and notwithstanding anything to the contrary herein, (I) the Performance Participation Allocation shall be calculated separately with respect to each Class taking into account only the Units in the relevant Class (and all references herein to the Performance Participation Allocation and the terms used for purposes of calculating the Performance Participation Allocation shall be interpreted accordingly), and (II) the Recipient shall not be entitled to the Performance Participation Allocation with respect to the Class X Units or any other class of Units that is not subject to the Performance Participation Allocation. The General Partner shall be permitted to make adjustments to distributions, allocations and other fundings, payments or calculations in order to give effect to the foregoing.
Each of the Fund, the Feeder Fund and Parallel Funds will be obligated to pay (without duplication) its proportional share of the Performance Participation Allocation with respect to any Class based on its proportional interests in the Master Aggregator or any other relevant Intermediate Entity(ies) held by such Class.
“Reference Period” means each calendar year ending December 31, save that (1) the first Reference Period shall commence on the Initial Closing Date and end on December 31, 2025 and (2) the final Reference Period shall commence on January 1 in the relevant calendar year and end on the date of dissolution or liquidation of the Fund.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Units repurchased during the applicable Reference

Period, which Units will be subject to the Performance Participation Allocation upon repurchase as described above. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a high water mark.
After the first Reference Period following the Initial Closing Date, promptly following the end of each calendar quarter that is not also the end of a Reference Period, the Recipient will be entitled to a Performance Participation Allocation as described above calculated in respect of the portion of the year to date, less any Performance Participation Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Participation Allocation that the Recipient is entitled to receive at the end of each Reference Period will be reduced by the cumulative amount of Quarterly Allocations that year. If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year, the Recipient is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Participation Allocations in that Reference Period will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a Reference Period following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Participation Allocations in the subsequent four Reference Periods will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the Reference Period following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Recipient (or its Affiliate) will use the proceeds of any repurchases of its Unit Allocation (excluding Units that have been subsequently distributed to personnel of the Recipient or its Affiliates) made after a Quarterly Shortfall Obligation arose to make cash payments to reduce the Quarterly Shortfall and may otherwise make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four Reference Periods, then the Recipient (or its Affiliate) will promptly pay the Fund the remaining Quarterly Shortfall Obligation in cash.
Any Quarterly Shortfall Obligation that is owed to the Fund as of a Valuation Date (even if not required to be paid until a future date) will be reflected in the Fund’s NAV. For example, if an investor participates in a repurchase offer with a June 30 Valuation Date, such investor would be entitled to the benefit of any Quarterly Shortfall Obligation owed as of June 30 whether or not such obligation has yet been paid. Because of this, investors are not impacted by the timing of the repayment of the Quarterly Shortfall Obligation even though the Recipient has up to four years to make this payment (in the unlikely event that such obligation is not first met by offsetting future Performance Participation Allocations). Interest will accrue on the Quarterly Shortfall Obligation while it remains outstanding and such interest obligation would also be included in the Fund’s NAV.
Solely for illustrative purposes, the following sets forth two examples of how the Performance Participation Allocation would be calculated for a hypothetical calendar year Reference Period.
Example 1: Assuming (i) the change in aggregate NAV of Units of the Master Aggregator was $32,500,000 (which includes the effect of the reduction in NAV of (a) $1,000,000 of Servicing Fees and (b) $500,000 of any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) or any comparable entities of any Other Stonepeak Account, or taxes paid by any such entity)), (ii) SP+ INFRA’ Fund Expenses (to the extent not already reflected in the change in aggregate NAV and excluding Servicing Fees) were $4,000,000, (iii) no distributions were made on the Units of the Master Aggregator, (iv) no Units were issued or repurchased, (v) there was no applicable Loss Carryforward Amount and (vi) the amount that resulted in a 5% annualized internal rate of return on the NAV of the Units of the Master Aggregator, but excluding the Servicing Fee, was $15,000,000. In this scenario, the “Hurdle Amount” is $15,000,000, the “Total Return” is $30,000,000, the “Excess Profits” are $15,000,000, the “Catch-Up” is $2,142,857.14, and the remaining Excess Profits are $12,857,142.86. The Performance Participation Allocation payable would be the sum of (a) $2,142,857.14 (the Catch-Up) and (b) 12.5% of $12,857,142.86 (the remaining Excess Profits), or $3,750,000.00 in respect of such hypothetical calendar year Reference Period.

Example 2: Assuming (i) the change in aggregate NAV of Units of the Master Aggregator was $32,500,000 (which includes the effect of the reduction in NAV of (a) $1,000,000 of Servicing Fees and (b) $500,000 of any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) or any comparable entities of any Other Stonepeak Account, or taxes paid by any such entity)), (ii) SP+ INFRA’ Fund Expenses (to the extent not already reflected in the change in aggregate NAV and excluding Servicing Fees) were $4,000,000, (iii) no distributions were made on the Units of the Master Aggregator, (iv) no Units were issued or repurchased, (v) the applicable Loss Carryforward Amount was $5,000,000 and (vi) the amount that resulted in a 5% annualized internal rate of return on the NAV of the Units of the Master Aggregator, but excluding the Servicing Fee, was $15,000,000. In this scenario, the “Loss Carryforward Amount was $5,000,000, the “Hurdle Amount” is $15,000,000, the “Total Return” is $30,000,000, the “Excess Profits” are $10,000,000, the “Catch-Up” is $2,142,857.14, and the remaining Excess Profits are $7,857,142.86. The Performance Participation Allocation payable would be the sum of (a) $2,142,857.14 (the Catch-Up) and (b) 12.5% of $7,857,142.86 (the remaining Excess Profits), or $3,125,000 in respect of such hypothetical calendar year Reference Period.

Hedging
The Fund may, but is not obliged to, engage in hedging transactions for the purpose of efficient portfolio management. The Investment Advisor may review the hedging policy of the Fund from time to time depending on movements and projected movements of the relevant currencies and interest rates and the availability of cost-effective hedging instruments for the Fund at the relevant time.

Financial Condition, Liquidity and Capital Resources
We have not yet commenced commercial activities. On December 31, 2024, the General Partner invested $1,000 for General Partner Interests as our initial capital. As of December 31, 2024, there are no Unitholders.
We expect to generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.
Our primary use of cash will be for (i) making alternative infrastructure and infrastructure related investments, (ii) the cost of operations (including the Management Fee and Performance Participation Allocation), (iii) debt service of any borrowings, (iv) periodic repurchases, including under the Repurchase Program (as described herein), and (v) cash distributions to the holders of our Units.
Quantitative and Qualitative Disclosures About Market Risk
We will be subject to financial market risks, including changes in fair values and interest rates. We plan to invest primarily in alternative infrastructure and infrastructure related investments. Many of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with the Fund’s valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of Net Asset Value.”
Related Parties
See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.	PROPERTIES
Our corporate headquarters are located at 550 W 34th Street, 48th Floor, New York, NY, 10001 and are provided by the General Partner and the Investment Advisor. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets out certain ownership information with respect to our Units for each of our directors and executive officers and all directors and officers as a group. None of our Classes of Units have voting power.

Name and Address	Type of Ownership	Shares Owned	Percentage
Luke Taylor(1)	N/A	0	0
Nisha Kumar(1)	N/A	0	0
Cyrus Gentry(1)	N/A	0	0
Steven Mlynar(1)	N/A	0	0
Peter Bruce(1)	N/A	0	0
Anthony Borreca(1)	N/A	0	0
Michael Morgan(1)	N/A	0	0
All current directors and executive officers as a group (7 persons)	N/A	0	0

(1)	The address for each of our directors and officers is c/o Stonepeak-Plus Infrastructure Fund Advisors LLC, 550 W 34th Street, 48th Floor, New York, NY, 10001.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS
Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors. The Board is responsible for overseeing our periodic reports under the Exchange Act and certain conflicts of interest related to Stonepeak in accordance with the provisions of the Fund LPA and any policies of the General Partner. Approval of the Independent Directors is required for (a) the suspension of (x) the calculation of the NAV of the Units, or (y) the Repurchase Program, (b) any material modification to (x) the Fund’s valuation policy and (y) the Repurchase Program and (c) the fair valuation of any Direct Investment that the General Partner has determined to value outside of the applicable range provided by the Fund’s independent valuation advisor.
Our Board currently consists of four members, two of whom are Independent Directors. The General Partner expects to appoint additional directors to the Board from time to time. Our General Partner elects the Fund’s executive officers, who serve at the discretion of the General Partner.
Board of Directors and Executive Officers
Information regarding the Board of Directors and executive officers are set forth below:

Name	Age*	Position	Position Held Since
Non-Independent Directors
Luke Taylor	47	Director, Chair of the Board	2024
Anthony Borreca	40	Director	2025
Independent Directors
Nisha Kumar	54	Director	2024
Michael Morgan	56	Director	2025
Executive Officers
Cyrus Gentry	36	Chief Executive Officer and Principal Executive Officer	2025
Steven Mlynar	40	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	2025
Peter Bruce	48	Chief Operating Officer	2025
Anthony Borreca	40	Chief Investment Officer	2025

*	As of January 1, 2025
Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of our directors is c/o Stonepeak-Plus Infrastructure Fund Advisors LLC, 550 W 34th Street, 48th Floor, New York, NY, 10001.
Each officer holds office at the pleasure of the General Partner until his or her successor is duly appointed and qualified.
Biographical Information
Directors
Our directors have been divided into two groups — Independent Directors and Non-Independent Directors. The status of an Independent Director under the Fund LPA is determined consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other standards determined by the General Partner.
Non-Independent Directors
Luke Taylor is Co-President of Stonepeak, and a member of the Fund’s Board and all of the firm’s investment committees. Luke joined Stonepeak in 2011 and has been a senior member of the investment team ever since. Previously having served as the global head of the Transport & Logistics sector, Luke now serves as Co-President of Stonepeak with broad management responsibility for the firm’s investing and operational activities. Luke has been investing in the infrastructure space for more than 20 years. Prior to joining Stonepeak, Luke was a Senior Vice President with Macquarie Capital based in New York, where he spent 10 years investing in a variety of sectors. Luke received a Bachelor of Commerce and a Master of Business (Distinction) from the University of Otago (New Zealand).
Anthony Borreca is a Senior Managing Director with Stonepeak and is Co-Head of Energy. Anthony joined Stonepeak following 11 years as a senior member of Blackstone Credit’s energy investing team. He has led energy investing in North America and Europe. Anthony is additionally heavily involved in the leadership of Stonepeak’s Global Renewables strategy. Before joining Stonepeak, Anthony was a senior member of Blackstone Credit’s energy investing team for more than 11 years. While at Blackstone, Anthony invested in a wide range of debt and equity opportunities across the energy, renewables and energy transition related industries. Prior to Blackstone, he worked at Blue Source in the firm’s low-carbon infrastructure fund and began his career at Credit Suisse in their global energy investment banking group. Anthony received a Bachelor of Science degree in Economics from Colby College.
Independent Directors
Nisha Kumar served as the Managing Director, Chief Financial Officer and Chief Compliance Officer of Greenbriar Equity Group L.P., a private equity firm, from 2011 to 2021, where she was also a member of the management and investment committees. Prior to Greenbriar, Nisha served as Executive Vice President and Chief Financial Officer of AOL, the multi-billion dollar global consumer internet company and a reporting segment of Time Warner, Inc. Nisha currently serves on the boards of directors and chairs the audit committees for Birkenstock Holding plc, RealTruck, a premier vertically integrated truck, Jeep® and off-road parts and accessories company in North America, and the Legg Mason Partners Closed End Funds, owned by Franklin Templeton. She also serves on the board of directors for The India Fund, managed by Aberdeen Asset Management. Nisha received her AB degree, magna cum laude, from Harvard and Radcliffe Colleges in Government and her MBA from Harvard Business School.
Michael Morgan served as a director of Kinder Morgan Inc (NYSE:KMI) since 2007 and as lead director since 2011. KMI is one of the largest energy infrastructure companies in North America. Mr. Morgan served in various management roles for KMI from 1997 to 2004, including as President from 2001 until 2004. Mr. Morgan has been Chairman of Triangle Peak Partners, LP, a registered investment adviser and fund manager, since 2008, and was its Chief Executive Officer from 2008 to 2022. Mr. Morgan has also been President of Portcullis Partners, L.P., a private investment partnership, since 2004. Mr. Morgan served as a director of Sunnova Energy International (NYSE:NOVA), a residential energy and storage company from 2015 to October 2024. Mr. Morgan served as a director and chair of the compensation committee of Stem, Inc. (NYSE:STEM), a smart energy storage company, from April 2021 to October 2024. Previously, Mr. Morgan served as Chairman of the board of directors of each of Star Peak Energy Transition Corp. (NYSE:STPK) from August 2020 until its merger with Stem, Inc. in April 2021, and Star Peak Corp. II (NYSE:STPC) from January 2021 until its merger with Benson Hill in September 2021. Mr. Morgan was director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund from 2007 until 2008. Mr. Morgan earned a BA in Economics and an MA in Sociology from Stanford University in 1990. Mr. Morgan earned an MBA from Harvard Business School in 1995. In 2022-2023, Mr. Morgan participated in Stanford University's DCI Fellows program. Mr. Morgan currently serves as co-chair of the Advisory Council to Stanford's Precourt Institute for Energy and has served on that volunteer board since 2014. Mr. Morgan served as National Chair of The Stanford Fund from 2015-2022. Mr. Morgan has served on a variety of other Stanford volunteer boards in the last twenty years. Mr. Morgan currently serves as a trustee on the Naval Postgraduate School Foundation.
Executive Officers
Cyrus Gentry is a Managing Director at Stonepeak. Cyrus joined Stonepeak in 2017 and has played a senior role in the firm’s investing activities within the Digital Infrastructure sector in both North America and Europe. With over 14 years of relevant investing experience, Cyrus will play a key role in implementing and managing SP+ INFRA’s strategy. Prior to Stonepeak, Cyrus worked at BC Partners, Advent International and J.P. Morgan. Cyrus received a Bachelor of Science in Applied Economics and Management from Cornell University and currently sits on the Board of the South Street Seaport Museum in New York.

Steven Mlynar is a Senior Managing Director and the CFO of Stonepeak. Steve oversees Stonepeak financial operations. Prior to Stonepeak, Steve held senior finance and accounting roles with Staple Street Capital, Apollo and Deloitte. Steve holds a Bachelor of Science in Accounting from the University of Connecticut and a Master of Business Administration from Yale University. Steve is a Certified Public Accountant, Chartered Global Management Accountant and CFA Charterholder.
Peter Bruce is a Senior Managing Director and Stonepeak’s Chief Administration Officer. Peter joined Stonepeak in 2015 and has held senior roles including CFO and COO. Prior to Stonepeak, Peter was a Senior Vice President with Macquarie Capital in Sydney and New York for 14 years working in a wide variety of asset management, corporate finance, and private capital markets roles. Peter received a Bachelor of Economics (Finance) from the University of Sydney.
Anthony Borreca is a Senior Managing Director at Stonepeak and is Co-Head of Energy. See “—Non-Independent Directors” above for Anthony’s biography.
Leadership Structure and Oversight Responsibilities
Overall responsibility for our oversight rests with the General Partner, subject to certain oversight rights held by the Board. We will enter into the Investment Advisory Agreement pursuant to which the Investment Advisor, an affiliate of the General Partner, will manage the Fund on a day-to-day basis. The Board is currently composed of four members, two of whom are Independent Directors. As described below, the Board has established an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board and the General Partner in fulfilling their oversight responsibilities. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Provisions of the Fund LPA—Amendment to the Fund LPA.”
Committees
The Board of Directors has established an Audit Committee and may form additional committees in the future.
Audit Committee
The Audit Committee is composed of Nisha Kumar and Michael Morgan, who are Independent Directors, and is chaired by Nisha Kumar. Our Board determined that Nisha Kumar is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.
The General Partner may appoint additional directors to the Board and the Audit Committee from time to time; provided that the appointment of new Independent Directors as a result of a vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors.
In accordance with its written charter adopted by the Board, the Audit Committee is responsible for overseeing:(i) the quality and integrity of the Fund’s financial statements and internal controls; (ii) the Fund’s compliance with legal and regulatory requirements; (iii) the Fund’s risk profile related to operations and financial reporting; and (iv) the qualification, performance and independence of the registered public accounting firm employed by the Fund.
Valuation Committee
The Fund’s Valuation Committee (“Valuation Committee”) is expected to be comprised of the Investment Committee, Stonepeak’s Chief Financial Officer, and the Head of Business Development / Chief Administration Officer. The Valuation Committee will be tasked with reviewing, challenging and approving the valuations applied to the assets of the Fund. The Fund’s Valuation Committee meetings are also expected to be attended, on a non-voting basis, by others at Stonepeak, including members of the legal and compliance, finance and operations teams. The Fund is subject to its Valuation Policy and valuation appendix and Stonepeak’s valuation guidelines. The independent valuations will be taken into account by the General Partner in determining the fair market value of each asset.
Investment Committee
The Investment Committee process involves a thorough discussion and vigorous debate of issues. Its main tasks include the making of any decisions relating to investment and divestment by the Fund. Investment Committee discussions provide a forum for candid and thoughtful discussion which includes feedback from the firm’s investment professionals, finance, legal and compliance, investor relations and sustainability teams.

The SP+ INFRA Investment Committee process emphasizes a consensus-based approach to decision-making among the members and is the same process that Stonepeak has adopted since inception. In addition, SP+ INFRA will benefit from the breadth of the entire Stonepeak Platform, including the various acquisition, asset management, portfolio operations, finance, investor relations, and legal and compliance professionals located around the globe. These resources provide valuable real-time, proprietary market data that are expected to enable Stonepeak to identify and act on market conditions and trends more rapidly than competitors and target specific themes with conviction.
The SP+ INFRA Investment Committee is comprised of some of the most senior and experienced professionals at Stonepeak, including Michael Dorrell, Jack Howell, Luke Taylor, James Wyper, Anthony Borreca and Cyrus Gentry.
For information concerning the background of Luke Taylor, Anthony Borreca and Cyrus Gentry, see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the members of the Investment Committee is set forth below:
Michael Dorrell – CEO
Michael is the Chairman, CEO and Co-Founder of Stonepeak. Michael founded Stonepeak in 2011 and has been deeply involved in all phases of the firm’s development since. Today, Michael directs Stonepeak’s strategy and investment decisions, and oversees the firm’s continued expansion into new regions and product areas.
Michael has more than 25 years of experience investing in infrastructure. A longer-tenured investor in a relatively young and still maturing asset class, Michael has been a leader in infrastructure investing, successfully deploying capital across the entire landscape through economic cycles.
Prior to forming Stonepeak, Michael was a Senior Managing Director in Private Equity and Co-Head of the Infrastructure Investment group at Blackstone. Before Blackstone, Michael worked for over a decade at Macquarie, where he started his career, first in Australia and later in New York where he took on roles of increasing responsibility within the firm and ultimately held the title of Senior Managing Director.
Michael received a Bachelor of Laws and a Bachelor of Commerce, both from the University of New South Wales in Sydney.
Jack Howell – Co-President
Jack is Co-President of Stonepeak and a member of all of the firm’s investment committees. Jack joined Stonepeak in 2015 and has been a senior member of the investment team ever since. Previously having served as the global head of the Energy sector, Jack now serves as Co-President of Stonepeak with broad management responsibility for the firm’s investing and operational activities. Jack has been investing in the infrastructure space for more than 15 years. Prior to joining Stonepeak, Jack worked for Davidson Kempner Capital Management, a hedge fund that focuses on distressed debt and merger arbitrage. Prior to Davidson Kempner, Jack worked for Denham Capital and Credit Suisse.
Jack received a Bachelor of Arts in Plan II Honors and a Bachelor of Arts in Economics (Business Economics Program), Phi Beta Kappa, from the University of Texas at Austin.
Luke Taylor – Co-President
Luke is Co-President of Stonepeak and a member of the Fund’s Board and all of the firm’s investment committees. See “—Directors—Non-Independent Directors” above for Luke’s biography.
James Wyper – Senior Managing Director
James is a Senior Managing Director and is Head of Transportation & Logistics with Stonepeak. James joined Stonepeak in 2013 as an Associate and became Senior Managing Director in 2020. He is responsible for global oversight and implementation of the Transportation & Logistics investment strategy. Prior to joining Stonepeak, James was a member of Credit Suisse’s Global Energy group, where he focused on the power and renewables sectors.
James received a Bachelor of Arts in Economics from Yale University.
Anthony Borreca – Senior Managing Director
Anthony is a Senior Managing Director at Stonepeak and is the Chief Investment Officer of the Fund. See “—Executive Officers” above for Anthony’s biography.

Cyrus Gentry – Managing Director
Cyrus is a Managing Director at Stonepeak and Chief Executive Officer and Principal Executive Officer of the Fund. See “—Executive Officers” above for Cyrus’s biography.

ITEM 6.	EXECUTIVE COMPENSATION
Compensation of Executive Officers
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the General Partner, the Investment Advisor or their affiliates, pursuant to the terms of the Investment Advisory Agreement and the Fund LPA, as applicable. Our day-to-day investment operations will be managed by the General Partner and the Investment Advisor. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Investment Advisor or its affiliates.
None of our executive officers will receive direct compensation from us. We will reimburse the Investment Advisor and/or their affiliates for expenses and fees charged or specifically attributed or allocated by the Investment Advisor or its Affiliates to provide in-house administrative, accounting (including tax services (e.g., tax compliance, tax oversight and tax structuring)), legal, hedging and currency management and transfer pricing services to SP+ INFRA and/or any portfolio companies, and expenses charged and/or related costs incurred by the Fund, any Feeder Fund, the Intermediate Entities, the Investment Advisor or its Affiliates in connection with providing such services including, without limitation, compensation and other overhead allocable to such services; provided, that the General Partner determines in good faith that any such expenses and fees are not greater than what would be paid to an unaffiliated third party for substantially similar services. Certain executive officers and Non-Independent Directors, through their financial interests in the General Partner and/or the Investment Advisor, are entitled to a portion of the profits earned by the General Partner and/or the Investment Advisor, which includes any fees, including compensation discussed herein, payable to the General Partner and/or the Investment Advisor under the terms of the Investment Advisory Agreement and the Fund LPA, as applicable, less expenses incurred by the General Partner and/or the Investment Advisor in performing their services under the Investment Advisory and the Fund LPA, as applicable. See “Item 1(c). Description of Business— Investment Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”
Compensation of Directors
No compensation is paid to our directors who are not Independent Directors. Each Independent Director is entitled to compensation for his or her services as a director of the Fund in the amount of $100,000 per year, payable in cash, and $50,000 per year, payable in Class X Units, plus $10,000 per year for the Chair of the Audit Committee, payable in cash (or, in each case, such pro-rated amount for any service of less than the full fiscal year). We are also authorized to pay the reasonable out-of-pocket expenses of each Independent Director incurred by such director in connection with the fulfillment of his or her duties as an Independent Director.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Transactions with Related Persons, Promoters and Certain Control Persons
Investment Advisory Agreement; Fund LPA
We will enter into the Investment Advisory Agreement with the Investment Advisor pursuant to which we will pay the Management Fee and reimburse certain Fund Expenses. We will also enter into the Amended and Restated Limited Partnership Agreement, pursuant to which the General Partner will be entitled to receive the Performance Participation Allocation. In addition, pursuant to the Investment Advisory Agreement and the Fund LPA, we will reimburse the Investment Advisor and General Partner for certain expenses as they occur. See “Item 1(c). Description of Business—Investment Advisory Agreement” and “—Fund LPA.”
Certain Business Relationships
SP+ INFRA is subject to certain conflicts of interest arising out of SP+ INFRA’s relationship with Stonepeak, including the General Partner and its Affiliates. Certain members of the Board of Directors are also executives of Stonepeak and / or one or more of its Affiliates. There is no guarantee that the policies and procedures adopted by the Fund, the terms of the Fund LPA, the terms and conditions of the Investment Advisory Agreement, or the policies and procedures adopted by the Board of Directors, General Partner, the Investment Advisor, Stonepeak and their Affiliates, will enable SP+ INFRA to identify, adequately address or mitigate these conflicts of interest, or that the General Partner will identify or resolve all conflicts of interest in a manner that is favorable to SP+ INFRA, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them.
See “Item 1A. Risk Factors—Potential Conflicts of Interest” including “—Buying and Selling Investments or Assets from or to Certain Related Parties,” “—Broken Deal Expenses,” “—Allocation of Investment Opportunities,” and “—Passive Minority Investment by Blue Owl” for more information.
Statement of Policy Regarding Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our Board of Directors has adopted a written policy on transactions with related persons (the “Related Person Transaction Policy”). Under the Related Person Transaction Policy, the Independent Directors must review and approve or ratify any “related person transaction” (as defined below), including any material amendments or modifications to any “related person transaction”. A “related person transaction” is defined as any transaction that (A) requires Independent Director approval pursuant to the Fund LPA and governance guidelines, and (B) (i) would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Fund was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) in which any “related person” (as defined as paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships.
In reviewing a related person transaction or proposed related person transaction, our Independent Directors shall consider all relevant facts and circumstances, including without limitation: (i) the relationship of the related person to the Fund, (ii) the nature and extent of the related person’s interest in the transaction, (iii) the material terms of the transaction, (iv) the business purpose of the transaction, (v) the importance and fairness of the transaction both to the Fund and to the related person, (vi) whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Fund, (vii) whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Fund with non-related persons, if any, and (viii) any other matters that management or our Independent Directors deem appropriate.
In addition, the Related Person Transaction Policy provides that our Independent Directors, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, considers whether such transaction would compromise the director or director nominee’s status as (i) an “independent director” under the Fund LPA and governance guidelines; (ii) a “non-employee director,” as applicable, under Rule 16b-3 under the Exchange Act, if such non-employee director serves, or such non-employee nominee will serve, on the compensation committee of the Board, if any; or (iii) an independent director under Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee of the Board.
Promoters and Certain Control Persons
The Investment Advisor and the General Partner may be deemed promoters of the Fund. We intend to enter into the Investment Advisory Agreement with the Investment Advisor and the Fund LPA with the General Partner. The Investment Advisor, for its investment management and its administrative services to us, will be entitled to receive the Management Fee, in addition to the reimbursement of certain Fund Expenses. The General Partner will also be entitled to receive the Performance Participation Allocation, as described herein. In addition, under the Investment Advisory Agreement and Fund LPA, to the extent permitted by applicable law, we will indemnify the Investment Advisor and the General Partner and certain of their affiliates. See “Item 1(c). Description of Business.”
Director Independence
See “Item 5. Directors and Executive Officers” for information on SP+ INFRA’s Independent Directors and definition of “independent.”

ITEM 8.	LEGAL PROCEEDINGS
Neither we, the General Partner nor the Investment Advisor are currently subject to any pending material legal proceedings against us, the General Partner or the Investment Advisor. From time to time, we, the General Partner or the Investment Advisor may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. We may also be subject to regulatory proceedings.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED UNITHOLDER MATTERS
Market Information
Our outstanding Units will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. Our Units are not listed or traded on any recognized securities exchange.
Because our Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold or transferred (i) except as permitted under the Fund LPA and (ii) unless the Units are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Units unless and until we accept their repurchase or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us.
Holders
Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Units.
Distributions
See “Item 1(c). Description of Business—Distribution Reinvestment Plan” and “Item 11. Description of Registrant’s Securities to be Registered—Distributions” for a description of SP+ INFRA’s distribution policies.
Calculation of Net Asset Value
It is expected that the NAV for each Class will first be determined as of the end of the first full month after the Initial Closing Date. Thereafter, the NAV for each Class will be calculated monthly by Stonepeak.
The NAV will be based on the month-end values of Investments, the addition of the value of any other assets (such as cash on hand), and the Fund’s valuation policy. From time to time, Stonepeak may adopt non-material changes to the Fund’s valuation policy in its sole discretion and material changes with the consent of the Independent Directors. The NAV per Unit of a Class results from dividing the value of the total net assets of the Fund attributable to that Class on any Valuation Date by the aggregate number of Units of the same Class then outstanding. The value of the total net assets of the Fund attributable to a Class is equal to the difference between the value of the Fund’s assets attributable to a Class and the portion of liabilities of the Fund attributable to that Class. Each Class of Units of the Fund may have a different NAV per Unit as a result of Class hedging, the impact of the Performance Participation Allocation or because certain fees (e.g., Management Fees and Servicing Fees) may be charged differently, or do not apply, with respect to a certain Class. The Fund shall disclose the subscription and repurchase price of the Units each time it issues and repurchases Units following such time that the NAV becomes available.
The monthly NAV per Unit for each Class will generally be available around the 20th business day of the following month (e.g., the NAV for October 31st will generally be available around November 30th). Notwithstanding anything herein to the contrary, Stonepeak may in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing the Fund’s assets and liabilities and calculating its NAV. Stonepeak acts as investment advisor to other clients that may invest in securities for which no public market price exists. Valuation determinations by Stonepeak’s other clients may result in different values than those ascribed to the same securities owned by the Fund.
Stonepeak has engaged an independent external valuation advisor, and may in the future engage other independent external valuation advisors, to provide positive assurance or other forms of valuation support for the Fund’s quarterly valuations.

Subject to the approval of the Independent Directors, Stonepeak may, but is not obligated to, suspend the determination of NAV and / or the Fund’s repurchases, including where (i) the circumstances so require and (ii) the suspension is reasonably deemed to be in the best interests of Unitholders. No Units will be issued or repurchased during such suspension period.
See “Item 1A. Risk Factors—Valuations & Returns” for more information on valuation.
Suspension of Repurchase Program or Determination of NAV
Stonepeak may suspend or modify the Repurchase Program or suspend the determination of NAV if in its reasonable judgment it deems such action to be in the Fund’s best interest, including as necessary to ensure that the Fund is not subject to tax as a corporation, for example in any of the following events:
a.
when one or more recognized markets which provides the basis for valuing a substantial portion of the assets of the Fund are closed other than for or during holidays or if dealings therein are restricted or suspended;

b.
when, as a result of political, economic, military or monetary events or any circumstances outside the control, responsibility or power of the Fund, disposal of assets held by the Fund is not reasonably practicable;

c.
when for any reason the values of any Investment owned by the Fund cannot be reasonably, promptly or accurately ascertained (including where up-to-date valuations from portfolio companies are not available);

d.
during a period when remittance of monies that will or may be involved in the purchase or sale of any of the Fund’s Investments cannot, in the opinion of Stonepeak, be carried out at normal rates of exchange;

e.
in the event of a breakdown of the means of communications normally used for valuing any part of the Fund or if for any reason the value of any part of the Fund may not be determined as rapidly and accurately as required;

f.
whenever exchange or capital movement restrictions prevent the execution of transactions on behalf of the Fund or in case purchase and sale transactions of any the Fund’s assets are not realisable at normal exchange rates;

g.
during any period when the net asset value of one or more portfolio company or Other Stonepeak Account, in which the Fund has invested and the units or the Units of which constitute a significant part of the assets of the Fund, cannot be determined accurately so as to reflect their fair market value as at the Valuation Date; or

h.	following a decision to liquidate or dissolve the Fund.
Notwithstanding the above, any material modification or suspension of the Repurchase Program or suspension of the determination of NAV shall require the approval of the Independent Directors.
Reference Currency
The reference currency of the Fund is USD. Each Class may have a different reference currency. The NAV of each Class’s Units is expressed in the reference currency of the Fund. To the extent NAV per a Class is denominated in a currency other than USD, it will be allocated gains and losses attributable to hedging transactions and the expenses of the hedging program for purposes of subscriptions, repurchases and conversions of Units.
Valuation Policy – Assets
In determining the fair market value of any Investments or of property received in exchange for any Investments, the following principles shall apply:
a.
in valuing interests in private companies, or securities that are not publicly traded, the discounted cash flow approach (that discounts estimated future cash flows and terminal value at the company’s weighted-average cost of capital) will be the primary methodology and the performance multiple approach will be the principal alternate methodology (used to support conclusions reached under the discounted cash flow approach);

b.
in valuing securities which are publicly traded and quoted in an active market, the Investment Advisor shall use the closing price as of the Valuation Date and will further consider the applicability of the option valuation methodology. Investments in publicly traded companies that (i) are held through structured vehicles (e.g., leverage positions) or (ii) have highly illiquid publicly listed stocks may be classified as private companies and valued using the methodology described previously in (a) above.

Valuation Policy – Liabilities
The Investment Advisor will include the fair value of each Class’s pro rata portion of the Fund’s liabilities as part of the Class’s monthly NAV calculation. These liabilities are expected to include any accrued or allocated Performance Participation Allocation, the Management Fee, accounts payable, accrued operating expenses, any Fund-level credit facilities, other borrowings and other liabilities.
The Performance Participation Allocation and expenses of the Fund, including the Management Fee, are accrued at least on a monthly basis on the Valuation Date and taken into account for the purpose of determining the Fund’s NAV.
Allocation of Assets and Liabilities to Unit Classes
Assets and liabilities of the Fund will be allocated to each Class as set out below.
a.
The proceeds from the issue of Units of a Class, all assets in which such proceeds are invested or reinvested and all income, earnings, profits or assets attributable to or deriving from such assets, as well as all increase or decrease in the value thereof, will be allocated to that Class and recorded in its books. The assets allocated to each Class will be invested together in accordance with the investment objective, policy, and strategy of the Fund subject to the specific features and terms of issue of each Class of the Fund, as specified in this Registration Statement.

b.
Subject to the specific features and terms of issue of each Class of the Fund is specified in this Registration Statement, all liabilities of the Fund attributable to the assets allocated to the Fund or a specific Class or incurred in connection with the creation, operation or liquidation of the Fund or a specific Class will be charged to the Fund or such Class and, together with any increase or decrease in the value thereof, will be allocated to the Fund or such Class and recorded in its books. In particular and without limitation, the costs and any benefit of any Class specific feature will be allocated solely to the Unit to which the specific feature relates.

c.
Any assets or liabilities not attributable to a particular Class may be allocated by the Investment Advisor in good faith and in a manner which is fair to investors generally and will normally be allocated to all Classes pro rata to their NAV.

Subject to the above, the Investment Advisor may at any time vary the allocation of assets and liabilities previously allocated to a Class.
Organizational and Offering Expenses
The Investment Advisor will advance all of SP+ INFRA’s Organizational and Offering Expenses on SP+ INFRA’s behalf (other than Subscription Fees and Servicing Fees) through the first anniversary of Initial Closing Date. SP+ INFRA will reimburse the Investment Advisor for such advanced expenses ratably over the sixty (60) months following the first anniversary of the Initial Closing Date, unless, upon request by the Investment Advisor, the Board agrees for the Fund to reimburse the Investment Advisor non-ratably for any month.
For purposes of calculating the Fund’s NAV for purchases or repurchases of Units (but not for financial reporting purposes), (i) the Organizational and Offering Expenses and Initial Fund Expenses Support paid by the Investment Advisor through the first anniversary of the Initial Closing Date will be recognized as a reduction to NAV in the month the Fund reimburses the Investment Advisor for such costs and (ii) contingent tax liabilities of certain Intermediate Entities that are not expected to be recognized due to the expected structure of the divestment of the associated underlying Investment may not be recognized as a reduction to NAV (although tax liabilities of those same Intermediate Entities may be taken into account in determining the fair value of the associated underlying Investment). For financial reporting purposes, the Organizational Expenses shall be expensed when incurred and the Offering Expenses shall be amortized over twelve months on a straight-line basis.
The Investment Advisor may, in its discretion, advance all or a portion of the Fund Expenses (other than Servicing Fees and Organizational and Offering Expenses) to be borne by the Fund and the appropriately apportioned expenses relating to the portfolio companies, the Feeder Fund, Parallel Funds and / or Intermediate Entities to the extent not paid by such portfolio companies, the Feeder Fund, Parallel Funds, Intermediate Entities and / or the Feeder Fund, in each case as determined pursuant to the terms of the Fund LPA (collectively, “Initial Fund Expenses Support”). The Investment Advisor may advance in its discretion all or portion of the Fund’s Initial Fund Expenses Support on the Fund’s behalf through the first anniversary of the Initial Closing Date. The Fund will reimburse the Investment Advisor for such advanced Initial Fund Expenses Support each month within sixty (60) months following the Initial Closing Date, unless, upon request by the Investment Advisor, the Board agrees for the Fund to reimburse the Investment Advisor non-ratably for any month.
For purposes of calculating a monthly NAV, the Servicing Fee for each applicable Class of Units will be calculated by multiplying the accrued monthly Servicing Fee rate (1/12th of the total annual Servicing Fee rate for each applicable Class of Units) by the aggregate NAV of such Class of Units for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities, Management Fee expense and Performance Participation Allocation accrual.
ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES
We have not yet commenced investment operations and do not expect to do so until after the Subscription Date. On December 31, 2024, the General Partner invested $1,000 for General Partner Interests as our initial capital. As of December 31, 2024, there are no Unitholders.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
Description of our Units
General
There is currently no market for our Units, and we do not expect that a market for our Units will develop in the future. We do not intend for the Units registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Units. Under the terms of the Fund LPA, Unitholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Fund LPA provides that except as provided by the Delaware Revised Uniform Limited Partnership Act or other applicable law and subject to the obligations to indemnify the Fund and the General Partner as provided in the Fund LPA and as otherwise expressly set forth in the Fund LPA or the subscription agreement, no Unitholder shall have any personal liability whatsoever in its capacity as a Unitholder, whether to the Fund, to any of the other Unitholders, or to the creditors of the Fund, for the debts, liabilities, contracts, or other obligations of the Fund or for any losses of the Fund.
Units
Unitholders are not entitled to vote in the election of the Fund’s directors and, as such, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under the Fund LPA or Delaware law. Further, Unitholders are not able to bring matters before meetings of unitholders or nominate directors at such meeting, nor are they generally able to submit unitholder proposals under Rule 14a-8 of the Exchange Act. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors with respect to our periodic reports under the Exchange Act and certain conflicts of interest.
Certain financial intermediaries through which a Unitholder was placed in the Fund may charge such Unitholder Subscription Fees on Units that are paid by the Unitholder outside of its investment in the Fund and not reflected in the Fund’s NAV.
Classes D-1 and D-2 Units
Each of Classes D-1 and D-2 Units are expected to bear a monthly Servicing Fee in an amount equal (on an annualized basis) to 0.25% of the NAV of the Fund on Classes D-1 and D-2 Units, respectively, each month. The Servicing Fee will be calculated based on NAV as of the end of each month before giving effect to any accruals for the Servicing Fee, repurchases, if any, for the applicable month and distributions payable on such Units. For the avoidance of doubt, the Servicing Fees will be payable by the Fund and Unitholders will not be billed separately for payment of the fees. The Investment Advisor remits payment of the ongoing Servicing Fees on behalf of the Fund and is reimbursed by the Fund for such payments.
The Servicing Fee is allocated to a Unitholder’s financial intermediary through which such Unitholder was placed in the Fund. Any amounts allocated in accordance with the foregoing sentence will compensate such financial intermediary for reporting, administrative and other services provided to a Unitholder by such financial intermediary. The receipt of the Servicing Fee by a Unitholder’s financial intermediary will result in a conflict of interest.
Certain financial intermediaries may charge Subscription Fees of up to 1.5% of the NAV on Classes D-1 and D-2 Units sold in the offering. In certain circumstances the Subscription Fees may be paid to Stonepeak and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder outside of its investment in the Fund and will not impact the Fund’s NAV.
The Subscription Fees are not payable in respect of any Class D-1 or D-2 Units sold pursuant to our distribution reinvestment plan.
Classes S-1 and S-2 Units
Each of Classes S-1 and S-2 Units are expected to bear a monthly Servicing Fee in an amount equal (on an annualized basis) to 0.85% of the NAV of the Fund on Classes S-1 and S-2 Units, respectively, each month. The Servicing Fee will be calculated based on NAV as of the end of each month before giving effect to any accruals for the Servicing Fee, repurchases, if any, for the applicable month and distributions payable on such Units. For the avoidance of doubt, the Servicing Fees will be payable by the Fund and Unitholders will not be billed separately for payment of the fees. The Investment Advisor remits payment of the ongoing Servicing Fees on behalf of the Fund and is reimbursed by the Fund for such payments.
The Servicing Fee is allocated to a Unitholder’s financial intermediary through which such Unitholder was placed in the Fund. Any amounts allocated in accordance with the foregoing sentence will compensate such financial intermediary for reporting, administrative and other services provided to a Unitholder by such financial intermediary. The receipt of the Servicing Fee by a Unitholder’s financial intermediary will result in a conflict of interest.
Certain financial intermediaries may charge Subscription Fees of up to 3.5% of the NAV on Classes S-1 and S-2 Units sold in the offering. In certain circumstances the Subscription Fees may be paid to Stonepeak and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder outside of its investment in the Fund and will not impact the Fund’s NAV.
The Subscription Fees are not payable in respect of any Class S-1 or S-2 Units sold pursuant to our distribution reinvestment plan.
Class A-1a, A-1b and A-1c Units
Class A-1a Units are expected to bear a monthly Servicing Fee in an amount equal (on an annualized basis) to 0.50% of the NAV of the Fund on such Class A-1a Units each month. Class A-1b Units are expected to bear a monthly Servicing Fee in an amount equal (on an annualized basis) to 0.25% of the NAV of the Fund on such Class A-1b Units each month. No Servicing Fee will be paid on Class A-1c Units. The Servicing Fee will be calculated based on NAV as of the end of each month before giving effect to any accruals for the Servicing Fee, repurchases, if any, for the applicable month and distributions payable on such Units. For the avoidance of doubt, the Servicing Fees will be payable by the Fund and Unitholders will not be billed separately for payment of the fees. The Investment Advisor remits payment of the ongoing Servicing Fees on behalf of the Fund and is reimbursed by the Fund for such payments.
The Servicing Fee is allocated to a Unitholder’s financial intermediary through which such Unitholder was placed in the Fund. Any amounts allocated in accordance with the foregoing sentence will compensate such financial intermediary for reporting, administrative and other services provided to a Unitholder by such financial intermediary. The receipt of the Servicing Fee by a Unitholder’s financial intermediary will result in a conflict of interest.
Certain financial intermediaries may charge Subscription Fees of up to 2% of the subscription amounts with respect to Classes A-1a, A-1b and A-1c Units sold in the offering. In certain circumstances, the Subscription Fees may be paid to Stonepeak and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder outside of its investment in the Fund and will not impact the Fund’s NAV.
The Subscription Fees are not payable in respect of any Class A-1a, A-1b, or A-1c Units sold pursuant to our distribution reinvestment plan.
Classes F-1, F-2, F-3, F-4, I-1, I-2 and X Units
With respect to each of Classes F-1, F-2, F-3, F-4, I-1, I-2 and X Units, (1) no Servicing Fee will be paid on such Units, and (2) no Subscription Fees will be paid with respect to such Units, including those such Units issued pursuant to the Fund’s distribution reinvestment plan. For the avoidance of doubt, Class X Units are not registered under the Exchange Act pursuant to this Registration Statement.
Distributions
The Fund may declare distributions from time to time as authorized by the General Partner. However, the Fund cannot guarantee that it will make distributions, and any distributions made will be at the discretion of the General Partner, considering factors such as earnings, cash flow, capital needs, taxes and general financial condition and the requirements of applicable law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time. There is no assurance the Fund will pay distributions in any particular amount, if at all.
Unitholders of record as of the record date will be eligible for distributions declared. The per Unit amount of distributions on Class A-1-a Units, Class A-1b Units, Class A-1c Units, Class D-1 Units, Class D-2 Units, Class F-1

Units, Class F-2 Units, Class F-3 Units, Class F-4 Units, Class I-1 Units, Class I-2 Units, Class S-1 Units, Class S-2 Units, and Class X Units may differ because of different Class-specific fees and expenses that are deducted from the gross distributions for each Class. In the event that the Fund makes a distribution, we intend to adopt an “opt out” distribution reinvestment plan for investors. As a result, in the event of a declared cash distribution, each Unitholder that has not “opted out” of the distribution reinvestment plan will have their distributions automatically reinvested in additional Units rather than receive cash distributions. See “Item 1(c). Description of Business—Distribution Reinvestment Plan.”
Transfers
Subject to the terms in the Fund LPA, Unitholders may transfer part or all their Units. The General Partner may refuse such requested transfer for certain reasons, as further described in the Fund LPA.
Delaware Law and Certain Provisions of the Fund LPA
Organization and Duration
The Fund was formed on April 29, 2024 as a Delaware limited partnership. The Fund will remain in existence until dissolved in accordance with the Fund LPA or pursuant to Delaware law. The Fund LPA provides that the Fund will be dissolved upon (a) the determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the Fund, (b) the bankruptcy or dissolution and commencement of winding up of the General Partner, (c) the termination, dissolution or withdrawal of the General Partner, (d) consent by Unitholders in interest of 75% of the outstanding Units to dissolve the Fund following the lapse of a cure period with respect to certain cause events, including a finding by any court or governmental body of competent jurisdiction (including a regulatory authority sitting as a tribunal) in a final judgment on the merits that the General Partner or the Investment Advisor has committed (i) a criminal offense or a material violation of applicable laws, rules and/or regulations to which the General Partner or the Investment Advisor is subject which would adversely affect the ability of the Fund to conduct its business and affairs in a significant manner, subject to exceptions set forth in the Fund LPA, (ii) any other criminal offense (beyond the type described in the foregoing clause (i)) committed in connection with the Fund’s activities or (iii) bad faith, gross negligence, fraud, willful misconduct, a reckless disregard of its duties under the Fund LPA or a knowing and material breach of the Fund LPA or the Investment Advisory Agreement by the General Partner or the Investment Advisor in connection with the performance of their respective duties under the terms of the Fund LPA or the Investment Advisory Agreement, as the case may be, or (e) the entry of a decree of dissolution of the Fund pursuant to Section 18-802 of the DRULPA.
Purpose
Under our Fund LPA, the principal purpose of the Fund is to seek to invest in privately negotiated equity investments and other Investments in accordance with the investment objectives and policies of the Fund as in effect from time to time, as described elsewhere in this Registration Statement and the Fund LPA, and to engage in any other lawful activity as the General Partner may from time to time determine.
Amendment to the Fund LPA
Except as otherwise required by law or pursuant to the terms of the Fund LPA, the Fund LPA may be amended, modified or supplemented, and any provision may be waived, by the written consent of the General Partner; provided that any amendment, modification or supplement that is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect in the aggregate on the limited partners of the Fund will require the approval of the Independent Directors.
Actions Related to Merger, Conversion, Reorganization or Dissolution
The General Partner may in its sole discretion enter into any one or more transactions related to capital or conversion events, including a merger, conversion, consolidation or other reorganization of the Fund and take all actions necessary or desirable to affect any such transactions, as further described in the Fund LPA.
Jurisdiction
Any action or proceeding against the parties relating in any way to the Fund LPA shall be brought and enforced in the courts of the State of Delaware (or, if the General Partner determines and a Unitholder agrees as of such Unitholder’s admission date, in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York), and to the extent that subject matter jurisdiction exists, the United States for the District of Delaware.

Fiduciary Duties
The Board of Directors (including the Independent Directors) owe a fiduciary duty to use their reasonable business judgment to act in the best interests of the Fund with respect to matters of the Fund that are within the Board of Directors’ authority, as described in the Fund LPA.
Indemnification of Directors, Officers, the General Partner and Investment Advisor; Advance of Expenses
See “Item 12. Indemnification of Directors and Officers” for a description of the indemnification provisions for directors, officers, the General Partner and the Investment Advisor.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
As further explained in the Fund LPA and to the fullest extent permitted by law, the Fund will indemnify and hold harmless the Directors, officers of the Fund, General Partner, the Investment Advisor, the partnership representative described in Section 4.1(c) of the Fund LPA, any of their respective Affiliates and their respective members, partners, officers, directors, employees, agents, advisors, stockholders, senior or special advisors or any person who serves at the specific request of the General Partner or the Investment Advisor on behalf of the Fund as a member, officer, director, partner, manager, employee, trustee, agent, advisor, independent contractor or senior/special advisor of the Fund or any other entity (in each case, an “Indemnitee”) for any mistake in judgment or for any action or inaction taken or omitted for a purpose which the Indemnitee reasonably believed to be in furtherance of the best interests of the Fund or for any action taken or omitted to be taken for the Indemnitee’s own account which the Indemnitee was expressly permitted or required to take or omit pursuant to the Fund LPA, unless such action or inaction by the Indemnitee constituted gross negligence, fraud, bad faith, willful misconduct, a material violation of securities laws and/or an intentional and material breach of the Fund LPA or the Investment Advisory Agreement, in each case as determined by a court or governmental body of competent jurisdiction (including a regulatory authority sitting as a tribunal) in a final judgment on the merits.
The Fund’s indemnification obligations will be satisfied from the Fund’s assets, and the Feeder Fund’s indemnification obligations will be satisfied from the Feeder Fund’s assets. The Fund (or the Feeder Fund, as applicable) will advance expenses that are reasonably incurred by an Indemnitee in the defense or settlement of any claim that is subject to indemnification.
For the avoidance of doubt, without limiting the generality of the foregoing and notwithstanding the indemnification and exculpation provisions of the Fund LPA, nothing in the Fund LPA constitutes a waiver, in the case of a Unitholder, of any non-waivable right of such Unitholder under applicable law (including the U.S. federal securities laws) and, in the case of the General Partner and its Affiliates, of any such person’s non-waivable duties under applicable law (including the U.S. federal securities laws).

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS
(a)	List separately all financial statements filed
The financial statement attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”
(b)	Exhibits

3.1	Limited Partnership Agreement*
3.2	Certificate of Limited Partnership*
3.3	Certificate of Amendment to Certificate of Limited Partnership*
3.4	Form of Amended and Restated Limited Partnership Agreement**
10.1	Form of Investment Advisory Agreement**
21.1	List of Subsidiaries – None.

*	Previously filed.
**	Filed herewith.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and General Partner of Stonepeak-Plus Infrastructure Fund LP
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of Stonepeak-Plus Infrastructure Fund LP (the “Partnership”) as of December 31, 2024, and the related statement of operations for the period from April 29, 2024 (Inception) to December 31, 2024, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2024, and the results of its operations for the period from April 29, 2024 (Inception) to December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/PricewaterhouseCoopers LLP
New York, New York
January 31, 2025
We have served as the Partnership’s auditor since 2024.

STONEPEAK-PLUS INFRASTRUCTURE FUND LP

STATEMENT OF ASSETS AND LIABILITIES

December 31, 2024
Assets
Cash	$ 1,000
Total assets	$ 1,000
Liabilities	—
Total liabilities	$—
Commitments and contingencies (See Note 5)
Net assets	$ 1,000
Net assets are comprised of
Limited Partnership Unit - Class A-1a units, unlimited units authorized, no units issued and outstanding	$—
Limited Partnership Unit - Class A-1b units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class A-1c units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class D-1 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class D-2 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class F-1 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class F-2 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class F-3 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class F-4 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class I-1 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class I-2 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class S-1 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class S-2 units, unlimited units authorized, no units issued and outstanding	—
Limited Partnership Unit - Class X units, unlimited units authorized, no units issued and outstanding	—
General Partner Interest	1,000
Net assets	$ 1,000

The accompanying notes are an integral part of these financial statements

STONEPEAK-PLUS INFRASTRUCTURE FUND LP

STATEMENT OF OPERATIONS

Period from April 29, 2024 (Inception) to December 31, 2024
Operating expenses
Organization costs	$2,627,988
Professional fees	116,000
Total operating expenses	2,743,988
Operating expenses payable by an affiliate of the Investment Advisor	(2,743,988)
Net investment income	—

Net increase (decrease) in net assets resulting from operations	$—

The accompanying notes are an integral part of these financial statements

STONEPEAK-PLUS INFRASTRUCTURE FUND LP

NOTES TO FINANCIAL STATEMENTS
Note 1. Organization
Stonepeak-Plus Infrastructure Fund LP (the “Partnership”), is a Delaware limited partnership which was formed on April 29, 2024. The Partnership is governed by its Limited Partnership Agreement dated April 29, 2024 (as amended, restated and/or supplemented from time to time, the “Partnership Agreement”). The Partnership was initially formed under the name “Stonepeak Access Fund LP” and has changed its name pursuant to an amendment to the certificate of limited partnership of the Partnership, as filed in Delaware on October 15, 2024, to “Stonepeak-Plus Infrastructure Fund LP”. The Partnership is a private fund exempt from registration under Section 3(c)(7) of the 1940 Act. Stonepeak-Plus Infrastructure Fund Advisors LLC (the “Investment Advisor”), is the investment advisor of the Partnership. The Investment Advisor is a registered investment advisor with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940 (the “Advisers Act”) by virtue of being a relying adviser of one of its affiliates. As of December 31, 2024, the Partnership has the authority to issue unlimited units of all classes of units and had not commenced operations. The Partnership’s initial closing date will be the date on which the Partnership accepts its first third-party investors and begins investment operations (the “Initial Closing Date”). As of December 31, 2024 the Partnership has not accepted third-party investors.
Stonepeak-Plus Infrastructure Fund (TE) LP (the “Feeder Fund”), a Delaware limited partnership, is a feeder vehicle for the Partnership. The Feeder Fund intends to invest all or substantially all of its assets in the Partnership. The Feeder was established for certain investors with particular tax characteristics, such as tax-exempt investors and certain non-U.S. investors. Stonepeak-Plus Infrastructure Fund Associates LP, (the “General Partner”), may create one or more parallel investment funds or other entities, including any feeder vehicles into such entities or related intermediate entities, (collectively, “Parallel Funds”) to accommodate legal, tax, regulatory, compliance, or certain other operational requirements which will generally co-invest (either directly or indirectly) in its Investments with the Partnership on a pro rata basis. The General Partner may, in its sole discretion, cause the Partnership to hold certain investments directly or indirectly through (i) one or more corporations or (ii) one or more limited liability companies or limited partnerships or other similar entities (each, a “Lower Fund” and together with any corporation, and including Stonepeak-Plus Infrastructure Fund Aggregator I LP and Stonepeak-Plus Infrastructure Fund Aggregator II LP, “Intermediate Entities”). Overall responsibility for the Partnership’s oversight rests with the General Partner, subject to certain oversight rights held by the Partnership’s Board of Directors (the “Board of Directors” or “Board”).
The Partnership’s investment objective is to deliver strong total returns, with a focus on capital appreciation and generate current income through its investments. The Partnership seeks to achieve this investment objective by providing access to the talent and investment capabilities of the investment program designed to offer eligible individuals access to Stonepeak’s infrastructure platform (the “Stonepeak Platform”) to create an attractive portfolio of diversified alternative infrastructure and infrastructure-related investments primarily in, or alongside, other investment vehicles managed by the Investment Advisor or affiliated investment advisors.
The Partnership entered into a services agreement with SS&C (the “Administrator”), under which the Administrator provides various accounting and administrative services to the Partnership. Administrative services may include maintenance of the Partnership’s books and records, processing of investor transactions, and calculation of the net asset value (the “NAV”). As of December 31, 2024, the Partnership had not commenced operations and no Administration Fee was accrued or paid during the period from April 29, 2024 (Inception) through December 31, 2024.
The Partnership expects to conduct a continuous private offering (the “Private Offering”) of its units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and rules thereunder). The Partnership is structured as a perpetual-life strategy, with monthly, fully funded subscriptions and periodic repurchase offers, which enables investors to gain exposure to private markets asset classes, such as infrastructure and real assets.

Note 2. Summary of Significant Accounting Policies
Basis of Presentation
The Partnership’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The Partnership’s financial statements and related financial information have been prepared pursuant to the requirements of Regulation S-X. The Partnership is considered an investment company under US GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946. The functional currency of the Partnership is U.S. dollars and these financial statements have been prepared in that currency. A statement of changes in net assets, statement of cash flows and financial highlights have not been presented because the Partnership has not commenced operations.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates and such differences could be material.
Cash
Cash consists of a demand deposit held with a financial institution, which at times may exceed federally insured limits.
Organization Expenses
Organization expenses include, among other things, the cost of incorporating the Partnership and the cost of legal services and other fees pertaining to the Partnership’s organization. These costs are expensed as incurred. For the period from April 29, 2024 (Inception) to December 31, 2024, the Partnership incurred organization expenses of $2,627,988 which have been recorded as an expense on the statement of operations and of which $1,613,352 were paid on behalf of the Partnership by an affiliate of the Investment Advisor. As of December 31, 2024, $1,014,636 is an outstanding payable, on behalf of the Partnership, by the affiliate of the Investment Advisor. The reimbursement of the organization expenses is conditional, as of December 31, 2024, on the Partnership accepting third-party investors and the Investment Advisor requesting reimbursement of organization expenses paid pursuant to the Partnership Agreement.
Offering Costs
Offering costs include registration fees and legal fees regarding the preparation of the initial registration statement and costs in connection with the continuous offering of units of the Partnership. Offering costs are recognized as a deferred charge and will be amortized on a straight-line basis over 12 months beginning on the date of commencement of operations. For the period from April 29, 2024 (Inception) to December 31, 2024, the Partnership incurred offering costs of $1,629,685 of which $905,616 were paid on behalf of the Partnership by an affiliate of the Investment Advisor. As of December 31, 2024, $724,069 is an outstanding payable by the affiliate of the Investment Advisor on behalf of the Partnership. The reimbursement of offering costs is conditional, as of December 31, 2024, on the Partnership accepting third-party investors and the Investment Advisor requesting reimbursement of offering costs paid pursuant to the Partnership Agreement.
Income Taxes
The Partnership is treated as a partnership for income tax purposes and is not subject to income taxes. Certain Intermediate Entities that may be formed for use in carrying out the activities of the Partnership following commencement of operations may be subject to income taxes.
During the period from April 29, 2024 (Inception) to December 31, 2024 there were no income tax expenses and no interest and penalties were incurred.

New Accounting Standards
In November 2024, the FASB issued Accounting Standards Update No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures: Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03 will require more detailed information about the types of expenses in commonly presented income statement captions such as “Cost of sales” and “Selling, general and administrative expenses”. The new guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027 with early adoption permitted. The Partnership is currently evaluating the impact that this change will have on the Partnership's financial statements.
Note 3. Related Party Transactions
Investment Advisory Agreement
The Investment Advisor will provide investment advisory services to the Partnership pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, the Investment Advisor is responsible for monitoring and evaluating the Partnership’s Investments, originating and recommending investment opportunities that are consistent with the investment objective and strategy of the Partnership, among other responsibilities.
Management Fee
In consideration for its investment management services, the Investment Advisor will be entitled to receive a management fee (the “Management Fee”) with respect to each Class of units payable by the Partnership directly or indirectly through an Intermediate Entity equal to the product of (x) the Applicable Management Fee Percentage (as specified in the table below) with respect to such Class of units and (y) the month-end Net Asset Value attributable to such Class of units, payable monthly in arrears, before giving effect to any accruals for the Management Fee, the Servicing Fee, the Performance Participation Allocation, unit repurchases (and pending repurchases), any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity through which the Partnership indirectly invests in an Investment (or any comparable entities of other investment vehicles managed by the Investment Advisor or its Affiliates in which the Partnership directly or indirectly participates) or taxes paid by any such entity during the applicable month. The Partnership, the Feeder Fund and any Parallel Fund will each be obligated to pay its proportional share of the Management Fee with respect to each Class of units.

Class	Applicable Management Fee Percentage
Class A-1a	0.875% per annum
Class A-1b	0.875% per annum
Class A-1c	0.875% per annum
Class D-1	1.0% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class D-2	1.25% per annum
Class F-1	0.875% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class F-2	0.75% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class F-3	0.625% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class F-4	0.875% per annum
Class I-1	1.0% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class I-2	1.25% per annum
Class S-1	1.0% per annum until the end of the 48-month period following the Initial Closing Date, and 1.25% per annum thereafter
Class S-2	1.25% per annum
Class X	0.0% per annum

The Investment Advisor may elect to receive the Management Fee in cash, units in the respective Class and / or shares, interests or units of Intermediate Entities. If the Management Fee is paid in units, such units may be repurchased by the Partnership at NAV at the Investment Advisor’s request and will not be subject to the volume limitations of the Unit Repurchase Program or the early repurchase deduction of the Unit Repurchase Program (as defined below).
Each Management Fee payment will, as determined in the General Partner’s sole discretion, either (i) result in a reduction of NAV of the applicable Class of units to which such payment relates or (ii) result in a reduction in units held by unitholders of the applicable Class and the Partnership will make a payment in the form of cash or units of an equivalent amount to the Investment Advisor, which, in the case of a cash payment, may be invested or reinvested, as applicable, by the Investment Advisor in whole or in part in units and/or shares, interests or units of Intermediate Entities.
Class X units are not subject to the Management Fee.
The Management Fee payable by the Partnership with respect to each Class of units shall be reduced by an amount (the “Reduction Amount”) equal to 100% of the Partnership’s pro rata share of any fees earned by the Investment Advisor and its Affiliates in connection with Investments and from the Partnership’s unconsummated transactions (“Other Fees”) allocable to the units in such Class (net of reasonable out-of-pocket expenses incurred by the Investment Advisor or its Affiliates (and not otherwise reimbursed) during the immediately preceding monthly period in connection with the transaction out of which such fees arose (but shall not be net of all other direct or administrative costs allocable to such fees), it being understood that the Investment Advisor or its Affiliates may seek to have all such reasonable out-of-pocket expenses and costs reimbursed or paid by the company in respect of which such expenses and costs are generated (which shall not be considered a fee for purposes of calculating the Reduction Amount)). In the event the Investment Advisor and its Affiliates have paid any fees, costs and expenses incurred in connection with a proposed Investment that is not actually made or a proposed disposition which is not actually consummated (“Broken Deal Expenses”) allocable to units in a relevant Class in lieu of having them paid by the Partnership, then the Reduction Amount with respect to such Class for such monthly period will be decreased by the amount of such Broken Deal Expenses then or previously paid by the Investment Advisor and its Affiliates with respect to such Class to the extent that such Broken Deal Expenses have not already been applied against the Reduction Amount. The Reduction Amount with respect to any Class for each monthly period shall be applied to reduce the Management Fee payable with respect to such Class for such monthly period (but not to an amount below zero) and to the extent not so applied shall be carried forward for application against future installments of the Management Fee with respect to such Class until such Reduction Amount is fully utilized in reducing the Management Fee with respect to such Class. To the extent such excess Reduction Amount remains unapplied with respect to any Class upon either (i) the repurchase (or withdrawal) of all units in such Class or (ii) the Partnership’s final distribution of assets, the Investment Advisor or an Affiliate thereof shall retain such unapplied amount.
As of December 31, 2024, the Partnership had not commenced operations and no Management Fee was accrued or paid during the period from April 29, 2024 (Inception) to December 31, 2024.
Performance Participation Allocation
The General Partner or any other entity so designated by the General Partner (the “Recipient”) will be entitled to an allocation or distribution (the “Performance Participation Allocation”) by the Partnership (directly or indirectly through an Intermediate Entity), (i) with respect to the first Reference Period (as defined below), promptly following the end of the year (which shall accrue on a monthly basis) and (ii) with respect to all subsequent Reference Periods, upon the end of each quarter thereafter and at the other times described below (which shall accrue on a monthly basis) in an amount equal to:
•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount, 100% of such Excess Profits until the total amount allocated to the Recipient equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause; and;

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining excess profits;
“Reference Period” means each calendar year ending December 31 save that (1) the first Reference Period shall commence on the Initial Closing Date and end on December 31, 2025; and (2) the final Reference Period shall commence on January 1 in the relevant calendar year and end on the date of dissolution or liquidation of the Partnership.

The Recipient will also be allocated a Performance Participation Allocation with respect to all units that are redeemed in connection with repurchases of units in an amount calculated as described above with the relevant period being the portion of the Reference Period for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such Performance Participation Allocation.
The Recipient may elect to receive the Performance Participation Allocation in cash, units of the Partnership or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (“Unit Allocation”). Such units may be repurchased at the Recipient’s request and will be subject to the volume limitations of the Partnership’s Unit Repurchase Program (as defined below) but not the early repurchase deduction of the Unit Repurchase Program. Each of the Partnership, the Feeder Fund and Parallel Funds will be obligated to pay (without duplication) its proportional share of the Performance Participation Allocation with respect to any Class (as defined below) based on its proportional interest in the Lower Funds or other relevant Intermediate Entities.
As of December 31, 2024, the Partnership had not commenced operations and no Performance Participation Allocation was accrued or paid during the period from April 29, 2024 (Inception) to December 31, 2024.
Unit Repurchase Program
At the discretion of the General Partner, the Partnership will implement the Repurchase Program in which it expects to periodically offer to repurchase up to 5% of units outstanding (either by number of units or aggregate NAV). Repurchase offers are expected to commence in the quarter following the quarter of the Initial Closing Date. Under the Repurchase Program, to the extent the Partnership offers to repurchase units in any particular quarter, the Partnership expects to repurchase units pursuant to quarterly tender offers using a purchase price equal to the NAV per unit as of a date specified in the repurchase offer.
Note 4. Net Assets
The Partnership, at the discretion of the General Partner, has the authority to issue an unlimited number of units of each Unit Class (as defined below).
The Partnership offers fourteen classes of limited partnership units: Class A-1a, Class A-1b, Class A-1c, Class D-1, Class D-2, Class F-1, Class F-2, Class F-3, Class F-4, Class I-1, Class I-2, Class S-1, Class S-2 and Class X (each a “Unit Class” or a “Class”). The purchase price per unit of each Class is equal to the transactional NAV per unit (i.e., the price at which transactions in the Partnership’s units are made) for such Class as of the last calendar day of the immediately preceding month. Until the Partnership has determined its first transactional NAV, the subscription price for units will be $25.00 per unit plus applicable Subscription Fees. The Partnership will only accept subscriptions as of the first calendar day of each month (a “Subscription Date”), unless the General Partner determines otherwise. There are variations between these Unit Classes including Subscription Fees, Servicing Fees, Management Fees and minimum investment limits.
On December 31, 2024, the General Partner invested $1,000 for no units as its initial capital. As of December 31, 2024, there are no unitholders.
Note 5. Commitments and Contingencies
The Investment Advisor may, in its discretion, advance all or a portion of the Partnership Expenses (excluding Organizational and Offering Expenses) to be borne by the Partnership and the appropriately apportioned expenses relating to the Partnership’s portfolio companies, the Feeder Fund, Parallel Partnerships and / or Intermediate Entities to the extent not paid by such portfolio companies, the Feeder Fund, Parallel Partnerships and / or Intermediate Entities, in each case as determined pursuant to the terms of the Partnership Agreement (collectively, “Initial Partnership Expenses Support”) through the first anniversary of the Initial Closing Date. The Partnership will reimburse the Investment Advisor for such advanced Initial Partnership Expenses Support each month by no later than the date that is sixty (60) months after the first anniversary of the Initial Closing Date, unless, upon request by the Investment Advisor, the Board agrees for the Partnership to reimburse the Investment Advisor non-ratably for any month. The Investment Advisor will determine the portion of Initial Partnership Expenses Support that is attributable to the Partnership or any portfolio entity, Feeder Fund, Parallel Partnership and / or Intermediate Entity in its sole discretion.
The Investment Advisor will advance all of the Partnership’s Organizational and Offering Expenses on the Partnership’s behalf (other than Subscription Fees and Servicing Fees) through the first anniversary of Initial Closing

Date. The Partnership will reimburse the Investment Advisor for such advanced expenses each month ratably over the sixty (60) months following the first anniversary of the Initial Closing Date, unless, upon request by the Investment Advisor, the Board agrees for the Partnership to reimburse the Investment Advisor non-ratably for any month.
Notwithstanding anything to the contrary, the Investment Advisor will forgo an amount of its monthly Management Fee and / or pay, absorb, or reimburse certain expenses of the Partnership, to the extent necessary so that, for the first full calendar year of the Partnership’s life, the Partnership’s annual expenses incurred in the business of the Partnership, including Organizational and Offering Expenses (“Specified Expenses”) do not exceed 0.60% of the Partnership’s NAV as of the end of each calendar month.
In the normal course of business, the Partnership enters into contracts that provide a variety of general indemnifications. Any exposure to the Partnership under these arrangements could involve future claims that may be made against the Partnership. Currently, no such claims exist or are expected to arise and, accordingly, the Partnership has not accrued any liability in connection with such indemnifications.
Note 6. Subsequent Events
The General Partner has performed an evaluation of subsequent events through January 31, 2025, the date the financial statements were available to be issued. There were no items which require adjustment or disclosure.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Stonepeak-Plus Infrastructure Fund LP

By:	/s/ Cyrus Gentry
	Name:	Cyrus Gentry
	Title:	Chief Executive Officer

Date: January 31, 2025